As filed with the Securities and Exchange Commission on August 29, 1997


                                                    Registration No.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Amendment No. 5
                                       to
                                    FORM S-1
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                            ARTRA GROUP INCORPORATED
             (Exact name of registrant as specified in its charter)

        Pennsylvania                                  2671                                        25-1095978
(State or other jurisdiction        (Primary Standard Industrial Classification        (I.R.S Employer Identification No.)
of incorporation or organization)                   Code Number)

                              --------------------
                               500 Central Avenue
                           Northfield, Illinois 60093
                                 (847) 441-6650
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              --------------------
                                Lawrence D. Levin
                               500 Central Avenue
                           Northfield, Illinois 60093
                                 (847) 441-6650
                            (Name, address, including
                                  zip code, and
                                telephone number,
                              including area code,
                              of agent for service)
                                 With copies to:

           Lawrence R. Samuels                       Philip E. Ruben
             Ross & Hardies                    Kwiatt Silverman & Ruben Ltd.
               Suite 2500                           500 Central Avenue
        150 North Michigan Avenue                 Northfield, IL  60093
            Chicago, IL 60601                        (847) 441-7676
             (312) 558-1000
                              ---------------------
        Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933,   check  the   following   box.  X
                                      ---

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                      Proposed  Maximum      Proposed  Maximum
  Title of Each Class of             Amount to          Offering Price           Aggregate             Amount of
Securities to be Registered       be Registered(1)       Per Share(1)          Offering Price(1)     Registration Fee
-----------------------------------------------------------------------------------------------------------------------

Common  Stock, $.01 par value        4,986,144            $3.875                  $18,972,558         $6,663
=======================================================================================================================

     (1) Solely for the purpose of calculating the registration fee, the offering price per share, the aggregate offering price and the amount of the registration fee have been computed in accordance with Rule 457(c) under the Securities Act of 1933, as amended. Accordingly, the price per share of Common Stock has been calculated to be equal to the average of the high and low prices for a share of Common Stock as reported by the New York Stock Exchange on August 26, 1997, which is a specified date within five business days prior to the original date of filing of this Registration Statement.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



Page  1  of  _____  sequentially   numbered  pages.  Exhibit  Index  appears  on
sequentially numbered page ______.

                              CROSS REFERENCE SHEET

Form S-1
Item No.               Registration Item and Heading                          Location in Prospectus
--------               -----------------------------                          ----------------------
1.        Forepart of the Registration Statement and Outside Front
              Cover Page of Prospectus...............................   Forepart; Outside Front Cover Page

2.        Inside Front and Outside Back Cover Pages of Prospectus....   Inside Front and Outside Back Cover Pages

3.        Summary Information, Risk Factors and Ratio of Earnings to
              Fixed Charges                                             Prospectus Summary; Risk Factors

4.                                                                      Outside Front Cover Page; Prospectus Summary; Plan of
          Use of Proceeds............................................      Distribution

5.        Determination of Offering Price............................   Not applicable

6.        Dilution...................................................   Not applicable

7.        Selling Security Holders...................................   Selling Shareholders

8.        Plan of Distribution.......................................   Outside Front Cover Page; Plan of Distribution

9.        Description of Securities to be Registered.................   Description of the Company's Securities

10.       Interests of Named Experts and Counsel.....................   Not applicable

11.       Information with Respect to the Company:

11.(a)    Description of Business....................................   Business and Properties; Index to Financial Statements

11.(b)    Description of Property....................................   Business and Properties

11.(c)    Legal Proceedings..........................................   Legal Proceedings; Business and Properties

11.(d)    Market Price of and Dividends on the Registrant's Common
              Equity and
              Related Shareholder Matters............................   Market Price of the Company's Common Stock

11.(e)    Financial Statements.......................................   Index to Financial Statements

11.(f)    Selected Financial Data....................................   Prospectus Summary

11.(g)    Supplementary Financial Information........................   Prospectus Summary

11.(h)
          Management's Discussion and Analysis of                       Management's Discussion and Analysis of Financial
              Financial Condition and Results of Operations..........      Condition and Results of Operations

11.(i)    Disagreements with Accountants on Accounting and Financial
              Disclosure.............................................   Not applicable

11.(j)    Directors and Executive Officers...........................   Management

11.(k)    Executive Compensation.....................................   Executive Compensation

11.(l)    Security Ownership of Certain Beneficial
              Owners and Management..................................   Principal Shareholders

11.(m)    Certain Relationships and Related
              Transactions...........................................   Transactions with Management and Others

12.
          Disclosure of Commission Position on Indemnification for
              Securities Act                                            Indemnification of
              Liabilities............................................      Officers and Directors


                    SUBJECT TO COMPLETION DATED August 29, 1997


                                   PROSPECTUS

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



                                4,986,144 Shares


                            ARTRA GROUP INCORPORATED
                                  COMMON STOCK

       THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. See "Risk Factors."



         ARTRA GROUP Incorporated, a Pennsylvania corporation (the "Company" or "ARTRA"), is engaged, through its subsidiary, in manufacturing flexible packaging products principally for the food industry. It also has a significant minority interest (1,728,000 shares or approximately 13% of the outstanding stock as of August 20, 1997) in the common stock of COMFORCE Corporation, a public company whose stock is listed on The American Stock Exchange under the symbol "CFS."

         All of the 4,986,144 shares of common stock of the Company (the "Common Stock") offered hereby are being offered for sale from time to time by or for the account of certain existing security holders of the Company (the "Selling Shareholders"). See "Selling Shareholders." The Common Stock is listed on the New York and Pacific Stock Exchanges. The Common Stock may be offered by the Selling Shareholders from time to time in transactions on the New York and Pacific Stock Exchanges, in negotiated transactions, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by the sale of the Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Common Stock for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions).


         In certain cases the Selling Shareholders, brokers executing sales orders on their behalf and dealers purchasing shares from the Selling Shareholders for resale, may be deemed to be "underwriters," as that term is defined in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of Common Stock purchased by them may be deemed underwriting commissions or discounts under the Securities Act.

         The Company will not receive any proceeds from sales of shares to which this Prospectus relates. However, insofar as the holders of options or warrants to purchase shares of the Common Stock are expected to exercise their warrants or options in order to sell the underlying shares (which are registered hereby), the Company will receive the amount of the exercise prices of any warrants or options so exercised. See "Risk Factors - Dilution and Depression of Market Price from Issuance of Additional Common Stock." As of the date hereof, the aggregate amount of the exercise prices of all shares issuable by the Company upon the exercise of options or warrants outstanding as of the date hereof and subject to registration hereby is approximately $18,800,000. The Company cannot predict when or if it will receive proceeds from the exercise of warrants or options, or the amount of any such proceeds. None of the holders of options or warrants can reasonably be expected to exercise their options or warrants unless the market price on the New York and Pacific Stock Exchanges of the Common Stock is in excess of the exercise price therefor. The Company intends to use the proceeds, if any, received from the exercise of warrants or options to retire or reduce indebtedness, to pay expenses of the offering and for working capital purposes. See "Plan of Distribution."

         The Company's Common Stock is traded and quoted on the New York and Pacific Stock Exchanges under the symbol "ATA." On August 26, 1997, the last sale price of Common Stock, as reported on the New York Stock Exchange was $3.875 per share.

         The Company will bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel or other advisors to the Selling Stockholders) in connection with the registration of the shares of Common Stock being offered hereby, which expenses are estimated to be approximately $350,000. See "Selling Shareholders" elsewhere in this Prospectus.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ADDITIONAL INFORMATION


         The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form S-1 under the Securities Act and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This Prospectus, which constitutes part of the Registration Statement, omits certain information contained in said Registration Statement and the exhibits and schedules thereto, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits thereto and financial statements, notes, and schedules filed as part thereof, which may be inspected and copied at the public reference facilities of the Commission referred to below. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the full text of such contract or other document filed with the Commission as an exhibit to the Registration Statement, or otherwise, each such statement being qualified and amplified in all respects by such reference.


         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Commission. Certain information as of specified dates concerning directors and officers, their remuneration, options granted to them, the principal holders of securities of the Company, and any material interest of such persons in transactions with the Company, is disclosed in proxy statements distributed to the Company's shareholders and filed with the Commission. Such reports, proxy statements and other information filed by the Company, and The Registration Statement of which this Prospectus forms a part, the exhibits and schedules thereto and amendments thereof, may be inspected at the Commission's public reference facilities maintained at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, and at the following SEC Regional Offices: Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.The Common Stock of the Company is listed on the New York Stock Exchange and the Pacific Stock Exchange, and such reports, proxy material and other information are also available for inspection at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

                               PROSPECTUS SUMMARY


         The following is a summary of certain of the information contained in this Prospectus and is qualified in its entirety by the more detailed information and financial statements appearing elsewhere herein. Prospective investors should carefully consider the information set forth under the caption "Risk Factors."

The Company

         ARTRA, through its subsidiary, Bagcraft Corporation of America ("Bagcraft"), currently operates in one industry segment as a manufacturer of packaging products principally serving the food industry. All of the shares of Bagcraft are owned by BCA Holdings, Inc. ("BCA"), which is a wholly owned subsidiary of ARTRA. BCA has no assets other than the shares of Bagcraft. ARTRA is a public company, whose stock is listed on the New York and Pacific Stock Exchanges under the symbol ATA.



         ARTRA, along with its wholly-owned subsidiary, Fill-Mor Holding, Inc. ("Fill-Mor"), also owns a significant minority interest in COMFORCE Corporation ("COMFORCE"), consisting of 1,728,000 shares or approximately 13% of the outstanding common stock of COMFORCE as of August 20, 1997. COMFORCE provides telecommunications and computer technical staffing services worldwide to Fortune 500 companies and maintains an extensive global database of technical specialists, with an emphasis on wireless communications capabilities. COMFORCE is a public company, whose stock is listed on The American Stock Exchange under the symbol "CFS." On August 20, 1997, the last reported sale price for the Common Stock of COMFORCE was $6.875 per share. Fill-Mor has no assets other than the COMFORCE shares.




The Offering

         ARTRA is required under certain agreements it has entered into with shareholders and warrant holders to register the shares of Common Stock held by such shareholders or issuable upon the exercise of warrants held by such warrantholders.



         Existing security holders of the Company are offering up to 4,986,144 shares of Common Stock held by them, or issuable to them upon the exercise of options or warrants held by them.

Common Stock Offered by the Selling Shareholders ............  4,986,144 shares*
Common Stock Outstanding as of August 29, 1997 ..............  7,932,912 shares
Common Stock Issuable Under Options as of August 29, 1997 ...    913,050 shares
Common Stock Issuable Under Warrants as of August 29, 1997 ..  2,708,676 shares




-----------------
*Includes Common Stock issuable under options and warrants. Neither the warrants or options are being registered. The Company is registering shares of common stock issuable upon exercise of the options and warrants, shares issuable upon conversion of certain notes, and shares issued in payment of ARTRA notes and other obligations.

         See "Selling Shareholders" and "Plan of Distribution."

Proceeds From Exercise of Warrants or Options

         The Company will not receive any proceeds from the sale of the Common Stock offered hereby by the Selling Shareholders. However, if the holders of options or warrants to purchase shares of Common Stock exercise their warrants or options in order to sell the underlying shares, the Company will receive the amount of the exercise prices of any warrants or options so exercised. Neither the warrants or options are being registered. The Company is registering shares of common stock issuable upon exercise of the warrants, shares issuable upon conversion of certain notes, and shares issued in payment of ARTRA notes and obligations. The Company cannot predict when or if it will receive proceeds from the exercise of warrants or options, or the amount of any such proceeds. The Company intends to use the proceeds, if any, received from the exercise of warrants or options to retire or reduce indebtedness, to pay certain expenses of the offering and for working capital.


Risk Factors

         Prospective investors should carefully review the risk factors and other information set forth herein, including under the heading "Risk Factors" which discusses, among other things, significant risks associated with an investment in the Company.


Selected Financial Data


         Following is a consolidated summary of selected financial data of the Company for the six month periods ended June 26, 1997 and June 27, 1996 and each of the five fiscal years in the period ended December 26, 1996. The information for the years ended December 28, 1995 and December 29, 1994 reflect the operations of Bagcraft's wholly-owned subsidiary, Arcar Graphics, Inc.
("Arcar"), in discontinued operations. The sale of Arcar (acquired effective April 9, 1994) was completed on October 26, 1995. Certain selected financial data for each of the four fiscal years in the period ended December 28, 1995 reflects the discontinuance of the Company's jewelry business effective September 30, 1995 conducted by its former majority-owned subsidiary COMFORCE (formerly known as The Lori Corporation ("Lori")). In October 1995, due to additional issuances of COMFORCE common stock, the Company's interest in COMFORCE was reduced to approximately 25% and the investment in COMFORCE was accounted for under the equity method during the fourth quarter of 1995. As of August 20, 1997, the Company owned 1,728,000 shares, or approximately 13% of COMFORCE. See Note 4 to the Company's condensed consolidated financial statements for the quarter ended June 26, 1997 for a further discussion of the Company's investment in COMFORCE.



                                     Six Months Ended
                                   ---------------------                      Fiscal Year Ended (E)
                                   June 26,     June 27,  -----------------------------------------------------------
                                     1997         1996       1996         1995         1994         1993        1992
                                    ------       ------     ------       ------       ------       ------      ------
                                                           (in thousands except per share data)

 Net sales                         $ 31,813     $ 32,363  $ 120,699    $ 121,879    $ 111,837    $ 113,584    $ 121,084
 Earnings (loss) from
   continuing operations (A)         (3,842)       2,919      3,549      (16,943)     (13,529)      (8,327)      (4,118)
 Earnings (loss) from
   discontinued operations (B)          --           --         --            10      (15,906)        (216)     (33,854)
 Extraordinary credits (C)              --         9,424      9,424       14,030        8,965       22,057          --
 Net earnings (loss)                 (3,842)      12,343     12,973       (2,903)     (20,470)      13,514      (37,972)

 Earnings (loss) per share:
   Continuing operations               (.56)         .28        .28        (2.69)       (2.56)       (1.84)       (1.16)
   Discontinued operations              --           --         --           --         (2.74)        (.04)       (7.74)
   Extraordinary credits                --          1.23       1.23         2.06         1.57         4.49          --
   Net earnings (loss)                 (.56)        1.51       1.51         (.63)       (3.73)        2.61        (8.90)

 Total assets (D)                    72,604      104,261     77,379       77,949       93,429       92,774       98,731
 Long-term debt                      34,528       35,428     34,207       34,113       19,673       29,264       13,802
 Debt subsequently discharged           --           --         --           --         9,750          --           --
 Liabilities subject
    to compromise                       --           --         --           --           --           --        41,500
 Cash dividends                         --           --         --           --           --           --           --






   (A) The loss from continuing operations for the six months ended June 27, 1997 includes a realized gain of $255,000 from dispositions of COMFORCE common stock. Earnings from continuing operations for the six months ended June 27, 1996 includes a realized gain of $4,495,000 from dispositions of COMFORCE common stock and a gain of $838,000 from an exchange of redeemable preferred stock of the Company's Bagcraft subsidiary. Earnings from continuing operations for the year ended December 26, 1996 include realized gains of $5,818,000 from dispositions of COMFORCE common stock and a gain of $838,000 from an exchange of redeemable preferred stock of the Company's Bagcraft subsidiary.


  (B) The loss from discontinued operations for the year ended December 28, 1995 includes a charge to operations of $6,430,000 to write-off the remaining goodwill of COMFORCE's jewelry business effective June 29, 1995, and a provision of $1,000,000 for loss on disposal of COMFORCE's jewelry business. Earnings from discontinued operations for the year ended December 28, 1995 includes a gain on sale of Bagcraft's Arcar subsidiary of $8,483,000. The loss from discontinued operations for the year ended December 31, 1994 includes a charge to operations of $10,800,000 representing a write-off of New Dimensions goodwill. The loss from discontinued operations for the year ended December 31, 1992 includes charges to operations of $8,664,000 representing an impairment of goodwill at December 31, 1992 and $8,500,000 representing increased reserves for markdowns allowances and inventory valuation.

  (C) The 1996, 1995 and 1994 extraordinary credits represent gains from net discharge of bank indebtedness. The 1993 extraordinary credit represents a gain from a net discharge of indebtedness due to the reorganization of COMFORCE's New Dimensions subsidiary.

  (D) As partial consideration for a debt settlement agreement, in December, 1994 Lori's bank lender received all of the assets of the New Dimensions subsidiary.

  (E) Effective in 1993, the Company adopted a 52/53 week fiscal year ending the last Thursday of December.

                                  RISK FACTORS

      THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER, AMONG OTHER
THINGS, THE FOLLOWING RISK FACTORS INHERENT IN AND AFFECTING THE BUSINESS OF THE
     COMPANY AND THIS OFFERING, TOGETHER WITH THE OTHER INFORMATION IN THIS
                PROSPECTUS, BEFORE MAKING AN INVESTMENT DECISION.


         Continuing Losses

         The Company has experienced losses from continuing operations in recent years, including losses from continuing operations in each year during the period 1990 - 1995. Losses from continuing operations of $16,943,000 and $13,529,000 were experienced in 1995 and 1994, respectively. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


         Indebtedness


         As of August 20, 1997, the Company had outstanding short-term indebtedness of approximately $18,000,000. Bagcraft, the Company's operating subsidiary, is also obligated to pay substantial amounts in the near future under the terms of its debt obligations. At August 20, 1997, Bagcraft, the Company's operating subsidiary, had total borrowings of $53,655,000 consisting of $43,683,000 outstanding under its Credit Agreement and loans from the City of Baxter Springs, Kansas totaling $9,972,000.

         In December 1996, Bagcraft's Credit Agreement was amended to provide for a $20,000,000 term loan payable in varying quarterly installments through maturity on September 30, 2002 and a revolving credit loan, subject to a borrowing base, with maximum borrowings of $18,000,000. Term loan installments totaling $2,000,000 are payable during the next twelve months. As of August 20, 1997, the oustanding balance on the term loan was $19,000,000. At August 20, 1997, the revolving credit loan had outstanding borrowings of $12,183,000 due September 30, 2002. Initial borrowings under Bagcraft's Credit Agreement in December 1993 refinanced borrowings under a previous bank loan agreement.


         Effective May 15, 1997, the Credit Agreement was amended to provide for a $5,000,000 term loan (Term Loan B) with interest at the lender's index rate plus .75%. Term Loan B is payable on May 8, 1998, unless accelerated under terms of the Credit Agreement. The proceeds of Term Loan B were advanced to ARTRA under terms of an intercompany note payable to Bagcraft on May 8, 1998. Because the ARTRA/Bagcraft note results from an intercompany transaction, it has not been included in ARTRA's short-term indebtedness. ARTRA used the proceeds of this loan to repay certain ARTRA debt obligations as discussed below.


         Effective July 17, 1997, the Credit Agreement was amended to provide for a $7,500,000 term loan (Term Loan C) with interest at the lender's index rate plus 1%. Term Loan C is payable on July 15, 2000, unless accelerated under terms of the Credit Agreement. The proceeds of Term Loan C were advanced to ARTRA under terms of an intercompany note payable to Bagcraft on July 15, 2000. Because the ARTRA/Bagcraft note results from an intercompany transaction, it has not been included in ARTRA's short-term indebtedness. ARTRA used the proceeds of this loan to repay certain ARTRA debt obligations and for working capital.

         Bagcraft has $3,137,000 payable during the next twelve months, on loans from the City of Baxter Springs, Kansas, the aggregate principal amount of which was $9,972,000 as of August 20, 1997. Proceeds from the Baxter Springs, Kansas loans financed the construction of Bagcraft's 265,000 sq. ft. production facility.

         In June 1997, ARTRA completed private placements of $4,950,000 of 12% secured promissory notes due in December 1997. As additional consideration the noteholders received warrants to purchase an aggregate of 227,500 ARTRA common shares at a price of $5.00 per share. The warrants expire in June 1999. The warrantholders have the right to put these warrants back to ARTRA at any time during a six month period commencing in December 1997, at prices of $2.00 to $2.40 per share. The cost of this obligation ($514,000 if all warrants are put back to the Company) is being accrued in the Company's financial statements as a charge to interest expense over the period June 1997 (the commencement date of the private placement) through December 1997 (the maturity date of the notes). The proceeds from the private placement were used principally to pay down other debt obligations. The secured promissory notes are collateralized principally as follows:

         Promissory notes with an aggregate principal amount of $2,000,000 are collateralized by a 25% interest in the common stock of ARTRA's BCA subsidiary (the parent of Bagcraft).

         The Company and the lender are currently negotiating the form of collateral for certain promissory notes with an aggregate principal amount of $2,950,000, which is anticipated to be substantially all of the Company's otherwise unencumbered COMFORCE common shares (approximately 1,000,000 shares).


         In July 1997, ARTRA completed private placements of $7,475,000 of 12% secured promissory notes due in January 1998. As additional consideration the noteholders received warrants to purchase an aggregate of 199,311 ARTRA common shares at a price of $4.50 per share. The warrants expire in July 1998. The warrantholders have the right to put these warrants back to ARTRA at any time during a six month commencing on the earlier of the date the principal amount of the notes are paid or the maturity date of the notes, at a price of $3.00 per share. The cost of this obligation ($598,000 if all warrants are put back to the Company) will be accrued in the Company's financial statements as a charge to interest expense over the period July 1997 (the date of the private placement) through January (the scheduled maturity date of the notes). In the event of a default, as defined in the note agreements, the secured promissory notes will bear interest at 37%. The secured promissory notes are collateralized principally as follows:

         A $4,000,000 note is collateralized by 575,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary and a secondary interest in the common stock of ARTRA's BCA subsidiary (the parent of Bagcraft).

         Promissory notes with an aggregate principal amount of $3,475,000 are collateralized by 652.285 shares of ARTRA redeemable preferred stock (a 17.4% interest), 1,784.02 shares of BCA Series A redeemable preferred stock (a 48.5% interest) and 6,488.8 shares of BCA Series B redeemable preferred stock (a 79.8% interest).

         The proceeds from the July 1997 private placement were advanced to Peter R. Harvey and Mr. Harvey provided additional collateral for his advances as discussed in Note 13 to the Company's condensed consolidated financial statements for the quarter ended June 26, 1997.


         In August, 1996, ARTRA borrowed $500,000 from Howard Conant, then a private investor, evidenced by an short-term note, due December 23, 1996, bearing interest at 10%. The loan was collateralized by 125,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary. As additional compensation for the loan, Mr. Conant received a warrant, expiring in 2001, to purchase 25,000 ARTRA common shares at a price of $5.00 per share. The proceeds of the loan were used for working capital. At the Company's annual meeting of shareholders, held August 29, 1996, Mr. Conant was elected to the Company's board of directors. In December, 1996, the loan was extended until April 23, 1997 and Mr. Conant received, as additional compensation, a warrant , expiring in 2001, to purchase 25,000 ARTRA common shares at a price of $5.875 per share.

         In January, 1997, ARTRA borrowed an additional $300,000 from Mr. Conant evidenced by an short-term note, due December 23, 1997, bearing interest at 8%. The loan was collateralized by 100,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary. As additional compensation for the loan, Mr. Conant received a warrant, expiring in 2002, to purchase 25,000 ARTRA common shares at a price of $5.75 per share.

         In March 1997, ARTRA borrowed an additional $1,000,000 from Mr. Conant evidenced by a short-term note, due May 26, 1997, bearing interest at 12%. The loan was collateralized by 585,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary. As additional compensation, Mr. Conant received an option to purchase 25,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary at a price of $4.00 per share, with the right to put the option back to ARTRA on or before May 30, 1997 for a total put price of $50,000. In May 1997, Mr. Conant exercised his rights and put the COMFORCE option back to ARTRA for $50,000. The proceeds from this loan were used in part to repay an ARTRA/Fill-Mor $2,500,000 bank term loan.

         In April 1997, ARTRA borrowed $5,000,000 from Mr. Conant evidenced by a note, due April 20, 1998, bearing interest at 10%. As additional compensation, the lender received a warrant to purchase 333,333 ARTRA common shares at a price of $5.00 per share. The warrantholder has the right to put this warrant back to ARTRA at any time during the period April 21, 1998 to April 20, 2000, for a total purchase price of $1,000,000. The cost of this obligation will be accrued in the Company's financial statements as a charge to interest expense over the period April 21, 1997 (the date of the loan) through April 21, 1998 (the date the warrantholder has the right to put the warrant back to ARTRA). The proceeds from this loan were used to repay Mr. Conant's outstanding borrowings of $1,800,000 and to pay down other ARTRA debt obligations.


         In June 1997, ARTRA borrowed an additional $1,000,000 from Mr. Conant, due December 10, 1997, bearing interest at 12%. As additional compensation, the lender received a warrant to purchase 40,000 ARTRA common shares at a price of $5.00 per share. The warrantholder has the right to put this warrant back to ARTRA at any time during the period December 10, 1997 to June 10, 1998, for a total purchase price of $80,000. The cost of this obligation will be accrued in the Company's financial statements as a charge to interest expense over the period June 10, 1997 (the date of the loan) through December 10, 1997 (the date the warrantholder has the right to put the warrant back to ARTRA). The proceeds from this loan were used to pay down other ARTRA debt obligations. In July 1997, borrowings from Mr. Conant were reduced to $3,000,000 with proceeds advanced to ARTRA from a Bagcraft term loan as discussed above. As of August 20, 1997, ARTRA had total outstanding borrowings of $3,000,000 from Mr. Conant collateralized by a 75% interest in the common stock of ARTRA's BCA subsidiary (the parent of Bagcraft).

         At December 26, 1996 (the end of ARTRA's most recent fiscal year), ARTRA was the obligor under two demand notes origininally issued to CIPKA S.A., an unrelated Swiss company, in the amount of approximately $2,300,000, including accrued interest. The notes were issued in October, 1990 with interest at 15 percent. In January 1997, ARTRA received notice that its obligations to CIPKA were sold, effective October 26, 1996, to PRESTWOOD LIMITED, an unrelated company registered in Tortola, BVI. In July 1997, ARTRA paid all outstanding interest on these demand notes and reduced the outstanding borrowings under the demand notes to approximately $1,500,000. ARTRA is currently negotiating with the noteholder to extend or refinance this obligation.

         ARTRA also has outstanding short-term borrowings from other unrelated parties aggregating approximately $1,100,000. The remaining amounts come due at various times in 1997 and 1998. The notes were issued at various times during 1997 and the interest rates vary between 10 and 12 percent. The proceeds of these loans were used principally for working capital.


         ARTRA has suffered recurring losses from operations in recent years. As a result of these factors, ARTRA has experienced difficulty in obtaining adequate financing to replace certain current credit arrangements, certain of which are in default, to fund its debt service and liquidity requirements. Due to its limited ability to receive operating funds from its operating subsidiary, ARTRA historically has met its operating expenditures with funds generated by such alternative sources as private placements of ARTRA common stock and notes, sales of ARTRA common stock with put options, loans from officers/directors and private investors, as well as through sales of assets (including COMFORCE shares) and/or other equity infusions. ARTRA plans to continue to seek such alternative sources of funds to meet its future operating expenditures. However, there can be no assurance that it will be successful in doing so in the future. If ARTRA is unable to negotiate extensions with its creditors and complete the above mentioned transactions, ARTRA could suffer severe adverse consequences, and as a result, ARTRA may be forced to liquidate its assets or file for protection under the Bankruptcy Code. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Status of Debt Agreements and Operating Plan."


         Potential Volatility in Market Price of COMFORCE Common Stock


         ARTRA, along with its wholly owned Fill-Mor subsidiary, owns a significant minority interest in COMFORCE, consisting of 1,728,000 shares or approximately 13% of the outstanding common stock of COMFORCE as of August 20, 1997, with an aggregate value as of that date of approximately $11,912,000 (value at December 26, 1996 was $22,564,000). The value of COMFORCE stock has fluctuated substantially in recent periods. The high per share for the twelve month period ending July 31, 1997 was $19.50, and the per share low during the same period was $4.00. There can be no assurance that the value of the COMFORCE shares will not decline substantially in the future, which would have a material adverse effect on the value of ARTRA.


         The COMFORCE shares constitute unregistered securities under the Securities Act of 1933 (the "Act"). As a result of ARTRA's former involvement in the operations and management of COMFORCE, ARTRA was considered an "affiliate" of COMFORCE under the Act, and because of this, the number of shares that ARTRA could sell without registration under the Act within any three-month period was limited. For the reasons set forth below, the Company believes that an exemption from registration under Rule 144(k) promulgated under the Act is now available to it, and therefore the limitations under Rule 144 on the number of restricted shares that ARTRA could sell within any three-month period without registration are no longer applicable to it.

         Rule 144(k) of the Act permits the sale without registration under the Act of restricted shares of an issuer that have been held in excess of three years (two years as of April 29, 1997) by persons who have not been "affiliates" of the issuer for the preceding three months. Since December 28, 1995, ARTRA, Fill-Mor and their respective officers, directors, affiliates and employees have held no managerial or executive positions with COMFORCE nor have any of the above served in the capacity of directors, nor have any of them had the right under any agreement or otherwise to serve in such capacity since December 28, 1995. Likewise, neither ARTRA, Fill-Mor nor any of the above had the right under any agreement or otherwise to serve in such capacity since December 28, 1995. Finally, since that time, neither ARTRA, Fill-Mor nor any of their respective officers, directors, affiliates and employees have had any material involvement in, nor have they been able to exercise any control over, COMFORCE, either individually or together with any other person or entity. Because of this, the Company believes that ARTRA and Fill-Mor are not "affiliates" of COMFORCE and, since they have held their shares in excess of three years, qualify for the exemption under Rule 144(k) set forth above.


         There can be no assurance that the Securities and Exchange Commission would concur with the Company's position. Notwithstanding this, ARTRA does not believe that its ability to sell COMFORCE shares, or eventually to realize on the value of its COMFORCE shares, will be affected in a material adverse way, although it may not be able to sell its COMFORCE shares as quickly as it could if it were to use Rule 144(k), and in any event, an attempt to sell a large number of its COMFORCE shares over a limited period could be expected to result in a reduction in the value of such shares.

         The sale of 700,000 COMFORCE common shares held by ARTRA and Fill-Mor is restricted because the shares are collateral for various debt obligations. Additionally, the Company and a lender are currently negotiating the form of collateral for certain promissory notes issued in June 1997 with an aggregate principal amount of $2,950,000. The collateral is anticipated to be substantially all of it the Company's otherwise unencumbered COMFORCE common shares (approximately 1,000,000 shares). See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Investment in COMFORCE Corporation."




         Inability to Honor Put Options


         ARTRA has entered into various agreements under which it has sold its common shares along with put options that require ARTRA to repurchase these shares at the option of the holder, usually one year after the date of each such agreement. At August 20, 1997, options were outstanding that, if exercised, would require ARTRA to repurchase 72,984 shares of its Common Stock for an aggregate of approximately $3,200,000. ARTRA does not have adequate resources to make such redemptions. However, the holders have the option to sell their shares in the market, subject to the limitations of Rule 144 of the Securities Act, which could adversely impact the market price of the Common Stock. At its discretion and subject to its financial ability, ARTRA could reimburse the option holders for any shortfall resulting from such sale. At the present time none of the option holders have demanded payment, and all of the option holders have indicated to the Company a willingness to work with the Company to satisfy the obligations, in some manner other than a demand for payment under the put option. See "Risk Factors - Dilution and Depression of Market Price from Issuance of Additional Common Stock" and "- Limited Trading Activity." See also "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

           Need for Additional Funds; Unfavorable Credit Terms

         The Company continues to be engaged in efforts to obtain equity and debt financing. Even if the Company's Bagcraft subsidiary generates positive cash flow (and there can be no assurances that it will), it is restricted in paying dividends or making distributions to the Company under certain loan agreements (except for limited overhead allocations payable to ARTRA in certain circumstances and payments under tax sharing arrangements where applicable). As a result, ARTRA does not have a means of generating cash flow on a regular basis. Consequently, ARTRA is reliant on its ability to place debt and equity securities privately and to sell COMFORCE shares to raise cash needed to meet its working capital requirements.

         The costs and conditions associated with raising required capital may not be on favorable terms, and the Company may not be able to sell COMFORCE shares at favorable prices. In recent years, short-term borrowings by the Company from private investors have generally been available, but at a high cost to the Company. Stated base interest rates on its notes have been as high as 20% (with substantially higher default rates), and certain of the borrowers have demanded warrants as additional consideration for agreeing to extend credit to the Company. Warrants to purchase approximately 2,708,676 shares of the Company's common stock (at exercise prices equal to the market price when issued, which has ranged from $3.50 to $8.00 per share) have previously been issued to private lenders in connection with these transactions. The continuation of such practices could result in further dilution of the existing shareholders' interests in the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Status of Debt Agreements and Operating Plan."


         Risks Relating to Peter R. Harvey

         The Company's ability to continue to refinance its operations is dependent on the ability of the Company's officers and directors, especially Peter R. Harvey, to raise capital. In the event Mr. Harvey were not affiliated with the Company for any reason, this could adversely affect the ability of the Company to survive.


         As of August 20, 1997, ARTRA has outstanding total amounts due from Peter R. Harvey, including accrued interest, of $16,693,000. The advances bear interest at the prime rate plus 2%, which was 10.5% at June 26, 1997. This receivable has been classified as a reduction of common shareholder's equity. See Note 13 to the Company's condensed consolidated financial statements for the quarter ended June 26, 1997 for a further discussion of the receivable from Peter R. Harvey.


         Peter R. Harvey has not received other than nominal compensation for his services as an officer or director of ARTRA or any of its subsidiaries since October of 1990 and Mr. Harvey has agreed not to accept any compensation for his services as an officer or director of ARTRA or any of its subsidiaries until his obligations to ARTRA, described above, are fully satisfied. Additionally, since December 31, 1986, Peter R. Harvey has guaranteed approximately $40,000,000 of ARTRA obligations to private and institutional lenders (John Harvey also was a co-guarantor of a $26,700,000 loan included in that total with Peter R. Harvey) and has also hypothecated personal assets as security for certain ARTRA obligations.

         In prior years, as partial collateral for amounts due from Peter R. Harvey, the Company has received the pledge of 1,523 shares of ARTRA redeemable Series A preferred stock (with a liquidation value of $1,523,000, plus accrued dividends) which are owned by Mr. Harvey. In addition, Mr. Harvey has pledged a 25% interest in Industrial Communication Company (a private company). Such interest is valued by Mr. Harvey at $800,000 to $1,000,000. During 1995, Peter
R. Harvey entered into a pledge agreement with ARTRA whereby Mr. Harvey pledged additional collateral consisting of 42,067 shares of ARTRA common stock and 707,281 shares of PureTec Corporation, a publicly traded corporation ("PureTec"). As of August 20, 1997, the closing market price of PureTec on the NASDAQ National Market was $1.75 per share. As collateral for a July 1997 advance of $7,475,000, Mr. Harvey provided ARTRA with additional collateral for his advances consisting of 652.285 shares of ARTRA Series A redeemable preferred stock (a 17.4% interest), 1,784.02 shares of BCA Series A redeemable preferred stock (a 48.5% interest) and 6,488.8 shares of BCA Series B redeemable preferred stock (a 79.8% interest). As of August 20, 1997, this additional collateral had a carrying value of the obligation recorded in ARTRA's consolidated balance sheet of approximately $11,000,000.

         In addition, in connection with a discharge of certain bank indebtedness discussed below, ARTRA received rights under a mortgage of certain real estate owned by Mr. Harvey. The real estate had an appraised value of $2 million as of December 13, 1993. The mortgage collateralized $2,150,000 of the amount owed by Mr. Harvey. Bank of America Illinois had a senior security interest in the amount of $850,000. See "Transactions with Management And Others -- Settlement of the Bank of America Illinois Debt." In March 1997, the bank sold its interest in Mr. Harvey's note and the related collateral to a private investor. ARTRA retained its $2,150,000 security interest the real estate, subordinated to the noteholder's $850,000 security interest in this real estate.


         Explanatory Paragraph in Report of Independent Accountants

         The Company's independent accountants, Coopers & Lybrand L.L.P. ("Coopers & Lybrand"), has issued an explanatory paragraph with respect to the Company, that expresses substantial doubt as to the ability of the Company to continue as a going concern due to recurring losses from operations and a net capital deficiency at December 26, 1996. Coopers & Lybrand has stated in its report that, as a result of these factors, the Company has experienced difficulty in obtaining adequate financing to replace the current credit agreements, to fund its debt service and liquidity requirements. The Consolidated Financial Statements do not include any adjustments that might result from this uncertainty. If the Company ceases to operate as a going concern, an investor would be likely to lose his entire investment in the Company's Common Stock. See Note 1 to "Consolidated Financial Statements."


         Dilution and Depression of Market Price from Issuance of Additional Common Stock


         As of August 20, 1997, there were 7,932,912 shares of the Company's common stock outstanding. The Company's Board of Directors has the power to issue any and all authorized but unissued shares without shareholder approval. At the annual meeting held on August 29, 1996, the Company's shareholders approved an amendment to the Company's Articles of Incorporation to increase the number of authorized common shares from 7,500,000 to 20,000,000. In addition, the Company anticipates that holders of options and warrants will exercise their options and warrants in order to sell the underlying shares registered hereby. Such an exercise could result in a dilution of the interests of existing shareholders. Purchasers of the Shares offered hereby should be aware that the issuance of additional shares may result in a reduction in the market price of the Company's Common Stock then outstanding. See "Description of the Company's Securities." See also "Risk Factors - Limited Trading Activity."



         Possible Delisting of Securities from the New York Stock Exchange and the Pacific Stock Exchange

         The Company's Common Stock is currently listed on the New York and Pacific Stock Exchanges. The Company has been unable to maintain the standards for continued listing on these exchanges, and the Company's securities could be subject to delisting from these exchanges at any time. Trading of the Common Stock might thereafter be conducted in the over-the-counter markets on the electronic bulletin board established for securities that do not meet the New York and Pacific Stock exchange listing requirements or in what is commonly referred to as the "pink sheets." If delisting were to occur, an investor could find it more difficult to dispose of, or to obtain accurate quotations regarding the price of the Company's Common Stock, and the market price of the Common Stock could decline significantly.



         Composition of the Board


         The Company's Articles of Incorporation require that at least six persons serve on the Board of Directors. Vacancies existed on the Company's Board between 1989 and August 29, 1996. All corporate actions taken between October 12, 1993 and August 29, 1996 are potentially voidable since such actions were taken in reliance on the consent or affirmative vote of less than four of the Company's directors which would constitute a majority of the required six person Board. See "Management -- Information Regarding Directors."



         Conflicts of Interest

         In the past, the Company has been a party to numerous transactions with officers and directors of the Company or with entities in which officers and directors of the Company own substantial equity interests. While the Company does not presently contemplate effectuating any additional transactions with officers and directors of the Company or with management-owned entities, there can be no assurance that it will not do so in the future. See "Transactions with Management and Others." In addition, as described under "Principal Shareholders," various officers and directors hold warrants or options to purchase shares of the Company's Common Stock, including at exercise prices lower than the market price of the Company's Common Stock as of the date hereof.



         Limited Trading Activity


         During the six months ended July 31, 1997, the daily average number of shares of Common Stock traded on the New York Stock Exchange was approximately 30,000 shares. If such trading levels continue, it may be difficult for Selling Shareholders to effect sales of their shares on the New York and Pacific Stock Exchanges, and the placement of a substantially larger number of sell orders could materially and adversely impact the market price of the Common Stock. See also "Risk Factors - Dilution and Depression of Market Price from Issuance of Additional Common Stock."




         Competitive Conditions in the Packaging Products Industry


         The packaging products industry is highly competitive. The Company's Bagcraft subsidiary competes as a printer and converter within the competitive flexible packaging business. Management believes the principal competitive factors in the Company's markets are product quality and functionality, price, service and reputation. Bagcraft encounters competition from both integrated producers and independents in each of its marketing divisions. Some of these competitors are larger and have access to greater financial resources than Bagcraft. Bagcraft's costs have increased substantially in recent years, largely due to increases in the cost of paper. Although Bagcraft generally seeks to pass its increased costs on to its customers, this is frequently not possible due to the competitive nature of the paper products industry. See "Business and Properties - Packaging Products Segment."





         Litigation



         At June 26, 1997, ARTRA has accrued $1,900,000 for business litigation and environmental liabilities. Based on investigation and settlement discussions, the Company believes this to be a sufficient amount for any potential costs or liabilities for the matters described below. However, no assurance can be given that the reserved amount is sufficient to satisfy all potential business litigation and environmental liabilities. As described under "Business and Properties - Legal Proceedings" herein, ARTRA or its predecessors or their subsidiaries have been identified by the U.S. Environmental Protection Agency ("EPA") as potentially responsible parties for environmental clean-up costs (or sued by a named potentially responsible party seeking indemnification or contribution for clean-up costs) for waste sent to several sites included on the EPA's National Priorities List, which are commonly known as "Superfund" sites. In addition, ARTRA or its predecessors and their subsidiaries are alleged to have sent hazardous substances to certain other sites which, although not designated as Superfund sites, are sites at which environmental clean-up or remediation may be required to be undertaken. ARTRA and its predecessors, directly and through subsidiaries, have, since 1960, operated in excess of 30 manufacturing facilities. Certain of these facilities used and/or generated hazardous materials and disposed of the hazardous substances, directly or through third party waste disposal firms at various off-site waste disposal locations, in most cases before laws had been enacted governing the safe disposal of hazardous substances.



         ARTRA has not conducted a comprehensive audit of potential environmental liability at the facilities formerly owned or operated by ARTRA or its predecessors and their subsidiaries since it is no longer the owner or operator of most of the properties at which it or its predecessors or their affiliates conducted manufacturing operations. As a result, ARTRA cannot accurately quantify potential environmental liability associated with past ownership or operation of these facilities. ARTRA did not keep records of the companies with which it contracted for the disposal of wastes before such record-keeping became mandated by law.


         In addition, even if ARTRA is not found to be responsible for clean-up costs at any particular site, the costs of defending itself in any proceedings or inquiries instituted by the EPA, any state environmental agencies or private parties could itself be significant. As described under "Risk Factors - Need for Additional Funds" herein, ARTRA has limited funds available to it, including for its legal defense. In certain cases, ARTRA may be unable to raise the funds needed to mount an adequate (or any) defense against the claims raised, even if it has legal grounds to do so. In one case described under "Business and Properties - Legal Proceedings" herein, ARTRA did not prosecute an appeal of a decision adverse to ARTRA in which its insurer was held not responsible for defending or indemnifying ARTRA in connection with two environmental clean-up cases in California. In addition, in another case, ARTRA entered into a consent decree with the EPA to pay certain clean-up costs, but was unable to pay the costs it had agreed to bear. See "Business and Properties -- Legal Proceedings."




         No Cash Dividends


         The Company has not paid any cash dividends on its Common Stock in recent years and does not anticipate paying any such dividends in the foreseeable future. In addition, the Bagcraft operating subsidiary of the Company is prohibited from or restricted in paying dividends or making distributions to the Company under various loan agreements (except for limited overhead allocations payable to ARTRA in certain circumstances and tax sharing agreements where applicable). Accordingly, even if ARTRA were able to pay dividends to its shareholders, the restrictions or limitations on Bagcraft in upstreaming payments would make payment of dividends by ARTRA unlikely. See "Description of the Company's Securities."




         Negative  Effect on  Shareholders  from Possible  Issuance of Preferred
Stock



         The Company is authorized to issue up to 2,000,000 shares of preferred stock, par value $1,000 per share. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by shareholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions. In 1990 the Company issued 3,750 shares of Series A Preferred Stock. No other preferred stock is currently outstanding and the Company has no present plans for the issuance thereof. The issuance of any preferred stock could affect the rights of the holders of Common Stock and, in certain circumstances, reduce the value of the Common Stock. See "Description of the Company's Securities."

                                 CAPITALIZATION
                                 (in thousands)




         The following table sets forth the capitalization of the Company at June 26, 1997. The following should be read in conjunction with the Company's consolidated financial statements appearing elsewhere in this Prospectus.


Current maturities of long-term debt                           $    10,137
                                                               ===========

Redeemable preferred stock currently payable:
   Bagcraft redeemable preferred stock
      payable to a related party, cumulative $.01
      par value, 13.5%; including accumulated dividends;
      redeemable in 1997 with a liquidation preference
      equal to $100 per share;
      8,650 shares issued and outstanding                      $     2,065

   BCA Holdings preferred stock
      Series B, payable to a related  party,
      $1.00 par value, 13.5% cumulative;
      including accumulated dividends;
      redeemable in 1997 with a liquidation
      preference of $1,000 per share;
      8,135 shares authorized and issued                             9,642
                                                               -----------
                                                               $    11,707
                                                               ===========


Long-term debt:
   Bagcraft Credit Agreement,
     Term loan, interest at the lender's index
       rate plus .25%, matures 9/30/02                         $    17,000
     Revolving credit loan, interest at the
       prime rate plus 1.5%, matures 9/30/02                        13,300
     Unamortized discount                                           (3,309)

   Bagcraft, City of Baxter Springs,
     Kansas loan agreements, interest,
       at varying rates to 6.6%,
       due in varying amounts through 2025                           7,537
                                                               -----------
                                                               $    34,528
                                                               ===========



Redeemable common stock, issued 72,984  shares                 $     3,175
                                                               ===========

Noncurrent redeemable preferred stock:
   ARTRA redeemable preferred stock:
     Series  A,  $1,000  par  value,
     6%  cumulative  payment-in-kind, including
     accumulated dividends, net of unamortized
     discount of $1,190; redeemable March 1, 2000
     at $1,000 per share plus accrued dividends;
     authorized 2,000,000 shares
     all series; issued 3,750 shares                           $     4,651

   BCA Holdings preferred stock:
     Series A, $1.00 par value, 6% cumulative;
     including  accumulated  dividends;
     liquidation preference of $1,000 per share;
     10,000 shares authorized; issued 3,675 shares                   4,473
                                                               -----------
                                                               $     9,124
                                                               ===========

Common stock, no par value;
   authorized 20,000,000 shares;
   issued 7,820,064 shares                                     $    5,920
Additional paid-in capital                                         41,155
Unrealized appreciation of investments                             13,539
Receivable from related party,
   including accrued interest                                      (6,806)
Accumulated deficit                                               (91,167)
                                                               -----------
                                                                  (37,359)
Less treasury stock (7,628 shares), at cost                            52
                                                               -----------
Total shareholders' deficit                                    $  (37,411)
                                                               ===========

Total capitalization                                           $   31,260
                                                               ===========

         Management's Discussion and Analysis of Financial Condition and Results of Operations.



         ARTRA, through its Bagcraft subsidiary, currently operates in one industry segment as a manufacturer of packaging products principally serving the food industry. ARTRA also owns a significant minority interest in COMFORCE along with ARTRA's wholly owned Fill-Mor subsidiary, consisting of 1,728,000 shares or approximately 13% of the outstanding common stock of COMFORCE as of August 20, 1997. COMFORCE provides telecommunications and computer technical staffing services worldwide to Fortune 500 companies and maintains an extensive global database of technical specialists, with an emphasis on wireless communications capabilities. COMFORCE is a public company, whose stock is listed on The American Stock Exchange under the symbol "CFS." On August 20, 1997, the last reported sale price for the Common Stock of COMFORCE was $6.875 per share. Fill-Mor has no assets other than its COMFORCE shares.



         The following discussion supplements the information found in the financial statements and related notes:



Changes in Business


         Arcar

         As discussed in Note 3 to the Company's consolidated financial statements for the year ended December 26, 1996, effective April 8, 1994, Bagcraft purchased the business assets, subject to buyer's assumption of certain liabilities, of Arcar, a manufacturer and distributor of waterbase inks. Effective October 26, 1995, Bagcraft sold the business assets, subject to the buyer's assumption of certain liabilities, of Arcar for cash of approximately $20,300,000, resulting in a net gain of $8,483,000. The net proceeds, after extinguishment of certain Arcar debt obligations, of approximately $10,400,000, were used to reduce Bagcraft debt obligations. The sale of Arcar resulted from an unsolicited offer from an unrelated entity for an amount that management believed would exceed the long-term appreciation of Arcar's assets.



         COMFORCE

         Prior to September, 1995, ARTRA's then 62.9% owned subsidiary, COMFORCE (formerly Lori), operated as a designer and distributor of popular-priced fashion costume jewelry and accessories. In September, 1995, COMFORCE adopted a plan to discontinue its jewelry business and recorded a provision of $1,000,000 for the estimated costs to complete the disposal of the fashion costume jewelry business.


         Effective October 17, 1995, COMFORCE acquired all of the capital stock of COMFORCE Telecom Inc. ("COMFORCE Telecom"), formerly Spectrum Global Services, Inc. d/b/a YIELD Global, for consideration of approximately $6.4 million, net of cash acquired. This consideration consisted of cash to the seller of approximately $5.1 million, fees of approximately $700,000, including a fee of $500,000 to a related party, and 500,000 shares of COMFORCE common stock valued at $843,000 (at a price per share of $1.68) issued as consideration for various fees and guarantees associated with the transaction. The 500,000 shares of COMFORCE common stock consisted of (i) 100,000 shares issued to an unrelated party for guaranteeing the purchase price to the seller, (ii) 100,000 shares issued to ARTRA, then the majority stockholder of COMFORCE, in consideration of its guaranteeing the purchase price to the seller and agreeing to enter into the Assumption Agreement, as discussed below, (iii) 150,000 issued to two unrelated parties for advisory services in connection with the acquisition, and (iv) 150,000 shares issued to Peter R. Harvey, then a Vice President and director of COMFORCE for guaranteeing the payment of the $6.4 million purchase price to the seller. Additionally, in conjunction with the COMFORCE Telecom acquisition, ARTRA entered into an Assumption Agreement whereby it agreed to assume substantially all pre-existing Lori liabilities and indemnify COMFORCE in the event any future liabilities arise concerning pre-existing environmental matters and business related litigation. Accordingly, at June 26, 1997 and December 26, 1996, $271,000 and $348,000, respectively, of such pre-existing Lori liabilities were classified in ARTRA's condensed consolidated balance as current liabilities of discontinued operations. The Assumption Agreement also provided for ARTRA to exchange its interest in 100% of Lori's Series C cumulative preferred stock for 100,000 newly issued shares of COMFORCE common stock.

         COMFORCE Telecom provides telecommunications and computer technical staffing services worldwide to Fortune 500 companies and maintains an extensive global database of technical specialists with an emphasis on wireless communications capability. The acquisition of COMFORCE Telecom was completed on October 17, 1995.

         Effective July 4, 1995, COMFORCE's management agreed to issue up to a 35% common stock interest in COMFORCE to certain individuals to manage COMFORCE's entry into the telecommunications and computer technical staffing business. COMFORCE recognized a non-recurring charge of $3,425,000 related to this stock since these stock awards were 100% vested when issued, and were neither conditioned upon these individuals' service to the Company as employees nor the consummation of the COMFORCE Telecom acquisition. Accordingly, this compensation charge was fully recognized in 1995. The shares of COMFORCE common stock issued in accordance with the above agreements were valued at $.93 per share. COMFORCE's management valued COMFORCE based on its discussions with market makers and other advisors, taking into account (i) that the Jewelry Business, which was discontinued at the end of the second quarter of 1995, had a negligible value, and (ii) the value of COMFORCE was principally related to the potential effect that a purchase of COMFORCE Telecom, if successfully concluded, would have on the market value of COMFORCE common stock. COMFORCE's management believed this value of $.93 per share to be a fair and appropriate value based upon COMFORCE's financial condition as of the date COMFORCE became obligated to issue these shares. After the issuance of the COMFORCE common shares, plus the effects of other transactions, ARTRA's ownership interest in COMFORCE common stock was reduced to approximately 14% and 25% at December 26, 1996 and December 28, 1995, respectively. Accordingly, in October 1995, the accounts of COMFORCE and its majority-owned subsidiaries were deconsolidated from ARTRA's consolidated financial statements. See Note 6 to the Company's consolidated financial statements for the year ended December 26, 1996 for a further discussion of the accounting treatment of ARTRA's investment in COMFORCE.

         Effective December 19, 1996, ARTRA and COMFORCE agreed to settle various differences in the interpretation of certain agreements relating to the COMFORCE Telecom acquisition, whereby, among other things:


         (a) COMFORCE delivered to ARTRA 100,000 shares of COMFORCE common stock in consideration of ARTRA's guarantee of the COMFORCE Telecom purchase price to the seller and 100,000 shares of COMFORCE common stock for the cancellation of the Series C Preferred Stock. ARTRA's financial statements have reflected the issuance of these 200,000 COMFORCE common shares to ARTRA since the fourth quarter of 1995.

         (b) ARTRA delivered to COMFORCE certificates evidencing its ownership of 100% of the Lori Series C Preferred Stock.


         (c) COMFORCE agreed to include in a proposed underwritten public offering 380,000 shares of COMFORCE common stock held by ARTRA and its Fill-Mor subsidiary.


         (d) ARTRA agreed to a Lock-up Agreement which limits its ability to sell its remaining COMFORCE common shares for a period of 360 days after the effective date of COMFORCE's proposed underwritten public offering.

         (e) ARTRA agreed to deposit 125,000 shares of its COMFORCE common stock into an escrow account to collateralize its remaining obligations under the Assumption Agreement.


         COMFORCE did not retain an underwriter for the proposed underwritten public offering and, accordingly, effective April 30, 1997 ARTRA was released from the provisions of the Lock-up Agreement.

         Results of Operations


         The Company, through its wholly-owned Bagcraft subsidiary, currently operates in one industry segment as a manufacturer of packaging products principally serving the food industry. Bagcraft sells all of its products directly to its customers. On a very limited basis certain customers may be offered extended payment terms beyond 30 days depending upon prevailing trade practices and financial strength.

         The Company's consolidated financial statements have been reclassified to report separately the results of operations of Arcar and COMFORCE's discontinued jewelry business prior to the deconsolidation of COMFORCE and its majority-owned subsidiaries effective October 1995. Accordingly, the following discussion of results of operations is presented for the Company's continuing operations, which are conducted by the Company's wholly-owned Bagcraft subsidiary.



Six Months Ended June 26, 1997 vs. Six Months Ended June 27, 1996


         The following table presents, as a percentage of net sales, operating expenses and other income (expense) included the Company's earnings (loss) from continuing operations for the six month periods ended June 26, 1997 and 27, 1996.


                                                            Six Months Ended
                                                           ------------------
                                                            June 26,  June 27,
                                                              1997    1996
                                                             ------   ------

     Net sales                                                100.0%   100.0%
                                                             ------   ------
     Costs and expenses:
       Cost of goods sold,
         exclusive of depreciation and amortization            79.8%    80.4%
       Selling, general and administrative                     13.3%    13.1%
       Depreciation and amortization                            3.6%     3.2%
                                                             ------   ------
                                                               96.7%    96.7%
                                                             ------   ------
    Operating earnings                                          3.3%     3.3%
                                                             ------   ------
    Other income (expense):
       Interest expense                                        -6.9%    -5.6%
       Amortization of debt discount                           -2.2%     -.1%
       Realized gain on disposal of
         available-for-sale securities                           .4%     7.4%
       Other income (expense), net                               .3%     -.3%
                                                             ------   ------
                                                               -8.4%     1.4%
                                                             ------   ------
    Earnings (loss) before income taxes,
       minority interest and extraordinary credit              -5.1%     4.7%
    Provision for income taxes                                  -.1%     -.1%
    Minority interest                                           1.2%     -.3%
                                                             ------   ------
    Earnings (loss) before extraordinary credit                -6.4%     4.9%
                                                             ======   ======




         Net sales of $60,274,000 for the six months ended June 26, 1997 were $491,000, or .8%, lower than net sales for the six months ended June 27, 1996. A decrease in 1997 food services sales combined with increased June 1996 shipments due to a July 1996 planned temporary plant shutdown, was partially offset by incremental 1997 sales attributable to Bagcraft's January 1997 acquisition of the business assets of AB Specialty. The 1997 decrease in food service sales is attributable to customer deferrals of certain key promotions in 1997 and to 1996 sales to a former food service customer.

         The Company's cost of sales of $48,113,000 for the six months ended June 26, 1997 decreased $743,000 as compared to the six months ended June 27, 1996. Cost of sales for the six months ended June 26, 1997 was 79.8% of net sales compared to a cost of sales percentage of 80.4% for the six months ended June 27, 1996. The decrease in cost of sales and cost of sales percentage is primarily attributable to improved production efficiencies in 1997.

         Selling, general and administrative expenses were $8,032,000 for the six months ended June 26, 1997 as compared to $7,972,000 for the six months ended June 27, 1996. Selling, general and administrative expenses were 13.3% of net sales for the six months ended June 26, 1997 as compared to 13.1% of net sales for the six months ended June 27, 1996. The 1997 increase in selling, general and administrative expenses is primarily attributable to Bagcraft's January 1997 acquisition of the business assets of AB Specialty and increased employee compensation costs, partially offset by costs accrued in June 1996 to consolidate Bagcraft's distribution facilities.

         Depreciation and amortization expense was $2,152,000 for the six months ended June 26, 1997 as compared to $1,959,000 for the six months ended June 27, 1996. Depreciation and amortization expense was 3.6 % of net sales for the six months ended June 26, 1997 as compared to 3.2% of net sales for the six months ended June 27, 1996. The 1997 increase in depreciation and amortization is primarily attributable to Bagcraft's January 1997 acquisition of the business assets of AB Specialty.

         The Company had operating earnings in the six months ended June 26, 1997 of $1,977,000 as compared to operating earnings of $1,978,000 in the six months ended June 27, 1996. Slightly improved 1997 operating margins were offset by increased selling, general and administrative expenses and increased depreciation and amortization, as noted above.

         Interest expense for the six months ended June 26, 1997 increased $739,000 as compared to the six months ended June 27, 1996. The 1997 increase is principally attributable to an increased level of borrowings at the Corporate level and related loan fees incurred.

         Amortization of debt discount was $1,351,000 for the six months ended June 26, 1997 as compared to $80,000 for the six months ended June 27, 1996. The 1997 increase is attributable to the December 1996 amendment and restatement of Bagcraft's Credit Agreement.

         No income tax benefit was recognized in connection with the Company's 1997 pre-tax loss due to the Company's tax loss carryforwards and the uncertainty of future taxable income. The 1996 extraordinary credit represents a net gain from discharge of indebtedness. No income tax expense is reflected in the Company's financial statements resulting from the 1996 extraordinary credit due to the utilization of tax loss carryforwards.

         The following table presents, as a percentage of net sales, operating expenses and other income (expense) included in the Company's earnings (loss) from continuing operations for the three years in the period ended December 26, 1996.

                                                                      Year Ended
                                                       ------------------------------------------
                                                       December 26,   December 28,   December 29,
                                                           1996           1995           1994
                                                       -----------    -----------    -----------

Net sales                                                  100.0%         100.0%         100.0%
                                                           -----          -----          -----

Costs and expenses:
   Cost of goods sold,
      exclusive of
      depreciation and  amortization                        78.4%          84.1%          84.7%
   Selling, general and administrative                      13.0%          15.7%          15.0%
   Depreciation and amortization                             3.3%           3.6%           3.9%
   Write-down of idle machinery and equipment                --             1.2%           --
                                                           -----          -----          -----
                                                            94.7%         104.6%         103.6%
                                                           -----          -----          -----

Operating earnings (loss)                                   5.3%           -4.6%          -3.6%
                                                           -----          -----          -----

Other income (expense):
   Interest expense                                        -6.6%           -8.0%          -7.7%
   Realized gain on disposal of
      available-for-sale securities                         4.8%            --             --
   Other income (expense), net                             -0.1%           -0.1%           --
   Equity in loss of COMFORCE                               --             -0.4%           --
                                                           -----          -----          -----
                                                            -1.9%          -8.5%          -7.7%
                                                           -----          -----          -----

Earnings (loss) from continuing operations
   before income taxes and minority interest                 3.4%         -13.1%         -11.3%
Provision for income taxes                                  -0.1%           --             --
Minority interest                                           -0.4%          -0.7%          -0.8%
                                                           -----          -----          -----
Earnings (loss) from continuing operations                   2.9%         -13.8%         -12.1%
                                                          ======          =====         ======


Year Ended December 26, 1996 vs. Year Ended Decemer 28, 1995


         Continuing Operations

         Net sales from continuing operations of $120,699,000 for the year ended December 26, 1996 were $1,180,000, or 1.0%, lower than net sales from continuing operations for the year ended December 28, 1995. The 1996 sales decrease is attributable to an overall volume decrease partially offset by increased selling prices. The 1996 volume decrease is principally attributable to purchases of the Company's products by a major fast food customer relating to a non-recurring 1995 promotion. The increased 1996 selling prices were in response to the significant increases in paper costs in 1995.

         The Company's cost of sales from continuing operations of $94,613,000 for the year ended December 26, 1996 decreased $7,895,000 as compared to the year ended December 28, 1995. Cost of sales from continuing operations in the year ended December 26, 1996 was 78.4% of net sales compared to a cost of sales percentage of 84.1% for the year ended December 28, 1995. The decrease in cost of sales is primarily attributable to lower paper costs and the decreased 1996 sales volume as noted above. The decrease in cost of sales percentage is primarily attributable to lower paper costs and improved production efficiencies in 1996.

         Selling, general and administrative expenses from continuing operations were $15,638,000 in the year ended December 26, 1996 as compared to $19,131,000 in the year ended December 28, 1995. Selling, general and administrative expenses were 13.0% of net sales in the year ended December 26, 1996 as compared to 15.7% of net sales in the year ended December 28, 1995. The 1996 decrease in selling, general and administrative expenses is primarily attributable to a third quarter 1995 compensation charge related to the issuance of a 35% common stock interest in COMFORCE as additional consideration for certain individuals to enter into employment or consulting services agreements to manage COMFORCE's entry into and development of the telecommunications and computer technical staffing services business.

         Depreciation and amortization expense from continuing operations was $3,927,000 in the year ended December 26, 1996 as compared to $4,330,000 in the year ended December 28, 1995. Depreciation and amortization expense was 3.3 % of net sales in the year ended December 26, 1996 as compared to 3.6% of net sales in the year ended December 28, 1995. The 1996 decrease in depreciation and amortization expense is primarily attributable to the December, 1995 write-down of idle machinery and equipment dedicated to the production of microwave popcorn products.

         In recent years, Bagcraft had experienced a decline in its domestic microwave popcorn business due to the acquisition of one of its major customers by a company with its own packaging ability. Accordingly, at December 28, 1995, Bagcraft incurred a charge to operations of $1,503,000 to write-down the carrying value of idle machinery and equipment dedicated to the production of microwave popcorn products.

         The Company had operating earnings in the year ended December 26, 1996 of $6,521,000 as compared to operating loss of $5,593,000 in the year ended December 28, 1995. The 1996 increase in operating earnings is attributable to improved operating margins and to the decrease in selling, general and administrative expenses as noted above.

         Interest expense from continuing operations in the year ended December 26, 1996 decreased $1,777,000 as compared to the year ended December 28, 1995. The 1996 decrease is principally due to discharges of bank indebtedness in the fourth quarter of 1995 and the first quarter of 1996.

         During 1996 ARTRA sold 193,000 COMFORCE common shares in the market, with the net proceeds of approximately $3,7000,000 used for working capital. During 1996 certain lenders received 105,000 COMFORCE common shares held by the Company as additional consideration for short-term loans. In October 1996, a lender exercised the conversion rights of a short-term loan and received 33,333 COMFORCE common shares in settlement of the Company's obligation. The disposition of these 331,333 COMFORCE common shares resulted in realized gains of $5,818,000 during the year ended December 26, 1996, with cost determined by average cost.

         The 1996 and 1995 extraordinary credits represent net gains from discharge of indebtedness. No income tax expense is reflected in the Company's financial statements resulting from the extraordinary credits in due to the utilization of tax loss carryforwards, except for Federal alternative minimum tax incurred in 1996. Due to the Company's tax loss carryforwards and the uncertainty of future taxable income, no income tax benefit was recognized in connection with the Company's 1995 pre-tax loss.


         Discontinued Operations

         Earnings from discontinued operations of $10,000 for the year ended December 28, 1995 consisted of a charge to operations of $6,430,000 to write-off the remaining goodwill of COMFORCE's jewelry business, a provision of $1,000,000 for loss on disposal of COMFORCE's jewelry business and operating losses of COMFORCE's jewelry business, offset by a gain on sale of Bagcraft's Arcar subsidiary of $8,483,000 and operating earnings of Bagcraft's Arcar subsidiary.

Year Ended December 28, 1995 vs. Year Ended December 29, 1994

     Continuing Operations

         Net sales from continuing operations of $121,879,000 for the year ended December 28, 1995 were $10,042,000, or 9.0%, higher than net sales from continuing operations for the year ended December 29, 1994. The 1995 sales increase is attributable to increased 1995 selling prices due to the significant increases in paper costs in the second half of 1994 and early 1995 and to an improved sales mix in 1995.

         The Company's cost of sales from continuing operations of $102,508,000 for year ended December 28, 1995 increased $7,742,000 as compared to year ended December 29, 1994. Cost of sales from continuing operations in the year ended December 28, 1995 was 84.1% of net sales compared to a cost of sales percentage of 84.7% for the year ended December 29, 1994. The increase in cost of sales is primarily attributable to the significant increases in paper costs in the second half of 1994 and early 1995. The decrease in cost of sales percentage is primarily attributable to the Company's ability to pass along the significant increases in paper costs and to improved production efficiencies in 1995.

         Selling, general and administrative expenses from continuing operations were $19,131,000 in the year ended December 28, 1995 as compared to $16,760,000 in the year ended December 29, 1994. Selling, general and administrative expenses were 15.7% of net sales in the year ended December 28, 1995 as compared to 15.0% of net sales in the year ended December 29, 1994. The 1995 increase in selling, general and administrative expenses is primarily attributable to a compensation charge of $3,000,000 related to the issuance of a 35% common stock interest in COMFORCE as additional compensation for certain individuals to enter into employment or consulting services agreements to manage its entry into and development of the telecommunications and computer technical staffing services business.

         In recent years, Bagcraft has experienced a decline in its domestic microwave popcorn business due to the acquisition of one of its major customers by a company with its own packaging ability. Accordingly, at December 31, 1995, Bagcraft incurred a charge to operations of $1,503,000 to write-down the carrying value of idle machinery and equipment dedicated to the production of microwave popcorn products.

         Operating loss from continuing operations in the year ended December 28, 1995 was $5,593,000 as compared to operating loss of $4,026,000 in the year ended December 29, 1994. The increased operating loss is primarily attributable to a compensation charge of $3,000,000 related to the issuance of a 35% common stock interest in COMFORCE as additional compensation for certain individuals to enter into employment or consulting services agreements to manage its entry into and development of the telecommunications and computer technical staffing services business and a charge to operations of $1,503,000 to write-down the carrying value of idle machinery and equipment dedicated to the production of microwave popcorn products, partially offset by improved operating margins of the Bagcraft subsidiary.

         Interest expense from continuing operations in the year ended December 28, 1995 increased $1,164,000 as compared to the year ended December 29, 1994. The 1995 increase is principally due to the cost of ARTRA common stock issued as additional compensation for the December 1995 private placement of ARTRA short-term notes.

         Due to the Company's tax loss carryforwards and the uncertainty of future taxable income, no income tax benefit was recognized in connection with the Company's 1995 and 1994 pre-tax losses. The 1995 extraordinary credit represents a net gain from discharge of bank indebtedness.

     Discontinued Operations

         Earnings from discontinued operations of $10,000 for the year ended December 28, 1995 consisted of a charge to operations of $6,430,000 to write-off the remaining goodwill of COMFORCE's jewelry business, a provision of $1,000,000 for loss on disposal of COMFORCE's jewelry business and operating losses of COMFORCE' jewelry business, offset by a gain on sale of Bagcraft's Arcar subsidiary of $8,483,000 and operating earnings of Bagcraft's Arcar subsidiary.

         The loss from discontinued operations of $15,906,000 for the year ended December 29, 1994 consisted principally of a charge to operations of $10,800,000 to write-off goodwill of COMFORCE's former New Dimensions subsidiary and operating losses of COMFORCE's jewelry business.



Liquidity and Capital Resources

         Cash and Cash Equivalents and Working Capital


         Cash and cash equivalents increased $55,000 during the six months ended June 26, 1997. Cash flows from financing activities of $4,769,000 exceeded cash flows used by operating activities of $1,980,000 and cash flows used by investing activities of $2,734,000. Cash flows from financing activities were principally attributable to a net increase in long-term borrowings. Cash flows used by operating activities were principally attributable to a net investment in receivables and inventory at the Company's Bagcraft subsidiary. Cash flows from investing activities principally represent funds expended to complete Bagcraft's acquisition of the business assets of AB Specialty and capital expenditures.


         Cash and cash equivalents decreased $2,176,000 during the year ended December 26, 1996. Cash flows used by operating activities of $4,380,000 exceeded cash flows from investing activities of $915,000 and cash flows from financing activities of $1,289,000. Cash flows used by operating activities were principally attributable to funds used to pay down accounts payable and accrued liabilities. Cash flows from investing activities principally represent proceeds from the sale of COMFORCE common stock, partially offset by capital expenditures. Cash flows from financing activities were principally attributable to a net increase in long-term borrowings.


         The Company's consolidated working capital deficiency increased $11,227,000 to $14,619,000 during the six months ended June 26, 1997. The increase in working capital deficiency is principally attributable to unrealized depreciation of available-for-sale securities (COMFORCE common stock).


         The Company's consolidated working capital deficiency decreased $22,973,000 to $3,392,000 during the year ended December 26, 1996. The decrease in working capital deficiency is principally attributable to the reclassification of available-for-sale securities (COMFORCE common stock) from a noncurrent to a current asset at December 26, 1996. The Company's operating plan for fiscal year 1997 anticipates the sale of these marketable securities, with proceeds to be used principally to pay down Corporate debt obligations and fund working capital requirements.

         Status of Debt Agreements and Operating Plan

         At December 26, 1996 the Parent Company was in default of provisions of certain of its credit agreements. Under certain debt agreements of Bagcraft with its lenders, Bagcraft is restricted in the distributions that it can make to ARTRA. In December 1996, Bagcraft's credit agreement was extended until September 30, 2002. See Notes 6 and 7 to the Company's condensed consolidated financial statements for the quarter ended June 26, 1997 and discussion below.


        ARTRA Corporate


         As of June 26, 1997, the Company's corporate entity had outstanding short-term indebtedness of approximately $15,233,000 as discussed below.


         Secured Promissory Notes

         1997 Private Placements

         In June 1997, ARTRA completed private placements of $4,950,000 of 12% secured promissory notes due in December 1997. As additional consideration the noteholders received warrants to purchase an aggregate of 227,500 ARTRA common shares at a price of $5.00 per share. The warrants expire in June 1999. The warrantholders have the right to put these warrants back to ARTRA at any time during a six month period commencing in December 1997, at prices of $2.00 to $2.40 per share. The cost of this obligation ($514,000 if all warrants are put back to the Company) is being accrued in the Company's financial statements as a charge to interest expense over the period June 1997 (the commencement date of the private placement) through December 1997 (the maturity date of the notes). The proceeds from the private placement were used principally to pay down other debt obligations. The secured promissory notes are collateralized principally as follows:

         Promissory notes with an aggregate principal amount of $2,000,000 are collateralized by a 25% interest in the common stock of ARTRA's BCA subsidiary (the parent of Bagcraft).

         The Company and the lender are currently negotiating the form of collateral for certain promissory notes with an aggregate principal amount of $2,950,000, which is anticipated to be substantially all of the Company's otherwise unencumbered COMFORCE common shares (approximately 1,000,000 shares).


         In July 1997, ARTRA completed private placements of $7,475,000 of 12% secured promissory notes due in January 1998. As additional consideration the noteholders received warrants to purchase an aggregate of 199,310 ARTRA common shares at a price of $4.50 per share. The warrants expire in July 1998. The warrantholders have the right to put these warrants back to ARTRA at any time during a six month commencing on the earlier of the date the principal amount of the notes are paid or the maturity date of the notes, at a price of $3.00 per share. The cost of this obligation ($598,000 if all warrants are put back to the Company) will be accrued in the Company's financial statements as a charge to interest expense over the period July 1997 (the date of the private placement) through January (the scheduled maturity date of the notes). In the event of a default, as defined in the note agreements, the secured promissory notes will bear interest at 37%. These promissory notes are collateralized principally as follows:

         A $4,000,000 note is collateralized by 575,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary and a secondary interest in the common stock of ARTRA's BCA subsidiary (the parent of Bagcraft).

         Promissory notes with an aggregate principal amount of $3,475,000 are collateralized by 652.285 shares of ARTRA redeemable preferred stock (a 17.4% interest), 1,784.02 shares of BCA Series A redeemable preferred stock (a 48.5% interest) and 6,488.8 shares of BCA Series B redeemable preferred stock (a 79.8% interest).


         The proceeds from the July 1997 private placement were advanced to Peter R. Harvey as discussed in Note 13 to the condensed consolidated financial statements for the quarterly period ended June 26, 1997.

         1996 Private Placement

         In April 1996, ARTRA commenced a private placement of $7,675,000 of 12% secured promissory notes due April 15, 1997. As additional consideration the noteholders received warrants to purchase an aggregate of 418,750 ARTRA common shares at a price of $6.00 per share. The warrants expire April 15, 1999. The warrantholders have the right to put these warrants back to ARTRA at any time during the period April 15, 1997 to October 15, 1998, at a price of $2.00 per share. The cost of this obligation ($837,500 if all warrants are put back to the Company) was accrued in the Company's financial statements as a charge to interest expense over the period April 15, 1996 (the commencement date of the private placement) through April 15, 1997 (the maturity date of the notes as well as the date the warrantholders have the right to put their warrants back to ARTRA). These promissory notes were collateralized by ARTRA's interest in all of the common stock of BCA (the parent of Bagcraft). The proceeds from the private placement, completed in July 1996, were used principally to pay down other debt obligations. During the second quarter of 1997, the Company repaid these secured promissory notes with the proceeds of additional short-term borrowings and with funds received from the Company's Bagcraft subsidiary in accordance with a May 1997 amendment to its credit agreement.


         Amounts Due To Related Parties

         In August, 1996, ARTRA borrowed $500,000 from Howard Conant, then a private investor, evidenced by an short-term note, due December 23, 1996, bearing interest at 10%. The loan was collateralized by 125,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary. As additional compensation for the loan, Mr. Conant received a warrant, expiring in 2001, to purchase 25,000 ARTRA common shares at a price of $5.00 per share. The proceeds of the loan were used for working capital. At the Company's annual meeting of shareholders, held August 29, 1996, Mr. Conant was elected to the Company's board of directors. In December, 1996, the loan was extended until April 23, 1997 and Mr. Conant received, as additional compensation, a warrant , expiring in 2001, to purchase 25,000 ARTRA common shares at a price of $5.875 per share.

         In January, 1997, ARTRA borrowed an additional $300,000 from Mr. Conant evidenced by an short-term note, due December 23, 1997, bearing interest at 8%. The loan was collateralized by 100,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary. As additional compensation for the loan, Mr. Conant received a warrant, expiring in 2002, to purchase 25,000 ARTRA common shares at a price of $5.75 per share.

         In March 1997, ARTRA borrowed an additional $1,000,000 from Mr. Conant evidenced by a short-term note, due May 26, 1997, bearing interest at 12%. The loan was collateralized by 585,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary. As additional compensation, Mr. Conant received an option to purchase 25,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary at a price of $4.00 per share, with the right to put the option back to ARTRA on or before May 30, 1997 for a total put price of $50,000. In May 1997, Mr. Conant exercised his rights and put the COMFORCE option back to ARTRA for $50,000. The proceeds from this loan were used in part to repay an ARTRA/Fill-Mor $2,500,000 bank term loan.

         In April 1997, ARTRA borrowed $5,000,000 from Mr. Conant evidenced by a note, due April 20, 1998, bearing interest at 10%. As additional compensation, the lender received a warrant to purchase 333,333 ARTRA common shares at a price of $5.00 per share. The warrantholder has the right to put this warrant back to ARTRA at any time during the period April 21, 1998 to April 20, 2000, for a total purchase price of $1,000,000. The cost of this obligation will be accrued in the Company's financial statements as a charge to interest expense over the period April 21, 1997 (the date of the loan) through April 21, 1998 (the date the warrantholder has the right to put the warrant back to ARTRA). The proceeds from this loan were used to repay Mr. Conant's outstanding borrowings of $1,800,000 and to pay down other ARTRA debt obligations.


         In June 1997, ARTRA borrowed an additional $1,000,000 from Mr. Conant, due December 10, 1997, bearing interest at 12%. As additional compensation, the lender received a warrant to purchase 40,000 ARTRA common shares at a price of $5.00 per share. The warrantholder has the right to put this warrant back to ARTRA at any time during the period December 10, 1997 to June 10, 1998, for a total purchase price of $80,000. The cost of this obligation will be accrued in the Company's financial statements as a charge to interest expense over the period June 10, 1997 (the date of the loan) through December 10, 1997 (the date the warrantholder has the right to put the warrant back to ARTRA). The proceeds from this loan were used to pay down other ARTRA debt obligations. In July 1997, borrowings from Mr. Conant were reduced to $3,000,000 with proceeds advanced to ARTRA from a Bagcraft term loan as discussed above. As of August 20, 1997, ARTRA had total outstanding borrowings of $3,000,000 from Mr. Conant collateralized by collaterallized by a 75% interest in the common stock of ARTRA's BCA subsidiary (the parent of Bagcraft).


         Other

         At December 26, 1996 (the end of ARTRA's most recent fiscal year), ARTRA was the obligor under two demand notes origininally issued to CIPKA S.A., an unrelated Swiss company, in the amount of approximately $2,300,000, including accrued interest. The notes were issued in October, 1990 with interest at 15 percent. In January 1997, ARTRA received notice that its obligations to CIPKA were sold, effective October 26, 1996, to PRESTWOOD LIMITED, an unrelated company registered in Tortola, BVI. In July 1997, ARTRA paid all outstanding interest on these demand notes and reduced the outstanding borrowings under the demand notes to approximately $1,500,000. ARTRA is currently negotiating with the noteholder to extend or refinance this obligation.


         ARTRA also has outstanding short-term borrowings from other unrelated parties aggregating approximately $1,100,000. The remaining amounts come due at various times in 1997 and 1998. The notes were issued at various times during 1997 and the interest rates vary between 10 and 12 percent. The proceeds of these loans were used principally for working capital.


         ARTRA has suffered recurring losses from operations and has a net capital deficiency. As a result of these factors, ARTRA has experienced difficulty in obtaining adequate financing to replace certain current credit arrangements, certain of which are in default, to fund its debt service and liquidity requirements in 1996. Due to its limited ability to receive operating funds from its operating subsidiary, ARTRA historically has met its operating expenditures with funds generated by such alternative sources as private placements of ARTRA common stock and notes, sales of ARTRA common stock with put options, loans from officers/directors and private investors, as well as through sales of assets (including COMFORCE shares) and/or other equity infusions. ARTRA plans to continue to seek such alternative sources of funds to meet its future operating expenditures.

         ARTRA  believes  that  it will be  able  to  satisfy  its  obligations.
However, there can be no assurance that ARTRA will be able to successfully refinance the above referenced indebtedness or that it will be able to sell
COMFORCE shares at an acceptable price. See "Investment In COMFORCE Corporation." If ARTRA is unable to negotiate extensions with its creditors and complete the above mentioned transactions, ARTRA could suffer severe adverse consequences, and as a result, ARTRA may be forced to liquidate its assets or file for protection under the Bankruptcy Code.


         At December 26, 1996, ARTRA had outstanding borrowings of $3,000,000 from The Research Center of Kabbalah ("RCK"), an unaffiliated company currently holding approximately 7% of ARTRA's outstanding common stock. The loans were evidenced by unsecured short-term notes bearing interest at 10%. As additional compensation for the above loans, the lender received five year warrants expiring in 1998 to purchase an aggregate of 86,250 ARTRA common shares at prices ranging from $6.00 to $7.00 per share. The proceeds of this loan were used to pay down various ARTRA short-term loans and other debt obligations. In December 1995 RCK received 126,222 shares of ARTRA common in payment of past due interest through October 31, 1995. Interest on the loans has been paid through March, 1997. Payment on the loans was due March 31, 1994, however, the lender did not demand payment. In February 1997, the lender received a warrant to purchase an additional 100,000 ARTRA common shares at $5.625 per share as consideration for not demanding payment of this obligation. In April 1997, the lender received a warrant to purchase an additional 100,000 ARTRA common shares at $5.00 per share as consideration for not demanding payment of this obligation. In June 1997 outstanding borrowings to the unaffiliated company were reduced to $300,000 with the proceeds from other short-term borrowings. In July 1997 ARTRA repaid all remaining obligations under these loans.

         In  March  1997,   ARTRA  borrowed   $1,000,000  from  an  unaffiliated
corporation evidenced by a short-term note, due May 26, 1997, bearing interest at 12%. The loan was collateralized by 630,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary. As additional compensation, the lender received an option to purchase 25,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary at a price of $4.00 per share, with the right to put the option back to ARTRA on or before May 30, 1997 for a put price of $50,000. Under certain circumstances, ARTRA had the right to repurchase the option for $50,000. In May 1997, ARTRA repurchased the option for $50,000 and repaid this loan . The proceeds from this loan were used in part to repay an ARTRA/Fill-Mor $2,500,000 bank term loan.

         On August 15, 1996, ARTRA and its 100% owned Fill-Mor subsidiary entered into a $2,500,000 term loan agreement with a bank. The loan, which provided for interest payable monthly at the bank's reference rate (8.25% at December 26, 1996) was guaranteed by ARTRA and was collateralized by 1,265,000 shares of COMFORCE common stock. Proceeds of the loan were used for working capital. In March 1997, the loan was repaid with proceeds from other short-term borrowings, principally the two $1,000,000 loans from Mr. Conant and an unaffiliated corporation, as discussed above.

         In May, 1996, ARTRA borrowed $100,000 from Edward A. Celano, then a private investor, evidenced by an unsecured short-term note, due August 7, 1996, and renewed to February 6, 1997, bearing interest at 10%. The proceeds of the loan were used for working capital. At the Company's annual meeting of shareholders, held August 29, 1996, Mr. Celano was elected to the Company's board of directors. Effective January 17, 1997, Mr. Celano exercised his conversion rights and received 18,182 shares of ARTRA common stock as payment of the principal balance of his note.

         In October 1996 the Company and its Fill-Mor subsidiary entered into a margin loan agreement with a financial institution which provided for borrowings of $600,000, with interest approximating the prime rate. Borrowings under the loan agreement were collateralized by 215,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary. The proceeds of the loan were used for working capital. In January, 1997, the loan was repaid with proceeds from other short-term borrowings.

         As of February 26, 1996, ARTRA was indebted to Bank of America Illinois ("B of A") in the sum of $14,563,639.59 including accrued interest and fees (the "Prior ARTRA Indebtedness"). As of February 26, 1996, Peter R. Harvey, an officer and director of ARTRA, was indebted to B of A in the sum of $7,496,830 including accrued interest (the "Prior Harvey Indebtedness"). The Prior ARTRA Indebtedness and the Prior Harvey Indebtedness are collectively referred to as the "Debt," or "Prior Notes."

         On February 26, 1996, for an aggregate purchase price of $5,150,000 (the "Purchase Price") Arabella, S.A. ("Arabella") purchased from B of A (the "Debt Purchase") all of B of A's interest in the Debt except that B of A retained the rights to $3 million of the Prior Harvey Indebtedness. B of A then entered into a Participation Agreement with ARTRA pursuant to which B of A transferred to ARTRA the right to receive $2.15 million of the retained $3 million indebtedness. The $3 million indebtedness was collateralized by a mortgage on certain real estate owned by Mr. Harvey. B of A's rights to the remaining $850,000 of the indebtedness had priority over ARTRA's rights to the $2.15 million. In March 1997, the bank sold its interest in Mr. Harvey's note and the related collateral to a private investor. ARTRA retained its $2,150,000 security interest the real estate, subordinated to the noteholder's $850,000 security interest in this real estate.

         The Prior ARTRA Indebtedness and the Prior Harvey Indebtedness were satisfied as follows.

         1. ARTRA paid Arabella cash in the amount of $2,650,000, 100,000 shares of ARTRA common stock (valued at $440,667 after a discount for restricted marketability) and 25,000 shares of COMFORCE common stock held by ARTRA (with a then fair market value of $200,000).

         2. BCA executed a note in favor of Arabella in the principal amount of $1,900,000 with a maturity date of May 26, 1996 (the "New ARTRA Note"), and Peter R. Harvey executed a note in favor of Arabella in the principal amount of $2,296,830 (the "New Harvey Note"). The amount of the Harvey Note was reduced to $100,000 if payment was made by May 26, 1996. Arabella was entitled to up to an additional 100,000 shares of ARTRA common stock and 25,000 shares of COMFORCE stock depending on when ARTRA and Peter R. Harvey repaid the new debt. The New ARTRA and Harvey Notes were repaid in April, 1996, principally from the proceeds of a private placement completed in July (and commenced in April). Based on the date of the repayment, Arabella received an additional 50,000 shares of ARTRA stock, which had a value of $220,000 after a discount for restricted marketability. Arabella also received an additional $125,000 in lieu of the additional 12,500 shares of COMFORCE to which it was entitled based on the date of repayment.

         3. ARTRA gave Arabella an option to purchase 40% of the common stock of Bagcraft for nominal consideration. The option was valued at $500,000. Per the terms of the agreement, ARTRA repurchased the option for $550,000 in April, 1996.

         ARTRA recognized a gain on the discharge of indebtedness of $9,424,000 ($1.23 per share) in the first quarter of 1996 and recorded a receivable for Mr. Harvey's pro rata share ($1,089,000) of the debt discharge funded by the Company. In addition, ARTRA discharged $2,150,000 of amounts previously owed to it by Peter Harvey, which offset ARTRA's right to receive $2,150,000 from Mr. Harvey pursuant to the Participation Agreement discussed above. See "Transactions With Management And Others -- Settlement of the Bank of America Illinois Debt."

         In December 1995, ARTRA completed a private placement of $2,500,000 of 12% convertible subordinated promissory notes due March 21, 1996. As additional consideration the noteholders received 15,000 ARTRA common shares per each $100,000 of notes issued, or an aggregate of 375,000 ARTRA common shares. The ARTRA common shares were valued at $1,266,000 ($3.375 per share) based upon the closing market value of ARTRA common stock on the date of issue, discounted for restricted marketability. In the event the notes and all accrued interest were not paid in full at maturity, the noteholders had the option to convert all or a portion of the amount due into shares of ARTRA common at a conversion price of $3.00 per share. The proceeds from the private placement, held in escrow at December 28, 1995, were used to pay down other debt obligations in January, 1996. At March 28, 1996, the outstanding principal amount due on these notes was reduced to $1,975,000. In April, 1996, the remaining outstanding notes were repaid principally with proceeds from the private placement of ARTRA notes completed in July, 1996 as discussed above.

        On March 31, 1994, ARTRA entered into a series of agreements with B of A and Kenny Construction Company ("Kenny"), which had guaranteed $2,500,000 of ARTRA bank notes held by B of A. A major shareholder and executive officer of Kenny is an ARTRA director. Per terms of the agreements, Kenny purchased
$2,500,000 of ARTRA notes from B of A and B of A released Kenny from its $2,500,000 loan guaranty. As additional consideration, Kenny received an option to put back to ARTRA the 49,980 shares of ARTRA common stock which it had received as compensation for the former $2,500,000 loan guaranty at a price of $15.00 per share. The put option was exercisable on the later of the day that the $2,500,000 note payable to Kenny became due or the date the ARTRA bank notes payable to B of A were paid in full. The option price was to increase by $2.25 annually. During the first quarter of 1996, the $2,500,000 note and related accrued interest was paid in full, principally with the proceeds from additional short-term borrowings. The put option remains outstanding.

         On  February  20,  1996,  the Company  issued 10%  Secured  Convertible
Promissory Notes to two lenders for the aggregate principal amount of $2,400,000. Up to an aggregate principal amount of $400,000 of Secured Notes was convertible into common stock of the Company at the rate of $5.00 per share. The notes were collateralized by an aggregate of 1,980,000 shares of COMFORCE common stock, which constituted all of the COMFORCE stock owned by the Company. The 10% Notes were due on June 19, 1996. The holders converted notes with a value of $400,000, and the remaining notes were repaid with the proceeds from the June sale of COMFORCE shares. See "Investment In COMFORCE Corporation."


         As discussed in Note 13 to the Company's condensed consolidated financial statements for the quarter ended June 26, 1997, ARTRA has total amounts due from its president, Peter R. Harvey, of which $8,677,000 and $7,998,000, including accrued interest, remained outstanding at June 26, 1997 and December 26, 1996, respectively. The amounts due bear interest at the prime rate plus 2% (10.50% at June 26, 1997 10.25% and at December 26, 1996). This receivable from Peter R. Harvey has been classified as a reduction of common shareholders' equity.


         Commencing January 1, 1993 to date, interest on all amounts due from Peter R. Harvey has been accrued and fully reserved.


         In prior years, as partial collateral for amounts due from Peter R. Harvey, the Company has received the pledge of 1,523 shares of ARTRA redeemable Series A preferred stock (with a liquidation value of $1,523,000, plus accrued dividends) which are owned by Mr. Harvey. In addition, Mr. Harvey has pledged a 25% interest in Industrial Communication Company (a private company). Such interest is valued by Mr. Harvey at $800,000 to $1,000,000. During 1995, Peter
R. Harvey entered into a pledge agreement with ARTRA whereby Mr. Harvey pledged additional collateral consisting of 42,067 shares of ARTRA common stock and 707,281 shares of PureTec Corporation, a publicly traded corporation ("PureTec"). As of August 20, 1997, the closing market price of PureTec on the NASDAQ National Market was $1.75 per share. As collateral for a July 1997 advance of $7,475,000, Mr. Harvey provided ARTRA with additional collateral for his advances consisting of 652.285 shares of ARTRA Series A redeemable preferred stock (a 17.4% interest), 1,784.02 shares of BCA Series A redeemable preferred stock (a 48.5% interest) and 6,488.8 shares of BCA Series B redeemable preferred stock (a 79.8% interest). As of August 20, 1997, this additional collateral had a carrying value of the obligation recorded in ARTRA's consolidated balance sheet of approximately $11,000,000.


         In addition, in connection with a discharge of certain bank indebtedness discussed below, ARTRA received rights under a mortgage of certain real estate owned by Mr. Harvey. The real estate had an appraised value of $2 million as of December 13, 1993. The mortgage collateralized $2,150,000 of the amount owed by Mr. Harvey. Bank of America Illinois had a senior security interest in the amount of $850,000. See "Transactions with Management And Others -- Settlement of the Bank of America Illinois Debt." In March 1997, the bank sold its interest in Mr. Harvey's note and the related collateral to a private investor. ARTRA retained its $2,150,000 security interest the real estate, subordinated to the noteholder's $850,000 security interest in this real estate.

         ARTRA has entered into various agreements under which it has sold its common shares along with put options that require ARTRA to repurchase these shares at the option of the holder, usually one year after the date of each such agreement. At August 20, 1997, options were outstanding that, if exercised, would require ARTRA to repurchase 72,984 shares of its Common Stock for an aggregate of approximately $3,200,000. ARTRA does not have adequate resources to make such redemptions. However, the holders have the option to sell their shares in the market, subject to the limitations of Rule 144 of the Securities Act, which could adversely impact the market price of the Common Stock. At its discretion and subject to its financial ability, ARTRA could reimburse the option holders for any shortfall resulting from such sale. At the present time none of the option holders have demanded payment, and all of the option holders have indicated to the Company a willingness to work with the Company to satisfy the obligations, in some manner other than a demand for payment under the put option.

         As discussed in Note 9 to the condensed consolidated financial statements for the quarter ended June 26, 1997, ARTRA, Bagcraft and Bagcraft's parent BCA have various redeemable preferred stock issues with an aggregate carrying value of $20,831,000 at June 26, 1997. Redeemable preferred stock issues with an aggregate carrying value of $11,707,000 at June 26, 1997, mature in 1997. The Bagcraft redeemable preferred stock, with a carrying value of $2,065,000 at June 26, 1997, is payable in June 1997. Bagcraft anticipates it will fund this payment with funds available under its revolving credit loan. The BCA Series B redeemable preferred stock, with a carrying value of $9,642,000 at June 26, 1997, is also payable in June 1997. ARTRA does not have available funds to satisfy this obligation. The Company is currently negotiating with the redeemable preferred shareholders to restructure or extend the maturity date of this obligation beyond 1997. In August 1997 ARTRA repurchased certain ARTRA and BCA redeemable preferred stock with a carrying value of approximately $700,000 for cash of approximately $350,000.

         ARTRA's corporate entity has no material commitments for capital expenditures.


         Bagcraft

         Bagcraft entered into a Credit Agreement, dated as of December 17, 1993 (the "Credit Agreement") that initially provided for a revolving credit loan with interest at the lender's index rate plus 1.5% and two separate term loans. The term loans were separate facilities initially totaling $12,000,000 (Term Loan A) and $8,000,000 (Term Loan B), bearing interest at the lender's index rate plus 1.75% and 3%, respectively.

         Effective February 1, 1996, the Credit Agreement was amended whereby, among other things, the maturity date of the Credit Agreement was extended until September 30, 1997, certain loan covenants were amended. The principal payments under Term Loan B were modified to include twenty-three monthly installments of $200,000 from November 15, 1995 to September 30, 1997, with the remaining balance payable at maturity (September 30, 1997). Additionally, in conjunction with a preferred stock exchange agreement between BCA (the parent of Bagcraft), Bagcraft and the holder of Bagcraft's 13.5% cumulative redeemable preferred stock, the lender consented to an advance to Bagcraft of $4,135,000 under the revolving credit loan to be transferred to ARTRA as a dividend (see Note 11 to the Company's consolidated financial statements).

         In December 1996, the Credit Agreement was amended and restated whereby, among other things, the maturity date of the Credit Agreement was extended to September 30, 2002 and certain loan covenants were amended. Term
Loan A and Term Loan B, as previously defined in the Credit Agreement were consolidated into a new $20,000,000 term loan with interest at the lender's index rate plus .25% (8.5% at December 26, 1996). Principal payments under the term loan were modified to provide for annual principal payments (payable in quarterly installments) in the amount of $2,000,000 in 1997 through 1999; $3,000,000 in 2000 and 2001; and $8,000,000 in 2002. The amended and restated
Credit Agreement also provided for a $3,00,000 capital expenditures line of credit with interest at the lender's index rate plus .25%.

         The amount available to Bagcraft under the revolving credit loan is subject to a borrowing base, as defined in the Credit Agreement, up to a maximum of $18,000,000. At June 26, 1997 and December 26, 1996, approximately $3,800,000 and $6,200,000, respectively, was available and unused by Bagcraft under the revolving credit loan. Borrowings under the revolving credit loan are payable upon maturity of the Credit Agreement, unless accelerated under terms of the Credit Agreement. At June 26, 1997 and December 26, 1996, the interest rate on the revolving credit loan was 8.5% and 8.25%, respectively.

         Borrowings under the Credit Agreement are collateralized by the common stock and substantially all of the assets of Bagcraft. The Credit Agreement, as amended, contains various restrictive covenants, that among other restrictions, require Bagcraft to maintain minimum levels of tangible net worth and liquidity levels, and limits capital expenditures and restricts additional loans, dividend payments and payments to related parties. In addition, the Credit Agreement prohibits changes in ownership of Bagcraft. At December 26, 1996 Bagcraft was in compliance with the provisions of its Credit Agreement.

         Effective May 15, 1997, the Credit Agreement was amended to provide for a $5,000,000 term loan (Term Loan B) with interest at the lender's index rate plus .75%. Term Loan B is payable on May 8, 1998, unless accelerated under terms of the Credit Agreement. The proceeds of Term Loan B were advanced to ARTRA under terms of an intercompany note payable to Bagcraft on May 8, 1998. Because the ARTRA/Bagcraft note results from an intercompany transaction, it has not been included in ARTRA's short-term indebtedness. ARTRA used the proceeds of this loan to repay certain ARTRA debt obligations


         Effective July 17, 1997, the Credit Agreement was amended to provide for a $7,500,000 term loan (Term Loan C) with interest at the lender's index rate plus 1%. Term Loan C is payable on July 15, 2000, unless accelerated under terms of the Credit Agreement. The proceeds of Term Loan C were advanced to ARTRA under terms of an intercompany note payable to Bagcraft on July 15, 2000. ARTRA used the proceeds of this loan to repay certain ARTRA debt obligations.


         As additional compensation for borrowings under the Credit Agreement, in December 1993, the lender received a detachable warrant ("Warrant"), expiring in December 1998, allowing the holder to purchase up to 10% of the fully diluted common equity of Bagcraft at a nominal value. Under certain conditions Bagcraft was required to repurchase the Warrant from the lender. The determination of the repurchase price of the Warrant was to be based on the Warrant's pro rata share of the highest of book value, appraised value or market value of Bagcraft. In connection with the February 1, 1996 amendment to the Credit Agreement, the warrant agreement was amended to permit the holder to purchase 13% of the fully diluted common equity of Bagcraft at the original nominal purchase price and to extend the expiration date to December 17, 1999. In January 1997, in accordance with the December 1996 amendment to the Credit Agreement, Bagcraft repurchased 50% of the Warrant (6.5% of the fully diluted common equity of Bagcraft) for $1,500,000. Bagcraft can repurchase the remaining 50% of the Warrant on or after December 17, 1997 for an amount based upon the Warrant's pro rata share of the highest of book value, appraised value or market value of Bagcraft as noted above. In accordance with the May 1997 amendment to the Credit Agreement the Warrant was amended. In the event there is a change in Bagcraft's ownership through May 30, 1998, the lender is entitled to receive an amount equal to 6.5% of the fully diluted common equity of Bagcraft, based upon the fair value of Bagcraft at the date of a change of ownership, less the $1,500,000 the lender received in January 1997 when Bagcraft repurchased 50% of the Warrant.

         In March, 1994 Bagcraft and the City of Baxter Springs, Kansas completed a $12,500,000 financing package associated with the construction of a new 265,000 sq. ft. production facility in Baxter Springs, Kansas. The financing package, funded by a combination of Federal, state and local funds, consists of the following loan agreements payable by Bagcraft directly to the City of Baxter
Springs:


         A $7,000,000 promissory note payable in ten installments of $700,000 due annually on July 21 of each year beginning in 1995 through maturity on July 21, 2004. Interest, at varying rates from 4.6% to 6.6%, is payable semi-annually. At June 26, 1997 and December 26, 1996, Bagcraft had outstanding borrowings of $5,600,000 under this loan agreement.

         A  $5,000,000   subordinated   promissory   note  payable  as  follows:
         $2,425,000 due in 1998;  and  $2,425,000 due in 1999. The  subordinated promissory note is non-interest bearing, subject to certain repayment provisions as defined in the agreement (as amended). At June 26, 1997 and December 26, 1996, Bagcraft had outstanding borrowings of $4,850,000 under this loan agreement.

         Two separate $250,000 subordinated promissory notes payable in varying installments through January 20, 2025. The subordinated promissory notes are non-interest bearing, subject to certain repayment provisions as defined in the agreement. At June 26, 1997 and December 26, 1996, Bagcraft had outstanding borrowings of $224,000 and $231,000, respectively, under this loan agreement.

         Borrowings under the above loan agreements are collateralized by a first lien on the land and building at the Baxter Springs, Kansas production facility and by a second lien on certain machinery and equipment. Under certain ircumstances, repayment of the borrowings under the above loan agreements is subordinated to the repayment of obligations under Bagcraft's Credit Agreement. At December 28, 1995, $552,000 of borrowings from the above loan agreements was reflected in the condensed consolidated balance sheet in current assets as restricted cash and equivalents. These funds, invested in interest bearing cash equivalents and restricted for expenditures associated with the Baxter Springs, Kansas project were expended during the first quarter of 1996.

         The Kansas facility replaced Bagcraft's production facilities in Joplin, Missouri and Carteret, NJ.

         Bagcraft has historically funded its capital requirements with cash flow from operations and funds available under its revolving credit loan. These sources should provide sufficient cash flow to fund Bagcraft's short-term capital requirements. As discussed above, it is anticipated that Bagcraft's recently amended Credit Agreement will provide Bagcraft with the ability to fund its long-term capital requirements.

         Bagcraft anticipates that its 1997 capital expenditures, principally for manufacturing equipment, will be approximately $2,500,000 and will be funded principally from the above-mentioned credit facilities and also from operations.

         As discussed in Note 14 to the condensed consolidated financial statements for the quarter ended June 26, 1997, effective January 2, 1997, Bagcraft completed the purchase of the business assets, subject to buyer's assumption of certain liabilities, of AB Specialty Holding Company, Inc. ("AB"). The consideration consisted of cash of approximately $2.4 million, funded through borrowings under Bagcraft's Credit Agreement, of which approximately $1.2 million was paid as a deposit in December 1996. The acquisition of AB, is expected to enhance Bagcraft's specialty bag business.

        The common stock and virtually all the assets of the Company and its Bagcraft subsidiary have been pledged as collateral for borrowings under various loan agreements. Under certain debt agreements the Company is limited in the amounts it can withdraw from its operating subsidiaries.


         Investment In COMFORCE Corporation

         ARTRA, along with its wholly owned Fill-Mor subsidiary, owns a significant minority interest in COMFORCE, consisting of 1,728,000 shares or approximately 13% of the outstanding common stock of COMFORCE as of August 20, 1997, with an aggregate value as of that date of approximately $11,912,000 (value at December 26, 1996 was $22,564,000). The value of COMFORCE stock has fluctuated substantially in recent periods. The high per share for the twelve month period ending July 31, 1997 was $19.50 and the per share low during the same period was $4.00. There can be no assurance that the value of the COMFORCE shares will not decline substantially in the future, which would have a material adverse effect on the value of the Company.


         The COMFORCE shares constitute unregistered securities under the Securities Act of 1933 (the "Act"). As a result of ARTRA's former involvement in the operations and management of COMFORCE, ARTRA was considered an "affiliate" of COMFORCE under the Act, and because of this, the number of shares that ARTRA could sell without registration under the Act within any three-month period was limited. For the reasons set forth below, the Company believes that an exemption from registration under Rule 144(k) promulgated under the Act is now available to it, and therefore the limitations under Rule 144 on the number of restricted shares that ARTRA could sell within any three-month period without registration are no longer applicable to it.

         Rule 144(k) of the Act permits the sale without registration under the Act of restricted shares of an issuer that have been held in excess of three years (two years as of April 29, 1997) by persons who have not been "affiliates" of the issuer for the preceding three months. Since December 28, 1995, ARTRA, Fill-Mor and their respective officers, directors, affiliates and employees have held no managerial or executive positions with COMFORCE nor have any of the above served in the capacity of directors, nor have any of them had the right under any agreement or otherwise to serve in such capacity since December 28, 1995. Likewise, neither ARTRA, Fill-Mor nor any of the above had the right under any agreement or otherwise to serve in such capacity since December 28, 1995. Finally, since that time, neither ARTRA, Fill-Mor nor any of their respective officers, directors, affiliates and employees have had any material involvement in, nor have they been able to exercise any control over, COMFORCE, either individually or together with any other person or entity. Because of this, the Company believes that ARTRA and Fill-Mor are not "affiliates" of COMFORCE and, since they have held their shares in excess of three years, qualify for the exemption under Rule 144(k) set forth above.

         There can be no assurance that the Securities and Exchange Commission would concur with the Company's position. Notwithstanding this, ARTRA does not believe that its ability to sell COMFORCE shares, or eventually to realize on the value of its COMFORCE shares, will be affected in a material adverse way, although it may not be able to sell its COMFORCE shares as quickly as it could if it were to use Rule 144(k), and in any event, an attempt to sell a large number of its COMFORCE shares over a limited period could be expected to result in a reduction in the value of such shares. Effective December 19, 1996, ARTRA and COMFORCE entered into a Settlement Agreement pursuant to which COMFORCE agreed to include in its proposed underwritten public offering 380,000 shares of COMFORCE common stock held by ARTRA and its Fill-Mor susidiary and ARTRA agreed to a Lock-up agreement which limits its ability to sell its remaining COMFORCE common shares for a period of 360 days after the effective date of COMFORCE's proposed underwritten public offering. COMFORCE did not retain an underwriter for the proposed underwritten public offering and, accordingly, effective April 30, 1997 ARTRA was released from the provisions of the Lock-up Agreement. Currently, the sale of 700,000 COMFORCE common shares held by ARTRA and Fill-Mor is restricted because the shares are collateral for various debt obligations. Additionally, the Company and a lender are currently negotiating the form of collateral for certain promissory notes issued in June 1997 with an aggregate principal amount of $2,950,000. The collateral is anticipated to be substantially all of it the Company's otherwise unencumbered COMFORCE common shares (approximately 1,000,000 shares).

         The Company's operating plan for fiscal year 1997 anticipates the sale of these marketable securities, with proceeds to be used principally to pay down Corporate debt obligations and fund working capital requirements.

         In January 1996, the Company's Board of Directors approved the sale of 200,000 of ARTRA's COMFORCE common shares to certain officers, directors and key employees of ARTRA for non-interest bearing notes totaling $400,000. The notes, collateralized by the 200,000 COMFORCE common shares sold, are not payable until the earlier of the registration of these shares under the Securities Act of 1993 or the expiration of the applicable resale waiting period under Securities Act Rule 144. Additionally, the noteholders have the right to put their COMFORCE shares back to ARTRA in full payment of the balance of their notes. Based upon the preceding factors, the Company has concluded that, for reporting purposes, it has effectively sold options to certain officers, directors and key employees to acquire 200,000 of ARTRA's COMFORCE common shares. Accordingly, these 200,000 COMFORCE common shares have been removed from the Company's portfolio of "Available-for-sale securities" and are classified in the Company's consolidated balance sheet at December 26, 1996 as other receivables with an aggregate value of $400,000, based upon the value of proceeds to be received upon future exercise of the options. The disposition of these 200,000 COMFORCE common shares will result in a gain which has been deferred and will not be recognized in the Company's financial statements until the options to purchase these 200,000 COMFORCE common shares are exercised. As of August 20, 1997, no options to acquire any of the 200,000 COMFORCE common shares had been exercised.


         In June 1997, ARTRA sold 5,000 COMFORCE shares in the market for proceeds of approximately $33,000. In March 1997, a lender received 25,000 COMFORCE common shares held by ARTRA as additional consideration for a short-term loan. The disposition of these 30,000 COMFORCE shares during the six months ended June 26, 1997 resulted in realized gains of $255,000, with cost determined by average cost.


         As additional consideration for a February 1996 short-term loan a lender received 25,000 COMFORCE common shares held by ARTRA. In March 1996, ARTRA sold 93,000 COMFORCE shares in the market, with the proceeds of approximately $630,000 used for working capital. In June 1996, ARTRA sold 100,000 COMFORCE shares in the market, with the proceeds of approximately $3,100,000 used principally to pay down debt obligations. As additional consideration for two short-term loans, in April 1996 the lenders received 20,000 COMFORCE common shares held by ARTRA. The disposition of these 238,000 COMFORCE shares during the quarter ended June 27, 1996 resulted in additional realized gains of $4,495,000, with cost determined by average cost.

         During the year ended December 26, 1996 ARTRA sold 193,000 COMFORCE common shares in the market, with the net proceeds of approximately $3,7000,000 used for working capital. During 1996 certain lenders received 105,000 COMFORCE common shares held by the Company as additional consideration for short-term loans. In October 1996, a lender exercised the conversion rights of a short-term loan and received 33,333 COMFORCE common shares in settlement of the Company's obligation. The disposition of these 331,333 COMFORCE common shares resulted in realized gains of $5,818,000 during the year ended December 26, 1996, with cost determined by average cost.


         At August 20, 1997 ARTRA's remaining investment in COMFORCE (1,728,000 shares, or approximately a 13% common stock ownership interest) was classified in the Company's consolidated balance sheet in current assets as "Available-for-sale securities."

         In conjunction with the COMFORCE Telecom acquisition, ARTRA agreed to assume substantially all pre-existing COMFORCE liabilities (i.e., COMFORCE liabilities existing from operations prior to the acquisition of COMFORCE Telecom) and indemnify COMFORCE in the event any future liabilities arise concerning pre-existing environmental matters and business related litigation. Accordingly, at June 26, 1997 and December 26, 1996, respectively, $271,000 and $348,000 of such pre-existing COMFORCE liabilities were classified in ARTRA's condensed consolidated balance sheet as current liabilities of discontinued operations. See Note 4 to the condensed consolidated financial statements for the quarter ended June 26, 1997 and Note 6 to the consolidated financial statements for the year ended December 26, 1996 for a further discussion of ARTRA's investment in COMFORCE. See "Changes in Business - COMFORCE" for additional information relating to the Company's investment in COMFORCE.


         Litigation

         The Company and its subsidiaries are the defendants in various business-related litigation and environmental matters. See Note 12 to the Company's condensed consolidated financial statements for the quarter ended June 26, 1997. At June 26, 1997 and December 26, 1996, the Company had accrued $1,900,000 for business-related litigation and environmental liabilities. However, as discussed elsewhere herein, ARTRA may not have available funds to pay liabilities arising out of these business-related litigation and environmental matters or, in certain instances, to provide for its legal defense. ARTRA could suffer severe adverse consequences in the event of an unfavorable judgment in any of these matters. See "Risk Factors -- Litigation," and "Legal Proceedings."


         Net Operating Loss Carryforwards

         At June 26, 1997, the Company and its subsidiaries had Federal income tax loss carryforwards of approximately $36,000,000, expiring principally in 2002 - 2010, available to be applied against future taxable income, if any. In recent years, the Company has issued shares of its common stock to repay various debt obligations, as consideration for acquisitions, to fund working capital obligations and as consideration for various other transactions. Section 382 of the Internal Revenue Code of 1986 limits a corporation's utilization of its Federal income tax loss carryforwards when certain changes in the ownership of a corporation's common stock occurs. In the opinion of management, the Company is not currently subject to such limitations regarding the utilization of its Federal income tax loss carryforwards. Should the Company continue to issue a significant number of shares of its common stock, it could trigger a limitation that would prevent it from utilizing a substantial portion of its Federal income tax loss carryforwards.


Impact of Inflation and Changing Prices

         Bagcraft's costs have increased substantially in recent years, largely due to increases in the cost of paper. Although Bagcraft seeks to pass its increased costs on to its customers, this is frequently not possible due to the competitive nature of the paper products industry.


Recently Issued Accounting Pronouncements

         During 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share", SFAS No. 129, "Disclosure of Information about Capital Structure," SFAS No. 130, "Reporting Comprehensive Income Summary," and SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information".

         SFAS No. 128 establishes standards for the computation, presentation, and disclosure requirements for earnings per share. SFAS No. 129 consolidates the existing requirements relating to the disclosure of certain information about an entity's capital structure. SFAS No. 130 establishes standards for reporting comprehensive income to present a measure of all changes in equity that result from renegotiated transactions and other economic events of the period other than transactions with owners in their capacity as owners. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources and includes net income. SFAS No. 131 specifies revised guidelines for determining an entity's operating segments and the type and level of financial information to be disclosed. This standard requires that management identify operating segments based on the way that management disaggregates the entity for making internal operating decisions.

         SFAS No. 128 and SFAS No. 129 are effective for the Company's fiscal year ending December 25, 1997. SFAS No. 130 and SFAS No. 131 are effective for the Company's fiscal year ending December 31, 1998. Management has not determined what impact these standards, when adopted, will have on the Company's financial statements.




                             BUSINESS AND PROPERTIES

General

         Through its wholly-owned subsidiary, Bagcraft Corporation of America ("Bagcraft"), ARTRA currently operates in one industry segment as a manufacturer of packaging products principally serving the food industry.

         Prior to September 28, 1995, ARTRA's then majority owned subsidiary, COMFORCE Corporation (then known as The Lori Corporation), operated as a designer and distributor of popular-priced fashion costume jewelry and accessories. In September 1995 COMFORCE adopted a plan to discontinue its jewelry business.

         On October 17, 1995, COMFORCE acquired all of the capital stock of COMFORCE Telecom Inc. ("COMFORCE Telecom"), formerly Spectrum Global Services, Inc. d/b/a YIELD Global. COMFORCE Telecom provides telecommunications and computer technical staffing services worldwide to Fortune 500 companies and maintains an extensive, global database of technical specialists with an emphasis on wireless communications capability. In the fourth quarter of 1995, ARTRA's investment in COMFORCE was reduced to approximately 25% and, at December 26, 1996 ARTRA's interest in COMFORCE common stock was further reduced to approximately 14%. See Notes 3 and 6 to the Company's consolidated financial statements for a further discussion of ARTRA's investment in COMFORCE.


         Packaging Products Business

         Effective March 3, 1990, ARTRA entered into the packaging products business with its acquisition of Bagcraft. Bagcraft, established in 1947, is a leading manufacturer and supplier of flexible packaging products to the fast food, bakery, microwave popcorn and supermarket industries and is also a significant supplier to the theater industry. Several of Bagcraft's products are widely recognized and have become standard items within various segments of the food industry. Bagcraft is a full-service supplier complete with its own laboratory and engineering departments. Bagcraft's sales and technical staff work in conjunction with Bagcraft's customers to determine the proper components of the package. Bagcraft's art department creates packaging designs, subject to customer approval, or duplicates customer-supplied designs. Thereafter, the packaging is produced in accordance with customer specifications using a variety of papers, film, foil and lamination. Bagcraft has developed a number of proprietary innovations in the manufacture of its packaging products. Such innovations include the Dubl-Wax(TM) bag, which introduced specialty waxed bags to the retail bakery industry. Bagcraft is also credited with being instrumental in developing and producing the first microwave popcorn bags.

         Bagcraft currently produces over three billion bags and three billion sheets and wrappers annually for the packaging of more than 1,000 different products. Bagcraft purchases the paper, foil, films and chemicals it uses from a number of different unaffiliated suppliers. Since Bagcraft purchases each of the raw materials it requires from more than one supplier, it is not dependent upon a single supplier for any specific materials or supplies.

         Sales orders are processed, and manufacturing and delivery schedules are determined primarily at Bagcraft's headquarters and principle production facility in Chicago. In September, 1994, Bagcraft completed the construction of a new 265,000 sq. ft. production facility in Baxter Springs, Kansas. The new Kansas facility, which has added production capacity in Bagcraft's growing food service products business, has replaced Bagcraft's production facility in Joplin, Missouri (which was conveyed to a contractor involved in constructing the Baxter Springs facility in partial consideration of such contractor's fees), its facility in Carteret, New Jersey (which was sold in 1994) and its facility in Forest Park, Georgia (which was converted into a distribution facility).

         Bagcraft's products are sold throughout the United States by a sales force of approximately 15 full-time salespersons who sell to wholesale distributors and a number of independent brokers who sell Bagcraft product lines to large food processors and food chains. Bagcraft presently sells its products to more than 2,000 customers. Although some of these are the largest and most recognizable companies in the food industry, no single customer accounted for more than 10% of ARTRA's consolidated net sales in 1996.

       Sales to customers are made pursuant to orders placed in advance for periods of up to one year. In certain instances Bagcraft and a customer can enter into an agreement to maintain a specified minimum inventory for the customer. The contracts entered into by Bagcraft with its customers vary in length depending on the customer's needs and Bagcraft's capacity to meet the customer's requirements. Generally, Bagcraft's contracts provide advance notice of from 30 days to one year to terminate a contract. The contracts typically provide for delivery of goods at an agreed-upon fixed price, subject to adjustment upon timely notice in advance. Bagcraft usually grants its customers rights of return, subject to penalty, except in the case of goods produced to specification. In addition, Bagcraft typically requires payment for goods 30 days after shipment, but gives its customers a 1% discount if payment is made within 10 days after shipment.

         Bagcraft believes that it is the manufacturer of the most diversified line of flexible packaging products in the United States. However, there are a number of domestic and foreign companies which compete directly with Bagcraft in each of its major product lines, certain of which have a larger market share with respect to specific product lines. Bagcraft's competitors range from small companies to divisions of large corporations which have substantially greater financial resources than those available to Bagcraft. Bagcraft competes on the basis of quality, service and the price of its products.

         Bagcraft believes that only a modest level of continuing research and development and strict quality and process control will be necessary to maintain and improve its position in the flexible packaging industry. All product modifications and manufacturing innovations reflect input from its personnel in general management, sales, marketing design, R&D and engineering.


         During 1996, Bagcraft's products were sold by four marketing divisions as described below. However, in 1997, Bagcraft restructured its marketing its marketing department into seven segments: Concessions, Distributors, Food Service, Microwave Popcorn, Supermarket Deli/Bakery, Retail Packaging and International.



         Paper Division

         Bagcraft believes it is the industry leader in specialty paper bags, which represented approximately 31% of Bagcraft's 1996 sales. Bakeries account for approximately 63% of the paper division's sales which also include supermarkets and various retail food chains. A number of the paper division's products, including Dubl-Wax(TM), Dubl-Panel(TM), Dubl-Clear(TM) and Sealing-Strip(TM) represent significant manufacturing innovations which have contributed to Bagcraft's position as the industry leader. Major customers include Walgreen's, Albertson's, Dunkin' Donuts and Boston Market and Publix. Bagcraft believes the outlook for the future indicates stability and growth.

         Bagcraft's Paper Division stocks approximately 150 generic products, which enables Bagcraft to lead the industry in providing the widest variety of immediately available unprinted and stock printed bags and sheets in the industry. Stock products are bought and inventoried by distributors who, in turn, sell them in varying quantities to end-users for a multitude of purposes. The stock line is sold mainly through Bagcraft field salespeople and telemarketing from Bagcraft's Chicago home office.


         Food Service Division

         The Food Service Division, which represented approximately 46% of Bagcraft's 1996 sales, is a leader among its competitors. Bagcraft's products sold to the food service industry include foil and paper bags and sheets for sandwiches, french fries, chicken and other prepared foods. Major customers in this industry include Wendy's, Burger King, Taco Bell, Dairy Queen and McDonald's.

         The development of the Honeycomb sheet helped propel Bagcraft to its industry leading position. The Honeycomb sheet incorporates a moisture absorbing layer which prevents buns from becoming soggy and tends to keep food warm for a longer period of time. When used to replace rigid packaging, it represents significant source reduction to the solid waste system. Additionally, Bagcraft was the first manufacturer to print 6-color sheets.

         Specialty Bag Division

         The Specialty Bag Division represented approximately 17% of Bagcraft's 1996 sales. Many of the division's products represent unique additions to Bagcraft's standard products. The Cue-Pon Bag(TM) has a "tear out" coupon affixed near the window on the bag which offers the shopper the immediate benefit of the coupon upon purchase. The Cue-Pon Pocket Bag(TM) has a pouch on the front of the bag which can be filled with novelty items by the retailer.



         The division features products for the packaging of bakery goods, such as cookies and donuts, coffee, pre-popped popcorn and specialized promotional items. This division provides bags with transparent windows, metal tin tie attachments and convenient self-opening bottoms. Customers for the division include Bake-Line Products and Interstate Brands.



         This division also produces theater popcorn bags, which provide the theater chains with a more economical package that is easy to dispose of and substantially reduces the amount of space needed to inventory the product. These double wall bags provide many of the properties of rigid containers such as tubs and cartons with the environmental and storage advantages of bags. Bagcraft is the leading supplier of popcorn bags to theater chains such as General Cinema Corporation, Carmike and Mann Theaters.



         As discussed in Note 14 to the condensed consolidated financial statements for the quarter ended June 26, 1997, effective January 2, 1997, Bagcraft purchased the business assets, subject to buyer's assumption of certain liabilities, of AB Specialty Holding Company, Inc. ("AB"). The acquisition of AB, is expected to enhance Bagcraft's specialty bag business.






         Microwave Popcorn Division



         The Microwave Popcorn Division, which represented approximately 6% of Bagcraft's 1996 sales, represents an example of Bagcraft's high technology advancements. Bagcraft supplies microwave popcorn packaging to several industry leaders, including Hunt-Wesson (Orville Redenbacher) and U.S.A. Family Foods.



         Bagcraft was instrumental in the development of the first microwave popcorn bag and played an important role in developing "susceptor" accelerator technology which it has incorporated into its products. The susceptor technology involves placing a metallized material into the popcorn bag which accelerates the heat transfer and results in a higher percentage of the popcorn kernels being popped.



         In recent years, Bagcraft has experienced a decline in its domestic microwave popcorn business due to the acquisition of one of its major customers by a company with its own packaging ability. Accordingly, at December 31, 1995, Bagcraft incurred a charge to operations of approximately $1,500,000 to write-down the carrying value of idle machinery and equipment dedicated to the production of microwave popcorn products.

         Discontinued Business - Arcar



         As discussed in Note 3 to the Company's consolidated financial statements for the year ended December 26, 1996, effective April 8, 1994, Bagcraft acquired the business assets, subject to buyer's assumption of certain liabilities of Arcar Graphics, Inc. ("Arcar"), a manufacturer and distributor of waterbase inks for the flexographic and rotogravure printing industries. Arcar is one of the larger waterbase ink suppliers in the United States and serves over 500 customers. The principal markets of Arcar's products included printers of tags and labels, flexible packaging manufacturers and polycoated cup manufacturers. As discussed in Note 3 to the Company's consolidated financial statements for the year ended December 26, 1996, effective October 26, 1995, Bagcraft completed the sale of the business assets of Arcar, subject to the buyer's assumption of certain liabilities.



Employees



         The Company currently employs approximately 900 persons. The Company considers its relationships with its employees to be good.



Properties


         The following table sets forth a brief description of the properties of the Company and its subsidiaries. The Company and its subsidiaries believe that all of their facilities are adequate for their present and reasonably anticipated future business requirements.


Location                               General Description                                      Ownership
--------                               -------------------                                      ---------
ARTRA:


    Northfield, IL (1)                 Headquarters facility of                                Leased, expiring in 1997
                                       approximately 7,000 sq. ft


Bagcraft:

    Chicago, IL                        Administrative and manufacturing facility of            Owned
                                       approximately 148,000 sq. ft.


    Chicago, IL (2)                    Warehouse and office facility of                        Leased, expiring in 2006
                                       approximately 63,000 sq. ft


    Baxter Springs, KS (5)             Manufacturing, warehouse and office facility
                                       of approximately 265,000 sq. ft.                        Owned


    Hialeah, FL (2) (3)                Manufacturing, warehouse and office facility            Leased, expiring in 1998
                                       of approximately 25,000 sq. ft.


    Medley, FL (3) (4)                 Warehouse facility of approximately 20,000 sq. ft       Leased, expiring in 1999



    Forest Park, GA (5)                Warehouse and office facility                           Owned
                                       of approximately 35,000 sq. ft


(1) This lease provides for a one-year renewal option. Effective December 1995, the building was purchased by a trust owned by John Harvey, the Company's Chairman of the board of directors.

(2) This lease provides for a ten-year option to renew at the current market rate.

(3)       This  lease  was  assumed  in  conjunction  with  Bagcraft's   January
          acquisition of AB Specialty Holding Company.

(4)       This lease provides for a two-year renewal option.

(5) In September, 1994, Bagcraft completed construction of a new 265,000 sq. ft. production facility in Baxter Springs, Kansas. This facility replaced Bagcraft's production facilities in Joplin, Missouri, Carteret, New Jersey and Forest Park, Georgia. Bagcraft conveyed the former Joplin, Missouri facility to one of the contractors involved in the construction of the Baxter Springs, Kansas facility as partial consideration for the work performed by this contractor. Bagcraft sold the Carteret, New Jersey facility in 1994. The Forest Park, Georgia facility was retained as a distribution center until it was closed in June 1996.



Legal Proceedings


         The Company and its subsidiaries are the defendants in various business-related litigation and environmental matters. At June 26, 1997 and December 26, 1996 the Company had accrued $1,900,000 for business-related litigation and environmental liabilities. While these litigation and environmental matters involve wide ranges of potential liability, management does not believe the outcome of these matters will have a material adverse effect on the Company's financial position; however it may have have an adverse effect on the results of operations for an individual reporting period. However, ARTRA may not have available funds to pay liabilities arising out of these business-related litigation and environmental matters or, in certain instances, to provide for its legal defense.


         In November, 1993, ARTRA filed suit in the Circuit Court of the Eighteenth Judicial Circuit for the state of Illinois (the "State Court Action") against Salomon Brothers, Inc., Salomon Brothers Holding Company, Inc., Charles
K. Bobrinskoy, Michael J. Zimmerman (collectively, "Salomon Defendants"), D.P. Kelly & Associates, L.P. ("DPK"), Donald P. Kelly ("Kelly Defendants" along with
DPK), James F. Massey and William Rifkind relating to the acquisition of Envirodyne in 1989 by Emerald Acquisition Corp. ("Emerald"). Envirodyne had filed a Chapter 11 bankruptcy on January 7, 1993 which provided ARTRA with no value in the Emerald Stock received in connection with the acquisition. On November 22, 1993, ARTRA filed a First Amended Complaint. The defendants removed the case to the Bankruptcy Court in which the Emerald Chapter 11 case is pending. On July 15, 1994, all but two of ARTRA's causes of action were remanded to the state court. The Bankruptcy Court retained jurisdiction of ARTRA's claims against the defendants for breaching their fiduciary duty as directors of Emerald to Emerald's creditors and interference with ARTRA's contractual relations with Emerald. On April 7, 1995, the Company's appeal of the Bankruptcy Court's order retaining jurisdiction over two claims was denied. On July 26, 1995, the Bankruptcy Court entered an order dismissing these claims. On August 4, 1995, ARTRA appealed from the Bankruptcy Court's dismissal order. That appeal was denied on October 31, 1996 by the United States District Court. ARTRA has a right to appeal the District Court's decision. This appeal has been filed in the United States Court of Appeals for the Seventh Circuit.

         On July 18, 1995, ARTRA filed a Fourth Amended Complaint in the State Court Action for breach of fiduciary duty, fraudulent misrepresentation, negligent misrepresentation, breach of contract and promissory estoppel. In the State Court Action, ARTRA seeks compensatory damages of $136.2 million, punitive damages of $408.6 million and the repayment of approximately $33 million in fees paid to Salomon. The causes of action for breach of the fiduciary duty of due care were repleaded to reserve ARTRA's right to appeal the State Court's dismissal of the causes of action in the Third Amended Complaint. The cause of action against defendant Kelly was dismissed with prejudice pursuant to a stipulation between ARTRA and the Kelly Defendants.

         On or about March 1, 1996, DPK brought a motion for summary judgment as to ARTRA's claims for breach of contract and promissory estoppel. DPK's motion was granted on June 4, 1996. The Company has appealed this decision.



         In January, 1985 the United States Environmental Protection Agency ("EPA") notified the Company's Bagcraft subsidiary that it was a potentially responsible party ("PRP") under the Comprehensive Environmental Responsibility Compensation and Liability Act ("CERCLA") for alleged release of hazardous substances at the Cross Brothers site near Kankakee, Illinois. Although Bagcraft has denied liability for the site, it has entered into a settlement agreement with the EPA, along with the other third party defendants, to resolve all claims associated with the site except for state claims. In May, 1994 Bagcraft paid $850,000 to formally extinguish the EPA claim. In September 1989, Bagcraft was served with a complaint filed by the State of Illinois against seventeen parties for alleged involvement with the Cross Brothers site. The complaint alleged Bagcraft was responsible for the costs of cleanup incurred and to be incurred. Although Bagcraft has denied liability for the site, it has entered into a settlement agreement with the State, along with the other potential responsible parties, to resolve all claims associated with the site. In July, 1997 Bagcraft paid approximately $150,000 to formally extinguish the state claim.



         Bagcraft has been notified by the EPA that it is a potentially responsible party for the disposal of hazardous substances at the Ninth Avenue site in Gary, Indiana. This site is listed on the EPA's National Priorities list. A group of defendant PRPs, known as the Ninth Avenue Remedial Group, settled with the USEPA and agreed to remediate the site. This Group subsequently sued numerous third party defendants, including Bagcraft, alleged also to be responsible parties at the site. The plaintiffs have produced only limited testamentary evidence, and no documentary evidence, linking Bagcraft to this site, and the Company has neither discovered any records which indicate, nor located any current or former employees who have advised, that Bagcraft deposited hazardous substances at the site. Based on the foregoing, management of the Company does not believe that it is probable that the Company will have any liability for the costs of the clean-up of this site. The Company intends to vigorously defend itself in this case.

         Bagcraft reported a release associated with solvent tanks located in a vault at its Chicago facility. After seeking approval from the IEPA, Bagcraft installed and is currently operating a soil vapor gas extraction system designed to achieve remedial objectives which the IEPA has determined to be appropriate to the site.

         Bagcraft's Chicago facility has also been the subject of allegations that it violated laws and regulations associated with the Clean Air Act. The facility has numerous sources of air emissions of volatile organic materials ("VOMs") associated with its printing operations and is required to maintain and comply with permits and emissions regulations with regard to each of these emission sources.

         In November of 1995, the EPA issued a Notice of Violation ("NOV") against Bagcraft's Chicago facility alleging numerous violations of the Clean Air Act and related regulations. The NOV alleges that the facility installed and operated emission sources without permits, that it failed to operate air pollution control equipment at required efficiencies and that there were releases of VOMs above permitted limits. In April 1997, the EPA filed an administrative complaint and has proposed a $250,000 civil penalty. Bagcraft has filed a response to the complaint and is attempting to negotiate a settlement.

         Bagcraft has been notified that it may have responsibility with respect to a clean-up site on Basket Creek Road, Georgia. Bagcraft presently has no indication of its liability, if any or whether it is a responsible party.

         In April 1994, the EPA notified the Company that it was a PRP for the disposal of hazardous substances (principally waste oil) at a disposal site in Palmer, Massachusetts generated by a manufacturing facility formerly operated by the Clearshield Plastics Division ("Clearshield") of Harvel Industries, Inc. ("Harvel"), a majority owned subsidiary of ARTRA. In 1985, Harvel was merged into ARTRA's subsidiary, Fill-Mor. This site has been included on the EPA's National Priorities List. In February, 1983, Harvel sold the assets of Clearshield to Envirodyne. The alleged waste disposal occurred in 1977 and 1978, when Harvel was a majority-owned subsidiary of ARTRA. In early 1994, a group of PRP's filed a claim in the Envirodyne bankruptcy proceeding with respect to the Palmer site. In May 1994, Envirodyne and its Clearshield National, Inc. subsidiary filed an adversary proceeding against ARTRA for indemnification in connection with this claim. Both the claim and the adversary proceeding were voluntarily dismissed, but the PRP group has requested that ARTRA pay a share of the response costs. The cost of clean-up at the Palmer, Massachusetts site has been estimated to be approximately $7 million according to proofs of claim filed in the adversary proceeding. A committee formed by the PRP group has estimated the liability respecting the activities of Clearshield to be approximately $400,000. ARTRA has not made any independent investigation of the amount of its potential liability and no assurances can be given that it will not substantially exceed $400,000.

         In a case titled Sherwin-Williams Company v. ARTRA GROUP Incorporated, filed in 1991 in the United States District Court for Maryland, Sherwin-Williams Company ("Sherwin-Williams") brought suit against ARTRA and other former owners of a paint manufacturing facility in Baltimore, Maryland for recovery of costs of investigation and clean-up of hazardous substances which were stored, disposed of or otherwise released at this manufacturing facility. This facility was owned by Baltimore Paint and Chemical Company, formerly a subsidiary of ARTRA, from 1960 to 1980. Sherwin-William's current projection of the cost of clean-up is approximately $5 to $6 million. The Company has filed counterclaims against Sherwin-Williams and cross claims against other former owners of the property. The Company also is vigorously defending this action and has raised numerous defenses. Currently, the case is in its early stages of discovery and the Company cannot determine what, if any, its liability may be in this matter.

         ARTRA was named as a defendant in United States v. Chevron Chemical Company brought in the United States District Court for the Central District of California respecting the Operating Industries, Inc. site in Monterey Park, California. This site is included on the EPA's National Priorities List. ARTRA's involvement stemmed from the alleged disposal of hazardous substances by The Synkoloid Company ("Synkoloid"), a subsidiary of Baltimore Paint and Chemical Company, which was formerly owned by ARTRA. Synkoloid manufactured spackling paste, wall coatings and related products, certain of which generated hazardous substances as a by-product of the manufacturing process.

         ARTRA entered into a consent decree with the EPA in which it agreed to pay $85,000 for one phase of the clean-up costs for this site; however, ARTRA defaulted on its payment obligation. ARTRA is presently unable to estimate the total potential liability for clean-up costs at this site, which clean-up is expected to continue for a number of years. The consent decree, even if it had been honored by ARTRA, was not intended to release ARTRA from liability for costs associated with other phases of the clean-up at this site. The Company is presently unable to determine what, if any, additional liability it may incur in this matter. There can be no assurance that ARTRA's liability will not be material in amount.

         Several cases have arisen from ARTRA's purchase of Dutch Boy Paints which owned a facility in Chicago which it purchased from NL Industries. In a case titled City of Chicago v. NL Industries, Inc. and ARTRA GROUP Incorporated, filed in the Circuit Court of Cook County, Illinois, the City of Chicago brought a nuisance action and alleged that ARTRA (and NL Industries, Inc.) had improperly stored, discarded and disposed of hazardous substances at the Dutch Boy site, and that ARTRA had conveyed the site to Goodwill Industries to avoid clean-up costs. At the time the suit was filed, the City of Chicago claimed that it would cost $1,000,000 to remediate the site.

         ARTRA and NL Industries, Inc. have counter sued each other and have filed third party actions against the subsequent owners of the property. The Company is presently unable to determine its liability, if any, in connection with this case. The parties were conducting discovery but the case was stayed pending the resolution of the EPA action described below.

         In  1986,  in a case  titled  People  of the  State of  Illinois  v. NL
Industries, Inc., ARTRA GROUP Incorporated, et al., the Cook County State's attorney filed suit seeking response costs in excess of $2,000,000 and treble punitive damages for costs expended by IEPA in remediating contamination at the Dutch Boy site, alleging that all former owners contributed to the contamination. In 1989, the Circuit Court dismissed the action, holding that the state had failed to exhaust its administrative procedures. In 1992, this holding was reversed by the Illinois Supreme Court. In 1996, the Illinois Appellate Court affirmed the District Court's decision to dismiss the case based on lack of due diligence on the part of the State of Illinois. The State of Illinois has filed a Petition for Rehearing which was granted. The Company is presently unable to determine ARTRA's liability, if any, in connection with this case.

         On November 17, 1995, the EPA issued letters to ARTRA, NL Industries and others alleging that they were potentially responsible parties with respect to releases at the Dutch Boy facility in Chicago and demanding that they remediate the site. NL Industries entered into a consent decree with EPA in which it agreed to remediate the site. The Company is presently unable to determine its liability, if any, in connection with this case.

         On August 7, 1995, a Second Amended Verified Complaint was filed in the Supreme Court of N.Y. by Philip Elghanian against ARTRA, its officers and directors (the "ARTRA Defendants") and others alleging that the defendants engaged in a scheme to defraud plaintiff of approximately $5 million of the value of his investment in shares of ARTRA. The plaintiff seeks damages and interest in excess of $38 million and punitive and exemplary damages in excess of $100 million. On January 19, 1996, the ARTRA Defendants filed a motion to dismiss the Second Amended Complaint. In February 1997, the Second Amended Complaint was dismissed, with the right to replead. In April 1997, the plaintiff appealed the dismissal of the Second Amended Compliant.

         On June 14, 1995 Tartan Resources brought suit in the United States District Court for the Northern District of Illinois against A.G. Holding Corporation, The Lori Corporation and Bagcraft. Bagcraft was voluntarily dismissed from the lawsuit by the plaintiff. Tartan Resources alleges that under the alter-ego theory, A.G. Holding is liable for a judgment entered against ARTRA and Artra Resources Corp. The plaintiff seeks $151,215.46 plus interest, costs and attorneys fees. A.G. Holding's motion for summary judgment was granted on September 19, 1996.

         On March 17, 1993, a judgment in the amount of $599,187.52 was entered against Artra Group, Inc. in the matter entitled SW Associates Limited Partnership v. Artra Group, Inc., Case No. 90 L 19514. Plaintiff commenced post judgment collection proceedings to collect its debt, but in 1994 these proceedings were dismissed for lack of diligence. To date, no money has been recovered from Artra.

         In connection with the sale of its former Sargent Welch Scientific Company subsidiary, ARTRA assumed liabilities relating to early retirement claims. ARTRA is approximately $120,000 behind in scheduled payments. ARTRA intends to pay the entire liability, which is a maximum of $320,000, depending upon years lived by covered employees. ARTRA has accrued the entire $320,000 in its financial statements.

         In 1994, ARTRA entered into a settlement agreement in connection with a lawsuit filed by Hosiery Manufacturing Company. Under the terms of the settlement, ARTRA was to pay $500,000. ARTRA was unable to satisfy its obligations under the settlement agreement and subsequently entered into a new settlement agreement reducing the liability to $125,000. This liability was paid in September 1996.

                   MARKET PRICE OF THE COMPANY'S COMMON STOCK


         ARTRA's common stock, without par value, is traded on the New York ("NYSE") and Pacific Stock Exchanges. The Company currently does not meet certain of the requirements for maintaining its listing on the NYSE and the NYSE is reviewing the status of the Company's listing on the exchange. As of June 26, 1997 the approximate number of holders of its common stock was 2,500.

         The high and low sales prices for ARTRA's common stock, as reported in the NYSE Quarterly Market Statistics reports, during the quarter ended June 26, 1997 and the past two fiscal years were as follows:


                            1997               1996                  1995
                     ---------------    -----------------     -----------------
                      High     Low       High       Low        High       Low
                     ------  -------    ------    -------     ------    -------

First quarter       6 - 3/8  4 - 1/2    6 - 3/4   4 - 5/8     5 - 3/4   3 - 1/2


Second quarter      5 - 3/4  3 - 7/8    9 - 1/4   5 - 3/4     5 - 1/2   3 - 1/4


Third quarter                           8 - 3/8   4 - 3/4     6         4 - 1/8

Fourth quarter                          6 - 3/4   5           5 - 1/8   3 - 5/8




         No dividends were paid in 1996 or 1995 nor are any anticipated in 1997. The Company was prohibited from paying dividends to its stockholders pursuant to the terms of its bank loan agreement that was discharged in February 1996. In addition, the Company's operating subsidiaries historically have been prohibited from or restricted in paying dividends or making distributions under their respective debt agreements (except for limited overhead allocations or payments in accordance with tax sharing agreements with the parent entity). Accordingly, current restrictions or limitations on the Company's Bagcraft subsidiary in upstreaming payments in 1997 and beyond would make the payment of dividends by ARTRA unlikely. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of the loan agreements of the Company and its Bagcraft subsidiary.

                     DESCRIPTION OF THE COMPANY'S SECURITIES

General




         The authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock without par value, of which 7,932,912 shares have been issued and are outstanding as of August 20, 1997, and (ii) 2,000,000 shares of Preferred Stock, par value $1,000 per share, which may be issued in one or more series with such rights and preferences as determined by the Board of Directors, of which 3,750 shares of a series designated "Series A Preferred Stock" have been issued and are outstanding as of the date hereof. As of the date hereof, there were approximately 2,500 holders of record of the Company's Common Stock.





Common Stock

         The Company has not paid any cash dividends on its Common Stock in recent years and does not anticipate paying any such dividends in the foreseeable future. In addition, Bagcraft is prohibited from or restricted in paying dividends or making distributions to the Company under various loan agreements (except for limited overhead allocations payable to the parent entity and payments under tax sharing arrangements where applicable). Accordingly, even if the Company were permitted to pay dividends to its shareholders, the restrictions or limitations on Bagcraft in upstreaming payments would make payment of dividends by the Company unlikely.

         Payment of dividends by the Company is also subject to the significant cumulated dividends on the Company's Series A Preferred Stock, which must be paid prior to the payment of dividends on the common stock. The holders of the Common Stock are entitled to dividends or other distributions only if, as and when declared out of funds legally available therefor after payment of any dividends required to be paid in respect of any preferred stock then outstanding. Holders of the Series A Preferred Stock are entitled to receive cumulative dividends at the rate of $60.00 per share per annum prior to the payment of dividends on the Common Stock.

         The Company's ability to pay dividends in respect of the Common Stock may be further limited since it is required to redeem the Series A Preferred Stock on March 1, 2000 to the extent of legally available funds for a redemption price of $1,000 per share plus accrued and unpaid dividends to the date of redemption. In the event legally available funds are insufficient to redeem the Series A Preferred Stock on March 1, 2000, ARTRA must thereafter redeem such stock when and as funds become legally available. In addition, in the event a "control transaction" (as described below under "-Series A Preferred Stock") occurs, which is not approved by the Board of Directors, the Series A Preferred Stock is required to be thereupon redeemed.

         Pursuant to the Articles of Incorporation of the Company, the Board of Directors may, without shareholder approval, authorize the issuance of such other series of preferred stock with dividend rights and liquidation preferences prior and superior to those of the common stock. In the event the Board of Directors authorizes one or more additional series of Preferred Stock, the ability of the Company to pay dividends or other distributions to the holders of the Common Stock may be further limited and could have the effect of making the acquisition of the Company more difficult or unattractive or uneconomic for a potential hostile acquirer, as more fully described under "Shareholder Voting Rights," below.

         The Common Stock is not subject to any conversion or redemption provisions and the holders thereof are not provided any pre-emptive rights. All outstanding shares of Common Stock are fully-paid and non-assessable.

         See also "Shareholder Voting Rights," below for a description of the voting rights of shareholders.

Series A Preferred Stock


         The following is a brief description of the rights and preferences of the Series A Preferred Stock. No Series A Preferred Stock is being offered hereby, but the rights of the holders of Common Stock are affected by the rights and preferences of the Series A Preferred Stock.

         Holders of the Series A Preferred Stock are entitled to receive dividends at the rate of $60.00 per share per annum, payable annually. The annual dividend shall be payable in cash or at the sole option of ARTRA, in additional shares or fractional shares of the Series A Preferred Stock having the aggregate redemption value equal to the amount of such dividends. Such dividends shall be cumulative and shall accrue on each share on a day-to-day basis. No dividends or distributions upon liquidation may be paid to the holders of common stock if there is any deficiency in the payment of Series A Preferred Stock dividends and, in the case of distributions upon liquidation, of a liquidation preference of $1,000 per share of Preferred Stock. To date, no dividends have been declared or paid on the Series A Preferred Stock.

         The outstanding shares of Series A Preferred Stock are required to be redeemed by ARTRA on March 1, 2000 to the extent funds are legally available therefor. The redemption price is $1,000 per share plus an amount equal to the accrued and unpaid dividends to the date fixed for redemption. Also, in the event of a "control transaction" which is not approved by the Board of Directors of ARTRA, all of the outstanding shares of the Series A Preferred Stock shall be redeemed at a price of $1,000 per share plus unpaid accrued dividends prior to the consummation of the "control transaction." The term "control transaction" means the acquisition by a person or group (other than Messrs. P. Harvey and J. Harvey and their affiliates) of the voting power over voting shares of ARTRA which would entitle the holder or holders thereof to cast at least 40% of the votes that all shareholders would be entitled to cast in an election of directors of ARTRA.

         The Series A Preferred Stock is not convertible into Common Stock and no pre-emptive rights have been granted with respect to the Series A Preferred Stock.

         See also "Shareholder Voting Rights," below for a description of the voting rights of shareholders.




Shareholder Voting Rights

         Each share of Common Stock has equal voting rights and each share is entitled to one vote in all matters in which shareholders shall be entitled to vote. The Articles of Incorporation provide for cumulative voting in the election of directors. Therefore, every shareholder entitled to vote for directors has the right, in person or by proxy, to multiply the number of votes to which the shareholder is entitled to cast by the total number of directors to be elected in the same election. The shareholder may cast the whole number of such votes for one candidate or may distribute them among any two or more candidates.

         Generally, the holders of shares of Common Stock and Series A Preferred Stock are entitled to one vote per share on a combined basis and not on a class basis except in limited circumstances. Under the Articles of Incorporation of the Company, the affirmative vote of a majority of the holders of Common Stock and Series A Preferred Stock (voting as a single class) represented in person or by proxy at a meeting at which a quorum is present, is generally required to approve matters submitted to the shareholders, subject to certain exceptions under both the Articles of Incorporation and the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), described below.


         Under the BCL, the holders of the stock of each class or series are entitled to vote, as a class, on the following: (i) an amendment to the Articles of Incorporation authorizing the board to fix the rights and preferences of preferred stock; (ii) an amendment to the Articles of Incorporation authorizing a new class or series of shares, or increasing the number of authorized shares of any class or series of shares having a preference as to dividends or assets which is senior to an existing class of shares; (iii) an amendment to the Articles of Incorporation making a change in the preferences, limitations or special rights of any class of shares which is adverse to such class; and (iv) adoption of a plan authorizing the division, merger, consolidation or conversion of the corporation or the sale by the corporation of all or substantially all of its assets if the plan effects a change in the Articles of Incorporation such that a vote would have been required under any of the preceding three clauses.

         Under the Company's Articles of Incorporation, shareholders have certain special voting rights. The Articles provide that if required by the BCL (as summarized in the preceding paragraph), the holders of stock of each class or series are entitled to vote as a class. Since the designations of rights and preferences of the Series A Preferred Stock provide that the holders of such stock shall vote with the holders of the common stock as a single class, the holders of Series A Preferred Stock would vote as a separate class only where required by the BCL. These special voting rights are as follows:

         (1) Removal of the entire Board of Directors or any class thereof or any individual director without assigning any cause requires the vote of 80% of the shares of all shareholders entitled to vote on the election of directors.

         (2) Approval of (a) a proposal that the Company enter into a merger or consolidation with a person who, together with his affiliates, owns or controls 5% or more of the voting stock of the Company, or (b) a proposal to reclassify securities, recapitalize or other transaction (except certain redemptions permitted by the terms of the security to be redeemed) designed to decrease the number of shares of voting stock outstanding after any person has acquired 5% or more of the Company's voting stock, requires the affirmative vote of 80% of the shares of all shareholders entitled to vote on the proposal, except that the foregoing provisions do not apply to a merger, consolidation or sale of assets and property (i) which shall have been approved by a resolution duly adopted by a majority of the directors in the office and the affirmative vote of the holders of shares of voting stock of the Corporation representing at least a majority of the shares of all shareholders entitled to vote on the proposal or
(ii) between the Company and another corporation, 50% or more of the voting stock of which is owned by the Company, if the Company is the survivor or purchaser.

         (3) The affirmative vote of 80% of the shares of all shareholders entitled to vote on the amendment of the Articles of Incorporation or of a majority of the shares of all shareholders entitled to vote and 80% of the directors in office is required to amend the provisions of the Articles of Incorporation described in paragraphs (1) and (2).

         These provisions could have the effect of deterring a hostile takeover attempts in several respects. First, the takeover of the Company would certainly be made more difficult (and thus the Company would be a less attractive target) in that removal of a member or class of members of, or the entire board of directors requires approval of the holders of 80% of the Company's stock. Second, the requirement that the holders of 80% of the Company's stock approve a merger with a 5% stockholder unless the Company's board approves the transaction (in which case the affirmative vote of the holders of only a majority of the Company's stock is needed to approve the transaction) could also make a hostile takeover quite difficult, while increasing the probability that a transaction with a person controlling the board or with another friendly suitor would be approved.


"Blank Check" Preferred Stock

         The Articles of Incorporation of the Company authorize its Board of Directors to establish series or classes of preferred stock and fix the rights, preferences, privileges and restrictions thereof. The Board is authorized to issue up to 2,000,000 shares of preferred stock, of which 3,750 shares of Series A Preferred Stock have been issued and are are oustanding as of the date hereof.

         The BCL provides that if any proposed amendment to the certificate of incorporation of a corporation adversely affects the preferences, limitations or special rights of any class of shares, then the holders of shares of such class are entitled to vote as a class as to such amendment. However, since the holders of Common Stock approved an amendment to the Articles of Incorporation of the Company which permits the Board of Directors to authorize the issuance of new series of preferred stock with such rights (including voting rights) and preferences as fixed by the Board of Directors, the holders of Common Stock will not have the right to vote, whether as class or otherwise, to authorize the issuance of new series of preferred stock with preferences as to dividends and distributions on liquidation.

         By authorizing and issuing preferred stock with particular rights, the Company might be able to deter a hostile acquisition. For example, the Company could issue shares of preferred stock with extraordinary voting rights or liquidation preferences to make it more difficult for a hostile acquirer to gain control of the Company. In addition to the anti-takeover effect of the issuance of preferred stock, holders of preferred stock have a preferred position over holders of common stock on liquidation, the right to a fixed or minimum dividend before any dividend is paid (or accrued) on common stock, and the right to approve certain extraordinary corporate matters.

         See also "Description of the Company's Securities - Series A Preferred Stock."


Put Options



         From time to time the Company has issued shares of its Common Stock to private investors in transactions in which the investors received non-transferable put options to resell such shares to the Company for prescribed periods at prices in excess of the purchase price paid by them for such shares. As of August 20, 1997, private investors held in the aggregate 72,984 shares of the Common Stock subject to put options requiring the Company to repurchase shares for approximately $3,200,000 in the aggregate.




Warrants and Options



         From time to time the Company has issued warrants and options to purchase its Common Stock for an exercise price generally based on the market price of the Common Stock as of the date of grant of the option or warrant. As of August 20, 1997, investors held warrants to purchase 2,708,676 shares in the aggregate of Common Stock. In addition, as of such date, employees or former employees of the Company held options granted under the Company's 1985 and 1996 Stock Option Plans to purchase 913,050 shares in the aggregate of Common Stock.

                                   MANAGEMENT

Information Regarding Directors

         The following table lists the name and age of each director of ARTRA, his business experience during the past five (5) years, his positions with ARTRA and certain directorships.


Name                          Age         Positions and Experience
----                          ---         ------------------------


John Harvey                   64          Chairman of the Board of Directors and
                                          Chief  Executive   Officer  of  ARTRA;
                                          Director  since 1968;  Chairman of the
                                          Board  of  Directors,  since  1985,  a
                                          Director  from 1982 to  December  1995
                                          and the Chief  Executive  Officer from
                                          1990  to  November  1995  of  COMFORCE
                                          Corporation  (temporary   professional
                                          employment,    formerly    The    Lori
                                          Corporation);  an  equity  holding  of
                                          ARTRA  representing  13%  of  COMFORCE
                                          outstanding   stock;   a  Director  of
                                          Plastic  Specialties and Technologies,
                                          Inc.  ("PST")   (textiles,   hose  and
                                          tubing);   and   Director   of   Ozite
                                          Corporation   (textiles,    hose   and
                                          tubing).     Director    of    PureTec
                                          Corporation,  the  successor by merger
                                          to  Ozite.  Former  Director  of Rymer
                                          Foods,   Inc.  (portion  control  meat
                                          products and seafood).


Peter R. Harvey              61           President and Chief Operating  Officer
                                          and a Director  since  1968;  Director
                                          of  COMFORCE  (temporary  professional
                                          employment,     formerly   The    Lori
                                          Corporation)from 1985 to December 1995
                                          and a vice  president through  January
                                          1996, an equity   holding   of   ARTRA
                                          representing    13%    of     COMFORCE
                                          outstanding  common  stock;  a  former
                                          Director  and Chief Operating  Officer
                                          of SoftNet Systems,  Inc. ("SoftNet").
                                          During   1995,   Mr.   Harvey resigned
                                          from  all  of  the  Softnet   offices,
                                          formerly The Vader  Group  Inc. (image
                                          processing   and   health  care   cost
                                          containment);   Vice   President   and
                                          Director  of   Ozite  Corporation, the
                                          majority parent of PST (textiles, hose
                                          and tubing).   Director   of   PureTec
                                          Corporation, the successor by   merger
                                          to Ozite.  Former   Director  of Rymer
                                          Foods Inc.,   (portion   control  meat
                                          products and seafood).



Gerard M. Kenny               44          Director  since  1988;  Executive Vice
                                          President  and Director  since 1982 of
                                          Kenny Construction  Company since 1982
                                          (diversified   heavy    construction);
                                          General Partner of Clinton  Industries
                                          (investments),  a limited partnership,
                                          since 1972.


Edward A. Celano              57          Executive   Vice   President   of  the
                                          Atlantic Bank of New York since May 1,
                                          1996,   Senior   Vice   President   of
                                          National  Westminster,  USA from  1984
                                          through April 1996, corporate finance.


Howard R. Conant              71          Retired  Chairman  of  the   Board  of
                                          Interstate  Steel  Co.,  1970 to 1990,
                                          and a consultant to Interstate through
                                          1992.

Maynard K. Louis              66          Retired Chairman of  the Board of Lord
                                          Label   (now   known   as   Porter   &
                                          Chatburn),  a printing  company,  from
                                          1965 to 1989, Vice President,  1989 to
                                          1993,  director  of  ARTRA  from  1993
                                          through 1995.


Robert L. Johnson             60          Chairman  and Chief  Executive Officer
                                          of  Johnson  Bryce,   Inc.,   flexible
                                          packaging  materials of food  products
                                          since 1991, and  previously,  for many
                                          years,   a  vice  president  of  Sears
                                          Roebuck & Co.





         John Harvey and Peter R. Harvey are brothers. COMFORCE was a 64.3% owned subsidiary of ARTRA until October, 1995. ARTRA now owns approximately 13% of COMFORCE. PureTec International, Inc. and PST are affiliates of ARTRA.



Information Regarding Executive Officers

         Set forth below is information concerning the executive officers and other key employees of ARTRA who were in office or employed as of the date of this Prospectus.



Name                   Age                      Position
----                   ---                      --------


John Harvey            64         Chairman of the Board and Chief Executive
                                  Officer of ARTRA

Peter R. Harvey        61         President and Chief Operating Officer of ARTRA

John G. Hamm           57         Executive Vice President of ARTRA

Robert S. Gruber       63         Vice President - Corporate Relations of ARTRA

James D. Doering       60         Vice President, Treasurer and Chief  Financial
                                  Officer of ARTRA


John Conroy            52         Vice President  - Corporate  Administration of
                                  ARTRA

Lawrence D. Levin      45         Controller of ARTRA

Edwin G. Rymek         66         Secretary of ARTRA




         John Harvey, Chairman and Chief Executive Officer of ARTRA. See "Information Concerning Directors" above for a description of Mr. Harvey's relevant business experience.

         Peter R. Harvey, President and Chief Operating Officer of ARTRA. See "Information Concerning Directors" above for a description of Mr. Harvey's relevant business experience.

         John G. Hamm, Executive Vice President of ARTRA. Mr. Hamm has served as Executive Vice President, since February 1988, and Vice President - Finance, from 1975 until 1988, of ARTRA. Mr. Hamm has also served as Vice President - Finance, from August 1990 until July 1995, and as a Director, from 1984 until


                                     - 48
 -

July 1995, of Ozite Corporation. Mr. Hamm also serves as a Director of SoftNet Systems, Inc. since 1985 and served as Director of PST from 1985 until January, 1996.

         Robert S. Gruber, Vice President - Corporate Relations of ARTRA. Mr. Gruber has served as Vice President - Corporate Relations of ARTRA since 1975 and The Lori Corporation from 1975 to 1995. Mr. Gruber has served as a consultant to COMFORCE during 1996.

         James D. Doering, Vice President, Treasurer and Chief Financial Officer of ARTRA. Mr. Doering has served as Vice President, since 1980, Treasurer, since 1987, Chief Financial Officer, since February 1988, and Controller, from 1980 to 1987. Mr. Doering has also served as Vice President and Chief Financial Officer of COMFORCE from February 1988 through January 1996.

         John Conroy, Vice President - Corporate Administration of ARTRA. Mr. Conroy has served as Vice President - Corporate Administration since March 1990. Prior thereto, he served as Vice President - Corporate Administration, of Sargent-Welch Scientific Company from September 1988 to December 1989. Mr. Conroy previously served in various risk management positions with ARTRA from 1978 to September 1988, most recently as Corporate Risk Director.

         Lawrence D. Levin, Controller of ARTRA. Mr. Levin has served as Controller, since 1987, Assistant Treasurer and Assistant Secretary, since 1980, and Assistant Controller, from 1980 to 1987. Mr. Levin has also served as Controller of COMFORCE since December 1989 through January 1996 and as the Assistant Chief Financial Officer of COMFORCE from May 1993 through January 1996.

         Edwin G. Rymek, Secretary of ARTRA. Mr. Rymek has served as Secretary of ARTRA since 1987 and of COMFORCE from 1982 through 1995.

         Officers are appointed by the boards of directors of ARTRA and its subsidiaries and serve at the pleasure of each respective board. Except for the relationship of Peter R. Harvey (a director and executive officer) and John Harvey (a director and executive officer), who are brothers, there are no family relationships among the executive officers and/or directors, nor are there any arrangements or understandings between any officer and another person pursuant to which he was appointed to office except as may be hereinafter described.


                             EXECUTIVE COMPENSATION

Directors' Compensation

         Directors who are not employees of ARTRA ("Outside Directors") are entitled to receive an annual retainer of $4,000 and $250 per meeting attended; however, no fees were paid to Outside Directors in 1995. Each Outside Director who sits on an established committee of ARTRA is entitled to receive $150 per committee meeting attended. Employees of ARTRA who also serve as directors receive no additional compensation for such service.

Executive Officer Compensation


         The following table shows all compensation paid by ARTRA and its subsidiaries for the fiscal years ended December 26, 1996, December 28, 1995 and December 29, 1994, to the chief executive officer of ARTRA and each of its other most highly compensated executive officers who were serving as executive officers of ARTRA as of December 26, 1996 and whose compensation exceeded $100,000 in 1996.

                           SUMMARY COMPENSATION TABLE

                                            Annual Compensation(1)       Long Term Compensation(1)
                                            ----------------------       -------------------------
                                                                           Securities          All
                                                                          Underlying(3)       Other
          Name and                      Salary       Salary                 Options -        Compen-
    Principal Positions       Year       Paid      Deferred(2)   Bonus    No. of Shares      sation
    -------------------       ----       ----      -----------   -----    -------------      ------

         John Harvey,         1996     $137,811      $  -0-      $ -0-     141,000          $5,456 (4)
      Chairman and Chief      1995      126,200         -0-        -0-         -0-           2,520 (5)
      Executive Officer       1994      126,200         -0-        -0-         -0-           2,520 (5)


      James D. Doering,       1996      133,600         -0-        -0-      57,500           6,000 (4)
     Vice President and       1995       49,900       83,500       -0-         -0-           3,470 (5)
   Chief Financial Officer    1994      111,133       22,267       -0-         -0-           3,000 (5)


        John G. Hamm,         1996      133,600         -0-        -0-     101,250           6,000 (4)
          Executive           1995       49,900       83,500       -0-         -0-           3,470 (5)
        Vice President        1994      111,133       22,267       -0-         -0-           3,000 (5)


      Robert S. Gruber,       1996      110,400         -0-         -0-     97,750           6,000 (4)
        Vice President        1995       92,000       69,000        -0-        -0-           2,868 (5)
     Corporate Relations      1994          -0-       18,400        -0-        -0-           4,831 (5)

-----------------------

(1) No additional annual compensation was paid, no restrictive stock awards or stock appreciation rights were granted, and no long term incentive plan payouts were made to any of the officers listed in the table. Only compensation earned in 1996 (irrespective of the year in which paid) is considered in determining inclusion in this table.

(2) Salaries are shown as paid (or deferred) in the year earned. Any deferred salaries paid in a year subsequent to the year earned are not shown as paid in such subsequent year. All salary deferrals for the years 1994 and 1995 have been paid as of the date hereof.

(3) All of the options shown in this column were granted under the Company's 1996 Stock Option Plan at an exercise price of $5.25 per share, being the closing price of the Company's common stock on the New York Stock Exchange on the date of grant (October 4, 1996). These options expire October 4, 2006.

(4) These amounts include the Company's contributions to the 401(k) plan during 1996 and 1995 and amounts contributed to the ARTRA GROUP Incorporated Employee Stock Ownership Plan (the "ESOP") during 1995. See note (5) below for a further discussion of the ESOP.

(5) These amounts represent the closing price on the New York Stock Exchange of Common Stock as of the date the named officers became entitled to receive the stock pursuant to the ESOP. Annual contributions were made to the ESOP at the discretion of the Board of Directors. ARTRA contributed 15,000 common shares to the Plan with a fair market value of $71,250 ($4.75 per share) for the plan year ending December 29, 1994. Effective August 1, 1995, the Company terminated the ESOP and subsequently distributed the related Employee accounts to participants.


         The following table sets forth information concerning the aggregate number and potential realizable values of options granted to the Chief Executive Officer and the other executive officers of the Company listed in the Summary Compensation Table during the fiscal year ended December 26, 1996. The Board of Directors authorized the issuance of options on October 5, 1996 at a per share exercise price of $5.25 (being the closing price on October 4, 1996).


                       OPTION GRANTS IN FISCAL YEAR 1996

                                                                                                    Potential Realizable
                                                                                                      Value at Assumed
                                                                                                       Annual Rates of
                                                                                                      Appreciation for
                                            Individual Grants                                          Option Term (1)
                       -----------------------------------------------------------------         -------------------------
                       Number of     % of Total Options
                        Options         Granted to          Exercise Price    Expiration
       Name             Granted      Employees in 1996      ($ per share)        Date                 5%            10%
-------------------    --------      -----------------      -------------     ----------         ----------     ----------
John Harvey             141,000           26.5%                 $ 5.25          10-04-06         $  466,710     $1,184,400

James D. Doering         57,500           10.8%                 $ 5.25          10-04-06         $  190,325     $  784,875

John G. Hamm            101,250           19.0%                 $ 5.25          10-04-06         $  335,138     $  850,500

Robert S. Gruber         97,750           18.3%                 $ 5.25          10-04-06         $  323,553     $  821,100


         The following table sets forth information concerning the aggregate number and values of options held by the Chief Executive Officer and the other executive officers of the Company listed in the Summary Compensation Table as of December 26, 1996 which were granted to such officers in consideration of their services as officers or directors of the Company. No other options held by the Chief Executive Officer or any other executive officers of the Company listed in the Summary Compensation Table were exercised in 1996.

                     AGGREGATED OPTION EXERCISES IN 1996 AND
                      OPTION VALUES AS OF DECEMBER 26, 1996

                                                                     Number of           Value of Unexercised
                                                                    Unexercised             In-the-Money
                                                                Options at 12-26-96      Options at 12-26-96
                           Shares Acquired          Value           Exercisable/            Exercisable/
      Name                   on Exercise          Realized        Unexercisable(1)         Unexercisable(2)
------------------         ---------------        ---------     -------------------       ------------------
John Harvey                       0                $    0             221,000/                $321,000/None
                                                                           0

James D. Doering               8,500                18,000            111,000/                 180,000/None
                                                                           0

John G. Hamm                      0                     0             140,450/                 184,000/None
                                                                           0

Robert S. Gruber                  0                     0             118,750/                 136,000/None
                                                                           0
-------------------------------

(1) See the notes under "Principal Shareholders" for a description of the options (including exercise prices) granted to each of the executive officers listed in this table.

(2) The listed options were issued at per share exercise prices of from $3.65 per share to $5.25 per share. The market price of Common Stock as of the close of trading on December 26, 1996 on the New York Stock Exchange was $6.125 per share.


         Compensation Committee Interlocks And Insider Participation

         Authority to determine the compensation of executive officers is conferred upon the Company's Board of Directors or, in the case of officers paid by Bagcraft Corporation of America ("Bagcraft"), by Bagcraft's Board of Directors. The salary of John Harvey was paid by Bagcraft.


         ARTRA's Board did not consider the compensation of its officers in 1996. The decisions concerning the cash compensation of these executive officers (including of John Harvey, the Chairman and Chief Executive Officer of ARTRA, who was compensated by Bagcraft for his services as its Chairman) were made by Peter R. Harvey, the President and Chief Operating Officer of ARTRA. Although ARTRA has an Option and Compensation Committee formed to consider and award options under ARTRA's 1985 Stock Option Plan, this committee did not meet in 1995. In December, 1995, the ARTRA Board awarded options to the Chief Executive Officer and to certain executive officers subject to approval by the shareholders of the proposed 1996 Stock Option Plan. Peter R. Harvey, John Harvey and Gerard Kenny executed the consent approving these awards. These awards were granted as compensation for late salary payments during the period 1991 to 1995. See "Transactions with Management and Others" for a description of various transactions and relationships between the Company and each of these directors.

                             PRINCIPAL SHAREHOLDERS


         As of August 20, 1997, there were 7,931,912 shares of Common Stock issued and outstanding. The following table sets forth the number and percentage of Common Stock known by management of ARTRA to be beneficially owned as of August 20, 1997 by (i) all stockholders known by management of ARTRA to own 5% or more of ARTRA's Common Stock, (ii) all directors of ARTRA, (iii) each executive officer included in the Summary Compensation Table and (iv) all directors, executive officers and other key employees of ARTRA as a group (9 persons). Unless stated otherwise, each person so named exercises sole voting and investment power as to the shares of Common Stock so indicated.

         As of August 20, 1997, 3,750 shares of Series A Preferred Stock of ARTRA, par value $1,000 per share, were issued and 3,678 were outstanding. Each share of this Series A Preferred Stock entitles the holder to one vote on an equal basis with each share of Common Stock. Accordingly, for purposes of showing ownership of Common Stock in the table below, the Series A Preferred Stock is treated as Common Stock.



                                               Number
                                             of Shares
                                           Beneficially
Name of Beneficial Owner                       Owned            Percent
------------------------                       -----            -------


Research Center of Kabbalah(1)                 647,250            7.9%
Peter R. Harvey(2)     Common                  440,243            5.6%
                       Preferred                 2,175            59.1%
John Harvey(3)                                 423,796            5.2%
Gerard M. Kenny(4)                             240,048            3.0%
Maynard K. Louis(5)                            121,000            1.5%
Howard R. Connant(6)                           578,333            6.9%
Edward A. Celano                                18,182              *
Robert L. Johnson                                2,873              *
John G. Hamm(7)                                143,498            1.8%
Robert S. Gruber(8)                            141,104            1.8%
James D. Doering(9)                            124,311            1.5%
All directors and executive officers
  as a group (12 persons)                    2,460,082           26.1%



*        Less than 1% of the outstanding shares.


(1) The address of Research Center of Kabbalah ("RCK") is 83-84 115th Street, Richmond Hill, New York 11418. The shares beneficially owned by RCK consist of 361,000 shares of Common Stock owned directly, 21,250 shares of Common Stock issuable under a warrant which expires October 29, 1998 at an exercise price of $6.00 per share, 65,000 shares of Common Stock issuable issuable under a warrant which expires December 31, 1998 at an exercise price of $7.00 per share, 100,000 shares of Common Stock issuable under a warrant which expires February 14, 2002 at an exercise price of $5.625 per share and 100,000 shares of Common Stock issuable under a warrant which expires April 13, 2002 at an exercise price of $5.00 per share.

(2) Mr. Peter R. Harvey's business address is 500 Central Avenue, Northfield, Illinois 60093. The shares beneficially owned by Mr. Harvey consist of 375,138 shares held directly by him (of which 373,615 are Common Stock and 1,523 are shares of Series A Preferred Stock), 23,001 shares held as trustee for the benefit of his nieces, 800 shares owned by his wife and children, 634 shares held in his 401(k) plan, 7,193 shares held in his individual retirement account, 20,000 shares issuable under an option which expires September 19, 2001 at an exercise price of $3.65 per share and 15,000 shares issuable under an option which expires January 8, 2003 at an exercise price of $3.75 per share.

(3) Mr. John Harvey's business address is 500 Central Avenue, Northfield, Illinois 60093. The shares of Common Stock beneficially owned by Mr. Harvey consist of 123,100 shares held directly by him, 1,705 shares held in his 401(k) plan, 5,746 shares held in his individual retirement account, 100,000 shares held by Mr. Harvey's daughters, 75,000 shares issuable under an option which expires December 19, 2000 at an exercise price of $3.65 per share, 1,000 shares issuable under an option which expires September 19, 2001 at an exercise price of $3.65 per share, 4,000 shares issuable under an option which expires January 8, 2003 at an exercise price of $3.75 per share, 141,000 shares issuable under an option which expires October 4, 2006 at an exercise price of $5.25 per share and an aggregate of 72,245 shares issuable under warrants expiring at various dates in 2000 and 2001 received in 1995 and 1996 as additional compensation for 1995 and 1996 short-term loans at exercise prices of $3.75 per share to $6.25 per share.

(4) The shares beneficially owned by Mr. Kenny consist of 2,000 shares of ARTRA's common stock issuable upon the exercise of an option at $10.00 per share expiring November 28, 1996, 75,652 shares held by (or issuable to) Kenny Construction Company, 14,411 shares held by Clinton Industries, and 75,001 shares issuable under a warrant held by Clinton Industries which expires November 10, 1997 at an exercise price of $5.00 per share. Kenny Construction Company holds put options to sell to ARTRA (i) 23,004 shares of Common Stock for a put price of $83.45 per share plus an amount equal to 15% per annum for each day from March 1, 1991 to the date of payment by ARTRA, which put option expires December 31, 1997, and (ii) 49,980 shares of Common Stock for a put price of $21.19 per share, subject to an annual increase of $2.25, which put option is exercisable on the later of the date ARTRA's obligations to Bank of America are repaid or the $2,500,000 note of ARTRA payable to Kenny Construction Company (as described in paragraph 5 under "Transactions with Management and Others." If the stock subject to the put is sold at a price less than the put price, the Company would remain liable to the holder of the put for the amount by which the put price of the shares exceeds the selling price. Mr. Kenny is Executive Vice President, Director and beneficial owner of 16.66% of the issued and outstanding stock of Kenny Construction Company. He is also the General Partner and a 14.28% beneficial owner of Clinton Industries, a limited partnership. See paragraphs 4 and 5 under "Transactions with Management and Others."


(5) Mr. Louis is the holder of warrants to purchase 121,000 shares of ARTRA common stock at prices of $4.50 to $8.00 per share which warrants expire on various dates commencing in 1997 and ending June 13, 2001.


(6) Mr. Conant holds 140,000 ARTRA common shares directly, Mrs. Conant holds 5,000 ARTRA common shares and Mr. Conant holds warrants to acquire 433,000 shares of ARTRA common stock at prices of $5.00 to $5.875 per share which warrants expire on various dates in 2001 and 2002.

(7) The shares of Common Stock beneficially owned by Mr. Hamm consist of 50 shares held directly by him, 93 shares held by him and his wife jointly, 2,905 shares held in his 401(k) plan, 25,000 shares issuable under an option which expires December 19, 2000 at an exercise price of $3.65 per share, 1,000 shares issuable under an option which expires September 19, 2001 at an exercise price of $3.65 per share, 13,200 shares issuable under an option which expires January 8, 2003 at an exercise price of $3.75 per share, and 101,250 shares issuable under an option which expires October 4, 2006, at an exercise price of $5.25 per share.

(8) The shares of Common Stock beneficially owned by Mr. Gruber consist of 20,190 shares held directly by him, 943 shares held in his 401(k) plan, 1,221 shares held in his individual retirement account, 8,000 shares issuable under an option which expires December 19, 2000 at an exercise price of $3.65 per share, 1,000 shares issuable under an option which expires September 19, 2001 at an exercise price of $3.65 per share, 12,000 shares issuable under an option which expires January 8, 2003 at an exercise price of $3.75 per share and 97,750 shares issuable under an option which expires October 4, 2006, at an exercise price of $5.25 per share.

(9) The shares of Common Stock beneficially owned by Mr. Doering consist of 10,500 shares held by him in joint tenancy with his wife, 1,693 shares held in his 401(k) plan, 1,118 shares held in his individual retirement account, 22,500 shares issuable under an option which expires December 19, 2000 at an exercise price of $3.65 per share, 31,000 shares issuable under an option which expires January 8, 2003 at an exercise price of $3.75 per share and 57,500 shares issuable under an option which expires October 4, 2006, at an exercise price of $5.25 per share.

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS



         Effective October 17, 1995, COMFORCE, formerly a 64% owned subsidiary of ARTRA, acquired all of the capital stock of COMFORCE Telecom, Inc. ("COMFORCE Telecom"), formerly Spectrum Global Services, Inc. d/b/a YIELD Global, for consideration of approximately $6.4 million, net of cash acquired. This consideration consisted of cash to the seller of approximately $5.1 million, fees of approximately $700,000, including a fee of $500,000 to a related party, and 500,000 shares of COMFORCE common stock valued at $843,000 (at a price per share of $1.68) issued as consideration for various fees and guarantees associated with the transaction. The 500,000 shares of COMFORCE common stock consisted of (i) 100,000 shares issued to an unrelated party for guaranteeing the purchase price to the seller, (ii) 100,000 shares issued to ARTRA, then the majority stockholder of the Company, in consideration of its guaranteeing the purchase price to the seller and agreeing to enter into the Assumption Agreement, as discussed below, (iii) 150,000 issued to two unrelated parties for advisory services in connection with the acquisition, and (iv) 150,000 shares issued to Peter R. Harvey, then a Vice President and director of COMFORCE for guaranteeing the payment of the $6.4 million purchase price to the seller. Additionally, in conjunction with the COMFORCE Telecom acquisition, ARTRA entered into an Assumption Agreement whereby it agreed to assume substantially all pre-existing Lori liabilities and indemnify COMFORCE in the event any future liabilities arise concerning pre-existing environmental matters and business related litigation. Accordingly, at June 26, 1997 and December 26, 1996, $271,000 and $348,000, respectively, of such pre-existing Lori liabilities were classified in ARTRA's condensed consolidated balance as current liabilities of discontinued operations.


         Effective July 4, 1995, COMFORCE's management agreed to issue up to a 35% common stock interest in the COMFORCE to certain individuals to manage COMFORCE's entry into the telecommunications and computer technical staffing business. COMFORCE recognized a non-recurring charge of $3,425,000 related to this stock since these stock awards were 100% vested when issued, and were neither conditioned upon these individuals' service to the Company as employees nor the consummation of the COMFORCE COMFORCE Telecom acquisition. Accordingly, this compensation charge was fully recognized in 1995. The shares of COMFORCE common stock issued in accordance with the above agreements were valued at $.93 per share. COMFORCE's management valued COMFORCE based on its discussions with market makers and other advisors, taking into account (i) that the Jewelry Business, which was discontinued at the end of the second quarter of 1995, had a negligible value, and (ii) the value of COMFORCE was principally related to the potential effect that a purchase of COMFORCE COMFORCE Telecom, if successfully concluded, would have market value of COMFORCE common stock. COMFORCE's management believed this value of $.93 per share to be a fair and appropriate value based upon COMFORCE's financial condition as of the date COMFORCE became obligated to issue these shares. After the issuance of the COMFORCE common shares, plus the effects of other transactions, ARTRA's ownership interest in COMFORCE common stockwas reduced to approximately 14% and 25% at December 26, 1996 and December 28, 1995, respectively. Accordingly, in October 1995, the accounts of COMFORCE and its majority-owned subsi diaries were deconsolidated from ARTRA's consolidated financial statements. See Note 6 to the Company's consolidated financial statements for the year ended December 26, 1996 for a further discussion of the accounting treatment of ARTRA's investment in COMFORCE.

         Effective December 19, 1996, ARTRA and COMFORCE agreed to settle various differences in the interpretation of certain agreements relating to the COMFORCE Telecom acquisition, whereby, among other things:

         (a) COMFORCE delivered to ARTRA 100,000 shares of COMFORCE common stock in consideration of ARTRA's guarantee of the COMFORCE Telecom purchase price to the seller and 100,000 shares of COMFORCE common stock for the cancellation of the Series C Preferred Stock. ARTRA's financial statements have reflected the issuance of these 200,000 COMFORCE common shares to ARTRA since the fourth quarter of 1995.

         (b) ARTRA delivered to COMFORCE certificates evidencing its ownership of 100% of the Lori Series C Preferred Stock.

         (c) COMFORCE agreed to include in a proposed underwritten public offering 380,000 shares of COMFORCE common stock held by ARTRA and its Fill-Mor subsidiary.


         (d) ARTRA agreed to a Lock-up Agreement which limits its ability to sell its remaining COMFORCE common shares for a period of 360 days after the effective date of COMFORCE's proposed underwritten public offering.

         (e) ARTRA agreed to deposit 125,000 shares of its COMFORCE common stock into an escrow account to collateralize its remaining obligations under the Assumption Agreement.


         COMFORCE did not retain an underwriter for the proposed underwritten public offering referred to in paragraph (c) and, accordingly, effective April 30, 1997 ARTRA was released from the provisions of the Lock-up Agreement.

         During 1995, ARTRA received $399,000 of advances from COMFORCE. In 1996, COMFORCE advanced ARTRA an additional $54,000. During 1996 ARTRA repaid the above advances and paid down, assumed or otherwise settled substantially all of the known pre-existing COMFORCE liabilities it assumed in conjunction with the COMFORCE COMFORCE Telecom acquisition.

         John Harvey was the chief executive officer, the chairman of the board of COMFORCE until November 1995 and a director to December 1995. Peter R. Harvey was a a director of COMFORCE to December 1995 and a vice president of COMFORCE through January 1, 1996. James D. Doering was the vice president and chief financial officer of COMFORCE through January 1996. Lawrence D. Levin was the controller and assistant chief financial officer of COMFORCE through January 1996. Edwin Rymek was the secretary of COMFORCE through November 1995.

         In January 1995, ARTRA borrowed $100,000 from John Harvey on a short-term basis evidenced by a note due March 20, 1995 and bearing interest at 8% per annum. This loan, as well as other short-term borrowings from John Harvey, aggregating $175,000 at December 28, 1995, have been renewed as they matured during 1995. In February 1996 ARTRA repaid $50,000 to Mr. Harvey. In May 1996 ARTRA repaid Mr. Harvey's loans and related accrued interest in their entirety. As additional compensation the loans provided for the issuance of warrants to purchase ARTRA common shares, as determined by the number of days the loans are outstanding. John Harvey received warrants to purchase an aggregate of 66,045 shares of ARTRA common stock at prices ranging from $3.75 to $6.125 per share as additional compensation for his loans to ARTRA.

         During 1990 and 1991, ARTRA made advances to Peter R. Harvey, of which $820,000 (including $112,000 in accrued interest) remained outstanding at December 30, 1993. The outstanding principal balance of these advances bears interest at the prime rate plus 2%. ARTRA had previously borrowed funds from Mr. Harvey evidenced by a $2,000,000 ARTRA note payable to him. Upon Mr. Harvey's surrender of this note to ARTRA (which note had previously been pledged by him to secure obligations he owed to another company), ARTRA applied the $2,000,000 to amounts due from him.

         In addition to the advances made directly by ARTRA, certain advances were previously made to Mr. Harvey by Bagcraft prior to its acquisition by ARTRA in 1990. In December 1993, $1,894,000, representing the total amount of these advances (including accrued interest of $120,000) was transferred from ARTRA's Bagcraft subsidiary to ARTRA as a dividend (a portion of which interest has been reserved on ARTRA's books).

         In February 1996, a bank agreed to discharge all amounts under its ARTRA notes ($14,563,639.39 including accrued interest and fees) and certain obligations of ARTRA's president, Peter R. Harvey. In connection with said discharge, ARTRA obtained a $2,150,000 participation right in a $3 million note, which was offset by the discharge of $2,150,000 in prior Harvey indebtedness. In addition, ARTRA recorded a receivable of $1,089,000 for Mr. Harvey's pro rata share of the debt discharge funded by the Company. See "Transactions with Management and Others -- Settlement of the Bank of America Illinois Debt." In March 1997, the bank sold its interest in Mr. Harvey's note and the related collateral to a private investor. ARTRA retained its $2,150,000 security interest the real estate, subordinated to the noteholder's $850,000 security interest in this real estate.

         In May 1991, ARTRA's Fill-Mor subsidiary made advances to Peter R. Harvey. The advances, made out of a portion of the proceeds of a short-term bank loan, bear interest at the prime rate plus 2%. The amount of these advances at March 30, 1995 was $1,540,000 (including $398,000 of accrued interest). In April, 1995, these advances from ARTRA's Fill-Mor subsidiary to Peter R. Harvey were transferred to ARTRA as a dividend.


         The aggregate amount of all amounts due from Mr. Harvey which remained outstanding as of June 26, 1997 was $8,677,000. ARTRA has accrued interest in the sum of $1,871,000 on the principal owed to it by Mr. Harvey. Commencing January 1, 1993 to date, interest on these amounts due from Peter R. Harvey has been accrued and fully reserved.


         As partial collateral for amounts due from Peter R. Harvey, the Company has received the pledge of 1,523 shares of ARTRA redeemable preferred stock (with a liquidation value of $1,523,000, plus accrued dividends) which are owned by Mr. Harvey. In addition, Mr. Harvey has pledged a 25% interest in Industrial Communication Company (a private company). Such interest is valued by Mr. Harvey at $800,000 to $1,000,000. During 1995, Peter R. Harvey entered into a pledge agreement with ARTRA whereby Mr. Harvey pledged additional collateral consisting of 42,067 shares of ARTRA common stock and 707,281 shares of PureTec. In addition, in connection with a discharge of certain bank indebtedness discussed below, ARTRA received rights under a mortgage of certain real estate owned by Mr. Harvey. The mortgage secures $2,150,000 of the amount owed by Mr. Harvey. The bank has a senior security interest in the amount of $850,000. See "Transactions With Management And Others - - Settlement of the Bank of America Illinois Debt." In March 1997, the bank sold its interest in Mr. Harvey's note and the related collateral to a private investor. ARTRA retained its $2,150,000 security interest the real estate, subordinated to the noteholder's $850,000 security interest in this real estate.


         In July 1997, ARTRA advanced an additional $7,475,000 to Peter R. Harvey. Mr. Harvey provided ARTRA with additional collateral for his advances consisting of 652.285 shares of ARTRA Series A redeemable preferred stock (a 17.4% interest), 1,784.02 shares of BCA Series A redeemable preferred stock (a 48.5% interest) and 6,488.8 shares of BCA Series B redeemable preferred stock (a 79.8% interest). As of August 20, 1997, this additional collateral had a carrying value of the obligation in ARTRA's consolidated balance sheet of approximately $11,000,000. The advances were funded with the proceeds from the July 1997 private placement of ARTRA notes.

         Peter R. Harvey has not received compensation for his services other than nominal amounts as an officer or director of ARTRA or any of its subsidiaries since October 1990. Additionally, Mr. Harvey has agreed not to accept any compensation for his services as an officer or director of ARTRA or any of its subsidiaries until his obligations to ARTRA, described above, are fully satisfied. Additionally, since December 31, 1986, Peter R. Harvey has guaranteed approximately $40,000,000 of ARTRA obligations to private and institutional lenders (John Harvey also was a co-guarantor of a $26,700,000 loan included in that total with Peter R. Harvey), and has also hypothecated personal assets as security for the ARTRA obligations which are described in this proxy statement.

         Under Pennsylvania Business Corporation Law of 1988, ARTRA (a Pennsylvania corporation) is permitted to make loans to officers and directors. Further, under the Delaware General Corporation Law, Fill-Mor (a Delaware corporation) is permitted to make loans to an officer (including any officer who is also a director, as in the case of Peter R. Harvey), whenever, in the judgment of the directors, the loan can reasonably be expected to benefit Fill-Mor.

         At the September 19, 1991 meeting, ARTRA's Board of Directors discussed but did not act on a proposal to ratify the advances made by ARTRA to Peter R. Harvey. The 1992 advances made by ARTRA to Peter R. Harvey were ratified by ARTRA's Board of Directors. In the case of the loan made by Fill-Mor to Peter R. Harvey, the Board of Directors of Fill-Mor approved the borrowing of funds from Fill-Mor's bank loan agreement, a condition of which was the application of a portion of the proceeds thereof to the payment of certain of Peter R. Harvey's loan obligations to the bank. However, the resolutions did not acknowledge the use of such proceeds for this purpose and the formal loan documents with the bank did not set forth this condition (though in fact, the proceeds were so applied by the bank).

         In June 1996, Peter R. Harvey loaned the Company 100,000 shares of ARTRA common stock with (with a then fair market value of $587,000). The Company principally issued these common shares to certain lenders as additional consideration for short-term loans. In September 1996, after the Company's shareholders approved an increase in the number of authorized common shares, the Company repaid this loan. At Peter R. Harvey's direction, the 100,000 shares of the Company's common stock were issued in blocks of 25,000 shares to the four daughters of the Company's Chairman of the Board, John Harvey. John Harvey and Peter R. Harvey are brothers.

         During 1986 and through August 10, 1988, ARTRA entered into a series of short-term borrowing agreements with private investors. Each agreement granted an investor a put option, principally due in one year, that required ARTRA to repurchase any or all of the shares sold at a 15% to 20% premium during a specified put period. Kenny Construction Company ("Kenny") entered into a put option agreement with ARTRA, which has been extended from time to time, most recently on November 11, 1992. At such time ARTRA and Kenny agreed to extend the put option whereby Kenny received the right to sell to ARTRA 23,004 shares of ARTRA common stock at a put price of $56.76 plus an amount equal to 15% per annum for each day from March 1, 1991 to the date of payment by ARTRA, which option expires December 31, 1997.

         Gerard M. Kenny, a director of ARTRA, is the Executive vice-president and Chief Executive Officer and a director of Kenny and beneficially owns 16.66% of Kenny's capital stock.

         On March 21, 1989, ARTRA borrowed $5,000,000 from its bank lender evidenced by a promissory note. This note has been amended and extended from time to time. The borrowings on this note were collateralized by, among other things, a $2,500,000 personal guaranty by Kenny. Kenny received compensation in the form of 833 shares of ARTRA common stock for each month that its guaranty remained outstanding through March 31, 1994. Under this arrangement, Kenny received 49,980 shares of ARTRA common stock as compensation for its guaranty.

         On March 31, 1994, ARTRA entered into a series of agreements with its bank lender and with Kenny. Under the terms of these agreements, Kenny purchased a $2,500,000 participation in the $5,000,000 note payable to ARTRA's bank lender. Kenny's participation is evidenced by a $2,500,000 ARTRA note (the "Kenny Note") bearing interest at the prime rate. As consideration for its purchase of this participation, the bank lender released Kenny from its $2,500,000 loan guaranty. As additional consideration, Kenny received an option to put back to ARTRA the 49,980 shares of ARTRA common stock received as compensation for its $2,500,000 ARTRA loan guaranty at a price of $15.00 per share. The put option is subject to increase at the rate of $2.25 per share per annum ($21.188 at December 26, 1996). The put option is exercisable on the later of the date the Kenny Note is repaid or the date ARTRA's obligations to its bank lender are fully paid. During the first quarter of 1996, the $2,500,000 note and related accrued interest was paid in full, principally with the proceeds from additional short-term borrowings. The put option remains outstanding.

         On September 27, 1989, ARTRA received a proposal to purchase Bagcraft from Sage Group, Inc. ("Sage"), a privately-owned corporation. Effective March 3, 1990, a wholly-owned subsidiary of ARTRA indirectly acquired from Sage 100% of the issued and outstanding common shares of BCA Holdings, Inc., which in turn owned 100% of the stock of Bagcraft, for total consideration which was delivered to Ozite as the successor by merger to Sage, upon approval of ARTRA's shareholders. The consideration for the Bagcraft acquisition consisted of 772,000 shares of ARTRA's common stock and 3,750 shares of its $1,000 par value junior non-convertible payment-in-kind preferred stock bearing a dividend rate of 6%. The issuance of the ARTRA Common and Preferred Stock as consideration was approved by ARTRA's shareholders at the December 1990 annual meeting of shareholders. Upon the merger of Sage into Ozite on August 24, 1990, Ozite became entitled to receive this consideration, which right Ozite assigned to its PST subsidiary. Peter R. Harvey, ARTRA's President, and John Harvey, ARTRA's Chairman of the Board of Directors, were the principal shareholders of Sage and Ozite as of the times that the merger agreements were executed and the mergers consummated.

         Ozite subsequently repurchased the 3,750 shares of preferred stock in February 1992, 1,523 of which shares were subsequently assigned to Peter Harvey in consideration of his discharge of certain indebtedness of Ozite to him in April 1992. Mr. Harvey pledged these 1,523 preferred shares to ARTRA. The
$4,750,000 price of the 772,000 shares of common stock and 3,750 shares of preferred stock was equal to the fair market value thereof as of January 31, 1991 as determined by an independent investment banking firm engaged by PST to make such determination.

         Peter R. Harvey and John Harvey are significant stockholders of PST's parent, PureTec, as described in Note 1 to the table under "Principal Shareholders." Peter R. Harvey is a Vice President and a director of PST and a director of PureTec. John Harvey is a director of PST and PureTec.

         In 1987, the predecessor of PST acquired a $5,000,000 subordinated note bearing interest at a rate of 13.5% per annum and 50,000 shares of 13-1/2% cumulative redeemable preferred stock of Bagcraft with a liquidation preference of $5,000,000 with $10,000,000 of the net proceeds of the PST public offering in May 1987. Interest accrued on the note at a rate of 13.5% per annum. No cash payments of interest were made during the term of the note. However, during 1992, per agreement with PST, the interest payments for 1992 were remitted by Bagcraft to ARTRA and the noteholder received Series A preferred stock of Bagcraft's parent, BCA Holdings, Inc. ("BCA") having a liquidation value of $675,000. In December 1993, the principal outstanding under this note was repaid in full in cash from proceeds of Bagcraft's new credit facility with an institutional lender and PST accepted additional BCA preferred stock having a liquidation value of $3,000,000 in satisfaction of all unpaid accrued interest thereon.

         The BCA preferred stock provides a $1,000 per share liquidation preference and annual cumulative cash dividends of $60.00 per share when and if declared by BCA. The Bagcraft redeemable preferred stock remains outstanding as of the date hereof. As of March 27, 1997, dividends in the amount of $743,000 had cumulated thereon.


Settlement of the Bank of America Illinois Debt

         As of February 26, 1996, ARTRA was indebted to B of A in the sum of $14,563,639.59 including accrued interest and fees (the "Prior Indebtedness"). As of February 26, 1996, Peter R. Harvey, an officer and director of ARTRA, was indebted to B of A in the sum of $7,496,830 including accrued interest (the "Prior Harvey Indebtedness"), (the Prior Indebtedness and the Prior Harvey Indebtedness are collectively referred to as the "Debt", or "Prior Notes").

         On February 26, 1996, for an aggregate purchase price of $5,150,000 (the "Purchase Price") Arabella, S.A. ("Arabella") purchased from B of A (the "Debt Purchase") all of B of A's interest in the Debt except that B of A retained the rights to $3 million of the Prior Harvey Indebtedness. B of A then entered into a Participation Agreement with ARTRA pursuant to which B of A transferred to ARTRA the right to receive $2.15 million of the retained $3 million indebtedness. The $3 million indebtedness was collateralized by a mortgage on certain real estate owned by Mr. Harvey. B of A's rights to the remaining $850,000 of the indebtedness had priority over ARTRA's rights to the $2.15 million. In March 1997, the bank sold its interest in Mr. Harvey's note and the related collateral to a private investor. ARTRA retained its $2,150,000 security interest the real estate, subordinated to the noteholder's $850,000 security interest in this real estate.

         The Prior ARTRA Indebtedness and the Prior Harvey Indebtedness were satisfied as follows.

         1. ARTRA paid Arabella cash in the amount of $2,650,000, 100,000 shares of ARTRA common stock (valued at $440,667 after a discount for restricted marketability) and 25,000 shares of COMFORCE common stock held by ARTRA (with a then fair market value of $200,000).

         2. BCA executed a note in favor of Arabella in the principal amount of $1,900,000 with a maturity date of May 26, 1996 (the "New ARTRA Note,") and Peter R. Harvey executed a note in favor of Arabella in the principal amount of $2,296,830 (the "New Harvey Note"). The amount of the Harvey Note was reduced to $100,000 if payment was made by May 26, 1996. Arabella was entitled to up to an additional 100,000 shares of ARTRA common stock and 25,000 shares of COMFORCE stock depending on when ARTRA and Peter R. Harvey repaid the new debt. The New ARTRA and Harvey Notes were repaid in April, 1996, principally from the proceeds of a private placement completed in July (and commenced in April). Based on the date of the repayment, Arabella received an additional 50,000 shares of ARTRA stock, which had a value of $220,000 after a discount for restricted marketability. Arabella also received an additional $125,000 in lieu of the additional 12,500 shares of COMFORCE to which it was entitled based on the date of repayment.

         3. ARTRA gave Arabella an option to purchase 40% of the common stock of Bagcraft for nominal consideration. The option was valued at $500,000. Per the terms of the agreement, ARTRA repurchased the option for $550,000 in April, 1996.

         ARTRA recognized a gain on the discharge of indebtedness of $9,424,000 ($1.23 per share) in the first quarter of 1996 and recorded a receivable for Mr. Harvey's pro rata share ($1,089,000) of the debt discharge funded by the Company. In addition, ARTRA forgave $2,150,000 debt previously owed to it by Peter Harvey, which offset ARTRA's right to receive $2,150,000 from Mr. Harvey pursuant to the Participation Agreement discussed above.

         In order to obtain access to the $2,650,000 paid to Arabella, the following transactions occurred.

         1. Bagcraft purchased from BCA all of the authorized shares of a newly created BCA Class B Redeemable Preferred stock (the "BCA B Pref") consisting of 8,135 shares, a $1,000 per share liquidation preference and annual cumulative cash dividends of $135 per share for $4,135,000 which was borrowed under Bagcraft's line of credit.

         2. BCA distributed the $4,135,000 to ARTRA. ARTRA paid $2,650,000 to Arabella and used the remaining $1,485,000 to pay down other debt obligations and for working capital.

         3. Bagcraft then exchanged the BCA B Pref for 82.7% of the outstanding shares of Bagcraft preferred stock (the "Bagcraft Preferred") which were owned by Ozite Corporation, a wholly owned subsidiary of PureTec. Following this exchange, Ozite held all of the outstanding BCA B Pref. Bagcraft then held 82.7% of the outstanding shares of its Preferred which was canceled. There are 8,650 shares of Bagcraft Preferred remaining outstanding held by PST.



         Other Transactions

         On March 9, 1990, Maynard K. Louis, a member of the Board of Directors, made a loan to ARTRA in the principal amount of $500,000 bearing interest at the rate of 10% per annum. This loan was repaid in 1992 through the issuance to Mr. Louis of 68,198 shares of ARTRA's common stock. On April 2, 1992, Mr. Louis made a loan to ARTRA in the principal amount of $100,000 bearing interest at the rate of 9% per annum, which loan, due April 1, 1994, has been extended. On October 1, 1993, Mr. Louis made a short term loan in the principal amount of $75,000 bearing interest at the rate of 8% per annum to ARTRA's BCA Holdings Inc. and A G Holding Corp. subsidiaries due October 22, 1993, which loan was repaid. As consideration for making or agreeing to extend these loans, Mr. Louis received the warrants to purchase ARTRA's common stock described in note 5 to the table under "Principal Shareholders."



         During 1993, The Research Center of Kabbalah ("RCK"), which holds approximately 7% of ARTRA's outstanding Common Stock (including the stock issuable upon the exercise of warrants) as of December 26, 1996, made certain short-term loans to the Company of which $2,000,000, with interest at 10%, was outstanding at December 31, 1993. As additional compensation, RCK received warrants to purchase an aggregate of 86,250 ARTRA common shares at prices ranging from $6.00 to $7.00 per share based upon the market of ARTRA's common stock at the date of issuance. The warrants expire five years from the date of issuance. In January 1994, Kabbalah made an additional $1,000,000 short-term loan to the Company, also with interest at 10%. The proceeds of these loans were used to pay down various ARTRA short-term loans and other debt obligations. In December, 1995, RCK received 126,222 shares of ARTRA common in payment of past due interest through October 31, 1995. Interest on the loans has been paid through March, 1997. Payment on the loans was due March 31, 1994, however, the lender did not demand payment. In February 1997, the lender received a warrant to purchase an additional 100,000 ARTRA common shares at $5.625 per share as consideration for not demanding payment of this obligation. In April 1997, the lender received a warrant to purchase an additional 100,000 ARTRA common shares at $5.00 per share as consideration for not demanding payment of this obligation. In June 1997 outstanding borrowings to the unaffiliated company were reduced to $300,000 with the proceeds from other short-term borrowings. In July 1997 ARTRA repaid all remaining obligations under these loans.



         In May, 1996, ARTRA borrowed $100,000 from Edward A. Celano, then a private investor, evidenced by an unsecured short-term note, due August 7, 1996, and renewed to February 6, 1997, bearing interest at 10%. The proceeds of the loan were used for working capital. At the Company's annual meeting of shareholders, held August 29, 1996, Mr. Celano was elected to the Company's board of directors. Effective January 17, 1997, Mr. Celano exercised his conversion rights and received 18,182 shares of ARTRA common stock as payment of the principal balance of his note.

         In August, 1996, ARTRA borrowed $500,000 from Howard Conant, then a private investor, evidenced by an short-term note, due December 23, 1996, bearing interest at 10%. The loan was collateralized by 125,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary. As additional compensation for the loan, Mr. Conant received a warrant, expiring in 2001, to purchase 25,000 ARTRA common shares at a price of $5.00 per share. The proceeds of the loan were used for working capital. At the Company's annual meeting of shareholders, held August 29, 1996, Mr. Conant was elected to the Company's board of directors. In December, 1996, the loan was extended until April 23, 1997 and Mr. Conant received, as additional compensation, a warrant , expiring in 2001, to purchase 25,000 ARTRA common shares at a price of $5.875 per share.

         In January, 1997, ARTRA borrowed an additional $300,000 from Mr. Conant evidenced by an short-term note, due December 23, 1997, bearing interest at 8%. The loan was collateralized by 100,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary. As additional compensation for the loan, Mr. Conant received a warrant, expiring in 2002, to purchase 25,000 ARTRA common shares at a price of $5.75 per share.

         In March 1997, ARTRA borrowed an additional $1,000,000 from Mr. Conant evidenced by a short-term note, due May 26, 1997, bearing interest at 12%. The loan was collateralized by 585,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary. As additional compensation, Mr. Conant received an option to purchase 25,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary at a price of $4.00 per share, with the right to put the option back to ARTRA on or before May 30, 1997 for a total put price of $50,000. In May 1997, Mr. Conant exercised his rights and put the COMFORCE option back to ARTRA for $50,000. The proceeds from this loan were used in part to repay an ARTRA/Fill-Mor $2,500,000 bank term loan.

         In April 1997, ARTRA borrowed $5,000,000 from Mr. Conant evidenced by a note, due April 20, 1998, bearing interest at 10%. As additional compensation, the lender received a warrant to purchase 333,333 ARTRA common shares at a price of $5.00 per share. The warrantholder has the right to put this warrant back to ARTRA at any time during the period April 21, 1998 to April 20, 2000, for a total purchase price of $1,000,000. The cost of this obligation will be accrued in the Company's financial statements as a charge to interest expense over the period April 21, 1997 (the date of the loan) through April 21, 1998 (the date the warrantholder has the right to put the warrant back to ARTRA). The proceeds from this loan were used to repay Mr. Conant's outstanding borrowings of $1,800,000 and to pay down other ARTRA debt obligations.


         In June 1997, ARTRA borrowed an additional $1,000,000 from Mr. Conant, due December 10, 1997, bearing interest at 12%. As additional compensation, the lender received a warrant to purchase 40,000 ARTRA common shares at a price of $5.00 per share. The warrantholder has the right to put this warrant back to ARTRA at any time during the period December 10, 1997 to June 10, 1998, for a total purchase price of $80,000. The cost of this obligation will be accrued in the Company's financial statements as a charge to interest expense over the period June 10, 1997 (the date of the loan) through December 10, 1997 (the date the warrantholder has the right to put the warrant back to ARTRA). The proceeds from this loan were used to pay down other ARTRA debt obligations. In July 1997, borrowings from Mr. Conant were reduced to $3,000,000 with proceeds advanced to ARTRA from a Bagcraft term loan as discussed above. As of August 20, 1997, ARTRA had total outstanding borrowings of $3,000,000 from Mr. Conant collateralized by collaterallized by a 75% interest in the common stock of ARTRA's BCA subsidiary (the parent of Bagcraft).

                              SELLING SHAREHOLDERS

         The following  table sets forth certain  information,  as of August 29,
1997, when 7,932,912 shares of Common Stock were issued and outstanding regarding the shares of Common Stock held by the persons ("Selling Shareholders") offering shares pursuant to this Prospectus. Included in certain of the shares owned and offered by Selling Shareholders are shares issuable upon the exercise of warrants, as described in the notes to the table.

     In cases where the Selling Shareholder serves or has served within the past three years as an officer, director or employee of the Company or any of its subsidiaries, this relationship is noted. In most instances in which shares of Common Stock issuable upon the exercise of Warrants are being registered, the Selling Shareholder acquired the Warrant as additional consideration for extending credit to the Company or in connection with another transaction. In certain instances, shares of Common Stock of Selling Shareholders being registered were acquired in exchange for debt securities (promissory notes) of the Company previously held by the Selling Shareholders, or otherwise to pay, compromise or discharge indebtedness (including interest) of the Company due to the Selling Shareholder. Because the Selling Shareholders may offer all or some part of the Common Stock that they hold pursuant to the offering contemplated by this Prospectus, and because this offering is not being underwritten (on a firm commitment or any other basis), no estimate can be given as to the amount of Common Stock that will be held by Selling Shareholders upon termination of this offering.



                                                                 Before the Offering
                                                 -------------------------------------------------
                                                     Number of        Percent of       Shares
                                                       Shares        Total Shares      Offered
      Name of Beneficial Owner                      Beneficially      Outstanding       Hereby
                                                    Owned (1)(2)          (1)
--------------------------------------------------------------------------------------------------


Robert Abrams (22)                                          4,724            *             4,724
Alltech Associates (42)                                    10,000            *            10,000
Donald Arends (22)                                          2,847            *             2,847
Donald Arends Pension Plan (3)                              2,200            *             2,200
Baytree Associates, Inc. (15)                              15,000            *            15,000
James F. Beedie (4)                                         5,000            *             5,000
James A. Belushi Trust (4)                                  5,000            *             5,000
                       (47)                                 7,000            *             7,000
Morris Belzberg (4)                                        25,000            *            25,000
William Belzberg (4)                                       25,000            *            25,000
K. Reed Berkey (4)                                          2,500            *             2,500
Nora Baker (4)                                              5,000            *             5,000
Belmad L.P. (48)                                          106,667            *           106,667
Julius Berman (24)                                          6,250            *             6,250
Evelyn Bishop, Trustee (5)                                168,051          2.1%          168,051
Richard Blackmore (28)                                     17,500            *            17,500
Violet M. Blank Living Trust (15)                           7,500            *             7,500
Blacksmith Books, Ltd. (22)                                 2,873            *             2,873
Barry W. Blank (15)                                        75,000            *            75,000
John Bramsen (4)                                           10,000                         10,000
             (48)                                          13,330            *            13,330
Fred Broling (22)                                          14,234            *            14,234
Ken Buchanan (48)                                           5,332            *             5,332
Robert A. Calabrese (27)                                   15,000            *            15,000
Thomas J. Carroll (34)                                     28,461            *            28,461
Edward A Celano (12)                                       18,182            *            18,182
Woodrow Chamberlain (4)                                    10,000            *            10,000
                    (47)                                   25,000            *            25,000
Woodrow & Barbara Chamberlain (48)                         13,330            *            13,330
Cipka S.A. (6)                                            192,790          2.4%          192,790
Clinton Industries (7)                                     75,001            *            75,001
Marilyn Cohen (15)                                          3,750            *            3,750
Stanley Cohen (24)                                          6,250            *            6,250
Earle Combs (22)                                            4,724            *            4,724
Howard R. Conant (20)                                     578,333          6.9%         433,333
Leo Denslow (15)                                            9,000            *            9,000
Ronald Di Martino (15)                                     15,000            *           15,000
David J. Doerge Trust (34)                                 20,677            *           20,677
David J. Doerge Trust (4)                                  45,000            *           45,000
Richard A. Dolan (23)                                      33,263            *           33,263
Mark Dorian (4)                                             5,000            *            5,000
Stephen N. Engberg (4)                                     10,000            *           10,000
                   (47)                                     4,000            *            4,000
Kelly Erickson (15)                                         7,500            *            7,500
Paul Farmer IRA (4)                                         2,500            *            2,500
Leonard Feldman (4)                                        15,000            *           15,000
Barry M. Ferrigno & B. Allan P/S Plan (15)                  7,500            *            7,500
Field Container Corp. (8)                                 150,943          1.9%         150,943
William F. Foster Jr. (32)                                  5,000            *            5,000
Rudolph Frank (22)                                          2,363            *            2,363
Paul H. Fricke (22)                                         2,873            *            2,873
William Gallagher (22)                                      4,724            *            4,724
Gibralt Holdings, Ltd. (4)                                  5,000            *            5,000
Howard Grafman (4)                                          5,000            *            5,000
Ilse W. Grafman (4)                                         5,000            *            5,000
James E. Grieger (22)                                       5,693            *            5,693




                                                                 Before the Offering
                                                 -------------------------------------------------
                                                     Number of        Percent of       Shares
                                                       Shares        Total Shares      Offered
      Name of Beneficial Owner                      Beneficially      Outstanding       Hereby
                                                    Owned (1)(2)          (1)
--------------------------------------------------------------------------------------------------


Robert S. Gruber (22)                                     141,104          1.8%             2,874
Robert Haney (38)                                           1,000            *              1,000
Morton J. Harris (22)                                       2,873            *              2,873
Bucky W.F. Fong (15)                                        3,750            *              3,750
Joseph Giamanco (15)                                       30,000            *             30,000
Myron and Donna Goldstein (15)                             11,250            *             11,250
GHM, Inc. (15)                                              3,750            *              3,750
Clark Gunderson (30)                                        5,000            *              5,000
Ezra Hamway (46)                                           13,000            *             13,000
John Harvey (9)                                           523,796          6.4%            82,206
Peter R. Harvey (21)                                      442,418          5.5%            42,067
Kim Eliabeth Harvey (40)                                   25,000            *             25,000
Julie Harvey Valeriote (40)                                25,000            *             25,000
Lori Ann Harvey (40)                                       25,000            *             25,000
Kim Eliabeth Harvey (40)                                   25,000            *             25,000
Norton Herrick (34)                                        41,333            *             41,333
Austin Iodice (10)                                         30,373            *             30,373
Dane Johnson, IRA (15)                                      3,750            *              3,750
Carol M. Jacobsohn (11)                                     2,750            *              2,750
Robert Johnson (22)                                         2,873            *              2,873
Robert Jones (31)                                          16,321            *             16,321
Catherine Joyce (22)                                        4,745            *              4,745
Karel Private Mangers Fund (24)                            25,000            *             25,000
Karel Private Managers Fund -                              25,000            *             25,000
    Series TE (24)
Robert Kartheiser (22)                                      6,641            *              6,641









                                                                 Before the Offering
                                                 -------------------------------------------------
                                                     Number of        Percent of       Shares
                                                       Shares        Total Shares      Offered
      Name of Beneficial Owner                      Beneficially      Outstanding       Hereby
                                                    Owned (1)(2)          (1)
--------------------------------------------------------------------------------------------------




Stephen Kaufman (24)                                        6,250            *              6,250
Thomas Kigin (4)                                            2,500            *              2,500
Craig Kubacki (22)                                          4,724            *              4,724
David Kubacki (22)                                          4,724            *              4,724
Kenneth L. Kwiatt (22)                                     22,687            *             22,687
Kwiatt, Silverman & Ruben, Ltd. (45)                       12,000            *             12,000
Kwiatt, Silverman & Ruben, Ltd.
  Profit Sharing Plan (38)                                 15,000            *             15,000
Michael Laundrie  (44)                                      9,773            *              9,773
R. D. Levy (22)                                             5,364            *              5,364
Steven M. Levy (29)                                        17,877            *             17,877
Levy S.D. (46)                                             22,000            *             22,000
Robert Lofblad (22)                                        16,154            *             16,154
Frank N. Magid (4)                                          2,500            *              2,500
Maynard K. Louis (13)                                     121,000          1.5%           121,000
MH Capital Partners, L.P. (15)                              7,500            *              7,500
Richard McLean (22)                                         3,320            *              3,320
M. A. Berman Partners, L.P. (24)                           25,000            *             25,000
M. A. Berman Trading (24)                                  12,500            *             12,500
David MacDonald (22)                                        4,726            *              4,726
Maser Sosinski & Assoc. P.A. (15)                           7,500            *              7,500
Thomas L. Mason (22)                                          959            *                959
D. Michael Meyer (4)                                       10,000            *             10,000
                 (47)                                       5,000            *              5,000
John E. Mc Connnaughy (15)                                 75,000            *             75,000
James McHugh (4)                                            5,000            *              5,000
James B. McGill (4)                                         5,000            *              5,000
Johanna B. McGill (4)                                       5,000            *              5,00







                                                                 Before the Offering
                                                 -------------------------------------------------
                                                     Number of        Percent of       Shares
                                                       Shares        Total Shares      Offered
      Name of Beneficial Owner                      Beneficially      Outstanding       Hereby
                                                    Owned (1)(2)          (1)
--------------------------------------------------------------------------------------------------



R & J  Lucas Revocable Trust (43)                          10,000            *            10,000
Alfred Mendelson (22)                                       9,513            *             9,513
Ira Mendelson (22)                                          4,724            *             4,724
Mesirow Financial Inc., Custodian for                       5,000            *             5,000
    Thomas Philipsborn IRA (4)
Richard Meyer (22)                                          2,873            *             2,873
Jerry Michelson IRA (4)                                     3,750            *             3,750
                    (47)                                    3,000            *             3,000
Jerry Michelson (4)                                         1,250            *             1,250
Mid America Hospital Group Inc. (24)                       12,500            *            12,500
William J. Mirch (4)                                        5,000            *             5,000
Dr. John H. Muehlstein IRA (4)                              5,000            *             5,000
The Neff Family Trust (47)                                 12,500            *            12,500
Paul Neff (48)                                              2,666            *             2,666
Douglas B. Nelson & Jessica M. Swift (47)                  12,500            *            12,500
Peer Pedersen (46)                                         25,000            *            25,000
Jerry Pillard (22)                                            385            *               385
Pollack Family L.L.C. (15)                                  3,750            *             3,750
Janet M. Portelly (15)                                      6,000            *             6,000
Ravinia Investors LLC (4)                                   2,500            *             2,500
                      (48)                                  2,666            *             2,666
Charles Reeder (4)                                         20,000            *            20,000
               (48)                                         5,332            *             5,332
Research Center of Kabbalah (14)                          647,250          7.9%          412,250
William G. Reynolds, Jr. (4)                                1,250            *             1,250
                         (47)                               1,250            *             1,250
J.E. Rich (22)                                             14,239            *            14,239
Richard Richter, IRA (15)                                  22,500            *            22,500
Evan D. Ritchie Living Trust (4)                            2,500            *             2,500
Robert Rittmaster (22)                                      3,321            *             3,321
Philip E. Ruben (38)                                       20,687            *            20,687
Barry Rymer (35)                                          160,973          1.4%          160,973








                                                                 Before the Offering
                                                 -------------------------------------------------

                                                     Number of        Percent of       Shares
                                                       Shares        Total Shares      Offered
      Name of Beneficial Owner                      Beneficially      Outstanding       Hereby
                                                    Owned (1)(2)          (1)
--------------------------------------------------------------------------------------------------


B. Rymer Insurance Trust (22)                              48,715            *            48,715
Lenore M. Schnick Trust  (4)                               15,000            *            15,000
                         (48)                               7,332            *             7,332
Harvey Schuster (33)                                       25,000            *            25,000
Fred Schwartz (24)                                          6,250            *             6,250
James Scott (4)                                             5,000            *             5,000
Martha T. Seelbach (4)                                      2,500            *             2,500
                   (47)                                     2,500            *             2,500
William Seelbach (4)                                        5,000            *             5,000
                 (47)                                       2,500            *             2,500
Marshall Rodin  (41)                                       18,184            *            18,184
Semamor Enterprises (47)                                   60,000            *            60,000
Sherwood Securities Corp. (15)                             15,000            *            15,000
Sigma Pairs (24)                                           87,500          1.1%           87,500
The Shipp Family Trust (47)                                 2,000            *             2,000
Michael Silverman (38)                                     16,687            *            16,687
Lloyd Singer (22)                                           4,724            *             4,724
Alfred Slatin (22)                                          3,276            *             3,276
Paul Smeets (4)                                            10,000            *            10,000
A.E. Staley Trust (47)                                      5,000            *             5,000
Eva Staley Residential Trust (4)                            5,000            *             5,000
Henry M. Staley Trust u/a/d 11/13/73 (4)                    7,500            *             7,500
                                     (47)                   5,000            *             5,000
Henry Staley (48)                                           2,666            *             2,666
Staley Family Agency Account (4)                           20,000            *            20,000
Avery J. Stone Trust (4)                                   20,000            *            20,000
Anita Stone Family Trust (48)                              26,660            *            26,660
Josef Strahammer (16)                                     136,355          1.7%          136,355
Shepard C. Swift Trust (4)                                 10,000            *            10,000
                       (47)                                 4,000            *             4,000
Dieter E.A. Tannenberg (39)                                30,000            *            30,000
Michael Targoff (24)                                      125,000          1.6%          125,000






                                                                 Before the Offering
                                                 -------------------------------------------------
                                                     Number of        Percent of       Shares
                                                       Shares        Total Shares      Offered
      Name of Beneficial Owner                      Beneficially      Outstanding       Hereby
                                                    Owned (1)(2)          (1)
--------------------------------------------------------------------------------------------------


Emanuel Tarrson (36)                                       50,000           *             50,000
                (47)                                       25,000           *             25,000
Ronald Tarrson (37)                                        40,000           *             40,000
               (47)                                        25,000           *             25,000
               (48)                                        13,330           *             13,330
Steven Tarrson (4)                                         10,000           *             10,000
Joann Timbanard (15)                                        3,750           *              3,750
John Tull (17)                                             13,122           *             13,122
James C. Tull (22)                                          2,873           *              2,873
Thomas Urich (22)                                             448           *                448
Kenneth D. Vander Weele (22)                                2,873           *              2,873
Alexander Verde (18)                                      301,599         3.7%           301,599
Billy Walker Enterprises (15)                               7,500           *              7,500
Martin Weinstein, IRA (15)                                 15,000           *             15,000
Ginette Weiss (22)                                          1,403           *              1,403
Roger Weissenberg (22)                                      1,406           *              1,406
Westminster Capital (34)                                   41,333           *             41,133
Thomas Whitney (4)                                         10,000           *             10,000
               (47)                                         5,000           *              5,000
Roger D. and Gail L. Williams (15)                          7,500           *              7,500
Diane Wilson (4)                                            1,250           *              1,250
             (47)                                           1,250           *              1,250
D. R. Zaccone (19)                                        174,000         2.2%           174,000
Marc L. Werner (25)                                        90,000         1.1%            90,000
Manufacturers Indemnity and Insurance
  Co. of America (26)                                       5,000           *              5,000
                                                        ---------        ----          ---------
         TOTAL                                          6,346,515        54.6%         4,986,144
                                                        =========        ====          =========




                      -------------------------------------
                 *Less than 1% of the total shares outstanding.

         (1) The ownership percentages are calculated based on the assumption that all shares issuable to the Selling Shareholder upon the exercise of options or warrants by such shareholder (but only such shareholder) have been issued.

         (2) Unless otherwise indicated in the notes to this table, all shares shown as beneficially owned by the named individual are owned of record by such person.

         (3) Consists of 2,200 shares of Common Stock issuable to the D.L. Arends Pension Plan upon the exercise of a warrant at an exercise price of $8.00 per share, which expires May 8, 2001.

         (4) Consists of shares of Common Stock issuable upon the exercise of a warrant at an exercise price of $6.00 per share and expiring April 15, 1999. These warrants were issued under the Company's 1996 Private Placement of 12% Secured Promissory Notes.


         (5) Consists of 111,657 shares of Common Stock owned of record by Evelyn Bishop as trustee under the Bishop Living Trust dated 10/4/94 and 56,394 shares issuable to the trustee upon the exercise of the following warrants:


 Number of Shares         Exercise Price Per Share    Expiration Date of Warrant
          4,244                     6.000                      05-17-98
          6,367                     6.000                      05-29-98
          6,685                     6.000                      11-29-98
          4,457                     6.000                      11-17-98
          1,560                     5.375                      05-16-98
          7,023                     5.000                      05-28-98
          7,383                     4.750                      11-28-97
          7,764                     3.750                      05-28-98
         10,911                     8.000                      06-13-01



         (6) Consists of 192,790 shares of Common Stock owned of record by Cipka S.A.

         (7) Consists of 75,001 shares of Common Stock issuable to Clinton Industries upon the exercise of a warrant at an exercise price of $5.00 per share, which warrant expires November 10, 1997. Clinton Industries is a partnership, the general partners of which are the controlling shareholders of Kenny Construction Company, also a holder of shares of the Common Stock.


         (8) Consists of 150,943 shares of Common Stock issuable to Field Container Corp. upon the exercise of a warrant at an exercise price of $5.375 per share, which warrant expires September 30, 1997.


         (9) The shares of Common Stock beneficially owned by Mr. Harvey consist of 123,100 shares held directly by him, 1,705 shares held in his 401(k) plan, 5,746 shares held in his individual retirement account, 100,000 shares held by Mr. Harvey's daughters, 75,000 shares issuable under an option which expires December 19, 2000 at an exercise price of $3.65 per share, 1,000 shares issuable under an option which expires September 19, 2001 at an exercise price of $3.65 per share, 4,000 shares issuable under an option which expires January 8, 2003 at an exercise price of $3.75 per share and an aggregate of 72,245 shares issuable under the following warrants issued as additional consideration for short-term loans:

    Number of          Exercise Price       Expiration Date
      Shares              per Share           of Warrant
   ----------            ----------           ----------
      4,700                $5.500              02-01-99
      1,500                 5.625              03-30-99
      6,000                 4.750              01-20-00
     11,667                 3.750              04-28-00
      7,800                 4.750              04-28-00
      8,426                 4.250              07-27-00
      4,019                 4.625              09-30-00
      4,019                 4.875              10-31-00
      4,019                 4.375              11-30-00
      8,038                 6.125              12-31-00
      4,019                 6.125              02-29-01
      4,019                 6.250              03-31-01
      4,019                 6.000              04-30-01


         (10) Consists of 2,873 owned of record by Mr. Iodice and 27,500 shares of Common Stock issuable to Mr. Iodice upon the exercise of the following warrants:

    Number of           Exercise Price       Expiration Date
      Shares               per Share           of Warrant

      3,000                  5.375              09-30-09
      4,500                  5.375              10-07-98
      7,500                  5.375              10-14-98
     12,500                  5.625              08-05-98



         (11) Consists of 2,750 shares of Common Stock issuable to Ms. Jacobsohn upon the exercise of a warrant which expires December 2, 1997 at an exercise price of $5.00 per share.


         (12) Consists of 18,182 shares of Common Stock owned of record by Mr. Celano, a director of the Company.

         (13) Consists of 121,000 shares of the Common Stock issuable to Mr. Louis upon the exercise of the following warrants:

    Number of              Exercise Price       Expiration Date
      Shares                  per Share           of Warrant

       3,000                   $7.000              04-01-98
      15,000                    5.625              09-29-97
      15,000                    4.500              04-01-98
      15,000                    5.125              10-01-98
       1,500                    5.375              10-01-98
       2,250                    5.375              10-08-98
       3,750                    5.375              10-15-98
       2,500                    6.000              02-16-99
      15,000                    5.375              04-01-99
      15,000                    5.125              10-01-99
      22,000                    8.000              06-13-01
      11,000                    6.000              03-09-98


         Mr. Louis is a director of the Company.

         (14) Consists of 361,000 shares of Common Stock owned of record by Research Center of Kabbalah and 21,250 shares of Common Stock issuable under a warrant which expires October 29, 1998 at an exercise price of $6.00 per share, 65,000 shares of Common Stock issuable issuable under a warrant which expires December 31, 1998 at an exercise price of $7.00 per share, 100,000 shares of Common Stock issuable under a warrant which expires February 14, 2002 at an exercise price of $5.625 per share and 100,000 shares of Common Stock issuable under a warrant which expires April 13, 2002 at an exercise price of $5.00 per share.


         (15) Consists of shares of Common Stock of record issued under the Company's December 1995, Private Placement of $2,500,000 of 12% convertible subordinated promissory notes. As additional consideration the noteholders received 15,000 ARTRA common shares per each $100,000 of notes issued, or an aggregate of 375,000 ARTRA common shares.


         (16) Consists of 136,355 shares of Common Stock owned of record by Mr. Strahammer. These shares consist of 20,812 issued to Mr. Strahammer in lieu of interest on certain borrowings and 115,543 shares issued to Mr. Strahammer in payment of a $678,000 demand note.


         (17) Consists of 11,622 shares of Common Stock owned of record by Mr. Tull and 1,500 shares of Common Stock issuable to Mr. Tull upon the exercise of a warrant at an exercise price of $6.375 per share, which warrant expires September 9, 1997.


         (18) Consists of 65,284 shares of Common Stock owned of record by Mr. Verde and 236,315 shares of Common Stock issuable to Mr. Verde upon the exercise of the following warrants:

    Number of            Exercise Price          Expiration Date
      Shares                per Share              of Warrant
      ------                ---------              ----------

      76,480                  5.000                 08-09-97
      37,258                  3.750                 02-09-98
      36,651                  4.125                 08-09-98
      35,555                  5.000                 02-09-99
      10,464                  5.000                 08-09-99
      39,907                  5.000                 02-09-98



         (19) Consists of 174,000 shares of the Common Stock issuable to Mr. Zaccone upon the exercise of the following warrants:

    Number of             Exercise Price            Expiration Date
       Shares                per Share                of Warrant

       10,000                 $6.250                   07-05-02
          600                  6.250                   09-03-02
       10,600                  6.250                   09-03-02
       17,000                  5.375                   10-31-02
       16,800                  7.750                   12-17-02
       17,000                  3.750                   01-30-03
       17,000                  7.000                   03-31-03
       17,000                  4.000                   05-01-03
        5,667                  3.500                   07-31-03
       11,333                  5.125                   09-01-03
       25,667                  3.500                   09-16-03
       25,333                  5.875                   10-26-03

         (20) Consists of 140,000 shares of Common Stock owned of record by Mr. Conant, 5,000 shares held by Mrs. Conant and 433,333 shares of Common Stock issuable to Mr. Conant upon the exercise of the following warrants:

    Number of            Exercise Price          Expiration Date
      Shares                per Share              of Warrant

     333,333                  5.000                 04-20-00
      25,000                  5.000                 08-26-01
      25,000                  5.875                 12-22-01
      10,000                  5.750                 01-15-02
      40,000                  5.000                 04-02-00



         (21) The shares of Common Stock beneficially owned by Mr. Harvey consist of 375,790 shares held directly by him (of which 373,615 are Common Stock and 2,175 are shares of Series A Preferred Stock), 23,001 shares held as trustee for the benefit of his nieces, 800 shares owned by his wife and children, 634 shares held in his 401(k) plan, 7,193 shares held in his individual retirement account, 20,000 shares issuable under an option which expires September 19, 2001 at an exercise price of $3.65 per share and 15,000 shares issuable under an option which expires January 8, 2003 at an exercise price of $3.75 per share.



         (22) As part of the consideration for ARTRA's March 1990 acquisition of Bagcraft, a subsidiary of Ozite Corporation ("Ozite") received 772,000 shares of ARTRA common stock. In 1995, Ozite distributed certain of these shares of ARTRA common stock to the listed owner of record in connection with a settlement of certain Ozite liabilities.

         (23) Consists of 33,263 shares of record owned by Mr. Dolan, of which 7,500 were in payment of the principal amount of a short-term loan, of which 7,246 were in payment of an ARTRA loan guarantee fee and which 18,517 were distributed to Mr. Dolan by Ozite in connection with a settlement of certain Ozite liabilities.

         (24) Consists of shares of Common Stock of record sold to the owner in a private placement, the proceeds of which were used to fund working capital obligations.

         (25) Consists of 45,000 shares of Common Stock issuable to Mr. Werner upon the exercise of a warrant at an exercise price of $4.88 per share, which warrant expires December 24, 1999 and 45,000 shares of Common Stock issuable to Mr. Werner upon the exercise of a warrant at an exercise price of $4.125 per share, which warrant expires August 16, 2000. These warrants were issued as additional compensation for short-term loans.

         (26) Consists of 5,000 shares of Common Stock issuable to Manufacturers Indemnity and Insurance Co. of America upon the exercise of a warrant at an exercise price of $6.00 per share, which warrant expires April 15, 1999. The warrant was issued as additional compensation for a short-term loan.


         (27) Consists of 15,000 shares of Common Stock owned of record by Mr.Calabrese.


         (28) Consists of:

             (a) 10,000 shares of Common Stock owned of record by Mr. Blackmore.

             (b) 7,500 shares of Common Stock issuable to Mr. Blackmore upon the exercise of a warrant at an exercise price of $6.00 per share, which warrant expires September 18, 2001. The warrant was issued as additional compensation for a short-term loan.


         (29) Consists of 17,877 shares of Common Stock owned of record by Mr. Levy.

         (30) Consists of 5,000 shares of Common Stock issuable to Mr. Gunderson upon the exercise of a warrant at an exercise price of $6.00 per share, which warrant expires May 28, 2001. The warrant was issued as additional compensation for a short-term loan.


         (31) Consists of 3,321 shares of Common Stock owned of record by Mr. Jones, 5,000 shares of Common Stock issuable to Mr. Jones upon the exercise of a warrant at an exercise price of $6.75 per share, which warrant expires May 28, 2001 and 8,000 shares of Common Stock issuable to Mr. Jones upon the exercise of a warrant at an exercise price of $4.75 per share, which warrant expires June 15, 1999.


         (32) Consists of 5,000 shares of Common Stock issuable to Mr. Foster upon the exercise of a warrant at an exercise price of $6.00 per share, which warrant expires May 28, 2001. The warrant was issued as additional compensation for a short-term loan.


         (33) Consists of 25,000 shares of Common Stock owned of record by Mr. Schuster.


         (34) Consists of shares of record issued in payment of notes and accrued interest thereon.

         (35) Consists  of  shares  of  Common   Stock  of   record   issued  as
consideration for guarantees of ARTRA bank borrowings.


          (36) Consists of:

               (a) 12,500 shares of Common Stock issuable to Mr.Tarrson upon the exercise of a warrant at an exercise price of $5.00 per share, which warrant expires September 12, 2001 and 12,500 shares of Common Stock issuable to Mr.Tarrson upon the exercise of a warrant at an exercise price of $6.125 per share, which warrant expires December 22, 2001. The warrants were issued as additional compensation for a short-term loan.

               (b) 25,000 shares of Common Stock issuable upon the exercise of a warrant at an exercise price of $6.00 per share and expiring April 15, 1999. These warrants were issued under the Company's 1996 Private Placement of 12% Secured Promissory Notes.

          (37) Consists of:

               (a) 12,500 shares of Common Stock issuable to Mr.Tarrson upon the exercise of a warrant at an exercise price of $5.00 per share, which warrant expires September 12, 2001 and 12,500 shares of Common Stock issuable to Mr.Tarrson upon the exercise of a warrant at an exercise price of $6.125 per share, which warrant expires December 22, 2001 . The warrants were issued as additional compensation for a short-term loan.

               (b) 15,000 shares of Common Stock issuable upon the exercise of a warrant at an exercise price of $6.00 per share and expiring April 15, 1999. These warrants were issued under the Company's 1996 Private Placement of 12% Secured Promissory Notes.

         (38) Consists of shares of Common Stock originally issued to Kwiatt, Silverman & Ruben, Ltd. in payment of professional fees and shares of Common Stock issued to Ozite as consideration for the March 1990 acquisition of Bagcraft. See note (22) to this listing of Selling Shareholders.


         (39) Consists of 30,000 shares of Common Stock owned of record by Mr. Tannenberg.

         (40) Consists of shares of Common Stock owned of record by the selling shareholder. These 100,000 shares of the Company's Common Stock were loaned to the Company by its president, Peter R. Harvey, in June 1996. In September 1996, after the Company's shareholders approved an increase in the number of authorized common shares, the Company repaid this loan. At Mr. Harvey's direction, the 100,000 shares of the Company's Common Stock were issued to the following individuals:

               Kim Eliabeth Harvey           25,000 shares
               Julie Harvey Valeriote        25,000 shares
               Lori Ann Harvey               25,000 shares
               Kim Eliabeth Harvey           25,000 shares

Kim Eliabeth Harvey, Julie Harvey Valeriote, Lori Ann Harvey and Kim Eliabeth Harvey are the daughters of the Company's Chairman of the Board, John Harvey. John Harvey and Peter Harvey are brothers.

         (41) Consists of 6,084 shares of Common Stock issuable upon the exercise of a warrant at an exercise price of $4.00 per share and 12,100 shares of Common Stock issuable upon the warrant at an excercise price of $5.75 per share. These warrants expire September 20, 2001.


         (42) Consists of 10,000 shares of Common Stock issuable to Alltech Associates upon the exercise of a warrant at an exercise price of $6.00 per share, which warrant expires July 1, 1998.

         (43) Consists of 10,000 shares of Common Stock issuable to R&J Lucas upon the exercise of a warrant at an exercise price of $5.75 per share, which warrant expires January 15, 2002.

         (44)  Consists of 9,773 shares of record owned by Mr. Laundrie.

         (45) Consists of shares of Common Stock issued to Kwiatt, Silverman & Ruben, Ltd. in payment of professional fees.

         (46) Consists of shares of Common Stock issuable upon the exercise of warrants. These warrants were issued as consideration for short-term loans or services provided for the benefit of the Company.


         (47) Consists of shares of Common Stock issuable upon the exercise of a warrant at an exercise price of $5.00 per share and expiring May 23, 1999. These warrants were issued under the Company's 1997 Private Placement of 12% Secured Promissory Notes.

         (48) Consists of shares of Common Stock issuable upon the exercise of a warrant at an exercise price of $4.50 per share and expiring July 14, 1998. These warrants were issued under the Company's 1997 Private Placement of 12% Secured Promissory Notes.

                              PLAN OF DISTRIBUTION

         The manner in which the Common Stock covered by this Prospectus are to be distributed is set forth on the cover page hereof. Any sales effected through securities brokers or dealers will be on an "agency" basis, unless as a result of a privately negotiated transaction a broker or dealer enters into an agreement with a Selling Shareholder to purchase shares for its own account. At the date of this Prospectus, none of the Selling Shareholders contemplate entering into such a contractual relationship with a broker or dealer, although one or more of them may decide to do so in the future.

         To comply with certain states' securities laws, if applicable, the Common Stock will be sold in such states only through brokers or dealers. In addition, in certain states the Common Stock may not be sold unless they have been registered or qualify for sale in such states or an exemption from registration or qualification is available and is complied with. From time to time, to the extent required by the rules of the Securities and Exchange Commission, the Company will distribute Prospectus Supplements.

         The Selling Shareholders and any broker-dealers who participate in a sale of their shares of Common Stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them, and proceeds of any such sales as principal, may be deemed to be underwriting discounts and commissions under the Securities Act.

         All expenses of the registration of Common Stock offered hereby, estimated to be approximately $350,000 will be borne by the Company. As and when the Company is required to update this Prospectus, it may incur additional expenses in excess of this estimated amount. Normal commission expenses and brokerage fees, as well as any applicable transfer taxes, are payable individually by the Selling Shareholders.

         Since the Selling Shareholders will be subject to the anti-manipulation rules promulgated under the Exchange Act, including Rule 10b-2, 10b-6 and 10b-7, in connection with transactions in the Common Stock during the effectiveness of the Registration Statement of which this Prospectus is a part, the Company advised the Selling Shareholders to consult competent securities counsel prior to initiating any such transaction. The Company will notify each Selling Shareholder of the Commission's rules and, as a condition to agreeing the register the shares of a Selling Shareholder, will require that such Selling Shareholder agree to comply with such rules.

         The Company will not receive any proceeds from the sale of the Common Shares offered hereby by the Selling Shareholders. However, insofar as the holders of options or warrants to purchase shares of the Common Stock are expected to exercise their warrants or options in order to sell the underlying shares (which are registered hereby), the Company will receive the amount of the exercise prices of any warrants or options so exercised. The Company cannot predict when or if it will receive proceeds from the exercise of warrants or options, or the amount of any such proceeds. The Company intends to use the proceeds, if any, received from the exercise of warrants or options to retire or reduce indebtedness, to pay certain expenses of the offering and for working capital purposes. The offering is being conducted to satisfy certain contractual obligations to holders of options, as well as to provide a vehicle for certain of its officers, directors and advisors to exercise their options to purchase the Company's stock (at exercise prices which are currently lower than the market price of the Company's stock) and sell the stock acquired upon such exercise. See "Selling Shareholders."

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Company's By-laws provide that the Company will indemnify an officer or director, and may indemnify any other employee or agent, in connection with any pending or threatened suit or administrative proceeding against any such person by reason of such person serving as a director, officer, employee or agent of the Company, or, at the request of the Company, in such capacity for another entity. However, no indemnification will be made if the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. In addition, the By-laws provide that the above indemnification provisions are not exclusive of any other rights to indemnification any such person may have under any contract or vote of shareholders or disinterested shareholders or as determined by a court. The By-laws expressly provide that it is the Company's policy to permit indemnification to the fullest extent permitted by law. The By-laws further provide that the indemnification provisions will be deemed to be amended upon any amendment of the BCL, which expands or enlarges the powers of corporations to indemnify.

         The BCL provides that a corporation will have the power to indemnify any representative of a corporation, or of any other entity at the request of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

         The BCL further provides that indemnification is mandatory where the representative is "successful on the merits or otherwise" in defense of an action or proceeding, and in addition, the BCL provides that the method of indemnification provided by the act is not exclusive of rights under any by-law, vote of shareholders or disinterested shareholders or otherwise, unless the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                                     EXPERTS

         The consolidated balance sheets of ARTRA GROUP Incorporated and Subsidiaries as of December 26, 1996 and December 28, 1995, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 26, 1996 included in this Prospectus have been audited by Coopers & Lybrand L.L.P., independent accountants, as stated in their report appearing herein which includes an explanatory paragraph referring to an uncertainty concerning the Company's abilitiy to continue as a going concern.

         The above-referenced financial statements of ARTRA GROUP Incorporated have been included in reliance upon the report of Coopers & Lybrand L.L.P. given upon the authority of that firm as experts in accounting and auditing.

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction in which such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.


                                 LEGAL MATTERS



The validity of the shares of Common Stock offered by the Company hereby will be passed upon for the Company by Kwiatt, Silverman & Ruben, Ltd., Northfield, Illinois. The law firm of Kwiatt, Silverman & Ruben, Ltd. through certain members of the firm and its Profit Sharing Plan own 88,061 shares of Common Stock of the Company this represents approximately one (1%) percent of the total shares outstanding.





                                TABLE OF CONTENTS



                  Heading                     Page

Additional Information                           2

Prospectus Summary                               3

Risk Factors                                     6

Capitalization                                  14

Management's Discussion and Analysis            16
of Financial Condition and Results of
Operations

Business and Properties                         34

Legal Proceedings                               38

Market Price of the Company's                   42
Common Stock

Description of the Company's                    43
Securities

Management                                      47

Executive Compensation                          49     ARTRA GROUP Incorporated

Principal Shareholders                          53

Transactions with Management and                55           PROSPECTUS
Others



Selling Shareholders                            61         August 29, 1997



Plan of Distribution                            74

Indemnification of Officers                     74
and Directors

Experts                                         75

Index to Financial Statements                  F-1

                        INDEX TO FINANCIAL STATEMENTS






                                                                          Page



 Condensed Consolidated Balance Sheet
     June 26, 1997 (Unaudited)                                             F-2

 Condensed Consolidated Statements of Operations
     Six Months Ended June 26, 1997
     and June 27, 1996 (Unaudited)                                         F-4

 Condensed Consolidated Statement of Changes
     in Shareholders' Equity (Deficit)
     Six Months Ended June 26, 1997 (Unaudited)                            F-5

 Condensed Consolidated Statements of Cash Flows
     Six Months Ended June 26, 1997
     and June 27, 1996  (Unaudited)                                        F-6


 Notes to Condensed Consolidated Financial Statements                      F-7



 Report of Independent Accountants                                         F-25

 Consolidated Balance Sheets as of December 26, 1996
     and December 28, 1995                                                 F-26

 Consolidated Statements of Operations
     for each of the three fiscal years
     in the period ended December 26, 1996                                 F-28

 Consolidated Statements of Changes in
     Shareholders' Equity (Deficit)
     for each of the three fiscal years
     in the period ended December 26, 1996                                 F-29

 Consolidated Statements of Cash Flows
     for each of the three fiscal years
     in the period ended December 26, 1996                                 F-31

 Notes to Consolidated Financial Statements                                F-33


  Financial Statement Schedules:

        I.      Condensed Financial Information  of Registrant             F-65

       II.      Valuation and Qualifying Accounts                          F-69




Schedules other than those listed are omitted as they are not applicable or required or equivalent information has been included in the financial statements or notes thereto.

                   ARTRA GROUP INCORPORATED AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                            (Unaudited in thousands)






          ASSETS
Current assets:
   Cash and equivalents                                      $226
   Receivables, less allowance for
        doubtful accounts of $205                          10,589
   Inventories                                             18,241
   Available-for-sale securities                           10,438
   Other                                                    2,777
                                                      -----------
               Total current assets                        42,271
                                                      -----------


Property, plant and equipment                              48,305
Less accumulated depreciation and amortization             22,469
                                                      -----------
                                                           25,836
                                                      -----------

Other assets:
   Excess of cost over net assets acquired,

      net of accumulated amortization of $2,235             2,702
   Other                                                    1,795
                                                      -----------
                                                            4,497
                                                      -----------
                                                          $72,604
                                                      ===========



The accompanying notes are an integral part of the condensed consolidated financial statements.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Unaudited in thousands)



          LIABILITIES
Current liabilities:
   Notes payable, including amounts
      due to related parties of $6,300                    $15,233
   Current maturities of long-term debt                    10,137
   Accounts payable                                         7,983
   Accrued expenses                                        11,354
   Income taxes                                               205
   Bagcraft detachable put warrant                             -
   Redeemable preferred stock                              11,707
   Liabilities of discontinued operations                     271
                                                      -----------
               Total current liabilities                   56,890
                                                      -----------

Long-term debt                                             34,528
Bagcraft detachable put warrant                             4,358
Other noncurrent liabilities                                1,940
Commitments and contingencies

Redeemable common stock,
   issued 72,984 shares                                     3,175

Redeemable preferred stock                                  9,124


          SHAREHOLDERS' EQUITY (DEFICIT)
Common stock, no par value;
   authorized 20,000,000 shares;
   issued 7,820,064 shares                                  5,920
Additional paid-in capital                                 41,155
Unrealized appreciation of investments                     13,539
Receivable from related party,
   including accrued interest                              (6,806)
Accumulated deficit                                       (91,167)
                                                      -----------
                                                          (37,359)
Less treasury stock, 7,628 shares, at cost                     52
                                                      -----------
                                                          (37,411)
                                                      -----------
                                                          $72,604
                                                      ===========



The accompanying notes are an integral part of the condensed consolidated financial statements.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (Unaudited in thousands, except per share data)





                                                          Six Months Ended
                                                      -----------------------
                                                        June 26,     June 27,
                                                          1997         1996
                                                      ----------   ----------

Net sales                                               $60,274      $60,765
                                                      ----------   ----------

Costs and expenses:
   Cost of goods sold, exclusive of
      depreciation and amortization                      48,113       48,856
   Selling, general and administrative                    8,032        7,972
   Depreciation and amortization                          2,152        1,959
                                                      ----------   ----------
                                                         58,297       58,787
                                                      ----------   ----------

Operating earnings                                        1,977        1,978
                                                      ----------   ----------

Other income (expense):
   Interest expense                                      (4,143)      (3,404)
   Amortization of debt discount                         (1,351)         (80)
   Realized gain on disposal of
      available-for-sale securities                         255        4,495
   Other income (expense), net                              178         (210)
                                                      ----------   ----------
                                                         (5,061)         801
                                                      ----------   ----------

Earnings (loss) before income taxes,
    minority interest and extraordinary credit           (3,084)       2,779
Provision for income taxes                                  (41)         (50)
Minority interest                                          (717)         190
                                                      ----------   ----------
Earnings (loss) before extraordinary credit              (3,842)       2,919
Extraordinary credit, net discharge of indebtedness         -           9,424
                                                      ----------   ----------
Net earnings (loss)                                      (3,842)      12,343
Dividends applicable to redeemable preferred stock         (336)        (306)
Reduction of retained earnings applicable
    to redeemable common stock                             (196)        (205)
                                                      ----------   ----------
Earnings (loss) applicable to common shares             ($4,374)     $11,832
                                                      ==========   ==========

Earnings (loss) per share:
   Earnings (loss) before extraordinary credit           ($0.56)       $0.28
   Extraordinary credit                                     -           1.23
                                                      ----------   ----------
   Net earnings (loss)                                   ($0.56)       $1.51
                                                      ==========   ==========

Weighted average number of shares of common stock and
   common stock equivalents outstanding                   7,859        7,834
                                                      ==========   ==========



The accompanying notes are an integral part of the condensed consolidated financial statements.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
  CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
                   (Unaudited in thousands, except share data)




                                                                   Unrealized  Receivable                                 Total
                                       Common Stock    Additional Appreciation    From                 Treasury Stock  Shareholders'
                                    ------------------   Paid-in       of        Related  Accumulated  --------------     Equity
                                      Shares   Dollars   Capital   Investments    Party     (Deficit)  Shares Dollars    (Deficit)
                                    ---------- -------   -------   ----------   --------  -----------  ------ -------   ----------

Balance at December 26, 1996         7,624,766  $5,793   $40,211     $25,719     ($6,468)    ($86,793)  7,628    ($52)    ($21,590)
 Net earnings                                -       -         -           -           -       (3,842)      -       -       (3,842)
 Common stock issued
  to pay liabilities                    39,955      30       184           -           -            -       -       -          214
 Increase in receivable
  from related party,
  including accrued interest                 -       -         -           -        (338)           -       -       -         (338)
 Decrease in unrealized
  appreciation of investments                -       -         -     (12,180)          -            -       -       -      (12,180)
 Exercise of stock options
   and warrants                         39,800      30       148           -           -            -       -       -          178
 Redeemable common stock
  obligation paid by the issuance
  of additional common shares          115,543      67       612           -           -            -       -       -          679
 Redeemable common
  stock accretion                            -       -         -           -           -         (196)      -       -         (196)
 Redeemable preferred
  stock dividends                            -       -         -           -           -         (336)      -       -         (336)
                                    ---------- -------   -------   ---------    --------     --------  ------   -----   ----------
Balance at June 26, 1997             7,820,064  $5,920   $41,155     $13,539     ($6,806)    ($91,167)  7,628    ($52)    ($37,411)
                                    ========== =======   =======   =========    ========     ========  ======   =====   ==========

The accompanying notes are an integral part of the condensed consolidated financial statements.

                   ARTRA GROUP INCORPORATED AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Unaudited in thousands)




                                                            Six Months Ended
                                                          ---------------------
                                                           June 26,     June 27,
                                                             1997         1996
                                                          --------     --------

Net cash flows used by operating activities               ($ 1,980)    ($ 1,971)
                                                          --------     --------

Cash flows from investing activities:
   Additions to property, plant and equipment               (1,636)      (1,275)
   Acquisition of AB Specialty, net of deposit              (1,131)        --
   Proceeds from sale of COMFORCE common stock                  33        3,717
   Proceeds from collection of Welch notes                    --            342
   Decrease in unexpended plant construction funds            --            552
   Other                                                      --             89
                                                          --------     --------
Net cash flows from (used by) investing activities          (2,734)       3,425
                                                          --------     --------

Cash flows from financing activities:
   Net decrease in short-term debt                          (3,245)      (4,060)
   Proceeds from long-term borrowings                       70,915       67,753
   Reduction of long-term debt                             (61,612)     (66,676)
   Redemption of detachable put warrants                    (1,600)        --
   Exercise stock options and warrants                         178          169
   Other                                                       133         --
                                                          --------     --------
Net cash flows from (used by) financing activities           4,769       (2,814)
                                                          --------     --------

Increase (decrease) in cash and cash equivalents                55       (1,360)
Cash and equivalents, beginning of period                      171        2,347
                                                          --------     --------
Cash and equivalents, end of period                       $    226     $    987
                                                          ========     ========



Supplemental cash flow information:
  Cash paid during the period for:
    Interest                                                $3,407     $  2,579
    Income taxes paid, net                                     175            8


Supplemental schedule of noncash investing
  and financing activities:
    BCA Holdings redeemable preferred stock
      issued in exchange for Bagcraft
      redeemable preferred stock                              --          8,135
    Issue common stock to pay down liabilities                 214          848
    Issue common stock to pay redeemable
      common stock put obligation                              679         --




The accompanying notes are an integral part of the condensed consolidated financial statements.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



1.       BASIS OF PRESENTATION

ARTRA GROUP Incorporated ("ARTRA" or the "Company"), through its wholly-owned subsidiary, Bagcraft Corporation of America ("Bagcraft"), currently operates in one industry segment as a manufacturer of packaging products principally serving the food industry.

The Company's condensed consolidated financial statements are presented on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. In the opinion of the Company, the accompanying condensed consolidated financial statements reflect all normal recurring adjustments necessary to present fairly the financial position as of June 26, 1997, and the results of operations and changes in cash flows for the six month periods ended June 26, 1997 and June 27, 1996. In recent years, the Company has suffered recurring losses from operations and has a net capital deficiency. As a result of these factors, the Company has experienced difficulty in obtaining adequate financing to replace certain credit arrangements and to fund its debt service and liquidity requirements in 1997. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. See Note 6, Notes Payable, and Note 7, Long-Term Debt, for further discussion of the status of credit arrangements and restrictions on the ability of operating subsidiaries to fund ARTRA corporate obligations. Due to its limited ability to receive operating funds from its subsidiaries, ARTRA has historically met its operating expenditures with funds generated by alternative sources, such as private placements of ARTRA common stock and notes, sales of ARTRA common stock with put options, loans from officers/directors and private investors, as well as through sales of assets and/or other equity infusions. ARTRA plans to continue to seek such alternative sources of funds to meet its future operating expenditures.

ARTRA intends to continue to negotiate with its creditors to extend due dates to allow ARTRA to maximize value from possible sale of assets and to explore various other sources of funding to meet its future operating expenditures. If ARTRA is unable to negotiate extensions with its creditors and complete certain transactions, ARTRA could suffer severe adverse consequences, and as a result, ARTRA may be forced to liquidate its assets or file for protection under the Bankruptcy Code.

These condensed consolidated financial statements are presented in accordance with the requirements of Form 10-Q and consequently do not include all the disclosures required in the Company's annual report on Form 10-K. Accordingly, the Company's annual report on Form 10-K for the fiscal year ended December 26, 1996, as filed with the Securities and Exchange Commission, should be read in conjunction with the accompanying consolidated financial statements. The condensed consolidated balance sheet as of December 26, 1996 was derived from the audited consolidated financial statements in the Company's annual report on Form 10-K.

Reported interim results of operations are based in part on estimates which may be subject to year-end adjustments. In addition, these quarterly results of operations are not necessarily indicative of those expected for the year.

The Company has adopted a 52/53 week fiscal year ending the last Thursday of December.


2.       CONCENTRATION OF RISK

The accounts receivable of the Company's Bagcraft subsidiary at June 26, 1997 consist primarily of amounts due from companies in the food industry. As a result, the collectibility of these receivables is dependent, to an extent, upon the economic condition and financial stability of the food industry. Credit risk is minimized as a result of the large number and diverse nature of Bagcraft's customer base. Bagcraft's major customers include some of the largest companies in the food industry. At June 26, 1997, Bagcraft had 10 customers with accounts receivable balances that aggregated approximately 39% of the Company's total trade accounts receivable. In fiscal year 1996 no single customer accounted for 10% or more of Bagcraft's sales.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)



3.       INVENTORIES

Inventories at June 26, 1997 (in  thousands) consist of:



          Raw materials and supplies               $ 6,298
          Work in process                              318
          Finished goods                            11,625
                                                   -------
                                                   $18,241
                                                   =======


4.            INVESTMENT IN COMFORCE CORPORATION

At June 26, 1997 ARTRA's investment in COMFORCE Corporation ("COMFORCE", formerly the Lori Corporation, "Lori"), 1,739,703 shares held by the Company and its Fill-Mor Holding, Inc. ("Fill-Mor") subsidiary, represented approximately 13% of COMFORCE's outstanding common shares. The investment in COMFORCE common stock is accounted for under the provisions of SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities." Under this statement ARTRA's investment in COMFORCE is classified as available for sale securities and is stated at fair value. The Company's operating plan for the remainder of fiscal year 1997 anticipates the sale of these marketable securities, with proceeds to be used principally to pay down Corporate debt obligations and fund working capital requirements. Accordingly, ARTRA's investment in COMFORCE common stock is classified in the Company's condensed consolidated balance as a current asset. At June 26, 1997 the gross unrealized gain relating to ARTRA's investment in COMFORCE, reflected as a separate component of shareholders' equity, was $13,539,000.

At June 26, 1997, 700,00 shares of COMFORCE common stock owned by the Company and its Fill-Mor subsidiary have been pledged as collateral for various debt obligations. Additionally, the Company and a lender are currently negotiating the form of collateral for certain promissory notes issued in June 1997 with an aggregate principal amount of $2,950,000. The collateral is anticipated to be substantially all of it the Company's otherwise unencumbered COMFORCE common shares (approximately 1,000,000 shares).

In conjunction with COMFORCE's 1995 acquisition of its COMFORCE Telecom acquisition, ARTRA entered into an Assumption Agreement whereby it agreed to assume substantially all pre-existing Lori liabilities and indemnify COMFORCE in the event any future liabilities arise concerning pre-existing environmental matters and business related litigation. Accordingly, at June 26, 1997 and December 26, 1996, $271,000 and $348,000, respectively, of such pre-existing Lori liabilities were classified in ARTRA's consolidated balance as current liabilities of discontinued operations. ARTRA has deposited 125,000 shares of its COMFORCE common stock into an escrow account to collateralize its remaining obligations under the Assumption Agreement.

Effective December 19, 1996, ARTRA and COMFORCE agreed to settle various differences in the interpretation of certain agreements relating to the COMFORCE Telecom acquisition pursuant to which COMFORCE agreed to include in a proposed underwritten public offering 380,000 shares of COMFORCE common stock held by ARTRA and its Fill-Mor subsidiary and ARTRA agreed to a Lock-up agreement which limits its ability to sell its remaining COMFORCE common shares for a period of 360 days after the effective date of COMFORCE's proposed underwritten public offering. COMFORCE did not retain an underwriter for the proposed underwritten public offering and, accordingly, effective April 30, 1997 ARTRA was released from the provisions of the Lock-up Agreement.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)



In June 1997, ARTRA sold 5,000 COMFORCE shares in the market for proceeds of approximately $33,000. The disposition of these 5,000 COMFORCE shares during the quarter ended June 26, 1997 resulted in a realized gain of $42,000, with cost determined by average cost.

In March 1997, a lender received 25,000 COMFORCE common shares held by ARTRA as additional consideration for a short-term loan. The disposition of these 25,000 COMFORCE common shares resulted in a realized gain of $213,000, with cost determined by average cost.

In January 1996, the Company's Board of Directors approved the sale of 200,000 of ARTRA's COMFORCE common shares to certain officers, directors and key employees of ARTRA for non-interest bearing notes totaling $400,000. The notes, collateralized by the 200,000 COMFORCE common shares sold, are not payable until the earlier of the registration of these shares under the Securities Act of 1993 or the expiration of the applicable resale waiting period under Securities Act Rule 144. Additionally, the noteholders have the right to put their COMFORCE shares back to ARTRA in full payment of the balance of their notes. Based upon the preceding factors, the Company has concluded that, for reporting purposes, it has effectively sold options to certain officers, directors and key employees to acquire 200,000 of ARTRA's COMFORCE common shares. Accordingly, these 200,000 COMFORCE common shares have been removed from the Company's portfolio of "Available-for-sale securities" and are classified in the Company's condensed consolidated balance sheet at June 26, 1997 and December 26, 1996 as other receivables with an aggregate value of $400,000, based upon the value of proceeds to be received upon future exercise of the options. The disposition of these 200,000 COMFORCE common shares resulted in a gain which has been deferred and will not be recognized in the Company's financial statements until the options to purchase these 200,000 COMFORCE common shares are exercised. As of June 26, 1997, no options to acquire any of the 200,000 COMFORCE common shares had been exercised.

As additional consideration for a February 1996 short-term loan a lender received 25,000 COMFORCE common shares held by ARTRA. In March 1996, ARTRA sold 93,000 COMFORCE shares in the market, with the proceeds of approximately $630,000 used for working capital. The disposition of these 118,000 COMFORCE shares during the quarter ended March 28, 1996 resulted in realized gains of $1,043,000, with cost determined by average cost.

In June 1996, ARTRA sold 100,000 COMFORCE shares in the market, with the proceeds of approximately $3,100,000 used principally to pay down debt obligations. As additional consideration for two short-term loans, in April 1996 the lenders received 20,000 COMFORCE common shares held by ARTRA. The disposition of these 120,000 COMFORCE shares during the quarter ended June 27, 1996 resulted in additional realized gains of $3,452,000, with cost determined by average cost.


5.       EXTRAORDINARY GAINS

         ARTRA Debt Restructuring

In February 1996, a bank agreed to discharge all amounts under its ARTRA notes ($12,063,000 plus accrued interest and fees) and certain obligations of ARTRA's president, Peter R. Harvey for consideration consisting of ARTRA's cash payment of $5,050,000, Mr. Harvey's cash payment of $100,000 and Mr. Harvey's $3,000,000 note payable to the bank (the "Harvey Note"). The bank assigned ARTRA a $2,150,000 interest in the Harvey Note, subordinated to the bank's $850,000 interest in the Harvey Note. ARTRA then discharged $2,150,000 of Mr. Harvey's prior advances in exchange for its $2,150,000 interest in Mr. Harvey's $3,000,000 note payable to the bank. The amount of the $5,050,000 cash payment to the bank applicable to Peter R. Harvey ($1,089,000) was charged to amounts due from Peter R. Harvey. ARTRA recognized a gain on the discharge of this indebtedness of $9,424,000 ($1.23 per share) in the first quarter of 1996. The cash payment due the bank was funded principally with proceeds received from the Bagcraft subsidiary in conjunction

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)



with the issuance of BCA (the parent of Bagcraft) preferred stock (see Note 9) along with proceeds received from a short-term loan agreement with an unaffiliated company that was subsequently repaid in April 1996. As additional compensation for its loan and for participating in the above discharge of indebtedness the unaffiliated company received 150,000 shares of ARTRA common stock (with a then fair market value of $661,000 after a discount for restricted marketability) and 25,000 shares of COMFORCE common stock held by ARTRA (with a then fair market value of $200,000).

The extraordinary gain resulting from the discharge of bank debt is calculated (in thousands) as follows:

   Amounts due the bank:
       ARTRA notes                                               $  12,063
       Accrued interest                                              2,656
                                                                  --------
                                                                    14,719
     Cash payment to  the bank                       $   5,050
     Less amount applicable to
       Peter R. Harvey indebtedness                     (1,089)
                                                      --------
                                                                    (3,961)
                                                                  --------
     Bank debt discharged                                           10,758
     Less fair market value of ARTRA
       common stock issued as consideration
       for a loan used in par to fund
       the discharge of bank debt                                     (661)
     Less fair market value of COMFORCE
       common stock issued as  consideration
       for a loan used in par to fund
       the discharge of bank debt                                     (200)
     Other fees and expenses                                          (473)
                                                                  --------
              Net extraordinary gain                             $   9,424
                                                                  ========




6.       NOTES PAYABLE

Notes payable at June 26, 1997 (in thousands) consist of:


          ARTRA 12% secured promissory notes -
               1997 private placement                     $ 4,950

          ARTRA 12% secured promissory notes -
               1996 private placement

          Amounts due to related parties,
               interest principally at 10%                  6,300

          ARTRA bank notes payable,
          interest at the lender's index rate                --

          Other, interest from 10% to 20%                   3,983
                                                          -------
                                                          $15,233
                                                          =======

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)



         Secured Promissory Notes

         1997 Private Placements

In June 1997, ARTRA completed private placements of $4,950,000 of 12% secured promissory notes due in December 1997. As additional consideration the noteholders received warrants to purchase an aggregate of 227,500 ARTRA common shares at a price of $5.00 per share. The warrants expire in June 1999. The warrantholders have the right to put these warrants back to ARTRA at any time during a six month period commencing in December 1997, at prices of $2.00 to $2.40 per share. The cost of this obligation ($514,000 if all warrants are put back to the Company) is being accrued in the Company's financial statements as a charge to interest expense over the period June 1997 (the commencement date of the private placement) through December 1997 (the maturity date of the notes). The proceeds from the private placement were used principally to pay down other debt obligations. The secured promissory notes are collateralized principally as follows:

         Promissory notes with an aggregate principal amount of $2,000,000 are collateralized by a 25% interest in the common stock of ARTRA's BCA subsidiary (the parent of Bagcraft).

         The Company and the lender are currently negotiating the form of collateral for certain promissory notes with an aggregate principal amount of $2,950,000, which is anticipated to be substantially all of the Company's otherwise unencumbered COMFORCE common shares (approximately 1,000,000 shares).


         In July 1997, ARTRA completed private placements of $7,475,000 of 12% secured promissory notes due in January 1998. As additional consideration the noteholders received warrants to purchase an aggregate of 199,311 ARTRA common shares at a price of $4.50 per share. The warrants expire in July 1998. The warrantholders have the right to put these warrants back to ARTRA at any time during a six month commencing on the earlier of the date the principal amount of the notes are paid or the maturity date of the notes, at a price of $3.00 per share. The cost of this obligation ($598,000 if all warrants are put back to the Company) will be accrued in the Company's financial statements as a charge to interest expense over the period July 1997 (the date of the private placement) through January (the scheduled maturity date of the notes). In the event of a default, as defined in the note agreements, the secured promissory notes will bear interest at 37%. The secured promissory notes are collateralized principally as follows:

         A $4,000,000 note is collateralized by 575,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary and a secondary interest in the common stock of ARTRA's BCA subsidiary (the parent of Bagcraft).

         Promissory notes with an aggregate principal amount of $3,475,000 are collateralized by 652.285 shares of ARTRA Series A redeemable preferred stock (a 17.4% interest), 1,784.02 shares of BCA Series A redeemable preferred stock (a 48.5% interest) and 6,488.8 shares of BCA Series B redeemable preferred stock (a 79.8% interest).


The proceeds from the July 1997 private placement were advanced to Peter R. Harvey as discussed in Note 13.


         1996 Private Placement

In April 1996, ARTRA commenced a private placement of $7,675,000 of 12% secured promissory notes due April 15, 1997. As additional consideration the noteholders received warrants to purchase an aggregate of 418,750 ARTRA common shares at a price of $6.00 per share. The warrants expire April 15, 1999. The warrantholders have the right to put these warrants back to ARTRA at any time during the period April 15, 1997 to October 15, 1998, at a price of $2.00 per share. The cost of this obligation ($837,500 if all warrants are put back to the Company) was accrued in the Company's financial

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)



statements as a charge to interest expense over the period April 15, 1996 (the commencement date of the private placement) through April 15, 1997 (the maturity date of the notes as well as the date the warrantholders have the right to put their warrants back to ARTRA). These promissory notes were collateralized by ARTRA's interest in all of the common stock of BCA (the parent of Bagcraft). The proceeds from the private placement, completed in July 1996, were used principally to pay down other debt obligations. During the second quarter of 1997, the Company repaid these secured promissory notes with the proceeds of additional short-term borrowings and with funds received from the Company's Bagcraft subsidiary in accordance with a May 1997 amendment to its credit agreement (see Note 7).


         Amounts Due To Related Parties

At December 26, 1996, ARTRA had outstanding borrowings of $3,000,000 from an unaffiliated company currently holding approximately 7% of ARTRA's outstanding common stock. The loans are evidenced by unsecured short-term notes bearing interest at 10%. As additional compensation for the above loans, the lender received five year warrants expiring in 1998 to purchase an aggregate of 86,250 ARTRA common shares at prices ranging from $6.00 to $7.00 per share. The proceeds of this loan were used to pay down various ARTRA short-term loans and other debt obligations. In December 1995 the unaffiliated company received 126,222 shares of ARTRA common in payment of past due interest through October 31, 1995. Interest on the loans has been paid through March, 1997. Payment on the loans was due March 31, 1994, however, the lender did not demand payment. In February 1997, the lender received a warrant to purchase an additional 100,000 ARTRA common shares at $5.625 per share as consideration for not demanding payment of this obligation. In April 1997, the lender received a warrant to purchase an additional 100,000 ARTRA common shares at $5.00 per share as consideration for not demanding payment of this obligation. In June 1997 outstanding borrowings to the unaffiliated company were reduced to $300,000 with the proceeds from other short-term borrowings. In July 1997 ARTRA repaid all remaining obligations under these loans.

At December 26, 1996, ARTRA outstanding borrowings of $500,000 from an outside director of the Company evidenced by a short-term note bearing interest at 10%. The loan was collateralized by 125,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary. As additional compensation for the loan and a December 1996 extension, the director received five year warrants to purchase an aggregate of 50,000 ARTRA common shares at a prices ranging from $5.00 to $5.875 per share. The proceeds of the loan were used for working capital.

In January 1997, ARTRA borrowed an additional $300,000 from this lender evidenced by an short-term note, due December 23, 1997, bearing interest at 8%. The loan was collateralized by 100,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary. As additional compensation for the loan, the lender received a warrant, expiring in 2002, to purchase 25,000 ARTRA common shares at a price of $5.75 per share.

In March 1997, ARTRA borrowed an additional $1,000,000 from this lender evidenced by a short-term note, due May 26, 1997, bearing interest at 12%. The loan was collateralized by 585,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary. As additional compensation, the lender received an option to purchase 25,000 shares of COMFORCE common stock, owned by the Company's Fill-Mor subsidiary, at a price of $4.00 per share. The proceeds from this loan were used in part to repay the ARTRA/Fill-Mor $2,500,000 bank term loan described below.

In April 1997, ARTRA borrowed $5,000,000 from the above director evidenced by a note, due April 20, 1998, bearing interest at 10%. As additional compensation, the lender received a warrant to purchase 333,333 ARTRA common shares at a price of $5.00 per share. The warrantholder has the right to put this warrant back to ARTRA at any time during the period April 21, 1998 to April 20, 2000, for a total purchase price of $1,000,000. The cost of this obligation will be accrued in the Company's financial statements as a charge to interest expense over the period April 21, 1997 (the date of the loan) through April 21, 1998 (the date the warrantholder has the right to put the warrant back to ARTRA). The proceeds from this loan were used to repay $1,800,000 of borrowings from this lender outstanding at March 27, 1997 and pay down other ARTRA debt obligations.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)



In June 1997, ARTRA borrowed an additional $1,000,000 from the above director evidenced by a note, due December 10, 1997, bearing interest at 12%. As additional compensation, the lender received a warrant to purchase 40,000 ARTRA common shares at a price of $5.00 per share. The warrantholder has the right to put this warrant back to ARTRA at any time during the period December 10, 1997 to June 10, 1998, for a total purchase price of $80,000. The cost of this obligation will be accrued in the Company's financial statements as a charge to interest expense over the period June 10, 1997 (the date of the loan) through December 10, 1997 (the date the warrantholder has the right to put the warrant back to ARTRA). The proceeds from this loan were used to pay down other ARTRA debt obligations. As of June 26, 1997, ARTRA had total outstanding borrowings of $6,000,000 from this director collaterallized by a 75% interest in the common stock of ARTRA's BCA subsidiary (the parent of Bagcraft). In July 1997, borrowings from this lender were reduced to $3,000,000 with proceeds advanced to ARTRA from a Bagcraft term loan as discussed in Note 7.

In May 1996, ARTRA borrowed $100,000 from a private investor, evidenced by an unsecured short-term note, due August 7, 1996, and renewed to February 6, 1997, bearing interest at 10%. The proceeds of the loan were used for working capital. At the Company's annual meeting of shareholders, held August 29, 1996, private investor was elected to the Company's board of directors. Effective January 17, 1997, private investor exercised his conversion rights and received 18,182 shares of ARTRA common stock as payment of the principal balance of his note.


         Bank Notes Payable

On August 15, 1996, ARTRA and its 100% owned Fill-Mor subsidiary entered into a $2,500,000 term loan agreement with a bank. The loan, which provided for interest payable monthly at the bank's reference rate, was guaranteed by ARTRA and was collateralized by 1,265,000 shares of COMFORCE common stock. Proceeds of the loan were used for working capital. In March 1997, the loan was repaid with proceeds from other short-term borrowings.


         Other

At June 26, 1997 and December 26, 1996, ARTRA was the obligor under two demand notes issued to an unaffiliated company, in the amount of $2,266,000, including accrued interest. The notes were issued in October, 1990 with interest at 15 percent. ARTRA is currently negotiating with the noteholder to extend or refinance this obligation.

At June 26, 1997, ARTRA also had outstanding short-term borrowings from other unrelated parties aggregating $1,717,000. The notes, issued at various times during the period June 1994 to June 1997, with interest rates varying between 8% and 15% mature at various times in 1997 and 1998.

In March 1997, ARTRA borrowed $1,000,000 from an unaffiliated corporation evidenced by a short-term note, due May 26, 1997, bearing interest at 12%. The loan was collateralized by 630,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary. As additional compensation, the lender received an option to purchase 25,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary at a price of $4.00 per share, with the right to put the option back to ARTRA on or before May 30, 1997 for a put price of $50,000. Under certain circumstances, ARTRA has the right to repurchase the option for $50,000. In May 1997, ARTRA repurchased the option for $50,000 and repaid this loan. The proceeds from this loan were used in part to repay an ARTRA/Fill-Mor $2,500,000 bank term loan.

In October 1996 the Company and its Fill-Mor subsidiary entered into a margin loan agreement with a financial institution which provided for borrowings of $600,000, with interest approximating the prime rate. Borrowings under the loan agreement were collateralized by 215,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary. The proceeds of the loan were used for working capital. In January 1997, the loan was repaid with proceeds from other short-term borrowings.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)



7.       LONG-TERM DEBT

         Long-term debt at June 26, 1997 (in thousands) consists of:



          Bagcraft:
            Credit Agreement:
                Term Loan A, interest at the
                  lender's index rate plus .25%           $ 19,000

                Term Loan B, interest at the
                  lender's index rate plus .75%              5,000

                Revolving credit loan,
                  interest at the lender's index rate       13,300

                Unamortized discount                        (3,309)

            City of Baxter Springs,
                Kansas loan agreements,
                interest at varying rates                   10,674
                                                          --------
                                                            44,665

                Current scheduled maturities               (10,137)
                                                          --------
                                                          $ 34,528
                                                          ========


Bagcraft entered into a credit agreement, dated as of December 17, 1993 (the "Credit Agreement") that initially provided for a revolving credit loan with interest at the lender's index rate plus 1.5% and two separate term loans. The term loans were separate facilities initially totaling $12,000,000 (Term Loan A) and $8,000,000 (Term Loan B), bearing interest at the lender's index rate plus 1.75% and 3%, respectively. The Credit Agreement, as amended, had been extended to mature on September 30, 1997.

In December 1996, the Credit Agreement was amended and restated whereby, among other things, the maturity date of the Credit Agreement was extended to September 30, 2002 and certain loan covenants were amended. Term Loan A and Term Loan B, as previously defined in the Credit Agreement were consolidated into a new $20,000,000 term loan with interest at the lender's index rate plus .25% (8.75% at June 26, 1997). Principal payments under the term loan were modified to provide for annual principal payments (payable in quarterly installments) in the amount of $2,000,000 in 1997 through 1999; $3,000,000 in 2000 and 2001; and
$8,000,000 in 2002. The amended and restated Credit Agreement reduced the interest on the revolving credit loan to the lender's index rate and also provided for a $3,000,000 capital expenditures line of credit with interest at the lender's index rate plus .25%.

The amount available to Bagcraft under the revolving credit loan is subject to a borrowing base, as defined in the Credit Agreement, up to a maximum of $18,000,000. At June 26, 1997, approximately $3,800,000 was available and unused by Bagcraft under the revolving credit loan. Borrowings under the revolving credit loan are payable upon maturity of the Credit Agreement, unless accelerated under terms of the Credit Agreement. At June 26, 1997 , the interest rate on the revolving credit loan was 8.5%.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)



Borrowings under the Credit Agreement are collateralized by the common stock and substantially all of the assets of Bagcraft. The Credit Agreement, as amended, contains various restrictive covenants, that among other restrictions, require Bagcraft to maintain minimum levels of tangible net worth and liquidity levels, and limit future capital expenditures and restricts additional loans, dividend payments and payments to related parties. In addition, the Credit Agreement prohibits changes in ownership of Bagcraft. At June 26, 1997 Bagcraft was in compliance with the provisions of its Credit Agreement.

Effective May 5, 1997, the Credit Agreement was amended to provide for a $5,000,000 term loan (Term Loan B) with interest at the lender's index rate plus
 .75%. Term Loan B is payable on May 8, 1998, unless accelerated under terms of the Credit Agreement. The proceeds of Term Loan B were advanced to ARTRA under terms of an intercompany note payable to Bagcraft on May 8, 1998. ARTRA used the proceeds of this loan to repay certain ARTRA debt obligations.

Effective July 17, 1997, the Credit Agreement was amended to provide for a $7,500,000 term loan (Term Loan C) with interest at the lender's index rate plus 1%. Term Loan C is payable on July 15, 2000, unless accelerated under terms of the Credit Agreement. The proceeds of Term Loan C were advanced to ARTRA under terms of an intercompany note payable to Bagcraft on July 15, 2000. ARTRA used the proceeds of this loan to repay certain ARTRA debt obligations and for working capital.

As additional compensation for borrowings under the Credit Agreement, in December 1993, the lender received a detachable warrant ("Warrant"), expiring in December 1998, allowing the holder to purchase up to 10% of the fully diluted common equity of Bagcraft at a nominal value. Under certain conditions Bagcraft is required to repurchase the Warrant from the lender. The determination of the repurchase price of the Warrant is to be based on the Warrant's pro rata share of the highest of book value, appraised value or market value of Bagcraft. In connection with the February 1, 1996 amendment to the Credit Agreement, the warrant agreement was amended to permit the holder to purchase 13% of the fully diluted common equity of Bagcraft at the original nominal purchase price and to extend the expiration date to December 17, 1999. In January 1997, in accordance with the December 1996 amendment to the Credit Agreement, Bagcraft repurchased 50% of the Warrant (6.5% of the fully diluted common equity of Bagcraft) for $1,500,000. Bagcraft can repurchase the remaining 50% of the Warrant on or after December 17, 1997 for an amount based upon the Warrant's pro rata share of the highest of book value, appraised value or market value of Bagcraft as noted above. In accordance with the May 5, 1997 and July 17, 1997 amendments to the Credit Agreement the Warrant was amended. In the event there is a change in Bagcraft's ownership through July 15, 2000, the lender is entitled to receive an amount equal to 6.5% of the fully diluted common equity of Bagcraft, based upon the fair value of Bagcraft at the date of a change of ownership, less the $1,500,000 the lender received in January 1997 when Bagcraft repurchased 50% of the Warrant.

In March, 1994 Bagcraft and the City of Baxter Springs, Kansas completed a $12,500,000 financing package associated with the construction of a new 265,000 sq. ft. production facility in Baxter Springs, Kansas. The financing package, funded by a combination of Federal, state and local funds, consists of the following loan agreements payable by Bagcraft directly to the City of Baxter
Springs:

         A $7,000,000 promissory note payable in ten installments of $700,000 due annually on July 21 of each year beginning in 1995 through maturity on July 21, 2004. Interest, at varying rates from 4.6% to 6.6%, is payable semi-annually. At June 26, 1997, Bagcraft had outstanding borrowings of $5,600,000 under this loan agreement.

         A  $5,000,000   subordinated   promissory   note  payable  as  follows:
         $2,425,000 due in 1998;  and  $2,425,000 due in 1999. The  subordinated promissory note is non-interest bearing, subject to certain repayment provisions as defined in the agreement (as amended). At June 26, 1997, Bagcraft had outstanding borrowings of $4,850,000 under this loan agreement.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)



         Two separate $250,000 subordinated promissory notes payable in varying installments through January 20, 2025. The subordinated promissory notes are non-interest bearing, subject to certain repayment provisions as defined in the agreement. At June 26, 1997, Bagcraft had outstanding borrowings of $224,000 under this loan agreement.


Borrowings under the above loan agreements are collateralized by a first lien on the land and building at the Baxter Springs, Kansas production facility and by a second lien on certain machinery and equipment. Under certain circumstances, repayment of the borrowings under the above loan agreements is subordinated to the repayment of obligations under Bagcraft's Credit Agreement.

The common stock and virtually all the assets of the Company and its Bagcraft subsidiary have been pledged as collateral for borrowings under various loan agreements. Under certain debt agreements the Company is limited in the amounts it can withdraw from its operating subsidiaries.


8.       REDEEMABLE COMMON STOCK

In recent years ARTRA has entered into various agreements under which it has sold its common shares along with options that require ARTRA to repurchase these shares at the option of the holder at a premium over the initial sales price. The increment in the option price over the initial sales price of redeemable common stock is reflected in the Company's financial statements by a charge to retained earnings. At June 26, 1997 options were outstanding that, if exercised, would require ARTRA to repurchase 72,984 shares of its common stock for an aggregate amount of $3,175,000.

During 1987, ARTRA entered into an agreement with a private corporation under which it sold its common shares along with a put option that required ARTRA to repurchase these shares at the option of the holder. A major shareholder and executive officer of the private corporation is an ARTRA director. The put option agreement has been extended from time to time, most recently in November 1992. The private corporation received the right to sell to ARTRA 23,004 shares of ARTRA common stock at an initial put price of $56.76 pre share. The option price increases by an amount equal to 15% per annum for each day from March 1, 1991 to the date of payment by ARTRA, which option expires December 31, 1997. At June 26, 1997, the option price was $89.52 per share.

As additional consideration for its guaranty of $2,500,000 of ARTRA bank notes during the period March 1989 through March 1994, the private corporation noted above received 49,980 ARTRA common shares. On March 31, 1994, ARTRA entered into a series of agreements with its bank lender and with the above private corporation. Per terms of the agreements, the private corporation purchased $2,500,000 of ARTRA notes from ARTRA's bank and the bank released the private corporation from its $2,500,000 loan guaranty. As consideration for purchasing $2,500,000 of ARTRA bank notes, the private corporation received a $2,500,000 ARTRA note payable and an option to put back to ARTRA its 49,980 shares of ARTRA common stock at a price of $15.00 per share. The option price increases by $2.25 per share annually ($22.31 per share at June 26, 1997). During the first quarter of 1996 the ARTRA bank notes were discharged (see Note 5) and the $2,500,000 note payable to the private corporation and related accrued interest was paid in full principally with proceeds from additional short-term borrowings.

In January 1997, the Company settled an obligation that would have required ARTRA to repurchase 25,750 common shares for a total of $679,000. The option holder retained the 25,750 ARTRA common shares subject to the option agreement and received an additional 89,793 ARTRA common shares in settlement of all obligations due under the option agreement. Accordingly, the 25,750 shares of ARTRA common stock subject to the option agreement were removed from redeemable common stock and reclassified to shareholders' equity.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)



9.       REDEEMABLE PREFERRED STOCK

         Redeemable preferred stock at June 26, 1997 (in thousands) consists of:

      Currently payable:
        Bagcraft redeemable preferred stock
          payable to a related party,
          cumulative $.01 par value,
          13.5%; including accumulated dividends;
          redeemable in 1997 with a liquidation
          preference equal to $100 per share;
          issued 8,650 shares                                   $  2,065

        BCA Holdings preferred stock, Series B,
          $1.00 par value, 6% cumulative,
          including accumulated dividends;
          redeemable in 1997 with a liquidation
          preference of $1,000 per share;
          8,135 shares authorized and issued                       9,642
                                                                 -------
                                                                $ 11,707
                                                                 =======

      Noncurrent:
        ARTRA redeemable preferred stock,
          Series A, $1,000 par value,
          6% cumulative payment-in-kind,
          including accumulated dividends,
          net of unamortized discount
          of $1,271 in 1997; redeemable March 1, 2000
          at $1,000 per share plus accrued dividends;
          authorized 2,000,000 shares all series;
          issued 3,750 shares                                   $  4,651

        BCA Holdings preferred stock, Series A,
          $1.00 par value, 6% cumulative,
          including accumulated dividends;
          redeemable in 1997 with a liquidation
          preference of $1,000 per share;
          10,000 shares authorized; issued 3,675 shares            4,473
                                                                 -------
                                                                $  9,124
                                                                 =======


On September 27, 1989, ARTRA received a proposal to purchase BCA, the parent of Bagcraft, from Sage Group, Inc. ("Sage"), a privately-owned corporation that owned 100% of the outstanding common stock of BCA. Sage was merged with and into Ozite Corporation ("Ozite") on August 24, 1990. Peter R. Harvey, ARTRA's President, and John Harvey, ARTRA's Chairman of the Board of Directors, were the principal shareholders of Sage and are the principal shareholders of Ozite. Effective March 3, 1990, a wholly-owned subsidiary of ARTRA acquired 100% of BCA's issued and outstanding common shares for consideration of $5,451,000, which included 772,000 shares of ARTRA common stock and 3,750 shares of $1,000 par value junior non-convertible payment-in-kind redeemable Series A Preferred Stock with an estimated fair value of $1,012,000, net of unamortized discount of $2,738,000. The Series A Preferred Stock accrues dividends at the rate of 6% per annum and is redeemable by ARTRA on March 1, 2000 at a price of $1,000 per share plus accrued dividends. Accumulated dividends of $2,002,000 were accrued at June 26, 1997.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)



         Bagcraft/BCA Holdings

In 1987, Bagcraft obtained financing from a subsidiary of Ozite through the issuance of a $5,000,000 unsecured subordinated note, due June 1, 1997. During 1992, per agreement with the noteholder, the interest payments were remitted to ARTRA and the noteholder received 675 shares of BCA Series A preferred stock ($1.00 par value, 6% cumulative with a liquidation preference equal to $1,000 per share) with a liquidation value of $675,000. In December, 1993, the unsecured subordinated note and accrued interest thereon were paid in full from proceeds of Bagcraft's Credit Agreement. Per agreement with the noteholder, the accrued interest outstanding on the note of $3,000,000 was remitted to ARTRA and the noteholder received an additional 3,000 shares BCA Series A preferred stock having a liquidation value of $3,000,000. Accumulated dividends of $798,000 were accrued at June 26, 1997.

In 1987, Bagcraft issued to a subsidiary of Ozite $5,000,000 of preferred stock (50,000 shares of 13.5% cumulative, redeemable preferred stock with a liquidation preference equal to $100 per share) redeemable by Bagcraft in 1997 at a price of $100 per share plus accrued dividends. Dividends, which accrue and are payable semiannually on June 1 and December 1 of each year, are reflected in the Company's consolidated statement of operations as minority interest. The holder has agreed to forego dividend payments as long as such payments are prohibited by Bagcraft's lenders. Accumulated dividends of $1,200,000 were accrued at June 26, 1997.

Effective February 15, 1996, BCA, Bagcraft and Ozite entered into an agreement to exchange certain preferred stock between the Companies. Per terms of the exchange agreement BCA issued 8,135 shares of BCA Series B preferred stock
(13.5% cumulative, redeemable preferred stock with a liquidation preference equal to $1,000 per share, or a total carrying value of $8,135,000) to Ozite in exchange for 41,350 shares of Bagcraft redeemable preferred stock (with a liquidation preference equal to $100 per share plus accumulated dividends of $4,838,000, or a total carrying value of $8,973,000). The preferred stock exchange resulted in a gain of $838,000 which was reflected in the Company's consolidated statement of operations as minority interest.

The BCA Series B preferred stock is redeemable on June 1, 1997. Accumulated dividends of $1,507,000 were accrued at June 26, 1997.

In conjunction with the preferred stock exchange agreement, Bagcraft's lender consented to an advance of $4,135,000 under Bagcraft's revolving credit loan to be transferred to ARTRA as a dividend. ARTRA used the funds from this dividend plus funds from a short-term loan agreement to fund a payment to its bank lender in accordance with provisions of its debt discharge agreement as discussed in
Note 5.


10.      INCOME TAXES

No income tax benefit was recognized in connection with the Company's 1997 pre-tax loss due to the Company's tax loss carryforwards and the uncertainty of future taxable income. The 1996 extraordinary credit represents a net gain from discharge of indebtedness. No income tax expense is reflected in the Company's financial statements resulting from the 1996 extraordinary credit due to the utilization of tax loss carryforwards.

At June 26, 1997, the Company and its subsidiaries had Federal income tax loss carryforwards of approximately $36,000,000, expiring principally in 2002 - 2010, available to be applied against future taxable income, if any. In recent years, the Company has issued shares of its common stock to repay various debt obligations, as consideration for acquisitions, to fund working capital obligations and as consideration for various other transactions. Section 382 of the Internal Revenue Code of 1986 limits a corporation's utilization of its Federal income tax loss carryforwards when certain changes in the ownership of a corporation's common stock occurs. In the opinion of management, the Company is

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)



not currently subject to such limitations regarding the utilization of its Federal income tax loss carryforwards. Should the Company continue to issue a significant number of shares of its common stock, it could trigger a limitation that would prevent it from utilizing a substantial portion of its Federal income tax loss carryforwards.


11.      EARNINGS PER SHARE

Earnings (loss) per share is computed by dividing net earnings (loss), less dividends applicable to redeemable preferred stock and redeemable common stock accretion by the weighted average number of shares of common stock and common stock equivalents (redeemable common stock, stock options and warrants), unless anti-dilutive, outstanding during each period. Fully diluted earnings per share are not presented since the result is equivalent to primary earnings per share.


12.      LITIGATION

The Company and its subsidiaries are the defendants in various business-related litigation and environmental matters. At June 26, 1997, the Company had accrued current liabilities of $1,900,000 for potential business-related litigation and environmental liabilities. While these litigation and environmental matters involve wide ranges of potential liability, management does not believe the outcome of these matters will have a material adverse effect on the Company's financial statements. However, ARTRA may not have available funds to pay liabilities arising out of these business-related litigation and environmental matters or, in certain instances, to provide for its legal defense.

In November, 1993, ARTRA filed suit in the Circuit Court of the Eighteenth Judicial Circuit for the state of Illinois (the "State Court Action") against Salomon Brothers, Inc., Salomon Brothers Holding Company, Inc., Charles K. Bobrinskoy, Michael J. Zimmerman (collectively, "Salomon Defendants"), D.P. Kelly & Associates, L.P. ("DPK"), Donald P. Kelly ("Kelly Defendants" along with
DPK), James F. Massey and William Rifkind relating to the acquisition of Envirodyne in 1989 by Emerald Acquisition Corp. ("Emerald"). Envirodyne had filed a Chapter 11 bankruptcy on January 7, 1993 which provided ARTRA with no value in the Emerald stock and junior debentures received in connection with the acquisition. On November 22, 1993, ARTRA filed a First Amended Complaint. The defendants removed the case to the Bankruptcy Court in which the Emerald Chapter 11 case is pending. On July 15, 1994, all but two of ARTRA's causes of action were remanded to the state court. The Bankruptcy Court retained jurisdiction of ARTRA's claims against the defendants for breaching their fiduciary duty as directors of Emerald to Emerald's creditors and interference with ARTRA's contractual relations with Emerald. On April 7, 1995, the Company's appeal of the Bankruptcy Court's order retaining jurisdiction over two claims was denied. On July 26, 1995, the Bankruptcy Court entered an order dismissing these claims. On August 4, 1995, ARTRA appealed from the Bankruptcy Court's dismissal order. That appeal was denied on October 31, 1996 by the United States District Court. ARTRA has a right to appeal the District Court's decision. This appeal has been filed in the United States Court of Appeals for the Seventh Circuit.

On July 18, 1995, ARTRA filed a Fourth Amended Complaint in the State Court Action for breach of fiduciary duty, fraudulent misrepresentation, negligent misrepresentation, breach of contract and promissory estoppel. In the State Court Action, ARTRA seeks compensatory damages of $136.2 million, punitive damages of $408.6 million and the repayment of approximately $33 million in fees paid to Salomon. The causes of action for breach of the fiduciary duty of due care were repleaded to reserve ARTRA's right to appeal the State Court's dismissal of the causes of action in the Third Amended Complaint. The cause of action against defendant Kelly was dismissed with prejudice pursuant to a stipulation between ARTRA and the Kelly Defendants.

On or about March 1, 1996, DPK brought a motion for summary judgment as to ARTRA's claims for breach of contract and promissory estoppel. DPK's motion was granted on June 4, 1996. The Company has appealed this decision.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)



Effective December 31, 1989, ARTRA completed the disposal of its former scientific products segment with the sale of its Welch subsidiary, formerly Sargent-Welch Scientific Company, to a privately held corporation whose president and sole shareholder was a vice president of Welch prior to the sale. The consideration received by ARTRA consisted of cash at closing, $2,625,000 payable June 30, 1997, with interest at 10% beginning June 30, 1990, under terms of a noncompetition agreement and the buyer's subordinated note in the principal amount of $2,500,000.

In December, 1991 Welch filed a lawsuit against ARTRA alleging that certain representations, warranties and covenants made by ARTRA, which were contained in the parties' Stock Purchase Agreement, were false. Welch was seeking compensatory damages in the amount of $3,800,000. Subsequently, ARTRA had filed a counterclaim predicated upon Welch's breach of the payment terms of the parties' Non-Competition Agreement and the Subordinated Note executed by Welch. ARTRA was seeking damages in the amount of approximately $5,300,000 plus accrued interest. On November 23, 1994, the Circuit Court of Cook County Law Division in Chicago granted a judgment in favor of ARTRA affirming the validity of the amounts due under the Non-Competition Agreement and the Subordinated Note of $2,625,000 and $2,500,000, respectively.

In June 1995 ARTRA entered into an agreement to settle amounts due ARTRA by Welch under terms of the noncompetition agreement and the subordinated security. Per terms of the settlement agreement, ARTRA received cash of $3,000,000 and a subordinated note in the principal amount of $640,000 payable June 30, 2001. In June 1996 the note was paid in accordance with terms of the settlement agreement at its present value and ARTRA received proceeds of $342,000.

In January, 1985 the United States Environmental Protection Agency ("EPA") notified the Company's Bagcraft subsidiary that it was a potentially responsible party ("PRP") under the Comprehensive Environmental Responsibility Compensation and Liability Act ("CERCLA") for alleged release of hazardous substances at the Cross Brothers site near Kankakee, Illinois. Although Bagcraft has denied liability for the site, it has entered into a settlement agreement with the EPA, along with the other third party defendants, to resolve all claims associated with the site except for state claims. In May, 1994 Bagcraft paid $850,000 to formally extinguish the EPA claim. In September 1989, Bagcraft was served with a complaint filed by the State of Illinois against seventeen parties for alleged involvement with the Cross Brothers site. The complaint alleged Bagcraft was responsible for the costs of cleanup incurred and to be incurred. Although Bagcraft has denied liability for the site, it has entered into a settlement agreement with the State, along with the other potential responsible parties, to resolve all claims associated with the site. In July, 1997 Bagcraft paid approximately $150,000 to formally extinguish the state claim.

Bagcraft has been notified by the EPA that it is a potentially responsible party for the disposal of hazardous substances at the Ninth Avenue site in Gary, Indiana. This site is listed on the EPA's National Priorities list. A group of defendant PRPs, known as the Ninth Avenue Remedial Group, settled with the USEPA and agreed to remediate the site. This Group subsequently sued numerous third party defendants, including Bagcraft, alleged also to be responsible parties at the site. The plaintiffs have produced only limited testamentary evidence, and no documentary evidence, linking Bagcraft to this site, and the Company has neither discovered any records which indicate, nor located any current or former employees who have advised, that Bagcraft deposited hazardous substances at the site. Based on the foregoing, management of the Company does not believe that it is probable that the Company will have any liability for the costs of the clean-up of this site. The Company intends to vigorously defend itself in this case.

Bagcraft's Chicago facility has also been the subject of allegations that it violated laws and regulations associated with the Clean Air Act. The facility has numerous sources of air emissions of volatile organic materials ("VOMs") associated with its printing operations and is required to maintain and comply with permits and emissions regulations with regard to each of these emission sources.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)



In November of 1995, the EPA issued a Notice of Violation ("NOV") against Bagcraft's Chicago facility alleging numerous violations of the Clean Air Act and related regulations. The NOV alleges that the facility installed and operated emission sources without permits, that it failed to operate air pollution control equipment at required efficiencies and that there were releases of VOMs above permitted limits. In April 1997, the EPA filed an administrative complaint and has proposed a $250,000 civil penalty. Bagcraft has filed a response to the complaint and is attempting to negotiate a settlement.

Bagcraft reported a release associated with solvent tanks located in a vault at its Chicago manufacturing facility. After seeking approval from the Illinois Environmental Protection Agency ("IEPA"), Bagcraft installed and is currently operating a soil vapor gas extraction system designed to achieve remedial objectives which the IEPA has determined to be appropriate to the site. Bagcraft has since received a No Further Recommendation Letter from the IEPA.

Bagcraft has been notified that it may have responsibility with respect to a clean-up site on Basket Creek Road, Georgia. Bagcraft presently has no indication of its liability, if any or whether it is a responsible party.

In April 1994, the EPA notified the Company that it was a potentially responsible party for the disposal of hazardous substances (principally waste oil) at a disposal site in Palmer, Massachusetts generated by a manufacturing facility formerly operated by the Clearshield Plastics Division ("Clearshield") of Harvel Industries, Inc. ("Harvel"), a majority owned subsidiary of ARTRA. In 1985, Harvel was merged into ARTRA's Fill-Mor subsidiary. This site has been included on the EPA's National Priorities List. In February 1983, Harvel sold the assets of Clearshield to Envirodyne. The alleged waste disposal occurred in 1977 and 1978, at which time Harvel was a majority-owned subsidiary of ARTRA. In May 1994, Envirodyne and its Clearshield National, Inc. subsidiary sued ARTRA for indemnification in connection with this proceeding. The cost of clean-up at the Palmer, Massachusetts site has been estimated to be approximately $7 million according to proofs of claim filed in the adversary proceeding. A committee formed by the named potentially responsible parties has estimated the liability respecting the activities of Clearshield to be $400,000. ARTRA has not made any independent investigation of the amount of its potential liability and no assurances can be given that it will not substantially exceed $400,000.

In a case titled Sherwin-Williams Company v. ARTRA GROUP Incorporated, filed in 1991 in the United States District Court for Maryland, Sherwin-Williams Company ("Sherwin-Williams") brought suit against ARTRA and other former owners of a paint manufacturing facility in Baltimore, Maryland for recovery of costs of investigation and clean-up of hazardous substances which were stored, disposed of or otherwise released at this manufacturing facility. This facility was owned by Baltimore Paint and Chemical Company, formerly a subsidiary of ARTRA from 1968 to 1980. Sherwin-William's current projection of the cost of clean-up is approximately $5 to $6 million. The Company has filed counterclaims against Sherwin-Williams and cross claims against other former owners of the property. The Company also is vigorously defending this action and has raised numerous defenses. Currently, the case is in its early stages of discovery and the Company cannot determine what, if any, its liability may be in this matter.

ARTRA was named as a defendant in United States v. Chevron Chemical Company brought in the United States District Court for the Central District of California respecting Operating Industries, Inc. site in Monterey Park, California. This site is included on the EPA's National Priorities List. ARTRA's involvement stemmed from the alleged disposal of hazardous substances by The Synkoloid Company ("Synkoloid") subsidiary of Baltimore Paint and Chemical Company, which was formerly owned by ARTRA. Synkoloid manufactured spackling paste, wall coatings and related products, certain of which generated hazardous substances as a by-product of the manufacturing process.

ARTRA entered into a consent decree with the EPA in which it agreed to pay $85,000 for one phase of the clean-up costs for this site; however, ARTRA defaulted on its payment obligation. ARTRA is presently unable to estimate the total potential liability for clean-up costs at this site, which clean-up is expected to continue for a number of years. The consent

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)



decree, even if it had been honored by ARTRA, was not intended to release ARTRA from liability for costs associated with other phases of the clean-up at this site. The Company is presently unable determine what, if any, additional liability it may incur in this matter.

Several cases have arisen from ARTRA's purchase of Dutch Boy Paints which owned a facility in Chicago which it purchased from NL Industries. In a case titled City of Chicago v. NL Industries, Inc. and ARTRA GROUP Incorporated, filed in the Circuit Court of Cook County, Illinois, the City of Chicago brought a nuisance action and alleged that ARTRA (and NL Industries, Inc.) had improperly stored, discarded and disposed of hazardous substances at the Dutch Boy site, and that ARTRA had conveyed the site to Goodwill Industries to avoid clean-up costs. At the time the suit was filed, the City of Chicago claimed that it would cost $1,000,000 to remediate the site.

ARTRA and NL Industries, Inc. have counter sued each other and have filed third party actions against the subsequent owners of the property. The Company is presently unable to determine its liability, if any, in connection with this case. The parties were conducting discovery but the case was stayed pending the resolution of the EPA action described below.

In 1986, in a case titled People of the State of Illinois v. NL Industries, Inc., ARTRA GROUP Incorporated, et al., the Cook County State's attorney filed suit seeking response costs in excess of $2,000,000 and treble punitive damages for costs expended by IEPA in remediating contamination at the Dutch Boy site, alleging that all former owners contributed to the contamination. In 1989, the Circuit Court dismissed the action, holding that the state had failed to exhaust its administrative procedures. In 1992, this holding was reversed by the Illinois Supreme Court. In 1996, the Illinois Appellate Court affirmed the District Court's decision to dismiss the case based on lack of due diligence on the part of the State of Illinois. The State of Illinois has filed a Petition for Rehearing which was granted. The Company is presently unable to determine ARTRA's liability, if any, in connection with this case.

On November 17, 1995, the EPA issued letters to ARTRA, NL Industries and others alleging that they were potentially responsible parties with respect to releases at the Dutch Boy facility in Chicago and demanding that they remediate the site. NL Industries entered into a consent decree with EPA in which it agreed to remediate the site. The Company is presently unable to determine its liability, if any, in connection with this case.


13.      RELATED PARTY TRANSACTIONS

At June 26, 1997, advances to Peter R. Harvey, ARTRA's president, classified in the condensed consolidated balance sheet as a reduction of common shareholders' equity, (in thousands) consist of:


     Total advances, including accrued interest         $   8,677

     Less interest for the period January 1,
       1993 to date, accrued and fully reserved            (1,871)
                                                        ---------
           Net advances                                 $   6,806
                                                        =========

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)



ARTRA has total advances due from its president, Peter R. Harvey, of which $8,677,000, including accrued interest, remained outstanding at June 26, 1997. The advances bear interest at the prime rate plus 2% (10.5% at June 26, 1997). This receivable from Peter R. Harvey has been classified as a reduction of common shareholders' equity.

In May 1991, ARTRA's Fill-Mor subsidiary made advances to Peter R. Harvey. The advances, made out of a portion of the proceeds of a short-term bank loan, provided for interest at the prime rate plus 2%. In April 1995 advances from ARTRA's Fill-Mor subsidiary to Peter R. Harvey totaling $1,540,000 (including $398,000 of accrued interest) were transferred to ARTRA as a dividend.

Commencing January 1, 1993 to date, interest on the advances to Peter R. Harvey has been accrued and fully reserved. Interest accrued and fully reserved on the advances to Peter R. Harvey for the six months ended June 26, 1997 and June 27, 1996 totaled $341,000 and $205,000, respectively.

Peter R. Harvey has not received other than nominal compensation for his services as an officer or director of ARTRA or any of its subsidiaries since October of 1990. Additionally, Mr. Harvey has agreed not to accept any compensation for his services as an officer or director of ARTRA or any of its subsidiaries until his obligations to ARTRA, described above, are fully satisfied.

Under Pennsylvania Business Corporation Law of 1988, ARTRA (a Pennsylvania corporation) is permitted to make loans to officers and directors. Further, under the Delaware General Corporation Law, Fill-Mor (a Delaware corporation) is permitted to make loans to an officer (including any officer who is also a director, as in the case of Peter R. Harvey), whenever, in the judgment of the directors, the loan can reasonably be expected to benefit Fill-Mor.

At the September 19, 1991 meeting, ARTRA's Board of Directors discussed, but did not act on a proposal to ratify the advances made by ARTRA to Peter R. Harvey. The 1992 advances made by ARTRA to Mr. Harvey were ratified by ARTRA's Board of Directors. In the case of the loan made by Fill-Mor to Mr. Harvey, the Board of Directors of Fill-Mor approved the borrowing of funds from Fill-Mor's bank loan agreement, a condition of which was the application of a portion of the proceeds thereof to the payment of certain of Mr. Harvey's loan obligations to the bank. However, the resolutions did not acknowledge the use of such proceeds for this purpose and the formal loan documents with the bank did not set forth this condition (though in fact, the proceeds were so applied by the bank).

As collateral for amounts due from Peter R. Harvey, the Company has received the pledge of 1,523 shares of ARTRA redeemable preferred stock (with a liquidation value of $1,523,000, plus accrued dividends) which are owned by Mr. Harvey. In addition, Mr. Harvey has pledged a 25% interest in Industrial Communication Company (a private company). Such interest is valued by Mr. Harvey at $800,000 to $1,000,000. During 1995, Peter R. Harvey entered into a pledge agreement with ARTRA whereby Mr. Harvey pledged additional collateral consisting of 42,067 shares of ARTRA common stock and 707,281 shares of Pure Tech International, Inc., a publicly traded corporation. Per terms of a February 1996 discharge of bank indebtedness (see Note 5), ARTRA received additional collateral from Mr. Harvey consisting of a $2,150,000 security interest in certain real estate, subordinated to the bank's $850,000 security interest in this real estate. In March 1997, the bank sold its interest in Mr. Harvey's note and the related collateral to a private investor. ARTRA retained its $2,150,000 security interest the real estate, subordinated to the noteholder's $850,000 security interest in this real estate.

In July 1997, ARTRA advanced an additional $7,475,000 to Peter R. Harvey. Mr. Harvey provided ARTRA with additional collateral for his advances consisting of
652.285 shares of ARTRA redeemable preferred stock (a 17.4% interest), 1,784.02 shares of BCA Series A redeemable preferred stock (a 48.5% interest) and 6,488.8 shares of BCA Series B redeemable preferred stock (a 79.8% interest). As of June 26, 1997, this additional collateral had a carrying value in ARTRA's condensed consolidated balance sheet of approximately $10,700,000. The advances were funded with the proceeds from the July 1997 private placement of ARTRA notes as discussed in Note 6.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)



In conjunction with COMFORCE's October 1995 acquisition of COMFORCE Telecom, ARTRA agreed to assume substantially all pre-existing COMFORCE liabilities and indemnify COMFORCE in the event any future liabilities arise concerning pre-existing environmental matters and business related litigation. Accordingly, at June 26, 1997 and December 26, 1996, respectively, $271,000 and $348,000 of such pre-existing Lori liabilities were classified in ARTRA's consolidated balance sheet at as current liabilities of discontinued operations.

For a discussion of certain other related party debt obligations see Note 6.


14.      OTHER INFORMATION

Effective January 2, 1997, Bagcraft purchased the business assets, subject to buyer's assumption of certain liabilities, of AB Specialty Holding Company, Inc. ("AB") for consideration consisting of cash of approximately $2.4 million. The purchased assets consisted principally of plant and equipment of approximately $1.3 million and inventory of approximately $1.1 million. The acquisition of AB, funded through borrowings under Bagcraft's Credit Agreement, has been accounted for by the purchase method and, accordingly, the assets and liabilities of AB were included in the Company's financial statements at their estimated fair market value at the date of acquisition. The results of operations of AB are not considered material to the Company's consolidated financial statements. The acquisition of AB is expected to enhance Bagcraft's specialty bag business. At December 26, 1996, other noncurrent assets included a deposit of approximately $1.2 million related to the acquisition of AB.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Board of Directors
ARTRA GROUP Incorporated
Northfield, Illinois

We have audited the consolidated financial statements and the financial statement schedules of ARTRA GROUP Incorporated and Subsidiaries as listed in the index on page F-1 of this Form 10-K. These financial statements and financial statement schedules are the responsibility of ARTRA GROUP Incorporated's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ARTRA GROUP Incorporated and Subsidiaries as of December 26, 1996 and December 28, 1995, and the consolidated results of their operations and their cash flows for each of the three fiscal years in the period ended December 26, 1996 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency. As a result of these factors, the Company has experienced difficulty in obtaining adequate financing to replace its current credit arrangements, certain of which are in default, to fund its debt service and to satisfy liquidity requirements for 1997. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





COOPERS & LYBRAND L.L.P.


Chicago, Illinois
April 2, 1997

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 (In thousands, except share and per share data)


                                                                  December 26,     December 28,
                                                                      1996             1995
                                                                  ------------     ------------

                                      ASSETS
Current assets:
   Cash and equivalents                                                  $171           $2,347
   Restricted cash and equivalents                                         -               552
   Receivables, less allowance for doubtful accounts
      and markdowns of $512 in 1996 and $250 in 1995                    8,267           10,897
   Inventories                                                         14,967           16,634
   Available-for-sale securities                                       22,564            1,427
   Other                                                                  931              324
                                                                  ------------     ------------
               Total current assets                                    46,900           32,181
                                                                  ------------     ------------

Property, plant and equipment
    Land                                                                  417              930
    Buildings                                                          11,672           11,679
    Machinery and equipment                                            32,346           30,547
    Construction in in progress                                           979            1,117
                                                                  ------------     ------------
                                                                       45,414           44,273
Less accumulated depreciation and amortization                         20,480           17,335
                                                                  ------------     ------------
                                                                       24,934           26,938
                                                                  ------------     ------------

Other assets:
   Available-for-sale securities                                           -            15,519
   Excess of cost over net assets acquired,
      net of accumulated amortization of
      $2,083 in 1996 and $1,778 in 1995                                 2,995            3,258
   Other                                                                2,550               53
                                                                  ------------     ------------
                                                                       28,109           18,830
                                                                  ------------     ------------
                                                                      $77,379          $77,949
                                                                  ============     ============


 The accompanying notes are an integral part of the consolidated financial statements.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 (In thousands, except share and per share data)

                                                                  December 26,     December 28,
                                                                      1996             1995
                                                                  ------------     ------------

                                    LIABILITIES
Current liabilities:
   Notes payable, including amounts
      due to related parties of
      $3,600 in 1996 and $5,675 in 1995                               $18,631          $25,300
   Current maturities of long-term debt                                 2,712            3,512
   Accounts payable, including amounts due
       to a related party of $399 in 1995                               5,129           10,925
   Accrued expenses                                                    10,394           14,106
   Income taxes                                                           478              203
   Bagcraft detachable put warrant                                      1,500               -
   Redeemable preferred stock                                          11,100               -
   Liabilities of discontinued operations                                 348            4,500
                                                                  ------------     ------------
               Total current liabilities                               50,292           58,546
                                                                  ------------     ------------

Long-term debt                                                         34,207           34,113
Other noncurrent liabilities                                            2,135              650
Commitments and contingencies

Redeemable common stock,
   issued 98,734 shares in 1996
   and 283,965 shares in 1995                                           3,657            4,774

Redeemable preferred stock                                              8,678           18,631


                          SHAREHOLDERS' EQUITY (DEFICIT)
Common stock, no par value;
   authorized 20,000,000 shares in 1996
   and 7,500,000 shares in 1995;
   issued 7,624,766 shares in 1996
   and 7,102,979 shares in 1995                                         5,793            5,540
Additional paid-in capital                                             40,211           38,526
Unrealized appreciation of investments                                 25,719           21,047
Receivable from related party,
   including accrued interest                                          (6,468)          (4,318)
Accumulated deficit                                                   (86,793)         (98,755)
                                                                  ------------     ------------
                                                                      (21,538)         (37,960)
Less treasury stock (7,628 shares in 1996
   and 57,038 shares in 1995), at cost                                     52              805
                                                                  ------------     ------------
                                                                      (21,590)         (38,765)
                                                                  ------------     ------------
                                                                      $77,379          $77,949
                                                                  ============     ============


 The accompanying notes are an integral part of the consolidated financial statements.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)




                                                                         Fiscal Year
                                                             -----------------------------------
                                                                1996        1995         1994
                                                             ---------   ----------   ----------

Net sales                                                    $120,699     $121,879     $111,837
                                                             ---------   ----------   ----------

Costs and expenses:
   Cost of goods sold,
      exclusive of depreciation and amortization               94,613      102,508       94,766
   Selling, general and administrative                         15,638       19,131       16,760
   Depreciation and amortization                                3,927        4,330        4,337
   Write-down of idle machinery and equipment                      -         1,503           -
                                                             ---------   ----------   ----------
                                                              114,178      127,472      115,863
                                                             ---------   ----------   ----------

Operating earnings (loss)                                       6,521       (5,593)      (4,026)
                                                             ---------   ----------   ----------

Other income (expense):
   Interest expense                                            (8,005)      (9,782)      (8,618)
   Realized gain on disposal of
      available-for-sale securities                             5,818           -            -
   Other income (expense), net                                   (107)         (88)          13
   Equity in loss of COMFORCE                                      -          (533)          -
                                                             ---------   ----------   ----------
                                                               (2,294)     (10,403)      (8,605)
                                                             ---------   ----------   ----------

Earnings (loss) from continuing operations
   before income taxes and minority interest                    4,227      (15,996)     (12,631)
Provision for income taxes                                       (152)         (51)          (9)
Minority interest                                                (526)        (896)        (889)
                                                             ---------   ----------   ----------
Earnings (loss) from continuing operations                      3,549      (16,943)     (13,529)
Earnings (loss) from discontinued operations                       -            10      (15,906)
                                                             ---------   ----------   ----------
Earnings (loss) before extraordinary credit                     3,549      (16,933)     (29,435)
Extraordinary credit, net discharge of indebtedness             9,424       14,030        8,965
                                                             ---------   ----------   ----------
Net earnings (loss)                                            12,973       (2,903)     (20,470)
Dividends applicable to
   redeemable preferred stock                                    (621)        (565)        (516)
Reduction of retained earnings
   applicable to redeemable common stock                         (390)        (767)        (309)
                                                             ---------   ----------   ----------
Earnings (loss) applicable to common shares                   $11,962      ($4,235)    ($21,295)
                                                             =========   ==========   ==========

Earnings (loss) per share:
   Continuing operations                                        $0.28       ($2.69)      ($2.56)
   Discontinued operations                                         -            -         (2.74)
                                                             ---------   ----------   ----------
   Loss before extraordinary credit                              0.28        (2.69)       (5.30)
   Extraordinary credit                                          1.23         2.06         1.57
                                                             ---------   ----------   ----------
               Net earnings (loss)                              $1.51       ($0.63)      ($3.73)
                                                             =========   ==========   ==========

Weighted average number of shares of common stock
   and common stock equivalents outstanding                     7,939        6,776        5,702
                                                             =========   ==========   ==========

 The accompanying notes are an integral part of the consolidated financial statements.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
                        (In thousands, except share data)

                                                                  Unrealized   Receivable                                  Total
                                      Common Stock    Additional  Appreciation     From                Treasury Stock  Shareholders'
                                  ------------------    Paid-in       of         Related  Accumulated ----------------     Equity
                                    Shares   Dollars    Capital   Investments     Party    (Deficit)   Shares   Dollars   (Deficit)
                                  ---------- -------  ---------- ------------  ---------- ----------- -------- -------- ------------
Balance at December 30, 1993      4,983,608   $3,922    $31,042                  ($3,843)   ($73,225)  57,038    ($805)    ($42,909)
 Net loss                                -        -          -                        -      (20,470)      -        -       (20,470)
 Redeemable common
    stock accretion                      -        -          -                        -         (309)      -        -          (309)
 Common stock sold through
    private placements              855,000      641      2,484                       -           -        -        -         3,125
 Common stock issued for Lori
    debt settlement agreement       400,000      300      2,200                       -           -        -        -         2,500
 Common stock issued
    to pay liabilities              142,635      107        684                       -           -        -        -           791
 Sale and reclassification of
    redeemable common stock         (34,266)      -        (282)                      -           -        -        -          (282)
 Common stock
    contributed to ESOP              65,000       49        292                       -           -        -        -           341
 Exercise of stock options           25,300       19        116                       -           -        -        -           135
 Net increase in receivable
    from related party                   -        -          -                      (257)         -        -        -          (257)
 Redeemable preferred
    stock dividends                      -        -          -                        -         (516)      -        -          (516)
 Common stock issued
    as compensation                  18,325       14         77                       -           -        -        -            91
                                  ---------- -------  ----------               ---------- ----------- -------- -------- ------------
Balance at December 29, 1994      6,455,602    5,052     36,613                   (4,100)    (94,520)  57,038     (805)     (57,760)
 Net loss                                -        -          -                        -       (2,903)      -        -       (2,903)
 Reclassification of
    redeemable common stock        (100,000)      -       (500)                       -           -        -        -         (500)
 Common stock issued
    to pay liabilities              243,915      183        857                       -           -        -        -        1,040
 Common stock as additional
    consideration for private
    placement of ARTRA notes        375,000      281        985                       -           -        -        -        1,266
 Net increase in receivable
    from related party,
    including accrued interest           -        -          -                      (218)         -        -        -         (218)
 Redeemable common stock
    put option exercised                 -        (8          8                       -           -        -        -            -
 Sale and reclassification of
    redeemable common stock          85,714                 399                                                                 399
 Unrealized appreciation
    of investments                       -        -          -       $21,047          -           -        -        -       21,047
 Common stock
    contributed to ESOP              23,750       18         95           -           -           -        -        -          113
 Exercise of stock options           12,100        9         39           -           -           -        -        -           48
 Redeemable common
    stock accretion                      -        -          -            -           -         (767)      -        -         (767)
 Redeemable preferred
    stock dividends                      -        -          -            -           -         (565)      -        -         (565)
 Common stock issued
    as compensation                   6,898        5         30           -           -           -        -        -           35
                                  ---------- -------  ---------- ------------  ---------- ----------- -------- -------- ------------
Balance at December 28, 1995      7,102,979    5,540     38,526       21,047      (4,318)    (98,755)  57,038     (805)     (38,765)














                                      F-29







 Net earnings                            -        -          -            -           -       12,973       -        -        12,973
 Common stock issued
    to pay liabilities              125,012       94        362           -           -           -  (120,554)     818        1,274
 Common stock issued as
    additional consideration
    for short-term borrowings        50,544       38       (398)          -           -           -   (99,456)   1,021          661
 Increase in receivable
    from related party,
    including accrued interest           -        -          -            -       (2,150)         -        -        -        (2,150)
 Common stock loaned
    by related party                     -        -          -            -          587          -   100,000     (587)          -
 Repay common stock
    loaned by related party         100,000       75        512           -         (587)         -        -        -            -
 Increase in unrealized
    appreciation of investments          -        -          -         4,672          -           -        -        -         4,672
 Exercise of stock options
    and warrants                     61,000       46        213           -           -           -   (16,900)     109          368
 Common stock received as
    consideration for
    short-term note                      -        -          -            -           -           -    87,500     (608)        (608)
 Reclassification of
    redeemable common stock         185,231       -        996            -           -           -        -        -           996
 Redeemable common
    stock accretion                      -        -          -            -           -        (390)       -        -          (390)
 Redeemable preferred
    stock dividends                      -        -          -            -           -        (621)       -        -          (621)
                                  ---------- -------  ---------- ------------  ---------- ----------- -------- -------- ------------
Balance at December 26, 1996      7,624,766   $5,793    $40,211      $25,719     ($6,468)   ($86,793)   7,628     ($52)    ($21,590)
                                  ========== =======  ========== ============  ========== =========== ======== ======== ============

 The accompanying notes are an integral part of the consolidated financial statements.

                           ARTRA GROUP INCORPORATED
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands of dollars)



                                                                                              Fiscal Year
                                                                                --------------------------------------
                                                                                  1996           1995           1994
                                                                                --------       --------       --------
Cash flows from operating activities:
   Net earnings (loss)                                                          $ 12,973       ($ 2,903)      ($20,470)
                                                                                --------       --------       --------
      Adjustments to reconcile net earnings (loss)
             to cash flows from operating activities:
         Extraordinary gain from net discharge of indebtedness                    (9,424)       (14,030)        (8,965)
         Gain on disposal of discontinued operations                                --           (8,183)          --
         Depreciation of property, plant and equipment                             3,622          4,120          4,252
         Amortization of excess of cost over net assets acquired                     305            837          1,693
         Impairment of goodwill                                                     --            6,430         10,800
         Amortization of other assets                                                548            689            963
         Inventory valuation reserve                                                 191            290           --
         Gain on sale of property, plant and equipment                                78           --              (59)
         Write-down of idle equipment and machinery                                 --            1,503           --
         Gain on sale of COMFORCE common stock                                    (5,818)          --             --
         Equity in loss of COMFORCE                                                 --              533           --
         Minority interest                                                           526            896            889
         Contribution to ARTRA  ESOP                                                --               42             77
         Other, principally common stock issued as compensation                      220          1,300            485
     Changes in assets and liabilities, net of effects of
        businesses acquired and discontinued:
          (Increase) decrease in receivables                                       2,630           (184)        (1,923)
          (Increase) decrease in inventories                                       1,476            453           (727)
          (Increase) decrease in other current and noncurrent assets                (169)         1,421          1,068
          Increase (decrease) in payables and accrued expenses                    (5,980)           611          4,675
          Increase (decrease) in other current and noncurrent liabilities         (4,497)           450           (763)
          Decrease  in receivable from related party,
               including accrued interest                                         (1,061)          (218)          (257)
                                                                                --------       --------       --------
Net cash flows used by operating activities                                       (4,380)        (5,943)        (8,262)
                                                                                --------       --------       --------

Cash flows from investing activities:
   Proceeds from sale of COMFORCE common stock                                     3,717           --             --
   Proceeds from sale of property, plant and equipment                               132           --            2,251
   Additions to property, plant and equipment                                     (2,645)        (2,820)       (11,881)
   Proceeds from collection of Welch notes                                           342          3,000           --
   Decrease in restricted cash                                                       552            772           --
   AB Specialty acquisition deposit                                               (1,183)          --             --
   Acquisition of Arcar                                                             --             --           (2,264)
   Proceeds from sale of Arcar                                                      --           20,318           --
   Retail fixtures                                                                  --             (631)          (665)
   Other                                                                            --             --              101
                                                                                --------       --------       --------
Net cash flows from (used by) investing activities                                   915         20,639        (12,458)
                                                                                --------       --------       --------

The accompanying notes are an integral part of the consolidated financial statements.

                            ARTRA GROUP INCORPORATED
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands of dollars)


                                                                                              Fiscal Year
                                                                                 -----------------------------------------
                                                                                   1996            1995            1994
                                                                                 --------        --------        --------
Cash flows from financing activities:
   Net increase in short-term debt                                                    286           5,488           1,920
   Proceeds from long-term borrowings                                             141,896         136,756         116,775
   Reduction of long-term debt                                                   (140,850)       (156,641)       (100,131)
   Proceeds from private placements of ARTRA common stock                            --              --             3,230
   Proceeds from exercise of stock options and warrants                               369              48              30
   Exercise of redeemable common stock put options                                   (510)           --               (50)
   Other                                                                               98             (70)            (44)
                                                                                 --------        --------        --------
Net cash flows from (used by) financing activities                                  1,289         (14,419)         21,730
                                                                                 --------        --------        --------

Increase (decrease) in cash and cash equivalents                                   (2,176)            277           1,010
Cash and equivalents, beginning of year                                             2,347           2,070           1,060
                                                                                 --------        --------        --------
Cash and equivalents, end of year                                               $     171       $   2,347       $   2,070
                                                                                 ========        ========        ========



Supplemental cash flow information:
 Cash paid during the year for:
  Interest                                                                      $   5,320       $   5,847       $   8,811
  Income taxes paid (refunded), net                                                   157             (22)             59


Supplemental schedule of noncash investing and financing activities:
    Issue common stock and redeemable common stock
       to pay down current liabilities                                          $   1,274       $   1,040       $     791
    Issue common stock as additional consideration
       for short-term borrowings                                                      661           1,266            --
    BCA Holdings redeemable preferred stock issued in exchange for
       Bagcraft redeemable preferred stock                                          8,135            --              --
    ARTRA common stock issued to Lori's bank lender as partial
       consideration for discharge of indebtedness                                   --              --             2,500
    Transfer New Dimensions assets, net of cash of $674,
       to Lori's bank lender under terms of the debt settlement agreement            --              --             6,475
    Notes issued to sellers as consideration for Arcar acquisition                   --              --             8,000


The accompanying notes are an integral part of the consolidated financial statements.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.       Basis of Presentation and Financial Restructuring

ARTRA Group Incorporated's ("ARTRA" or the "Company") consolidated financial statements are presented on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The consolidated financial statements do not include any adjustments relating to recoverability and classification of recorded asset amounts or the amount and classification of liabilities or other adjustments that might be necessary should ARTRA be unable to continue as a going concern.

In recent years, the Company has suffered recurring losses from operations and has a net capital deficiency. As a result of these factors, the Company has experienced difficulty in obtaining adequate financing to replace certain current credit arrangements, certain of which are in default, and to fund its debt service and liquidity requirements in 1997. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. See Note 8, Notes Payable, and Note 9, Long-Term Debt, for further discussion of the status of credit arrangements and restrictions on the ability of operating subsidiaries to fund ARTRA corporate obligations. Due to its limited ability to receive operating funds from its subsidiaries, ARTRA has historically met its operating expenditures with funds generated by alternative sources, such as private placements of ARTRA common stock and notes, sales of ARTRA common stock with put options, loans from officers/directors and private investors, as well as through sales of assets and/or other equity infusions. ARTRA plans to continue to seek such alternative sources of funds to meet its future operating expenditures.

ARTRA, through its wholly-owned subsidiary, Bagcraft Corporation of America ("Bagcraft"), currently operates in one industry segment as a manufacturer of packaging products principally serving the food industry. Prior to September 28, 1995, ARTRA's then majority owned subsidiary, COMFORCE Corporation ("COMFORCE", formerly The Lori Corporation "Lori"), operated as a designer and distributor of popular-priced fashion costume jewelry and accessories. In September 1995 COMFORCE adopted a plan to discontinue its jewelry business as discussed in Note 3.

As discussed in Note 3, on October 17, 1995, COMFORCE acquired all of the capital stock of COMFORCE Telecom Inc. ("COMFORCE Telecom"), formerly Spectrum Global Services, Inc. d/b/a YIELD Global. COMFORCE Telecom provides telecommunications and computer technical staffing services worldwide to Fortune 500 companies and maintains an extensive, global database of technical specialists with an emphasis on wireless communications capability.

Effective July 4, 1995, COMFORCE and ARTRA entered into employment or consulting services agreements with certain individuals to manage COMFORCE's entry into and development of the telecommunications and computer technical staffing services business. As additional compensation, the agreements provided for the issuance in aggregate of a 35% common stock interest in COMFORCE. After the issuance of the COMFORCE common shares, plus the effects of the issuance of COMFORCE common shares sold by private placements and other COMFORCE common shares issued in conjunction with the COMFORCE Telecom acquisition, ARTRA's ownership interest in COMFORCE common stock was reduced to approximately 25% at December 28, 1995. Accordingly, in October 1995, the accounts of COMFORCE and its majority-owned subsidiaries were deconsolidated from ARTRA's consolidated financial statements and ARTRA's investment in COMFORCE was accounted for under the equity method during the fourth quarter of 1995. At December 28, 1995, the investment in COMFORCE was recognized as a marketable security available for sale and stated at fair value. At December 26, 1996, ARTRA's ownership interest in COMFORCE common stock was reduced to approximately 14%. See Note 6 for a further discussion of ARTRA's investment in COMFORCE.

Effective October 26, 1995, Bagcraft completed the sale of the business assets, subject to the buyer's assumption of certain liabilities, of its wholly-owned subsidiary, Arcar Graphics, Inc. ("Arcar"), for cash of approximately
$20,300,000. The net proceeds, after extinguishment of certain Arcar debt obligations, of approximately $10,400,000, were used to reduce Bagcraft debt obligations.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES

In February 1996, a bank agreed to discharge all amounts under its ARTRA notes ($12,063,000 plus accrued interest and fees) and certain obligations of ARTRA's president, Peter R. Harvey, resulting in a gain to ARTRA on the discharge of this indebtedness of $9,424,000 in the first quarter of 1996. The cash payment due the bank was funded principally with proceeds received from a short-term loan agreement along with proceeds received from the Bagcraft subsidiary in conjunction with the issuance of BCA Holdings, Inc. ("BCA" the parent of Bagcraft) preferred stock. See Notes 7, 8 and 11 for further discussions of these transactions.

ARTRA intends to continue to negotiate with its creditors to extend due dates to allow ARTRA to maximize value from possible sale of assets and to explore various other sources of funding to meet its future operating expenditures. If ARTRA is unable to negotiate extensions with its creditors and complete certain transactions, ARTRA could suffer severe adverse consequences, and as a result, ARTRA may be forced to liquidate its assets or file for protection under the Bankruptcy Code.

The Company has adopted a 52/53 week fiscal year ending the last Thursday of December.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


A.   Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. Intercompany accounts and transactions are eliminated.


B.   Cash Equivalents

Short-term investments with an initial maturity of less than ninety days are considered cash equivalents.


C.   Inventories

Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.


D.   Property, Plant and Equipment

Property, plant and equipment are stated at cost. Expenditures for maintenance and repairs are charged to operations as incurred and expenditures for major renovations are capitalized. Depreciation is computed on the basis of estimated useful lives principally by the straight line method for financial statement purposes and principally by accelerated methods for tax purposes. Leasehold improvements are amortized over the shorter of the estimated useful life of the asset or the period covered by the lease.

The costs of property retired or otherwise disposed of are applied against the related accumulated depreciation to the extent thereof, and any profit or loss on the disposition is recognized in earnings.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES

E.   Investments in Equity Securities

In 1995,  the  Company  adopted  Statement  of  Financial  Accounting  Standards
("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities." Under this statement, at December 28, 1995, the Company's investment in COMFORCE (see Note 6) is classified as available for sale and is stated at fair value. The adoption of SFAS No. 115 resulted in an increase to shareholders' equity in the fourth quarter of 1995 of $21,047,000. In prior years and, until October 1995, COMFORCE was a majority-owned subsidiary included in the consolidated financial statements of the Company.


F.   Intangible Assets

The net assets of a purchased business are recorded at their fair value at the date of acquisition. The excess of purchase price over the fair value of net assets acquired (goodwill) is reflected as intangible assets and amortized on a straight-line basis principally over 40 years.

Effective for the fiscal year ending December 26, 1996 the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ". The pronouncement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment is evaluated by comparing future cash flows (undiscounted and without interest charges) expected to result from the use or sale of the asset and its eventual disposition, to the carrying amount of the asset. The adoption of SFAS No. 121 did not have a material impact on the Company's financial statements.


G.   Revenue Recognition

Sales to customers are recorded at the time of shipment.


H.   Income Taxes

Income taxes are accounted for as prescribed in SFAS No. 109 - Accounting for Income Taxes. Under the asset and liability method of Statement No. 109, the Company recognizes the amount of income taxes payable. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years those temporary differences are expected to recovered or settled.


I.   Use of Estimates In Preparation of Financial Statements

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES

J.   Stock-Based Compensation

Effective for the fiscal year ending December 26, 1996 the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation". The pronouncement encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options, and other equity instruments to employees based on new fair value accounting rules. The Company did not adopt the new fair value accounting, but instead chose to comply with the disclosure requirements of SFAS No. 123. Accordingly, the adoption of SFAS No. 123 did not have a material impact on the Company's financial statements.


K.   Recently Issued Accounting Pronouncements

         Earnings Per Share

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS 128"). SFAS 128 specifies the computation, presentation, and disclosure requirements for earnings per share. This new accounting principle is effective for the Company's fiscal year ending December 25, 1997. The Company believes that adoption will not have a material impact on its financial statements.


3.       CHANGE OF BUSINESS

         Arcar Graphics, Inc.

Effective April 8, 1994, Bagcraft purchased the business assets, subject to buyer's assumption of certain liabilities, of Arcar, a manufacturer and distributor of waterbase inks, for consideration of $10,264,000 consisting of cash of $2,264,000 and subordinated promissory notes totaling $8,000,000. The acquisition of Arcar was accounted for by the purchase method and, accordingly, the assets and liabilities of Arcar were included in ARTRA's financial statements at their estimated fair market value at the date of acquisition.

Effective October 26, 1995, Bagcraft sold the business assets, subject to the buyer's assumption of certain liabilities, of Arcar for cash of approximately $20,300,000, resulting in a net gain of $8,483,000. The net proceeds, after extinguishment of certain Arcar debt obligations, of approximately $10,400,000, were used to reduce Bagcraft debt obligations.


         COMFORCE

In September, 1995, COMFORCE adopted a plan to discontinue its jewelry business and recorded a provision of $1,000,000 for the estimated costs to complete the disposal of the jewelry business.

Effective October 17, 1995, COMFORCE acquired all of the capital stock of COMFORCE Telecom Inc. ("COMFORCE Telecom"), Spectrum Global Services, Inc. d/b/a YIELD Global, for consideration of approximately $6.4 million, net of cash acquired. This consideration consisted of cash to the seller of approximately $5.1 million, fees of approximately $700,000, including a fee of $500,000 to a related party, and 500,000 shares of COMFORCE common stock valued at $843,000 (at a price per share of $1.68) issued as consideration for various fees and guarantees associated with the transaction. The 500,000 shares of COMFORCE common stock consisted of (I) 100,000 shares issued to an unrelated party for guaranteeing the purchase price to the seller, (ii) 100,000 shares issued to ARTRA, then the majority stockholder of the Company, in consideration of its guaranteeing the purchase price to the seller and agreeing to enter into the Assumption Agreement, as discussed below, (iii) 150,000 issued to two unrelated parties for advisory services in connection with the acquisition, and (iv) 150,000 shares issued to Peter R. Harvey, then a Vice President and director of

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES

COMFORCE for guaranteeing the payment of the $6.4 million purchase price to the seller. Additionally, in conjunction with the COMFORCE Telecom acquisition, ARTRA entered into an Assumption Agreement whereby it agreed to assume substantially all pre-existing Lori liabilities and indemnify COMFORCE in the event any future liabilities arise concerning pre-existing environmental matters and business related litigation. Accordingly, at December 26, 1996 and December 28, 1995, $348,000 and $4,500,000, respectively, of such pre-existing Lori liabilities were classified in ARTRA's consolidated balance as current
liabilities  of  discontinued   operations.   These  Lori  liabilities   consist
principally of notes and accounts payable incurred by Lori's discontinued jewelry operations. The Assumption Agreement also provided for ARTRA to exchange its interest in 100% of Lori's Series C cumulative preferred stock for 100,000 newly issued shares of COMFORCE common stock.

COMFORCE Telecom provides telecommunications and computer technical staffing services worldwide to Fortune 500 companies and maintains an extensive, global database of technical specialists, with an emphasis on wireless communications capability. The acquisition of COMFORCE Telecom was funded principally by private placements of approximately 1,950,000 shares of COMFORCE common stock at $3.00 per share (total proceeds of approximately $5,800,000) plus five-year detachable warrants to purchase approximately 970,000 shares of COMFORCE common stock at $3.375 per share.

Effective July 4, 1995, COMFORCE's management agreed to issue up to a 35% common stock interest in COMFORCE to certain individuals to manage COMFORCE's entry into the telecommunications and computer technical staffing business. COMFORCE recognized a non-recurring charge of $3,425,000 related to this stock since these stock awards were 100% vested when issued, and were neither conditioned upon these individuals' service to the Company as employees nor the consummation of the COMFORCE Telecom acquisition. Accordingly, this compensation charge was fully recognized in 1995. The shares of COMFORCE common stock issued in accordance with the above agreements were valued at $.93 per share. COMFORCE's management valued COMFORCE based on its discussions with market makers and other advisors, taking into account (i) that the jewelry business, which was discontinued in the third quarter of 1995, had a negligible value, and (ii) the value of COMFORCE was principally related to the potential effect that a purchase of COMFORCE Telecom, if successfully concluded, would have market value of COMFORCE common stock. COMFORCE's management believes this value of $.93 per share to be a fair and appropriate value based upon COMFORCE's financial condition as of the date COMFORCE became obligated to issue these shares. After the issuance of the COMFORCE common shares, plus the effects of other transactions, ARTRA's ownership interest in COMFORCE common stock was reduced to approximately 14% and 25% at December 26, 1996 and December 28, 1995, respectively. Accordingly, in October 1995, the accounts of COMFORCE and its majority-owned subsidiaries were deconsolidated from ARTRA's consolidated financial statements. See Note 6 for a further discussion of the accounting treatment of ARTRA's investment in COMFORCE.

Effective December 19, 1996, ARTRA and COMFORCE agreed to settle various differences in the interpretation of certain agreements relating to the COMFORCE Telecom acquisition, whereby, among other things:

           (a) COMFORCE delivered to ARTRA 100,000 shares of COMFORCE common stock in consideration of ARTRA's guarantee of the COMFORCE Telecom purchase price to the seller and 100,000 shares of COMFORCE common stock for the cancellation of the Series C Preferred Stock. ARTRA's financial statements have reflected the issuance of these 200,000 COMFORCE common shares to ARTRA since the fourth quarter of 1995.

           (b)    ARTRA  delivered  to  COMFORCE  certificates   evidencing  its
                  ownership of 100% of the Lori Series C Preferred Stock.

           (c) COMFORCE agreed to include in a proposed underwritten public offering 380,000 shares of COMFORCE common stock held by ARTRA and its Fill-Mor subsidiary. Sales proceeds will be used principally to discharge certain ARTRA and Fill-Mor debt obligations.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES

           (d) ARTRA agreed to a Lock-up Agreement which limits its ability to sell its remaining COMFORCE common shares for a period of 360 days after the effective date of COMFORCE's proposed underwritten public offering.

           (e) ARTRA agreed to deposit 125,000 shares of its COMFORCE common stock into an escrow account to collateralize its remaining obligations under the Assumption Agreement.


The proposed underwritten public offering referred to in paragraph (c) above has not occurred as of the date of this Form 10-K. If COMFORCE does not retain an underwriter by April 30, 1997, ARTRA will released from the provisions of the Lock-up Agreement.


         Other

During 1995 the Company was dismissed as party to certain litigation relating to the former Welch subsidiary. Accordingly, the Company reversed $700,000 of excess liability accruals originally provided in 1989 to complete the disposal of Welch.

The Company's consolidated financial statements have been reclassified to report separately the results of operations of Arcar and COMFORCE's discontinued fashion costume jewelry business prior to the deconsolidation of COMFORCE and its majority-owned subsidiaries effective October 1995. The 1995 and 1994 operating results (in thousands) of Bagcraft's discontinued Arcar subsidiary and COMFORCE's discontinued jewelry business and net gain on disposal of discontinued operations consist of:

                                                1995        1994
                                              --------    --------

     Net sales                                $ 16,932    $ 40,278
                                              ========    ========

     Loss from operations
       before income taxes                    $ (8,156)   $(15,832)


     Provision for income taxes                    (17)        (74)
                                              --------    --------
     Loss from operations                       (8,173)    (15,906)
                                              --------    --------


     Gain on sale of Arcar subsidiary            8,483        --

     Provision for disposal of business           (300)       --

     Provision for income taxes                   --          --
                                              --------    --------
     Gain on disposal of businesses              8,183        --
                                              --------    --------

     Earnings (loss) from
       discontinued operations                $     10    $(15,906)
                                              ========    ========

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES

4.       CONCENTRATION OF RISK

The accounts receivable of the Company's Bagcraft subsidiary at December 26, 1996 consist primarily of amounts due from companies in the food industry. As a result, the collectibility of these receivables is dependent, to an extent, upon the economic condition and financial stability of the food industry. Credit risk is minimized as a result of the large number and diverse nature of Bagcraft's customer base. Bagcraft's major customers include some of the largest companies in the food industry. At December 26 1996, Bagcraft had 10 customers with accounts receivable balances that aggregated approximately 40% of the Company's total trade accounts receivable. No single customer accounted for 10% or more of Bagcraft's 1996 sales.


5.       INVENTORIES

Inventories (in thousands) consist of:

                                           December 26,    December 28,
                                               1996            1995
                                             -------         -------

         Raw materials and supplies          $ 5,582         $ 5,645
         Work in process                         287              40
         Finished goods                        9,098          10,949
                                             -------         -------
                                             $14,967         $16,634
                                             =======         =======


6.            INVESTMENT IN COMFORCE CORPORATION

In prior years and until October 1995, COMFORCE was a majority-owned subsidiary of ARTRA and, accordingly, the accounts of COMFORCE and its majority-owned subsidiaries were included in the consolidated financial statements of ARTRA. As discussed in Note 3, due to the issuances of COMFORCE common shares in conjunction with the acquisition of COMFORCE Telecom, ARTRA's ownership interest in COMFORCE common stock was reduced to approximately 25%. Accordingly, in October 1995, the accounts of COMFORCE and its majority-owned subsidiaries were deconsolidated from ARTRA's consolidated financial statements and ARTRA's investment in COMFORCE was accounted for under the requirements of APB Opinion No. 18 "The Equity Method of Accounting for Investments in Common Stock" during the fourth quarter of 1995.

Effective December 28, 1995, John Harvey and Peter R. Harvey, ARTRA's chairman and president, respectively, resigned as directors of COMFORCE. Due to such factors as a lack of board of directors representation and participation in policy formulation by ARTRA, as well as a lack of interchange of managerial personnel, ARTRA is not able to exercise significant influence over the operating and financial policies of COMFORCE. Additionally, assuming contemplated additional issuances of COMFORCE common shares, on a fully diluted basis ARTRA's ownership interest in COMFORCE common stock was reduced to less than 20%. In the opinion of the Company, effective December 28, 1995, the investment in COMFORCE ceased to conform to the requirements of APB Opinion No.
18. Accordingly, the Company adopted SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities." Under this statement, at December 28, 1995, the Company's investment in COMFORCE was classified as available for sale and was stated at fair value. At December 28, 1995, COMFORCE common shares with a fair value of $1,427,000, disposed of in the first quarter of 1996, were classified in the Company's consolidated balance sheet as a current asset and the remaining COMFORCE common shares with a fair value of $15,519,000 were classified in the Company's consolidated balance sheet as a noncurrent asset. The adoption of SFAS No. 115 resulted in an increase to shareholders' equity in the fourth quarter of 1995 of $21,047,000.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES

In January 1996, the Company's Board of Directors approved the sale of 200,000 of ARTRA's COMFORCE common shares to certain officers, directors and key employees of ARTRA for non-interest bearing notes totaling $400,000. The notes, collateralized by the 200,000 COMFORCE common shares sold, are not payable until the earlier of the registration of these shares under the Securities Act of 1993 or the expiration of the applicable resale waiting period under Securities Act Rule 144. Additionally, the noteholders have the right to put their COMFORCE shares back to ARTRA in full payment of the balance of their notes. Based upon the preceding factors, the Company has concluded that, for reporting purposes, it has effectively sold options to certain officers, directors and key employees to acquire 200,000 of ARTRA's COMFORCE common shares. Accordingly, these 200,000 COMFORCE common shares have been removed from the Company's portfolio of "Available-for-sale securities" and are classified in the Company's consolidated balance sheet at December 26, 1996 as other receivables with an aggregate value of $400,000, based upon the value of proceeds to be received upon future exercise of the options. The disposition of these 200,000 COMFORCE common shares resulted in a gain which has been deferred and will not be recognized in the Company's financial statements until the options to purchase these 200,000 COMFORCE common shares are exercised. As of December 26, 1996, no options to acquire any of the 200,000 COMFORCE common shares had been exercised.

During 1996 ARTRA sold 193,000 COMFORCE common shares in the market, with the net proceeds of approximately $3,7000,000 used for working capital. During 1996 certain lenders received 105,000 COMFORCE common shares held by the Company as additional consideration for short-term loans. In October 1996, a lender exercised the conversion rights of a short-term loan and received 33,333 COMFORCE common shares in settlement of the Company's obligation. The disposition of these 331,333 COMFORCE common shares resulted in realized gains of $5,818,000 during the year ended December 26, 1996, with cost determined by average cost.

At December 26, 1996 ARTRA's remaining investment in COMFORCE (1,744,703 shares, currently a common stock ownership interest of approximately 14%) were classified in the Company's consolidated balance sheet as a current asset as "Available-for-sale securities." At December 26, 1996 the gross unrealized gain relating to ARTRA's investment in COMFORCE, reflected as a separate component of shareholders' equity, was $25,719,000.

As discussed in Note 8, at December 26, 1996, 1,715,000 shares of COMFORCE common stock owned by the Company and its Fill-Mor subsidiary have been pledged as collateral for various short-term borrowings and 54,703 shares of COMFORCE
common  stock  owned  by  the  Company  and  its  Fill-Mor   subsidiary   remain
unencumbered.


7.       EXTRAORDINARY GAINS

         ARTRA Debt Restructuring

In February 1996, a bank agreed to discharge all amounts under its ARTRA notes ($12,063,000 plus accrued interest and fees) and certain obligations of ARTRA's president, Peter R. Harvey for consideration consisting of ARTRA's cash payment of $5,050,000, Mr. Harvey's cash payment of $100,000 and Mr. Harvey's $3,000,000 note payable to the bank (the "Harvey Note"). The bank assigned ARTRA a $2,150,000 interest in the Harvey Note, subordinated to the bank's $850,000 interest in the Harvey Note. ARTRA then discharged $2,150,000 of Mr. Harvey's prior advances in exchange for its $2,150,000 interest in Mr. Harvey's $3,000,000 note payable to the bank. The amount of the $5,050,000 cash payment to the bank applicable to Peter R. Harvey ($1,089,000) was charged to amounts due from Peter R. Harvey. ARTRA recognized a gain on the discharge of this indebtedness of $9,424,000 ($1.23 per share) in the first quarter of 1996. The cash payment due the bank was funded principally with proceeds received from the Bagcraft subsidiary in conjunction with the issuance of BCA (the parent of Bagcraft) preferred stock along with proceeds received from a short-term loan agreement with an unaffiliated company that was subsequently repaid. See Notes 8 and 11 for further discussions of these transactions. As additional compensation for its loan and for participating in the above discharge of indebtedness the unaffiliated company received 150,000 shares of ARTRA common stock (with a then fair market value of $661,000 after a discount for restricted marketability) and 25,000 shares of COMFORCE common stock held by ARTRA (with a then fair market value of $200,000).

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES

The extraordinary gain resulting from the discharge of bank debt is calculated (in thousands) as follows:


     Amounts due the bank:
       ARTRA notes                                               $  12,063
       Accrued interest                                              2,656
                                                                  --------
                                                                    14,719
     Cash payment to  the bank                       $   5,050
     Less amount applicable to
       Peter R. Harvey indebtedness                     (1,089)
                                                      --------
                                                                    (3,961)
                                                                  --------
     Bank debt discharged                                           10,758
     Less fair market value of ARTRA
       common stock issued as consideration
       for a loan used in par to fund
       the discharge of bank debt                                     (661)
     Less fair market value of COMFORCE
       common stock issued as  consideration
       for a loan used in par to fund
       the discharge of bank debt                                     (200)
     Other fees and expenses                                          (473)
                                                                  --------
              Net extraordinary gain                             $   9,424
                                                                  ========


In October, 1995 the Company recognized an extraordinary gain of $4,917,000 ($.71 per share) as a result of a settlement agreement with a bank whereby a $3,600,000 note payable due December 31, 1990 plus accrued interest of $1,467,000 were discharged for a cash payment of $150,000.


         COMFORCE Debt Restructuring

Per terms of a debt settlement agreement, borrowings due a bank under the loan agreements of COMFORCE and its discontinued jewelry operations and Fill-Mor (approximately $25,000,000 as of December 23, 1994), plus amounts due the bank for accrued interest and fees were reduced to $10,500,000 (of which $7,855,000 pertained to COMFORCE's obligation to the bank and $2,645,000 pertained to Fill-Mor's obligation to the bank) as of December 23, 1994. Upon the satisfaction of certain conditions of the debt settlement agreement in 1995, the balance of this indebtedness was discharged.

The Company recognized an extraordinary gain of $8,965,000 ($1.57 per share) in December 1994, calculated (in thousands) as follows:


    Amounts due the bank under loan agreements
        of Lori and its operating subsidiaries and Fill-Mor      $  25,394
    Less amounts due the bank at December 29, 1994                 (10,500)
                                                                 ---------
    Bank debt discharged                                            14,894
    Accrued interest and fees discharged                             3,635
    Other liabilities discharged                                     1,985
    Less consideration to the bank per terms of the
        amended settlement agreement
             Cash                                                   (1,900)
             ARTRA common stock                                     (2,500)
             New Dimensions assets assigned to the bank
             at estimated fair market value                         (7,149)
                                                                 ---------
                   Net extraordinary gain                        $   8,965
                                                                 =========

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES

On March 31, 1995, the remaining indebtedness of COMFORCE and Fill-Mor was discharged, resulting in an additional extraordinary gain to the Company of $9,113,000 ($1.35 per share) in the first quarter of 1995 calculated (in thousands) as follows:


    Amounts due the bank under loan agreements
       of Lori and its operating subsidiaries and Fill-mor       $  10,500
    Less amounts due the bank                                         (750)
                                                                 ---------
    Bank debt discharged                                             9,750
    Less fair market value of  Lori common stock
        issued as consideration for the debt restructuring            (337)
    Other fees and expenses                                           (300)
                                                                 ---------
             Net extraordinary gain                              $   9,113
                                                                 =========


8.       NOTES PAYABLE

Notes payable (in thousands) consist of:
                                                 December 26,  December 28,
                                                      1996         1995
                                                    -------      -------

     ARTRA bank notes payable,
       at various interest rates                    $ 2,500      $12,063

     ARTRA 12% secured promissory notes               7,675         --

     ARTRA 12% convertible subordinated
       promissory notes                                --          2,500

     Amounts due to related parties,
       interest principally at 10%                    3,600        5,675

     Other, interest from 10% to 20%
                                                      4,856        5,062
                                                    -------      -------
                                                    $18,631      $25,300
                                                    =======      =======


         Bank Notes Payable

On August 15, 1996, ARTRA and its 100% owned Fill-Mor subsidiary entered into a $2,500,000 term loan agreement with a bank. The loan, which provided for interest payable monthly at the bank's reference rate (8.25% at December 26, 1996) was guaranteed by ARTRA and was collateralized by 1,265,000 shares of COMFORCE common stock. Proceeds of the loan were used for working capital. In March 1997, the loan was repaid with proceeds from other short-term borrowings as discussed below.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES

At December 28, 1995, $12,063,000 of ARTRA notes, plus accrued interest and fees, were payable to a bank. The notes provided for interest at the prime rate. These bank notes were collateralized by, among other things, 100% of the common stock of ARTRA's BCA subsidiary, the parent of Bagcraft, a secondary position on the assets of BCA and any and all net proceeds arising from a lawsuit in connection with the acquisition and subsequent reorganization of Envirodyne Industries, Inc. as discussed in Note 18. Additionally, the bank notes were collateralized by a $5,500,000 personal guaranty of a private investor. As additional compensation, the private investor received 1,833 shares of ARTRA common stock for each month the guaranty was outstanding. Among other things, the bank notes prohibited the payment of cash dividends by ARTRA.

In February 1996, a bank agreed to discharge all amounts under its ARTRA notes ($12,063,000 plus accrued interest and fees) and certain obligations of ARTRA's president, Peter R. Harvey for consideration consisting of ARTRA's cash payment of $5,050,000, Mr. Harvey's cash payment of $100,000 and Mr. Harvey's $3,000,000 note payable to the bank (the "Harvey Note"). The bank assigned ARTRA a $2,150,000 interest in the Harvey Note, subordinated to the bank's $850,000 interest in the Harvey Note, and ARTRA discharged $2,150,000 of Mr. Harvey's prior advances. ARTRA recognized a gain on the discharge of this indebtedness of $9,424,000 ($1.23 per share) in the first quarter of 1996 and recorded a receivable for Mr. Harvey's prorata share ($1,089,000) of the debt discharge funded by the Company. The cash payment due the bank was funded principally with proceeds received from the Bagcraft subsidiary in conjunction with the issuance of BCA (the parent of Bagcraft) preferred stock (see Note 11) along with proceeds received from a short-term loan agreement with an unaffiliated company. As collateral for this advance and other previous advances (see Note 19), Mr. Harvey provided ARTRA a $2,150,000 security interest in certain real estate, subordinated to the bank's $850,000 security interest in this real estate.


         Secured Promissory Notes

In April 1996, ARTRA commenced a private placement of $7,675,000 of 12% secured promissory notes due April 15, 1997. As additional consideration the noteholders received warrants to purchase an aggregate of 418,750 ARTRA common shares at a price of $6.00 per share. The warrants expire April 15, 1999. The warrantholders have the right to put these warrants back to ARTRA at any time during the period April 15, 1997 to October 15, 1998, at a price of $2.00 per share. The cost of this obligation ($837,500 if all warrants are put back to the Company) is being accrued in the Company's financial statements as a charge to interest expense over the period April 15, 1996 (the commencement date of the private placement) through April 15, 1997 (the maturity date of the notes as well as the date the warrantholders have the right to put their warrants back to ARTRA). These promissory notes are collateralized by ARTRA's interest in all of the common stock of BCA (the parent of Bagcraft). The proceeds from the private placement, completed in July 1996, were used principally to pay down other debt obligations.


         Convertible Subordinated Promissory Notes

In December 1995, ARTRA completed a private placement of $2,500,000 of 12% convertible subordinated promissory notes due March 21, 1996. As additional consideration the noteholders received 15,000 ARTRA common shares per each $100,000 of notes issued, or an aggregate of 375,000 ARTRA common shares. The ARTRA common shares were valued at $1,266,000 ($3.375 per share) based upon the closing market value of ARTRA common stock on the date of issue, discounted for restricted marketability. The proceeds from the private placement, held in escrow at December 28, 1995, were used to pay down other debt obligations in January, 1996. In March and April 1996 the notes were repaid, principally with proceeds from the private placement of the secured promissory notes discussed above.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (continued)




         Amounts Due To Related Parties

At December 26, 1996 and December 28, 1995, ARTRA had outstanding borrowings of $3,000,000 from an unaffiliated company currently holding approximately 7% of ARTRA's outstanding common stock. The loans are evidenced by unsecured short-term notes bearing interest at 10%. As additional compensation for the above loans, the lender received five year warrants expiring in 1998 to purchase an aggregate of 86,250 ARTRA common shares at prices ranging from $6.00 to $7.00 per share. The proceeds of this loan were used to pay down various ARTRA short-term loans and other debt obligations. In December 1995 the unaffiliated company received 126,222 shares of ARTRA common in payment of past due interest through October 31, 1995. In 1996 and 1997 the unaffiliated company received cash payments of approximately $390,000 representing interest due through December, 1996. Payment on the loans was due March 31, 1994, however, the lender has not demanded payment. In February 1997, the lender received a warrant to purchase an additional 100,000 ARTRA common shares at $5.625 per share as consideration for not demanding payment of this obligation.

         In August, 1996, ARTRA borrowed $500,000 from a private investor, evidenced by a short-term note, due December 23, 1996, bearing interest at 10%. The loan is collateralized by 125,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary. As additional compensation for the loan, the private investor received a warrant, expiring in 2001, to purchase 25,000 ARTRA common shares at a price of $5.00 per share. The proceeds of the loan were used for working capital. At the Company's annual meeting of shareholders, held August 29, 1996, the private investor was elected to the Company's board of directors. In December 1996, the loan was extended until April 23, 1997 and the lender received, as additional compensation, a warrant , expiring in 2001, to purchase 25,000 ARTRA common shares at a price of $5.875 per share. In January, 1997, ARTRA borrowed an additional $300,000 from this lender evidenced by an short-term note, due December 23, 1997, bearing interest at 8%. The loan is collateralized by 100,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary. As additional compensation for the loan, the lender received a warrant, expiring in 2002, to purchase 25,000 ARTRA common shares at a price of $5.75 per share. In March 1997, ARTRA borrowed an additional $1,000,000 from this lender evidenced by a short-term note, due May 26, 1997, bearing interest at 12%. The loan is collateralized by 585,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary. As additional compensation, the lender received an option to purchase 25,000 shares of COMFORCE common stock, owned by the Company's Fill-Mor subsidiary, at a price of $4.00 per share, with the right to put the option back to ARTRA on or before May 30, 1997 for a total put price of $50,000. If the note is not paid at maturity, the option price is reduced to $2.00 per share and, for every 30 days the note is outstanding past June 26, 1997, the lender will receive an option to purchase an additional 5,000 COMFORCE common shares at a price of $2.00 per share. The proceeds from this loan were used in part to repay the ARTRA/Fill-Mor $2,500,000 bank term loan described above. As of March 31, 1997, ARTRA had total outstanding borrowings of $1,800,000 from this lender collateralized by 810,000 shares of COMFORCE common stock.

In May, 1996, ARTRA borrowed $100,000 from a private investor, evidenced by an unsecured short-term note, due August 7, 1996, and renewed to February 6, 1997, bearing interest at 10%. The proceeds of the loan were used for working capital. At the Company's annual meeting of shareholders, held August 29, 1996, private investor was elected to the Company's board of directors. Effective January 17, 1997, private investor exercised his conversion rights and received 18,182 shares of ARTRA common stock as payment of the principal balance of his note.

At December 28, 1995, the Company had outstanding borrowings from its Chairman, John Harvey, of $175,000. John Harvey's borrowings were evidenced by unsecured short-term notes bearing interest at 12%. As additional compensation the loans provided for the issuance of warrants to purchase ARTRA common shares, the number of which was determined by the number of days the loans were outstanding. The warrants expire five years from the date of issuance. John Harvey received warrants to purchase an aggregate of 66,045 shares of ARTRA common stock at prices ranging from $3.75 to $6.125 per share as additional compensation for his loans to ARTRA. In May 1996, ARTRA repaid all borrowings from John Harvey.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES

On March 31, 1994, ARTRA entered into a series of agreements with its bank lender and with a private corporation that had guaranteed $2,500,000 of the ARTRA bank notes discharged in February 1996 as noted above. A major shareholder and executive officer of the private corporation is an ARTRA director. Per terms of the agreements, the private corporation purchased $2,500,000 of ARTRA notes from ARTRA's bank and the bank released the private corporation from its $2,500,000 loan guaranty. As consideration for purchasing $2,500,000 of ARTRA bank notes, the private corporation received a $2,500,000 note payable from ARTRA bearing interest at the prime rate.

As additional consideration, the private corporation received an option to put back to ARTRA the 49,980 shares of ARTRA common stock received as compensation for its former $2,500,000 ARTRA loan guaranty at a price of $15.00 per share. The put option is exercisable on the later of the day that the $2,500,000 note payable to the private corporation becomes due or the date the ARTRA bank notes have been paid in full. The option price increases by $2.25 per share annually ($21.188 per share at December 26, 1996). The $2,500,000 note payable to the private corporation was reflected in the above table at December 28, 1995 as amounts due to related parties. During the first quarter of 1996, the $2,500,000 note and related accrued interest was paid in full principally with proceeds from additional short-term borrowings.


         Other

At December 26, 1996, ARTRA was the obligor under two demand notes issued to an unaffiliated company, in the amount of $2,322,000, including accrued interest. The notes were issued in October, 1990 with interest at 15 percent. ARTRA is currently negotiating with the noteholder to extend or refinance this obligation.

In October 1996 the Company and its Fill-Mor subsidiary entered into a margin loan agreement with a financial institution which provided for borrowings of $600,000, with interest approximating the prime rate. Borrowings under the loan agreement were collateralized by 215,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary. The proceeds of the loan were used for working capital. In January 1997, the loan was repaid with proceeds from other short-term borrowings.

At December 26, 1996, ARTRA also has outstanding short-term borrowings from other unrelated parties aggregating approximately $1,900,000, of which $150,000 is past due. The remaining amounts come due at various times in 1997. The notes were issued at various times during the period May 1991 to December 1996, with interest rates varying between 8 % 15%.

In March 1997, ARTRA borrowed $1,000,000 from an unaffiliated corporation evidenced by an short-term note, due May 26, 1997, bearing interest at 12%. The loan is collateralized by 630,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary. As additional compensation, the lender received an option to purchase 25,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary at a price of $4.00 per share, with the right to put the option back to ARTRA on or before May 30, 1997 for a put price of $50,000. Under certain circumstances, ARTRA has the right to repurchase the option for $50,000. If the note is not paid at maturity, the option price is reduced to $2.00 per share and, for every 30 days the note is outstanding past June 26, 1997, the lender will receive an option to purchase an additional 5,000 COMFORCE common shares at a price of $2.00 per share. The proceeds from this loan were used in part to repay the ARTRA/Fill-Mor $2,500,000 bank term loan described above.

The weighted average interest rate on all short-term borrowings at December 26, 1996 and December 28, 1995 was 11.3% and 9.8%, respectively.

In conjunction with the February 1996 discharge of bank debt, the Company entered into a $1,900,000 short-term loan agreement, due May 26, 1996, with an unaffiliated company. The loan, with interest at 12%, was collateralized by, among other things, the common stock of ARTRA's BCA subsidiary. As additional compensation for its loan and for participating in the above discharge of indebtedness the unaffiliated company received 150,000 shares of ARTRA common stock (with a then fair market value of $661,000 after a discount for restricted marketability) and 25,000 shares of COMFORCE

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES common stock held by ARTRA (with a then fair market value of $200,000). Additionally, for consideration of $500,000, the lender purchased an option to acquire up to 40% of the common stock of Bagcraft for nominal consideration. The borrowings under this short-term loan agreement were repaid in April, 1996 and, per terms of the loan agreement, ARTRA repurchased the option for a cash payment of $550,000.

In conjunction with the discharge of bank debt discussed above, the Company entered into a $1,900,000 short-term loan agreement, due May 26, 1996, with an unaffiliated company. The loan, with interest at 12%, was collateralized by, among other things, the common stock of ARTRA's BCA subsidiary. As additional compensation for its loan and for participating in the above discharge of indebtedness the unaffiliated company received 150,000 shares of ARTRA common stock (with a then fair market value of $661,000 after a discount for restricted marketability) and 25,000 shares of COMFORCE common stock held by ARTRA (with a then fair market value of $200,000). Additionally, for consideration of $500,000, the lender purchased an option to acquire up to 40% of the common stock of Bagcraft for nominal consideration. The borrowings under this short-term loan agreement were repaid in April, 1996 and, per terms of the loan agreement, ARTRA repurchased the option for a cash payment of $550,000.

In conjunction with the COMFORCE debt settlement agreement discussed in Note 7, ARTRA entered into a $1,850,000 short-term loan agreement with a non-affiliated corporation, the proceeds of which were used to fund amounts due the bank as discussed below. The loan, due June 30, 1995, with interest payable monthly at 10%, was collateralized by 100,000 shares of COMFORCE common stock. In August, 1995 the loan was extended until September 15, 1995 and the lender received the above mentioned 100,000 COMFORCE common shares as consideration for the loan extension. The loan was repaid by ARTRA in February, 1996.


9.   LONG-TERM DEBT

     Long-term debt (in thousands) consists of:

                                                                             December 26,  December 28,
                                                                                  1996         1995
                                                                                --------    --------

     Bagcraft Credit Agreement:
         Term loan, interest at the lender's index rate plus .25%               $ 20,000

         Term loan A, interest at the lender's index rate plus 1.75%                --      $ 12,000

         Term loan B, interest at the lender's index rate plus 3%                   --         4,600

         Revolving credit loan, interest at the lender's index rate
           in 1996 and the lender's index rate plus 1.5% in 1995                   7,990       9,231

         Unamortized discount                                                     (1,752)       --

     Bagcraft:
         City of Baxter Springs, Kansas loan agreements,
             interest at varying rates                                            10,681      11,794
                                                                                --------    --------
                                                                                  36,919      37,625
     Current scheduled maturities                                                 (2,712)     (3,512)
                                                                                --------    --------

                                                                                $ 34,207    $ 34,113
                                                                                ========    ========


                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES

Bagcraft entered into a Credit Agreement, dated as of December 17, 1993 (the "Credit Agreement") that initially provided for a revolving credit loan with interest at the lender's index rate plus 1.5% and two separate term loans. The term loans were separate facilities initially totaling $12,000,000 (Term Loan A) and $8,000,000 (Term Loan B), bearing interest at the lender's index rate plus 1.75% and 3%, respectively.

Effective February 1, 1996, the Credit Agreement was amended whereby, among other things, the maturity date of the Credit Agreement was extended until September 30, 1997, certain loan covenants were amended. The principal payments under Term Loan B were modified to include twenty-three monthly installments of $200,000 from November 15, 1995 to September 30, 1997, with the remaining balance payable at maturity (September 30, 1997). Additionally, in conjunction with a preferred stock exchange agreement between BCA (the parent of Bagcraft), Bagcraft and the holder of Bagcraft's 13.5% cumulative redeemable preferred stock, the lender consented to an advance to Bagcraft of $4,135,000 under the revolving credit loan to be transferred to ARTRA as a dividend (see Note 11).

In December 1996, the Credit Agreement was amended and restated whereby, among other things, the maturity date of the Credit Agreement was extended to September 30, 2002 and certain loan covenants were amended. Term Loan A and Term Loan B, as previously defined in the Credit Agreement were consolidated into a new $20,000,000 term loan with interest at the lender's index rate plus .25% (8.5% at December 26, 1996). Principal payments under the term loan were modified to provide for annual principal payments (payable in quarterly installments) in the amount of $2,000,000 in 1997 through 1999; $3,000,000 in 2000 and 2001; and $8,000,000 in 2002. The amended and restated Credit Agreement also provided for a $3,00,000 capital expenditures line of credit with interest at the lender's index rate plus .25%.

The amount available to Bagcraft under the revolving credit loan is subject to a borrowing base, as defined in the Credit Agreement, up to a maximum of
$18,000,000. At December 26, 1996 and December 28, 1995, approximately $6,200,000 and $6,600,000, respectively, was available and unused by Bagcraft under the revolving credit loan. Borrowings under the revolving credit loan are payable upon maturity of the Credit Agreement, unless accelerated under terms of the Credit Agreement. At December 26, 1996, the interest rate on the revolving credit loan was 8.25%.

As additional compensation for borrowings under the Credit Agreement, in December 1993, the lender received a detachable warrant ("Warrant"), expiring in December 1998, allowing the holder to purchase up to 10% of the fully diluted common equity of Bagcraft at a nominal value. Under certain conditions Bagcraft was required to repurchase the Warrant from the lender. The determination of the repurchase price of the Warrant was to be based on the Warrant's pro rata share of the highest of book value, appraised value or market value of Bagcraft. In connection with the February 1, 1996 amendment to the Credit Agreement, the warrant agreement was amended to permit the holder to purchase 13% of the fully diluted common equity of Bagcraft at the original nominal purchase price and to extend the expiration date to December 17, 1999. In January 1997, in accordance with the December 1996 amendment to the Credit Agreement, Bagcraft repurchased 50% of the Warrant (6.5% of the fully diluted common equity of Bagcraft) for $1,500,000. Bagcraft can repurchase the remaining 50% of the Warrant on or after December 17, 1997 for an amount based upon the Warrant's pro rata share of the highest of book value, appraised value or market value of Bagcraft as noted above.

Borrowings under the Credit Agreement are collateralized by the common stock and substantially all of the assets of Bagcraft. The Credit Agreement, as amended, contains various restrictive covenants, that among other restrictions, require Bagcraft to maintain minimum levels of tangible net worth and liquidity levels, and limit future capital expenditures and restricts additional loans, dividend payments and payments to related parties. In addition, the Credit Agreement prohibits changes in ownership of Bagcraft. At December 26, 1996 Bagcraft was in compliance with the provisions of its Credit Agreement.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES

In March, 1994 Bagcraft and the City of Baxter Springs, Kansas completed a $12,500,000 financing package associated with the construction of a new 265,000 sq. ft. production facility in Baxter Springs, Kansas. The financing package, funded by a combination of Federal, state and local funds, consists of the following loan agreements payable by Bagcraft directly to the City of Baxter
Springs:

         A $7,000,000 promissory note payable in ten installments of $700,000 due annually on July 21 of each year beginning in 1995 through maturity on July 21, 2004. Interest, at varying rates from 4.6% to 6.6%, is payable semi-annually. At December 26, 1996 and December 28, 1995, Bagcraft had outstanding borrowings of $5,600,000 and $6,300,000, respectively, under this loan agreement.

         A $5,000,000 subordinated promissory note payable as follows: $150,000 due in 1996; $2,425,000 due in 1998; and $2,425,000 due in 1999. The
         subordinated promissory note is non-interest bearing, subject to certain repayment provisions as defined in the agreement (as amended). At December 26, 1996 and December 28, 1995, Bagcraft had outstanding borrowings of $4,850,000 and $5,000,000, respectively, under this loan agreement.

         Two separate $250,000 subordinated promissory notes payable in varying installments through January 20, 2025. The subordinated promissory notes are non-interest bearing, subject to certain repayment provisions as defined in the agreement. At December 26, 1996 and December 28, 1995, Bagcraft had outstanding borrowings of $231,000 and $494,000, respectively, under this loan agreement.


Borrowings under the above loan agreements are collateralized by a first lien on the land and building at the Baxter Springs, Kansas production facility and by a second lien on certain machinery and equipment. Under certain circumstances, repayment of the borrowings under the above loan agreements is subordinated to the repayment of obligations under Bagcraft's Credit Agreement. At December 28, 1995, $552,000 of borrowings from the above loan agreements was reflected in the consolidated balance sheet in current assets as restricted cash and equivalents. These funds, invested in interest bearing cash equivalents and restricted for expenditures associated with the Baxter Springs, Kansas project were expended during the first quarter of 1996.

The common stock and virtually all the assets of the Company and its Bagcraft subsidiary have been pledged as collateral for borrowings under various loan agreements. Under certain debt agreements the Company is limited in the amounts it can withdraw from its operating subsidiaries.

At December 26, 1996 the aggregate amount of yearly maturities of long-term debt, exclusive of debt discharged, is: 1997, $2,712,000; 1998, $5,137,000;
1999, $5,137,000; 2000, $3,712,000; 2001, $3,712,000; thereafter, $16,509,000.


10.      REDEEMABLE COMMON STOCK

ARTRA has entered into various agreements under which it has sold its common shares along with options that require ARTRA to repurchase these shares at the option of the holder, principally one year after the date of each agreement. The difference between the option price and the net proceeds received is amortized over the life of the options by a charge to retained earnings.

At December 26, 1996 and December 28, 1995 options were outstanding that, if exercised, would require ARTRA to repurchase 98,734 and 283,965 shares of its common stock for an aggregate amount of $3,657,000 and $4,774,000, respectively. In September 1996, the Company settled an obligation that would have required ARTRA to repurchase 66,113 common shares for a total of $897,000. The option holder received cash payments of $510,000 and retained the 66,113

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES

ARTRA common shares in settlement of all obligations due under the option agreement. Additionally, during 1996, the holder of 100,000 ARTRA common shares with an option that would have required the Company to repurchase these shares for $500,000 sold these shares in a private transaction and options that would have required the Company to repurchase 19,118 shares of ARTRA common stock for an aggregate of expired unexercised. Accordingly, these 185,231 shares of ARTRA common stock were removed from redeemable common stock and reclassified to shareholders' equity.


11.   REDEEMABLE PREFERRED STOCK

      Redeemable preferred stock in (thousands) consists of:

                                                               December 26,    December 28,
                                                                   1996            1995
                                                                 -------         -------
      Currently payable:
        Bagcraft redeemable preferred stock
          payable to a related party,
          cumulative $.01 par value,
          13.5%; including accumulated dividends;
          redeemable in 1997 with a liquidation
          preference equal to $100 per share;
          issued 8,650 shares in 1996                           $  2,007

        BCA Holdings preferred stock, Series B,
          $1.00 par value, 6% cumulative,
          including accumulated dividends;
          redeemable in 1997 with a liquidation
          preference of $1,000 per share;
          8,135 shares authorized and issued                       9,093
                                                                 -------
                                                                $ 11,100

      Noncurrent:
        ARTRA redeemable preferred stock,
          Series A, $1,000 par value,
          6% cumulative payment-in-kind,
          including accumulated dividends,
          net of unamortized discount
          of $1,271 in 1996 and $1,575 in 1995;
          redeemable March 1, 2000
          at $1,000 per share plus accrued dividends;
          authorized 2,000,000 shares all series;
          issued 3,750 shares                                   $   4,315       $  3,694

        Bagcraft redeemable preferred stock
          payable to a related party,
          cumulative $.01 par value, 13.5%;
          including accumulated dividends;
          redeemable in 1997 with a liquidation                    10,794
          preference equal to $100 per share;
          issued 50,000 shares in 1995                               --

        BCA Holdings preferred stock, Series A,
          $1.00 par value, 6% cumulative,
          including accumulated dividends;
          liquidation preference of $1,000 per share;
          10,000 shares authorized; issued 3,675 shares            4,363           4,143
                                                                 -------         -------


                                                                $  8,678        $ 18,631
                                                                 =======         =======

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES

         ARTRA

On September 27, 1989, ARTRA received a proposal to purchase BCA, the parent of Bagcraft, from Sage Group, Inc. ("Sage"), a privately-owned corporation that owned 100% of the outstanding common stock of BCA. Sage was merged with and into Ozite Corporation ("Ozite") on August 24, 1990. Peter R. Harvey, ARTRA's President, and John Harvey, ARTRA's Chairman of the Board of Directors, were the principal shareholders of Sage and are the principal shareholders of Ozite. Effective March 3, 1990, a wholly-owned subsidiary of ARTRA acquired 100% of BCA's issued and outstanding common shares for consideration of $5,451,000, which included 772,000 shares of ARTRA common stock and 3,750 shares of $1,000 par value junior non-convertible payment-in-kind redeemable Series A Preferred Stock with an estimated fair value of $1,012,000, net of unamortized discount of $2,738,000. The Series A Preferred Stock accrues dividends at the rate of 6% per annum and is redeemable by ARTRA on March 1, 2000 at a price of $1,000 per share plus accrued dividends. Accumulated dividends of $1,836,000 and $1,519,000 were accrued at December 26, 1996 and December 28, 1995, respectively.


         Bagcraft/BCA Holdings

In 1987, Bagcraft obtained financing from a subsidiary of Ozite through the issuance of a $5,000,000 unsecured subordinated note, due June 1, 1997. During 1992, per agreement with the noteholder, the interest payments were remitted to ARTRA and the noteholder received 675 shares of BCA Series A preferred stock ($1.00 par value, 6% cumulative with a liquidation preference equal to $1,000 per share) with a liquidation value of $675,000. In December, 1993, the unsecured subordinated note and accrued interest thereon were paid in full from proceeds of Bagcraft's Credit Agreement. Per agreement with the noteholder, the accrued interest outstanding on the note of $3,000,000 was remitted to ARTRA and the noteholder received an additional 3,000 shares BCA preferred stock having a liquidation value of $3,000,000.
Accumulated dividends of $688,000 were accrued at December 26, 1996.

In 1987, Bagcraft issued to a subsidiary of Ozite $5,000,000 of preferred stock (50,000 shares of 13.5% cumulative, redeemable preferred stock with a liquidation preference equal to $100 per share) redeemable by Bagcraft in 1997 at a price of $100 per share plus accrued dividends. Dividends, which accrue and are payable semiannually on June 1 and December 1 of each year, are reflected in the Company's consolidated statement of operations as minority interest. The holder has agreed to forego dividend payments as long as such payments are prohibited by Bagcraft's lenders. Accumulated dividends of $5,794000 were accrued at December 28, 1995. After giving effect to the preferred stock exchange discussed below, 8,650 shares of Bagcraft redeemable preferred stock with accumulated dividends of $1,142,000 were outstanding at December 26, 1996.

Effective February 15, 1996, BCA, Bagcraft and Ozite entered into an agreement to exchange certain preferred stock between the Companies. Per terms of the exchange agreement BCA issued 8,135 shares of BCA Series B preferred stock
(13.5% cumulative, redeemable preferred stock with a liquidation preference equal to $1,000 per share, or a total carrying value of $8,135,000) to Ozite in exchange for 41,350 shares of Bagcraft redeemable preferred stock (with a liquidation preference equal to $100 per share plus accumulated dividends of $4,838,000, or a total carrying value of $8,973,000). The preferred stock exchange resulted in a gain of $838,000 which was reflected in the Company's consolidated statement of operations as minority interest.

The BCA Series B preferred stock is redeemable on June 1, 1997. Accumulated dividends of $958,000 were accrued at December 26, 1996.

In conjunction with the preferred stock exchange agreement, Bagcraft's lender consented to advance of $4,135,000 under Bagcraft's revolving credit to be transferred to ARTRA as a dividend. ARTRA used the funds from this dividend plus funds from a short-term loan agreement to fund a payment to its bank lender in accordance with provisions of its debt discharge agreement as discussed in Notes 7 and 8.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES

12.      STOCK OPTIONS AND WARRANTS

         Stock Option Plans

In August, 1996, ARTRA's shareholders approved a stock option plan (the "1996 Plan") for certain officers, key employees and others who render services to the Company or its subsidiaries. The 1996 Plan reserves 2,000,000 shares of the Company's common stock for the granting of options on or before August 29, 2006. Options granted under the Plan shall be in the form of incentive stock options ("ISOs"), as defined under the Internal Revenue Code of 1986, as amended (the "Code") or non-statutory options which do not qualify under such the Code ("NSOs"), or both, at the discretion of the Company. The purchase price of options granted under the 1996 Plan shall be not less than fair market value at the date of grant for ISOs, not less than 110% of fair market value on the date of grant for an ISO granted to a shareholder possessing 10% more of the voting stock of the Company and the fair market value per share on the date of grant in the case of NSOs. Effective October 4, 1996, the Company issued certain officers and key employees of ARTRA options to purchase 532,750 shares of ARTRA common stock at $5.25 per share, the fair market value on the date of grant.
The options vested immediately and expire ten years from the date of grant.

In August, 1996, ARTRA's shareholders also approved a 1996 Disinterested Directors Stock Option Plan (the "1996 Director Plan") for directors of the Company who are not employees or officers. The 1996 Director Plan reserves 200,000 shares of the Company's common stock for the granting of NSOs on or before August 29, 2006 at a price equal to fair market value per share on the date of grant. No options were granted under the Director Plan during the year ended December 26, 1996.

In July, 1985, ARTRA's shareholders approved a stock option plan (the "1985 Plan") for certain officers and key employees of the Company and its subsidiaries. The 1985 Plan, as amended, reserved 1,000,000 shares of the Company's common stock and authorized the granting of options on or before February 1, 1995. The purchase price of such options granted under the 1985 Plan was not less than the market value at the date of grant for ISOs and not less than 110% of the market value on the date of grant for an ISO granted to a shareholder possessing 10% more of the voting stock of the Company.

Effective for the fiscal year ending December 26, 1996, the Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". In 1996 all stock options were granted at an exercise price equal to fair market value at the date of grant and, accordingly, no compensation expense has been recognized in connection with the Company's stock option plans. Had compensation cost for the Company's stock option plan been determined based on the fair value on the date of grant for awards in 1996 consistent with the provisions of SFAS No. 123, the Company's earnings applicable to common shares would have been reduced to the pro forma amounts indicated below:


                                                 As Reported    Pro forma
                                                 -----------    ---------
      Earnings applicable to
        common shares (in thousands)               $11,962       $10,512
                                                   =======       =======

      Earnings per share                             $1.51         $1.33
                                                     =====         =====


The  fair  value of stock  options  granted  in 1996  was  estimated  using  the
Black-Scholes   option  pricing  model  with  the  following   weighted  average
assumptions:

              Expected life (years)                  5
              Interest rate                        6.5%
              Volatility                          50.0%
              Dividend yield                       --

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES

Information regarding stock option plans for the three years in the period ended December 26, 1996 is as follows:


                                                      1996           1995          1994
                                                   ----------    -----------    ----------

     Options outstanding at beginning of year        431,500        445,460       450,760

     Options granted                                 532,750           --          20,000

     Options exercised                               (40,400)       (12,100)      (25,300)

     Options canceled                                 (6,000)        (1,860)         --
                                                  ----------    -----------    ----------
     Options outstanding at end of year              917,850        431,500       445,460
                                                  ==========    ===========    ==========

     Options exercisable at end of year              917,850        431,500       445,460
                                                  ==========    ===========    ==========

     Options available for grant at end of year    1,467,250           --         390,814
                                                  ==========    ===========    ==========


     Weighted average option prices:
         Outstanding at beginning of year             $ 3.89          $5.80        $ 5.86
         Options granted                              $ 5.25            --         $ 5.25
         Options exercised                            $ 5.01         $ 4.00        $ 5.25
         Options canceled                             $10.00         $20.50           --
         Outstanding at end of year                   $ 4.61         $ 3.89        $ 5.80
         Exercisable at end of year                   $ 4.61         $ 3.89        $ 5.80


Significant option groups outstanding at December 26, 1996 and related weighted average price and remaining life information are as follows:

                                                                      Remaining
                          Options         Options        Exercise       Life
         Grant Date     Outstanding     Exercisable        Price       (Years)
         ----------     -----------     -----------      --------      -------

          10-04-96        532,750         532,750         $ 5.25          9

          01-08-93        148,100         148,100         $ 3.75          6

          06-22-92          6,000           6,000         $ 5.25          5

          09-19-91         52,967          52,967         $ 3.65          4

          12-19-90        178,033         178,033         $ 3.65          3



         Warrants

At December 26, 1996, warrants were outstanding to purchase a total of 1,711,032 common shares at prices ranging from $3.50 per share to $9.875 per share. The warrants, exercisable from the date of issue, expire at various dates through 2003. These warrants were issued principally as additional compensation for various short-terms loans.

During 1996 ARTRA issued warrants to purchase an aggregate of 632,583 shares of its common stock at prices ranging from $4.00 per share to $8.00 per share, principally to certain lenders as additional compensation for short-term loans. The warrants expire at various dates from 1999 to 2001. Warrants to purchase 37,500 shares of ARTRA common stock at prices

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES ranging from $3.75 per share to $5.00 per share were exercised during 1996 and warrants to purchase 32,600 shares of ARTRA common stock at prices ranging from $5.375 per share to $10.50 per share expired unexercised during 1996.

During 1995, ARTRA issued warrants to purchase an aggregate of 140,507 shares of its common stock at prices ranging from $3.75 per share to $6.125 per share, principally to certain lenders as additional compensation for short-term loans. The warrants expire at various dates in 2000. Warrants to purchase 48,331 shares of ARTRA common stock at prices ranging from $6.75 per share to $11.375 per share expired unexercised during 1995.

During 1994, ARTRA issued warrants to purchase an aggregate of 154,719 shares of its common stock at prices ranging from $4.50 per share to $6.625 per share, principally to certain lenders as additional compensation for short-term loans. The warrants expire at various dates from 1996 to 1999. Warrants to purchase 9,166 shares of ARTRA common stock at prices ranging from $10.00 per share to $11.25 per share expired unexercised during 1994.


13.      COMMITMENTS AND CONTINGENCIES

The Company and its subsidiaries lease certain buildings and equipment which are used in its manufacturing and distribution operations. At December 26, 1996, future minimum lease payments under operating leases that have an initial or remaining noncancellable term of more than one year (in thousands) are:

          Year
          1997                               $   928
          1998                                   532
          1999                                   361
          2000                                   182
          2001                                   191
          After 2001                             784
                                              ------
                                             $ 2,978
                                              ======


Rental expense was $975,000,  $861,000 and $1,116,000 in fiscal years 1996, 1995 and 1994, respectively. Effective December 1995, the building in which the Company leases office space for its corporate headquarters was purchased by a trust owned by John Harvey, the Company's Chairman of the board of directors. The lease expires in December 1997, with an option to renew for one year. Rental expense for this lease was $126,000 for the year ended December 26, 1996.

In October 1995, Bagcraft entered into an agreement for the purchase of various ink products for a period of five years. Under terms of the agreement, Bagcraft is required to purchase a minimum supply of ink based on market prices in effect at the time of each purchase. For the contract year ended September 30, 1996, Bagcraft had a short-fall of approximately $126,000. In January 1997 the agreement was amended to revise the original minimum purchase requirements and the annual contract period. Beginning in November 1996, the minimum dollar amounts required for each of the remaining years ending October 31 are $4,426,000 in 1997; $4,500,000 in 1998; $3,375,000 in 1999; and $2,250,000 in
2000. The shortfall incurred during contract year one was incorporated into the purchase requirement for contract year two. Bagcraft has issued a letter of credit of $1,000,000 in conjunction with this agreement.

In conjunction with a prior self-insurance plan, Bagcraft maintained a $875,000 letter of credit at December 26, 1996.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES

The Company and its subsidiaries are the defendants in various business-related litigation and environmental matters. At December 26, 1996 and December 28, 1995, the Company had accrued current liabilities of $1,900,000 and $1,800,000, respectively, for potential business-related litigation and environmental liabilities. While these litigation and environmental matters involve wide ranges of potential liability, management does not believe the outcome of these matters will have a material adverse effect on the Company's financial statements. However, ARTRA may not have available funds to pay liabilities arising out of these business-related litigation and environmental matters or, in certain instances, to provide for its legal defense.

In January, 1985 the United States Environmental Protection Agency ("EPA") notified the Company's Bagcraft subsidiary that it was a potentially responsible party ("PRP") under the Comprehensive Environmental Responsibility Compensation and Liability Act ("CERCLA") for alleged release of hazardous substances at the Cross Brothers site near Kankakee, Illinois. Although Bagcraft has denied liability for the site, it has entered into a settlement agreement with the EPA, along with the other third party defendants, to resolve all claims associated with the site except for state claims. In May, 1994 Bagcraft paid $850,000 to formally extinguish the EPA claim. In September 1989, Bagcraft was served with a complaint filed by the State of Illinois against seventeen parties for alleged involvement with the Cross Brothers site. The complaint alleges Bagcraft is responsible for the costs of cleanup incurred and to be incurred. Bagcraft denies the material allegations an is participating in settlement discussions with the State and thirteen other potential responsible parties to resolve all claims associated with the State. An agreement has been reached in principal to settle the State claim, pending resolution of the terms of an appropriate consent order. Bagcraft's share of the proposed settlement is approximately $150,000.

Bagcraft has been notified by the EPA that it is a potentially responsible party for the disposal of hazardous substances at the Ninth Avenue site in Gary, Indiana. This site is listed on the EPA's National Priorities list. A group of defendant PRPs, known as the Ninth Avenue Remedial Group, settled with the USEPA and agreed to remediate the site. This Group subsequently sued numerous third party defendants, including Bagcraft, alleged also to be responsible parties at the site. The plaintiffs have produced only limited testamentary evidence, and no documentary evidence, linking Bagcraft to this site, and the Company has neither discovered any records which indicate, nor located any current or former employees who have advised, that Bagcraft deposited hazardous substances at the site. Based on the foregoing, management of the Company does not believe that it is probable that the Company will have any liability for the costs of the clean-up of this site. The Company intends to vigorously defend itself in this case.

Bagcraft's Chicago facility has also been the subject of allegations that it violated laws and regulations associated with the Clean Air Act. The facility has numerous sources of air emissions of volatile organic materials ("VOMs") associated with its printing operations and is required to maintain and comply with permits and emissions regulations with regard to each of these emission sources.

In November of 1995, the EPA issued a Notice of Violation ("NOV") against Bagcraft's Chicago facility alleging numerous violations of the Clean Air Act and related regulations. The NOV alleges that the facility installed and operated emission sources without permits, that it failed to operate air pollution control equipment at required efficiencies and that there were releases of VOMs above permitted limits. In April 1997, the EPA filed an administrative complaint and has proposed a $250,000 civil penalty. Bagcraft has filed a response to the complaint and is attempting to negotiate a settlement.

Bagcraft reported a release associated with solvent tanks located in a vault at its Chicago manufacturing facility. After seeking approval from the Illinois Environmental Protection Agency ("IEPA"), Bagcraft installed and is currently operating a soil vapor gas extraction system designed to achieve remedial objectives which the IEPA has determined to be appropriate to the site. Bagcraft has since received a No Further Recommendation Letter from the IEPA.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES

Bagcraft has been notified that it may have responsibility with respect to a clean-up site on Basket Creek Road, Georgia. Bagcraft presently has no indication of its liability, if any or whether it is a responsible party.

In April 1994, the EPA notified the Company that it was a potentially responsible party for the disposal of hazardous substances (principally waste oil) at a disposal site in Palmer, Massachusetts generated by a manufacturing facility formerly operated by the Clearshield Plastics Division ("Clearshield") of Harvel Industries, Inc. ("Harvel"), a majority owned subsidiary of ARTRA. In 1985, Harvel was merged into ARTRA's Fill-Mor subsidiary. This site has been included on the EPA's National Priorities List. In February 1983, Harvel sold the assets of Clearshield to Envirodyne. The alleged waste disposal occurred in 1977 and 1978, at which time Harvel was a majority-owned subsidiary of ARTRA. In May 1994, Envirodyne and its Clearshield National, Inc. subsidiary sued ARTRA for indemnification in connection with this proceeding. The cost of clean-up at the Palmer, Massachusetts site has been estimated to be approximately $7 million according to proofs of claim filed in the adversary proceeding. A committee formed by the named potentially responsible parties has estimated the liability respecting the activities of Clearshield to be $400,000. ARTRA has not made any independent investigation of the amount of its potential liability and no assurances can be given that it will not substantially exceed $400,000.

In a case titled Sherwin-Williams Company v. ARTRA GROUP Incorporated, filed in 1991 in the United States District Court for Maryland, Sherwin-Williams Company ("Sherwin-Williams") brought suit against ARTRA and other former owners of a paint manufacturing facility in Baltimore, Maryland for recovery of costs of investigation and clean-up of hazardous substances which were stored, disposed of or otherwise released at this manufacturing facility. This facility was owned by Baltimore Paint and Chemical Company, formerly a subsidiary of ARTRA from 1968 to 1980. Sherwin-William's current projection of the cost of clean-up is approximately $5 to $6 million. The Company has filed counterclaims against Sherwin-Williams and cross claims against other former owners of the property. The Company also is vigorously defending this action and has raised numerous defenses. Currently, the case is in its early stages of discovery and the Company cannot determine what, if any, its liability may be in this matter.

ARTRA was named as a defendant in United States v. Chevron Chemical Company brought in the United States District Court for the Central District of California respecting Operating Industries, Inc. site in Monterey Park, California. This site is included on the EPA's National Priorities List. ARTRA's involvement stemmed from the alleged disposal of hazardous substances by The Synkoloid Company ("Synkoloid") subsidiary of Baltimore Paint and Chemical Company, which was formerly owned by ARTRA. Synkoloid manufactured spackling paste, wall coatings and related products, certain of which generated hazardous substances as a by-product of the manufacturing process.

ARTRA entered into a consent decree with the EPA in which it agreed to pay $85,000 for one phase of the clean-up costs for this site; however, ARTRA defaulted on its payment obligation. ARTRA is presently unable to estimate the total potential liability for clean-up costs at this site, which clean-up is expected to continue for a number of years. The consent decree, even if it had been honored by ARTRA, was not intended to release ARTRA from liability for costs associated with other phases of the clean-up at this site. The Company is presently unable determine what, if any, additional liability it may incur in this matter.

Several cases have arisen from ARTRA's purchase of Dutch Boy Paints which owned a facility in Chicago which it purchased from NL Industries. In a case titled City of Chicago v. NL Industries, Inc. and ARTRA GROUP Incorporated, filed in the Circuit Court of Cook County, Illinois, the City of Chicago brought a nuisance action and alleged that ARTRA (and NL Industries, Inc.) had improperly stored, discarded and disposed of hazardous substances at the Dutch Boy site, and that ARTRA had conveyed the site to Goodwill Industries to avoid clean-up costs. At the time the suit was filed, the City of Chicago claimed that it would cost $1,000,000 to remediate the site.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES

ARTRA and NL Industries, Inc. have counter sued each other and have filed third party actions against the subsequent owners of the property. The Company is presently unable to determine its liability, if any, in connection with this case. The parties were conducting discovery but the case was stayed pending the resolution of the EPA action described below.

In 1986, in a case titled People of the State of Illinois v. NL Industries, Inc., ARTRA GROUP Incorporated, et al., the Cook County State's attorney filed suit seeking response costs in excess of $2,000,000 and treble punitive damages for costs expended by IEPA in remediating contamination at the Dutch Boy site, alleging that all former owners contributed to the contamination. In 1989, the Circuit Court dismissed the action, holding that the state had failed to exhaust its administrative procedures. In 1992, this holding was reversed by the Illinois Supreme Court. In 1996, the Illinois Appellate Court affirmed the District Court's decision to dismiss the case based on lack of due diligence on the part of the State of Illinois. The State of Illinois has filed a Petition for Rehearing which was granted. The Company is presently unable to determine ARTRA's liability, if any, in connection with this case.

On November 17, 1995, the EPA issued letters to ARTRA, NL Industries and others alleging that they were potentially responsible parties with respect to releases at the Dutch Boy facility in Chicago and demanding that they remediate the site. NL Industries entered into a consent decree with EPA in which it agreed to remediate the site. The Company is presently unable to determine its liability, if any, in connection with this case.


14.      INCOME TAXES

The provision (credit) for income taxes (in thousands) is included in the statements of operations as follows:


                                           1996     1995      1994
                                          ------   ------    ------

     Continuing operations               $   152  $    51   $     9
     Extraordinary credit                    200     --        --
     Discontinued  operations                --        17        74
                                          ------   ------    ------
                                         $   352  $    68   $    83
                                          ======   ======    ======


A summary of the provision (credit) for income taxes (in thousands) is as follows:


                                           1996     1995      1994
                                          ------   ------    ------

     Current:
         Federal                         $   200  $  --     $  --
         State                               152       68        83
                                          ------   ------    ------
                                         $   352  $    68   $    83
                                          ======   ======    ======



The 1996, 1995 and 1994 extraordinary credits represent net gains from discharge of indebtedness. No income tax expense is reflected in the Company's financial statements resulting from the extraordinary credits in due to the utilization of tax loss carryforwards, except for Federal alternative minimum tax incurred in 1996.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES

14.      INCOME TAXES, continued

In 1996, 1995 and 1994, the effective tax rates from operations, including discontinued operations were 2.5%, (3.9)% and (.4)% respectively, as compared to the statutory Federal rate, which are reconciled (in thousands) as follows:


                                                     1996     1995      1994
                                                    ------   ------    ------

     Provision (credit) for income taxes
       using statutory rate                        $ 4,709   $  (600)  $(6,629)
     State and local taxes,
       net of Federal benefit                          152        68        73
     Current year tax loss not utilized               --        --       3,151
     Deferred finance fee                              127      --        --
     Amortization of goodwill                          104       155       206
     Previously unrecognized benefit
       from utilizing tax loss carryforwards        (4,767)   (2,136)     --
     Effect of not including all subsidiaries
        in the consolidated tax return                --       2,546     3,249
     Other                                              27        35        33
                                                   -------   -------   -------
                                                   $   352   $    68   $    83
                                                   =======   =======   =======

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES

14.      INCOME TAXES, continued

The types of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts that give rise to the deferred tax liabilities and deferred tax assets at December 26, 1996 and December 28, 1995 and their approximate tax effects (in thousands) are as follows:

                                                                  1996                     1995
                                                          --------------------      --------------------
                                                         Temporary      Tax        Temporary      Tax
                                                         Difference  Difference    Difference  Difference
                                                         ----------  ----------    ----------  ----------
     Trade accounts receivable                             $   --      $    100      $    200    $    100
     Investment in Emerald Acquisition Corporation           10,600       4,100          --          --
     Investment in COMFORCE Corporation                      39,500      15,400          --          --
     Accrued personnel costs                                  1,600         600         1,800         700
     Restructuring reserve                                      100        --             200         100
     Environmental reserve                                      500         200           400         200
     Other                                                      600         200         2,900       1,100
     Capital loss carryforward                                2,100         800        11,000       4,300
     Net operating loss                                      35,900      14,000        44,000      17,200
                                                                       --------                  --------
               Total deferred tax assets                                 35,300                    23,700
                                                                       --------                  --------

     Inventories                                             (4,500)     (1,700)       (6,700)     (2,600)
     Accumulated depreciation                                (6,400)     (2,500)       (7,900)     (3,100)
     Other                                                   (1,000)       (300)         (800)       (300)
                                                                       --------                  --------
               Total deferred tax liabilities                            (4,500)                   (6,000)
                                                                       --------                  --------
               Valuation allowance                                      (30,800)                  (17,700)
                                                                       --------                  --------
               Net deferred tax asset                                  $   --                    $   --
                                                                       ========                  ========


The Company has recorded a valuation allowance with respect to the future tax benefits and the net operating loss reflected in deferred tax assets as a result of the uncertainty of their ultimate realization.

At December 26, 1996, the Company and its subsidiaries had Federal income tax loss carryforwards of approximately $36,000,000, expiring principally in 2002 - 2010, available to be applied against future taxable income, if any. In recent years, the Company has issued shares of its common stock to repay various debt obligations, as consideration for acquisitions, to fund working capital obligations and as consideration for various other transactions. Section 382 of the Internal Revenue Code of 1986 limits a corporation's utilization of its Federal income tax loss carryforwards when certain changes in the ownership of a corporation's common stock occurs. In the opinion of management, the Company is not currently subject to such limitations regarding the utilization of its Federal income tax loss carryforwards. Should the Company continue to issue a significant number of shares of its common stock, it could trigger a limitation that would prevent it from utilizing a substantial portion of its Federal income tax loss carryforwards.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES

15.      EMPLOYEE BENEFIT PLANS

The Company maintains a defined contribution 401 (k) plan covering substantially all employees. Both employee and employer contributions are generally determined as a percentage of the covered employee's annual compensation. The total expense charged to operations relating to this plan amounted to $513,000, $477,000 and $333,000 in 1996, 1995 and 1994, respectively.

Effective   January  1,  1996,   Bagcraft   established  an  unfunded   deferred
compensation plan for certain key executives providing for payments upon retirement, death or permanent disability. Under the plan, retirement payments are determined as a percentage of the value of Bagcraft and the extent of participation in the plan. Participants vest on a pro-rata basis over four years from the plan's origination date. At December 26, 1996, Bagcraft recorded other noncurrent assets and other liabilities of $515,000 and $685,000, respectively related to the deferred compensation plan. Deferred compensation expense relating to this plan amounted to $170,000 for the year ended December 26, 1996.

Effective June 1, 1990, the Company adopted an Employee Stock Ownership Plan ("ESOP") which covered eligible employees of ARTRA and certain of its subsidiaries. Employer contributions to the Plan were at the discretion of ARTRA's Board of Directors. Employee contributions were not permitted. Effective August 1, 1995, the Company terminated the ESOP and subsequently distributed the related Employee accounts to participants. The Company contributed 8,750 ARTRA common shares to the Plan with a fair market value of $42,000 ($4.75 per share) for the plan year ending December 28, 1995 and 15,000 ARTRA common shares to the Plan with a fair market value of $71,250 ($4.75 per share) for the plan year ending December 29, 1994.

The Company typically does not offer the types of benefit programs that fall under the guidelines of Statement of Financial Accounting Standards No. 106 - Employers Accounting for Post Retirement Benefits Other Than Pensions.


16.      EARNINGS PER SHARE

Earnings (loss) per share is computed by dividing net earnings (loss), less redeemable preferred stock dividends and redeemable common stock accretion, by the weighted average number of shares of common stock and common stock equivalents (redeemable common stock, stock options and warrants), unless anti-dilutive, outstanding during each period. Fully diluted earnings per share is not presented since the result is equivalent to primary earnings per share.


17.      INDUSTRY SEGMENT INFORMATION

At December 26, 1996, the Company, through its Bagcraft subsidiary operates in one industry segment as a manufacturer of packaging products principally serving the food industry.

Prior to September 28, 1995, ARTRA's then majority owned subsidiary, COMFORCE, operated as a designer and distributor of popular-priced fashion costume jewelry and accessories. In September, 1995, COMFORCE adopted a plan to discontinue its jewelry business.

As discussed in Note 3, on September 11, 1995, COMFORCE signed a stock purchase agreement to participate in the acquisition of one hundred percent of the capital stock of COMFORCE Telecom. COMFORCE Telecom provides telecommunications and computer technical staffing services worldwide to Fortune 500 companies and maintains an extensive, global database of technical specialists, with an emphasis on wireless communications capability. On October 17, 1995, COMFORCE completed the acquisition of one hundred percent of the capital stock of COMFORCE Telecom.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES

Due to the issuances of COMFORCE common shares in conjunction with the acquisition of COMFORCE Telecom, ARTRA's common stock ownership in COMFORCE was reduced to approximately 25%. Accordingly, in October 1995, the accounts of COMFORCE and its majority-owned subsidiaries were deconsolidated from ARTRA's consolidated financial statements and ARTRA's investment in COMFORCE was accounted for under the equity method during the fourth quarter of 1995. As discussed in Note 5, effective December 28, 1995, the Company adopted SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities." Under this statement, at December 28, 1995, the Company's investment in COMFORCE is classified as available for sale and is stated at fair value.

No single customer accounted for more than 10% of consolidated net sales in 1996, 1995 and 1994.


18.      LITIGATION

In November, 1993, ARTRA filed suit in the Circuit Court of the Eighteenth Judicial Circuit for the state of Illinois (the "State Court Action") against Salomon Brothers, Inc., Salomon Brothers Holding Company, Inc., Charles K. Bobrinskoy, Michael J. Zimmerman (collectively, "Salomon Defendants"), D.P. Kelly & Associates, L.P. ("DPK"), Donald P. Kelly ("Kelly Defendants" along with
DPK), James F. Massey and William Rifkind relating to the acquisition of Envirodyne in 1989 by Emerald Acquisition Corp. ("Emerald"). Envirodyne had filed a Chapter 11 bankruptcy on January 7, 1993 which provided ARTRA with no value in the Emerald stock and junior debentures received in connection with the acquisition. On November 22, 1993, ARTRA filed a First Amended Complaint. The defendants removed the case to the Bankruptcy Court in which the Emerald Chapter 11 case is pending. On July 15, 1994, all but two of ARTRA's causes of action were remanded to the state court. The Bankruptcy Court retained jurisdiction of ARTRA's claims against the defendants for breaching their fiduciary duty as directors of Emerald to Emerald's creditors and interference with ARTRA's contractual relations with Emerald. On April 7, 1995, the Company's appeal of the Bankruptcy Court's order retaining jurisdiction over two claims was denied. On July 26, 1995, the Bankruptcy Court entered an order dismissing these claims. On August 4, 1995, ARTRA appealed from the Bankruptcy Court's dismissal order. That appeal was denied on October 31, 1996 by the United States District Court. ARTRA has a right to appeal the District Court's decision. This appeal has been filed in the United States Court of Appeals for the Seventh Circuit.

On July 18, 1995, ARTRA filed a Fourth Amended Complaint in the State Court Action for breach of fiduciary duty, fraudulent misrepresentation, negligent misrepresentation, breach of contract and promissory estoppel. In the State Court Action, ARTRA seeks compensatory damages of $136.2 million, punitive damages of $408.6 million and the repayment of approximately $33 million in fees paid to Salomon. The causes of action for breach of the fiduciary duty of due care were repleaded to reserve ARTRA's right to appeal the State Court's dismissal of the causes of action in the Third Amended Complaint. The cause of action against defendant Kelly was dismissed with prejudice pursuant to a stipulation between ARTRA and the Kelly Defendants.

On or about March 1, 1996, DPK brought a motion for summary judgment as to ARTRA's claims for breach of contract and promissory estoppel. DPK's motion was granted on June 4, 1996. The Company has appealed this decision.

Effective December 31, 1989, ARTRA completed the disposal of its former scientific products segment with the sale of its Welch subsidiary, formerly Sargent-Welch Scientific Company, to a privately held corporation whose president and sole shareholder was a vice president of Welch prior to the sale. The consideration received by ARTRA consisted of cash at closing, $2,625,000 payable June 30, 1997, with interest at 10% beginning June 30, 1990, under terms of a noncompetition agreement and the buyer's subordinated note in the principal amount of $2,500,000.

In December, 1991 Welch filed a lawsuit against ARTRA alleging that certain representations, warranties and covenants made by ARTRA, which were contained in the parties' Stock Purchase Agreement, were false. Welch was seeking compensatory damages in the amount of $3,800,000. Subsequently, ARTRA had filed a counterclaim predicated upon

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES

Welch's breach of the payment terms of the parties' Non-Competition Agreement and the Subordinated Note executed by Welch. ARTRA was seeking damages in the amount of approximately $5,300,000 plus accrued interest. On November 23, 1994, the Circuit Court of Cook County Law Division in Chicago granted a judgment in favor of ARTRA affirming the validity of the amounts due under the
Non-Competition Agreement and the Subordinated Note of $2,625,000 and $2,500,000, respectively.

In June 1995 ARTRA entered into an agreement to settle amounts due ARTRA by Welch under terms of the noncompetition agreement and the subordinated security. Per terms of the settlement agreement, ARTRA received cash of $3,000,000 and a subordinated note in the principal amount of $640,000 payable June 30, 2001. In June 1996 the note was paid in accordance with terms of the settlement agreement at its present value and ARTRA received proceeds of $342,000.

The Company and its subsidiaries are the defendants in various other business-related litigation and environmental matters (see Note 13). Management does not believe the outcome of these matters will have a material adverse effect on the Company's financial statements.


19.      RELATED PARTY TRANSACTIONS

Advances to Peter R. Harvey, ARTRA's president, classified in the Company's consolidated balance sheet as a reduction of common shareholders' equity, (in thousands) consist of:

                                                      December 26,  December 28,
                                                           1996          1995
                                                         -------       -------

    Total advances, including accrued interest           $ 7,998       $ 5,369
    Less interest for the period January 1, 1993
      to date, accrued and fully reserved                 (1,530)       (1,051)
                                                         -------       -------
          Net advances                                   $ 6,468       $ 4,318
                                                         =======       =======


ARTRA has total advances due from its president, Peter R. Harvey, of which $7,998,000 and $5,369,000, including accrued interest, remained outstanding at December 26, 1996 and December 28, 1995, respectively. The advances bear interest at the prime rate plus 2% (10.25% at December 26, 1996 and 10.5% at December 28, 1995, respectively). This receivable from Peter R. Harvey has been classified as a reduction of common shareholders' equity. See Note 8 for an additional 1996 advance for Mr. Harvey's prorata share of debt discharged by a bank funded by ARTRA. Per terms of the debt discharge agreement, as partial consideration, the bank also received Mr. Harvey's $3,000,000 note payable to the bank. The bank assigned ARTRA a $2,150,000 interest in the Mr. Harvey's note, subordinated to the bank's $850,000 interest in Mr. Harvey's note, and ARTRA discharged $2,150,000 of Mr. Harvey's prior advances.

In June 1996, Peter R. Harvey loaned the Company 100,000 shares of ARTRA common stock with (with a then fair market value of $587,000). The Company principally issued these common shares to certain lenders as additional consideration for short-term loans. In September 1996, after the Company's shareholders approved an increase in the number of authorized common shares, the Company repaid this loan. At Peter R. Harvey's direction, the 100,000 shares of the Company's common stock were issued in blocks of 25,000 shares to the four daughters of the Company's Chairman of the Board, John Harvey. John Harvey and Peter R. Harvey are brothers.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES

In May 1991, ARTRA's Fill-Mor subsidiary made advances to Peter R. Harvey. The advances, made out of a portion of the proceeds of a short-term bank loan, provided for interest at the prime rate plus 2%. The amount of these advances at March 30, 1995 was $1,540,000 (including $398,000 of accrued interest). In April, 1995, these advances from ARTRA's Fill-Mor subsidiary to Peter R. Harvey were transferred to ARTRA as a dividend.

Commencing January 1, 1993 to date, interest on the advances to Peter R. Harvey has been accrued and fully reserved. Interest accrued and fully reserved on the advances to Peter R. Harvey for the years ended December 26, 1996 and December 28, 1995 totaled $479,000 and $436,000, respectively.

Peter R. Harvey has not received other than nominal compensation for his services as an officer or director of ARTRA or any of its subsidiaries since October of 1990. Additionally, Mr. Harvey has agreed not to accept any compensation for his services as an officer or director of ARTRA or any of its subsidiaries until his obligations to ARTRA, described above, are fully satisfied.

Under Pennsylvania Business Corporation Law of 1988, ARTRA (a Pennsylvania corporation) is permitted to make loans to officers and directors. Further, under the Delaware General Corporation Law, Fill-Mor (a Delaware corporation) is permitted to make loans to an officer (including any officer who is also a director, as in the case of Peter R. Harvey), whenever, in the judgment of the directors, the loan can reasonably be expected to benefit Fill-Mor.

At the September 19, 1991 meeting, ARTRA's Board of Directors discussed, but did not act on a proposal to ratify the advances made by ARTRA to Peter R. Harvey. The 1992 advances made by ARTRA to Mr. Harvey were ratified by ARTRA's Board of Directors. In the case of the loan made by Fill-Mor to Mr. Harvey, the Board of Directors of Fill-Mor approved the borrowing of funds from Fill-Mor's bank loan agreement, a condition of which was the application of a portion of the proceeds thereof to the payment of certain of Mr. Harvey's loan obligations to the bank. However, the resolutions did not acknowledge the use of such proceeds for this purpose and the formal loan documents with the bank did not set forth this condition (though in fact, the proceeds were so applied by the bank).

As collateral for amounts due from Peter R. Harvey, the Company has received the pledge of 1,523 shares of ARTRA redeemable preferred stock (with a liquidation value of $1,523,000, plus accrued dividends) which are owned by Mr. Harvey. In addition, Mr. Harvey has pledged a 25% interest in Industrial Communication Company (a private company). Such interest is valued by Mr. Harvey at $800,000 to $1,000,000. During 1995, Peter R. Harvey entered into a pledge agreement with ARTRA whereby Mr. Harvey pledged additional collateral consisting of 42,067 shares of ARTRA common stock and 707,281 shares of Pure Tech International, Inc., a publicly traded corporation. Per terms of a February discharge of bank indebtedness (see Note 6), ARTRA received additional collateral from Mr. Harvey consisting of a $2,150,000 security interest in certain real estate, subordinated to the bank's $850,000 security interest in this real estate.

In conjunction with COMFORCE's October 1995 acquisition of COMFORCE Telecom (see
Note 3), ARTRA agreed to assume substantially all pre-existing Lori liabilities and indemnify COMFORCE in the event any future liabilities arise concerning pre-existing environmental matters and business related litigation. Accordingly, at December 26, 1996 and December 28, 1995, respectively, $348,000 and $4,500,000 of such pre-existing Lori liabilities were classified in ARTRA's consolidated balance at as current liabilities of discontinued operations.

For a discussion of certain other related party debt obligations see Note 8.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES

20.      SUBSEQUENT EVENT

Effective January 2, 1997, Bagcraft purchased the business assets, subject to buyer's assumption of certain liabilities, of AB Specialty Holding Company, Inc. ("AB") for consideration consisting of cash of approximately $2.4 million. The acquisition of AB, funded through borrowings under Bagcraft's Credit Agreement, will accounted for by the purchase method and, accordingly, the assets and liabilities of AB will be included in the Company's financial statements at their estimated fair market value at the date of acquisition. At December 26, 1996, other noncurrent assets includes a deposit of approximately $1.2 million related to the acquisition of AB.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
           SCHEDULE I . CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                            ARTRA GROUP INCORPORATED
                                 BALANCE SHEETS
                         (Registrant Only In Thousands)


                                                  December 26,   December 28,
                                                      1996           1995
                                                  ------------   ------------

                   ASSETS
Current assets:
   Cash                                                  $162         $2,347
   Receivables                                             30             25
   Other current assets                                   853             85
                                                  ------------   ------------
                                                        1,045          2,457
                                                  ------------   ------------

Property, plant and equipment                              33             25
Less accumulated depreciation and amortization             33             14
                                                  ------------   ------------
                                                                          11
                                                  ------------   ------------

Investments in and advances to affiliates               8,266          2,567
                                                  ------------   ------------
                                                        $9,311         $5,035
                                                  ============   ============


                   LIABILITIES
Current liabilities:
   Notes payable                                      $16,131        $25,300
   Accounts payable                                        25            509
   Accrued expenses                                     6,508          9,323
   Income taxes                                           265            200
                                                  ------------   ------------
                                                       22,929         35,332
                                                  ------------   ------------

Redeemable common stock                                 3,657          4,774
                                                  ------------   ------------

Redeemable preferred stock                              4,315          3,694
                                                  ------------   ------------

         SHAREHOLDERS' EQUITY (DEFICIT)
Common stock                                            5,793          5,540
Additional paid-in capital                             40,211         38,526
Unrealized appreciation of investments                 25,719         21,047
Receivable from related party,
   including accrued interest                          (6,468)        (4,318)
Accumulated deficit                                   (86,793)       (98,755)
                                                  ------------   ------------
                                                      (21,538)       (37,960)
Less treasury stock, at cost                               52            805
                                                  ------------   ------------
                                                      (21,590)       (38,765)
                                                  ------------   ------------
                                                       $9,311         $5,035
                                                  ============   ============


The accompanying notes are an integral part of the condensed financial information.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
           SCHEDULE I . CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                            ARTRA GROUP INCORPORATED
                            STATEMENTS OF OPERATIONS
                         (Registrant Only In Thousands)



                                                                      Fiscal Year
                                                             ------------------------------
                                                               1996      1995        1994
                                                             --------  --------   ---------

Selling, general and administrative expenses                  $1,998    $1,760      $2,158
Depreciation and amortization                                     19        27           4
Interest expense                                               3,997     4,953       3,139
Equity in (earnings) loss of affiliates                       (7,745)    7,817       6,129
Other expense, net                                                 1       424         308
                                                             --------  --------   ---------
Loss from continuing operations before income taxes            1,730   (14,981)    (11,738)
Benefit (charge) equivalent to  income taxes                   1,819    (1,962)     (1,791)
                                                             --------  --------   ---------

Loss from continuing operations                                3,549   (16,943)    (13,529)

Equity in earnings (loss) of discontinued affiliate               -         10     (15,906)
                                                             --------  --------   ---------
Loss before extraordinary credit                               3,549   (16,933)    (29,435)

Extraordinary credit, net discharge of indebtedness            9,424    14,030       8,965
                                                             --------  --------   ---------

Net earnings (loss)                                          $12,973   ($2,903)   ($20,470)
                                                             ========  ========   =========



 The accompanying notes are an integral part of the condensed financial information.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
           SCHEDULE I . CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                            ARTRA GROUP INCORPORATED
                            STATEMENTS OF CASH FLOWS
                         (Registrant Only In Thousands)


                                                                                             Fiscal Year
                                                                                -----------------------------------
                                                                                    1996         1995        1994
                                                                                ----------    ---------   ---------

Cash flows from operating activities:
   Net earnings (loss)                                                            $12,973      ($2,903)   ($20,470)
     Adjustments to reconcile net loss
     to cash flows from operating activities:
        Extraordinary gain from
          net discharge of indebtedness                                            (9,424)     (14,030)     (8,965)
        Equity in loss of affiliates                                               (7,745)       7,817       6,129
        Equity in (earnings) loss of discontinued operations                           -           (10)     15,906
        Equity in (earnings) loss of discontinued operations
       Other, principally common stock issued as compensation                         239        1,370         489
       Changes in assets and liabilities:
            Increase (decrease) in other current and noncurrent assets             (1,315)          32          56
            Increase in other current and noncurrent liabilities                    1,696        1,738       2,152
           (Increase) decrease in receivable from related party                    (1,061)        (218)       (257)
                                                                                ----------    ---------   ---------
Net cash flows used by operating activities                                        (4,637)      (6,204)     (4,960)
                                                                                ----------    ---------   ---------

Cash flows from investing activities:
   Proceeds from collection of Welch notes                                            342        3,000                 -
   Dividends and advances from (to) subsidiaries                                    4,473           -         (772)
   Additions to property, plant and equipment                                          (8)          (6)         (9)
                                                                                ----------    ---------   ---------
Net cash flows from (used by) investing activities                                  4,807        2,994        (781)
                                                                                ----------    ---------   ---------

Cash flows from financing activities:
   Proceeds from private placements of ARTRA common stock                              -            -        3,230
   Proceeds from exercise of stock options and warrants                               369           48          30
   Net increase (decrease) in short-term borrowings                                (2,214)       5,488       1,226
   Exercise of redeemable common stock options                                       (510)         (70)        (50)
                                                                                ----------    ---------   ---------
Net cash flows from (used by) financing activities                                 (2,355)       5,466       4,436
                                                                                ----------    ---------   ---------

Net increase (decrease) in cash                                                    (2,185)       2,256      (1,305)
Cash balance beginning of year                                                      2,347           91       1,396
                                                                                ----------    ---------   ---------
Cash balance end of year                                                             $162       $2,347         $91
                                                                                ==========    =========   =========


Supplemental schedule of noncash investing and financing activities:
   Issue common stock and redeemable common stock
     to pay down current liabilities                                               $1,274       $1,040        $791
    Issue common stock as additional consideration
       for short-term borrowings                                                      661        1,266          -
    ARTRA common stock issued to Lori's bank lender as partial
       consideration for discharge of indebtedness                                     -            -        2,500


 The accompanying notes are an integral part of the condensed financial information.

                ARTRA GROUP INCORPORATED AND SUB AND SUBSIDIARIES
        SCHEDULE I. CONDENSED FINANCIAL INFORMATION OF REGISTRANT-(Cont.)

                            ARTRA GROUP INCORPORATED
                         NOTES TO FINANCIAL INFORMATION
                                (Registrant Only)



1.   Presentation

The condensed financial information of the Registrant has been prepared in accordance with the instructions for Schedule I to Form 10-K. The Registrant's investments in subsidiaries and affiliates are presented on the equity method.


2.   Commitments and Contingencies

See Note 13 of the consolidated financial statements.


3.   Restricted Assets

The terms of several agreements place certain restrictions on the net assets of certain operating subsidiaries. See Notes 8 and 10 of the consolidated financial statements for additional information.


4.   Notes Payable and Long-Term Debt

See Notes 8 and 9 of the consolidated financial statements.


5.   Redeemable Common and Preferred Stock and Stock Options

See Notes 10, 11 and 12 of the consolidated financial statements.


6.   Income Taxes

The Registrant files a consolidated income tax return with its 80% or more owned subsidiaries. Separate returns are filed by the Company's majority-owned, but less than 80% owned subsidiaries. For financial reporting purposes, the Registrant's charge or benefit equivalent to income tax represents the difference between the aggregate of income taxes computed on a separate return basis for each of the subsidiaries and affiliates and the income taxes computed on a consolidated basis.


7.   Related Party Transactions

See Notes 8 and 19 of the consolidated financial statements.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
                 SCHEDULE II. VALUATION AND QUALIFYING ACCOUNTS for each of the three fiscal years in the period ended December 26, 1996
                                 (in thousands)


              Column A                                 Column B             Column C             Column D        Column E
              --------                                 --------             --------             --------        --------
                                                                            Additions
                                                                     ----------------------

                                                                        (1)          (2)
                                                       Balance at    Charged to  Charged to
                                                      Beginning of   Costs and      Other       Deductions       Balance at
             Description                                 Period       Expenses     Accounts     (Describe)     End of Period
         -------------------                           ---------    ----------   -----------    ----------     -------------
For the fiscal year ended December 28, 1995:

   Deducted from assets to which they apply:

      Allowance for inventory valuation                 $    290    $      191                    $   (232)(D)     $     249
                                                        ========    ==========                    ========         =========

      Allowance for doubtful accounts                   $    250    $      365                    $   (103)(E)     $     512
                                                        ========    ==========                    ========         =========

For the fiscal year ended December 28, 1995:

   Deducted from assets to which they apply:

      Allowance for inventory valuation                $     207    $      315                    $   (232)(A)     $     290
                                                       =========    ==========                    ========         =========

      Allowance for markdowns                          $     835    $      291                    $ (1,126)(A)     $       -

      Allowance for doubtful accounts                        819           487                      (1,056)(A)           250
                                                        --------    ----------                    --------         ---------

                                                        $  1,654    $      778                    $ (2,182)        $     250
                                                        ========    ==========                    ========         =========


For the fiscal year ended December 29, 1994:

   Deducted from assets to which they apply:

      Allowance for inventory valuation                 $  4,315     $     218                    $ (4,326)(D)     $     207
                                                        ========     =========                    ========         =========

      Allowance for markdowns                           $  2,499      $  4,799                    $ (6,463)(B)     $     835

      Allowance for doubtful accounts                        595           445                        (221)(C)           819
                                                        --------      --------                    --------         ---------

                                                        $  3,094      $  5,244                    $ (6,684)        $   1,654
                                                        ========      ========                    ========         =========

 (A)  Principally amounts of discontinued operations.
 (B)  Principally markdowns taken.
 (C)  Principally uncollectible accounts written off, net of recoveries.
 (D)  Principally inventory written off, net of recoveries.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 13. Other Expenses of Issuance and Distribution

         The expenses estimated to be incurred (other than the fees of the Commission which are actual) in connection with the offering, all of which are payable by the Registrant, are as follows:


                        Description                       Amount
---------------------------------------------           ----------

         SEC Registration Fee                             $ 8,685

         Printing Costs                                         0


         Legal Fees                                       250,000*

         Accounting Fees                                   70,000*


         Blue Sky Fees and Expenses                         1,625


         Miscellaneous                                     19,690*
                                                          -------
         Total                                          $ 350,000*
                                                          =======


         -----------
         * Estimate


Item 14. Indemnification of Directors and Officers.

         Reference is made to the discussion in Part I of this Registration Statement under "Indemnification of Officers and Directors," which discussion is incorporated herein by reference.

Item 15. Recent Sales of Unregistered Securities.

         Kwiatt, Silverman & Ruben, Ltd., Northfield, Illinois, has advised Registrant as to the availability of the exemptions from registration under the Securities Act of 1993 described in this Item 15. This firm has also advised Registrant that shares of Registrant's Common Stock issued upon the exercise of options issued under Registrant's 1985 Incentive Stock Option Plan are registered pursuant to a Registration Statement on Form S-8 of Registrant. Accordingly, such shares are not described below.

         Set forth below is a list of the Warrants issued by Registrant since November 1, 1991. Registrant relied upon the exemption afforded by Section 4(2) of the Securities Act of 1933 in issuing these Warrants, principally as additional consideration in connection with the extension of credit by the Warrantholder or, in certain cases, other transactions. Each Warrant provides for the purchase of shares of Common Stock at a stated exercise price, which was the date Registrant and the holder agreed to the transaction for which the Warrant was awarded as additional consideration. No underwriting fees or commissions were paid in connection with the issuance of these Warrants.

LIST OF WARRANTS ISSUED SINCE FEBRUARY 10, 1991  (AS OF August 29, 1997)



                                        Issuance     Number of     Exercise
Warrant Holder                            Date         Shares       Price
-----------------------------------    ----------     --------     -------
Alltech Associates                       07-01-98       10,000      $6.000
Clinton Industries                       11-10-92       75,001      $5.000
John Harvey                              02-01-94        4,700      $5.500
John Harvey                              03-30-94        1,500      $5.625
John Harvey                              01-19-95        6,000      $4.750
John Harvey                              04-28-95       11,667      $3.750
John Harvey                              04-28-95        7,800      $4.750
John Harvey                              07-27-95        8,426      $4.250
John Harvey                              09-30-95        4,019      $4.625
John Harvey                              10-31-95        4,019      $4.875
John Harvey                              11-30-95        4,019      $4.375
John Harvey                              12-31-95        8,038      $6.125
John Harvey                              02-29-96        4,019      $6.125
John Harvey                              03-31-96        4,019      $6.250
John Harvey                              04-30-96        4,019      $6.000
Maynard K. Louis                         04-02-92        3,000      $7.000
Maynard K. Louis                         09-29-92       15,000      $5.625
Maynard K. Louis                         03-09-93       11,000      $6.000
Maynard K. Louis                         04-01-93       15,000      $4.500
Maynard K. Louis                         10-01-93       15,000      $5.125
Maynard K. Louis                         10-01-93        1,500      $5.375
Maynard K. Louis                         10-08-93        2,250      $5.375
Maynard K. Louis                         10-15-93        3,750      $5.375
Maynard K. Louis                         02-16-94        2,500      $6.000
Maynard K. Louis                         04-01-94       15,000      $5.375
Maynard K. Louis                         10-01-94       15,000      $5.125
Maynard K. Louis                         06-13-96       22,000      $8.000
Evelyn Bishop, Trustee                   11-29-91        6,685      $6.000
Evelyn Bishop, Trustee                   11-17-91        4,457      $6.000
Evelyn Bishop, Trustee                   05-16-92        1,560      $5.375
Evelyn Bishop, Trustee                   05-29-92        7,023      $5.000
Evelyn Bishop, Trustee                   11-29-92        7,383      $4.750
Evelyn Bishop, Trustee                   05-29-93        7,764      $3.750
Evelyn Bishop, Trustee                   06-13-96       10,911      $8.000
Evelyn Bishop, Trustee                   05-17-91        4,244      $6.000
Evelyn Bishop, Trustee                   05-29-91        6,367      $6.000
Alexander Verde                          02-10-91       39,907      $5.000
Alexander Verde                          08-09-92       76,480      $5.000
Alexander Verde                          02-09-93       37,258      $3.750
Alexander Verde                          08-09-93       36,651      $4.125
Alexander Verde                          02-09-94       35,555      $5.500
Alexander Verde                          08-09-94       10,464      $5.000
Carol M. Jacobsohn                       01-28-92        5,500      $9.875
Carol M. Jacobsohn                       12-02-92        2,750      $5.000
D.R. Zaccone                             07-05-92       10,000      $6.250
D.R. Zaccone                             09-03-92           600     $6.250
D.R. Zaccone                             09-01-93        11,333     $5.125
D.R. Zaccone                             09-93-02        10,600     $6.250
D.R. Zaccone                             12-17-92        16,800     $7.750
D.R. Zaccone                             03-31-93        17,000     $7.000
D.R. Zaccone                             10-31-92        17,000     $5.375

                                        Issuance     Number of     Exercise
Warrant Holder                            Date         Shares       Price
-----------------------------------    ----------     --------     -------
D.R. Zaccone                             01-30-93        17,000     $3.750
D.R. Zaccone                             05-01-93        17,000     $4.000
D.R. Zaccone                             07-31-93         5,667     $3.500
D.R. Zaccone                             09-16-93        25,667     $3.500
D.R. Zaccone                             10-26-93        25,333     $5.875
John Tull                                09-09-91         1,500     $6.375
Austin Iodice                            09-30-98         3,000     $5.375
Austin Iodice                            10-07-95         4,500     $5.375
Austin Iodice                            10-14-95         7,500     $5.375
Austin Iodice                            08-05-91        12,500     $5.750
Research  Center  Of  Kabbalah           10-29-93        21,250     $6.000
Research  Center  Of  Kabbalah           12-31-93        65,000     $7.000
Research  Center  Of  Kabbalah           02-14-97       100,000     $5.625
Research  Center  Of  Kabbalah           04-14-97       100,000     $5.000
Mark L. Werner                           12-24-94        45,000     $4.880
Mark L. Werner                           08-16-95        45,000     $4.125
Manufacturers Indemnity  And
   Insurance Co. Of America              04-15-96         5,000     $6.000
Howard R. Conant                         02-01-95        10,000     $4.750
Richard Blacmore                         04-24-95        10,000     $3.750
Stephen M. Levy                          12-29-95        12,500     $4.500
D. L. Arends Psp                         05-08-96         2,200     $8.000
Clark Gunderson                          05-08-96         5,000     $6.000
Robert Jones                             05-08-96         5,000     $6.000
William F. Foster, Jr.                   05-08-96         5,000     $6.000
Field Container Corp                     05-15-92       150,943     $5.375
Harvey Schuster                          06-13-96        15,000     $4.000
Woodrow Chamberlain                      04-15-96        10,000     $6.000
James A. Belushi Declaration Of Trust    04-15-96         5,000     $6.000
John Bramsen                             04-15-96        10,000     $6.000
Lenore M. Schnick Trust                  04-15-96        15,000     $6.000
Morris Belzberg                          04-15-96        25,000     $6.000
David J. Doerge Trust                    04-15-96        10,000     $6.000
Mark Dorian                              04-15-96         5,000     $6.000
Howard Grafman                           04-15-96         5,000     $6.000
Ilse W. Grafman                          04-15-96         5,000     $6.000
Thomas Kigin                             04-15-96         2,500     $6.000
James L. Mcgill                          04-15-96         5,000     $6.000
Johanna B. Mcgill                        04-15-96         5,000     $6.000
D. Michael Meyer                         04-15-96        10,000     $6.000
Leonard Feldman                          04-15-96        15,000     $6.000
Charles Reeder                           04-15-96        20,000     $6.000
William G. Reynolds, Jr.                 04-15-96         1,250     $6.000
Nora Baker                               04-15-96         5,000     $6.000
Stephen N. Engberg                       04-15-96        10,000     $6.000
Martha T. Seelbach                       04-15-96         3,750     $6.000
William Seelbach                         04-15-96         5,000     $6.000
Paul Smeets                              04-15-96        10,000     $6.000
Henry M. Staley Trust                    04-15-96         7,500     $6.000
Eva Staley Residual Trust                04-15-96         5,000     $6.000
Avery J. Stone                           04-15-96        20,000     $6.000
Shephard C. Swift                        04-15-96        10,000     $6.000
Emanuel Tarrson                          04-15-96        25,000     $6.000
Ronald E. Tarrson                        04-15-96        15,000     $6.000
Steven Tarrson                           04-15-96        10,000     $6.000
James F. Beedie                          04-15-96         5,000     $6.000
Thomas Whitney                           04-15-96        10,000     $6.000
Staley Family Agency                     04-15-96        20,000     $6.000
Jim Scott                                04-15-96         5,000     $6.000
David J. Doerge Trust                    04-15-96        35,000     $6.000
William Belzberg                         04-15-96        25,000     $6.000
Frank N. Magid                           04-15-96         2,500     $6.000
Evan D. Ritchie Living Trust
  U/A/D 12/23/92                         04-15-96         2,500     $6.000
Paul Farmer Ira                          04-15-96         2,500     $6.000
Dr. John H. Muehlstein Ira               04-15-96         5,000     $6.000
Diane Wilson                             04-15-96         1,250     $6.000
Ravinia Investors Llc                    04-15-96         2,500     $6.000

                                        Issuance     Number of     Exercise
Warrant Holder                            Date         Shares       Price
-----------------------------------    ----------     --------     -------
William J. Mirch                         04-15-96         5,000     $6.000
K. Reed Berkey                           04-15-96         2,500     $6.000
Jerry Michelson Ira                      04-15-96         1,250     $6.000
James Mchugh                             04-15-96         5,000     $6.000
Jerry Michelson                          04-15-96         3,750     $6.000
Thomas Philipsborn Ira                   04-15-96         5,000     $6.000
Gibralt Holdings, Ltd.                   04-15-96         5,000     $6.000
Howard Conant                            08-26-96        25,000     $5.000
Howard Conant                            12-23-96        25,000     $5.875
Howard Conant                            01-15-97        10,000     $5.750
Howard Conant                            04-21-97       333,333     $5.000
Howard Conant                            06-11-97        40,000     $5.000
Emanuel Tarson                           09-12-96        12,500     $5.000
Emanuel Tarson                           12-23-96        12,500     $6.125
Ronald Tarson                            09-12-96        12,500     $5.000
Ronald Tarson                            12-23-96        12,500     $6.125
Robert A. Calabrese                      09-18-96        10,000     $5.000
Richard Blackmore                        09-18-96         7,500     $5.000
Marshall Rodin                           09-20-96         6,084     $4.000
Marshall Rodin                           09-20-96        12,100     $5.750
R & J Lucas Revocable Trust              01-15-97        10,000     $5.750
Ezra Hamway                              03-21-97         5,000     $4.625
Levy S.D.                                03-21-97        10,000     $4.625
Peer Pederson                            04-02-97        25,000     $5.000
Ezra Hamway                              06-21-97         8,000     $5.000
Levy S.D.                                06-21-97        12,000     $5.000
Robert Jones                             06-16-97         8,000     $4.750
Semamor Enterprises                      06-12-97        60,000     $5.000
Shephard C. Swift Trust                  06-16-97         4,000     $5.000
Stephen Enberg                           06-17-97         4,000     $5.000
The Shipp Family Trust                   06-20-97         2,000     $5.000
Jerry Mickelson IRA                      06-20-97         3,000     $5.000
James A. Belushi Trust                   06-22-97         7,000     $5.000
Ronald Tarson                            05-24-97        25,000     $5.000
E.B. Tarson                              05-24-97        25,000     $5.000
Woodrow Chamberlain                      05-24-97        25,000     $5.000
Thomas Whitney                           05-24-97         5,000     $5.000
Henry M. Staley Trust                    05-24-97         5,000     $5.000
A.E. Staley Trust                        05-24-97        25,000     $5.000
Diane Wilson                             05-24-97         1,250     $5.000
The Neff Family Trust                    05-24-97        12,500     $5.000
William Seelbach                         05-24-97         2,500     $5.000
D. Michael Meyers                        05-24-97         5,000     $5.000
Douglas B. Nelson & Jessica M. Swift     05-23-97        12,500     $5.000
William Reynolds                         05-23-97         1,250     $5.000
Martha Seelbach                          05-23-97         2,500     $5.000
Anita Stone Family Trust                 07-14-97        26,660     $4.500
John Bramsen                             07-14-97        13,330     $4.500
Woodrow & Barbara Chamberlain            07-14-97        13,330     $4.500
Ronald E. Tarson                         07-14-97        13,330     $4.500
Lenore Schnick Trust                     07-14-97         7,332     $4.500
Ken Buchanan                             07-14-97         5,332     $4.500
Charles Reeder                           07-14-97         5,332     $4.500
Paul Neff                                07-14-97         2,666     $4.500
Ravinia Investors                        07-14-97         2,666     $4.500
Henry Staley                             07-14-97         2,666     $4.500
Belmad L.P.                              07-16-97       106,667     $4.500

         Set forth below is a list of persons who exchanged debt securities (promissory notes) of Registrant for Registrant's Common Stock. In each case, Registrant relied upon the exemption afforded by Section 3(a)(9) of the Securities Act of 1933 in effecting these transactions. The price per share shown represents the amount of principal and interest due under the obligation exchanged (on a per share basis).

                                 Date of      Number of      Price Per
Holder                          Exchange        Shares         Share
-------------------             ---------      --------        -----
Maynard K. Louis                   3/92          68,198        $8.00
Howard Jacobsohn                   3/92          35,714        $7.00
Carol Jacobsohn                    3/92          35,714        $7.00
Martin Goldberg                    6/92          36,315        $7.10
R. Cooper                          6/92          18,750        $8.00
Franklin Bishop                    7/92          78,169        $5.53
Marty Nadler                      12/92          61,420        $5.24
Carol Jacobsohn                   12/92          50,000        $5.00
Ray Cosgrove                       3/93           4,000        $3.96
Ray Cosgrove                       6/93           2,000        $4.33
Ray Cosgrove                      12/93           7,286        $3.56
Franklin Bishop                   12/93         121,132        $5.63
Austin Iodice                      7/94          58,333        $6.00
Alexander Verde                  01-11-95        25,000       $4.480
Maynard K. Louis                 03-24-95        21,622       $4.625
Alexander Verde                  12-20-95         8,000       $4.480
Maynard K. Louis                 02-24-96         5,000       $5.250
Carol Jacobsohn                  03-12-96        38,000       $5.822
Thomas J. Carol                  04-25-96        17,211       $3.000
Richard Dolan                    09-18-96         7,500       $6.000
Michael Laundrie                 01-17-97         9,773       $5.500
Edward A. Celano                 01-17-97        18,182       $5.500
Josef Strahammer                 01-17-97       115,543       $5.875



         Set forth below is a list of persons who received Registrant's Common Stock in satisfaction of interest due under promissory notes of Registrant or of other obligations of Registrant (such as fees for services). In each case, Registrant relied upon the exemption afforded by Section 4(2) of the Securities Act of 1933 in effecting these transactions. The price per share shown represents the amount of interest or of the other obligation discharged (on a per share basis).

                                        Date of      Number of      Price Per
Holder                                  Exchange        Shares         Share
-------------------                    ---------      --------        -----
Altech Employee Pension Plan              3/92         25,000         $8.00
Maynard K. Louis                          6/92            500         $5.75
Altech Employee Pension Plan              6/92          9,280         $5.75
R. Cooper                                10/92          2,349         $8.00
Schmeltzer, Aptaker                      12/92         60,000         $5.00
Martin Nadler                             3/93         20,950         $4.25
Martin Nadler                             6/93          1,285         $3.62
Robert P. Lofblad                        11/93         14,857         $3.88
Cipka, S.A.                              12/93        112,738         $6.38
Josefh Strahammer                        12/93          8,748         $3.88
Donahue-Note Holder                       4/94          6,000         $7.50
Bard-Note Holder                          4/94          6,000         $7.50
Josefh Strahammer                         7/94          4,876         $7.00
Cipka, S.A.                               8/94         13,030         $6.38
John Tull                                  3/95         6,898         $5.00
Josef Strahammer                           3/95         5,657         $6.00
Austin Iodice                              3/95        10,000         $4.00
Josef Strahammer                           6/95         5,903         $3.75
Research Center of Kabbalah               11/95       126,222         $4.38
Richard A. Dolan                          12/95         7,246         $3.19
Schmeltzer, Aptaker                       12/95        25,000         $3.00
Josef Strahammer                          12/95         9,252         $3.75
Kwiatt, Silverman & Ruben, Ltd.            9/96        40,000         $5.00
Dieter E.A. Tannenberg                     9/96        30,000         $6.00
Kwiatt, Silverman & Ruben, Ltd.            2/97        12,000         $5.00

         Set forth below is a list of persons who received Registrant's Common Stock as additional consideration for agreeing to extend credit to Registrant, to guaranty (or continue to guaranty) other indebtedness of Registrant or, in one instance, to forbear in exercising a put option. Registrant relied upon the exemption afforded by Section 4(2) of the Securities Act of 1933 in issuing this stock. The price per share shown is the market price of Registrant's Common Stock on the date such Common Stock was issued.


                                             Date of     Number of   Price Per
Holder                                      Issuance       Shares      Share
----------------------------------         ---------      --------   --------


Martin Goldberg                                  3/92          449     $9.96
Martin Nadler                                    3/92          449     $9.86
Kenny Construction Company                       6/92       17,493     $5.13
Bruce Slovitt                                    2/93        5,114     $4.63
Barry Rymer                                     12/93       73,320     $4.88
Kenny Construction Company                       5/94       18,326     $5.00
Alexander Verde                              01-11-95       25,000     $4.480
Maynard K. Louis                             03-24-95       21,622     $4.625
Alexander Verde                              12-20-95        8,000     $4.480
John E. Mcconnaughy                          12-27-95       75,000     $3.375
Richard Richter, IRA                         12-27-95       22,500     $3.375
Joann Timbanard                              12-27-95        3,750     $3.375
Martin Weinstein, Ira                        12-27-95       15,000     $3.375
Barry, M,. Ferrigno & B. Allen               12-27-95        7,500     $3.375
P/S Plan
Baytree Associates, Inc.                     12-27-95       15,000     $3.375
Billy Walker Enterprises                     12-27-95        7,500     $3.375
Barry W. Blank                               12-27-95       75,000     $3.375
Thomas J. Carroll                            12-27-95       11,250     $3.375
Marilyn Cohen                                12-27-95        3,750     $3.375
Leo Denslow                                  12-27-95        7,500     $3.375
Kelly Erickson                               12-27-95        7,500     $3.375
Bucky W. F. Fong                             12-27-95        3,750     $3.375
Joseph Giamanco                              12-27-95       30,000     $3.375
Myron & Donna Goldstein                      12-27-95       11,250     $3.375
Dane Johnson, Ira                            12-27-95        3,750     $3.375
Ronald Di Martino                            12-27-95       15,000     $3.375
MH Capital Partners, L.P.                    12-27-95        7,500     $3.375
Pollack Family L.L. C.                       12-27-95        3,750     $3.375
GHM, Inc.                                    12-27-95        3,750     $3.375
Maser Sosinski & Assoc. P.A.                 12-27-95        7,500     $3.375
Sherwood Securities Corp.                    12-27-95       15,000     $3.375
Violet M. Blank Living Trust                 12-27-95        7,500     $3.375
Leo Denslow                                  12-27-95        1,500     $3.375
Janet M. Portelly                            12-27-95        6,000     $3.375
Roger D. And Gail L. Williams                12-27-95        7,500     $3.375
Arabella S.A.                                02-26-96       91,166     $4.406
Alba Ltd.                                    02-26-96        8,834     $4.406
Arabella S.A.                                04-26-96       45,583     $4.406
Alba Ltd.                                    04-26-96       4 ,417     $4.406
Westminster Capital                          06-14-96       41,333     $5.000
Norton Herrick                               06-14-96       41,333     $5.000
Barry Rymer                                  07-18-97       47,492     $4.375

         Set forth below is a list of transactions or series of transactions involving the exchange of Registrant's Common Stock for shares of Registrant's Ratex Resources Incorporated subsidiary (in the case of John Harvey) or shares of its Sargent-Welch Scientific Company subsidiary held by certain shareholders. Registrant relied upon the exemption afforded by Section 4(2) of the Securities Act of 1933 in effecting these exchanges. The price per share shown is the market price of Registrant's Common Stock on the date such Common Stock was issued.


                                  Date of       Number of      Price Per
Holder                            Issuance       Shares           Share
-----------------------           --------      ---------       -------

John Harvey                         7/94            700           $6.00
Northworthy & Co.                   1/94          1,506           $7.00
Robert Grady                        1/94            944           $6.88
Joan McCue                          1/94            944           $6.88
Morgan Stanley, Inc.                3/94            730           $5.75
Rachelle Kremer                     8/94            377           $6.75



         In November 1991, Howard Jacobsohn purchased 29,851 shares of Registrant's Common Stock for a purchase price of $8.37 per share, the market price of the Common Stock on the date of purchase. The stock was purchased subject to a put option that required Registrant to repurchase the stock held by Mr. Jacobsohn at a higher price. Registrant relied upon the exemption afforded by Section 4(2) of the Securities Act of 1933 in effecting this transaction. No commissions or fees were paid to any underwriter or broker in connection with this transaction.


         In August 1994, COMFORCE Corporation (formerly The Lori Corporation), then a majority owned subsidiary of Registrant, and IBJ Schroder Bank & Trust
Company ("Schroder") entered into a settlement agreement described under "Business and Properties - Jewelry Segment" in the Prospectus to discharge certain indebtedness owned by The Lori Corporation and its subsidiaries to IBJ Schroder Bank & Trust Company in consideration of, inter alia, Registrant's issuance to such lender of 400,000 shares of Registrant's Common Stock. The market price of Registrant's Common Stock on August 18, 1994 (the date this transaction was effected) was $6.25 per share. Registrant relied upon the exemption afforded by Section 4(2) of the Securities Act of 1933 in issuing this Common Stock. As described under "Business and Properties - Jewelry Segment," in December 1994, the parties negotiated an amendment to the settlement agreement and, in this connection, the Registrant borrowed $1,850,000 from McGoodwin James & Co. In connection with these transactions, 300,000 of the 400,000 shares of the Registrant's common stock issued to Schroder were transferred to McGoodwin James & Co.


         In August 1994, the Registrant sold 133,333 shares of its Common Stock to The Alana Group Ltd. and 266,667 shares of its Common Stock to Salcott Holdings Limited at a purchase price of $3.75 per share. Of the $1,500,000 of proceeds realized, the Registrant paid $50,000 as a placement fee to M. L. Werner and $15,000 for the legal fees of purchaser's counsel. Registrant relied upon the exemption from registration afforded by Regulation S of the Rules of the Commission in effecting these sales to foreign investors located outside of the United States.

         In August 1994, the Registrant raised $1,700,000 through the private placement of 425,000 shares of Common Stock at a selling price of $4.00 per share. In addition, in September 1994, Registrant sold 80,000 additional shares to a single individual for $3.75 per share, raising an additional $300,000.

Registrant relied upon the exemption afforded by Section 4(2) of the Securities Act of 1933 in effecting these sales to the investors, each of whom was an accredited investor. No underwriting fees or commissions were paid in connection with this private placement.

         Set forth below is a list of certain debt securities (promissory notes) issued by Registrant since April 20, 1990. Registrant relied upon the exemption afforded by Section 4(2) of the Securities Act of 1933 in issuing these notes.




                     LIST (AS OF August 29, 1997) OF CERTAIN
            DEBT SECURITIES ISSUED, AMENDED, CONSOLIDATED OR RESTATED
                             SINCE APRIL 20, 1990




Note Holder                             Date of Note (2)     Note Amount (3)
------------------------------          ----------------     ---------------

Morton J. Harris Trust                      03/01/95               200,000
Research Center of Kabbalah                 12/31/93             3,000,000
Richard Blackmore                           04/24/95                22,500
Austin Iodice                               05/29/96               465,820
William F. Foster                           05/28/96               100,000
Clark Gunderson                             05/28/96               100,000
Robert Jones                                05/28/96               100,000
Anthon J. Giglio                            05/29/96                62,500
Austin Iodice                               05/29/96               188,333
Woodrow Chamberlain                         04/15/96               200,000
James A. Belushi
   Declaration Of Trust                     04/15/96               100,000
John Bramsen                                04/15/96               200,000
Lenore M. Schnick Trust                     04/15/96               300,000
Semamor Enterprises                         04/15/96               500,000
David J. Doerge Trust                       04/15/96               200,000
Mark Dorian                                 04/15/96               100,000
Howard Grafman                              04/15/96               100,000
Ilse W. Grafman                             04/15/96               100,000
Thomas Kigin                                04/15/96                50,000
James L. Mcgill                             04/15/96               100,000
Johanna B. Mcgill                           04/15/96               100,000
D. Michael Meyer                            04/15/96               200,000
Leonard Feldman                             04/15/96               200,000
Charles Reeder                              04/15/96               400,000
William G. Reynolds, Jr.                    04/15/96                25,000

Nora Baker                                  04/15/96               100,000
Stephen N. Engberg                          04/15/96               200,000
Martha T. Seelbach                          04/15/96                75,000
William Seelbach                            04/15/96               100,000
Paul Smeets                                 04/15/96               200,000
Henry M. Staley Trust                       04/15/96               150,000
Eva Staley Residual Trust                   04/15/96               100,000
Avery J. Stone                              04/15/96               400,000
Shephard C. Swift                           04/15/96               200,000
Emanuel Tarrson                             04/15/96               500,000
Ronald E. Tarrson                           04/15/96               300,000
Steven Tarrson                              04/15/96               200,000
James F. Beedie                             04/15/96               100,000
Thomas Whitney                              04/15/96               200,000
Staley Family Agency                        04/15/96               400,000
James L. Scott                              04/15/96               100,000
William Belzberg                            05/17/96               500,000
Frank N. Magid                              05/20/96                50,000
Evan D. Ritchie Living Trust
  U/A/D 12/23/92                            05/23/96                50,000
Paul Farmer Ira                             05/30/96                50,000
Dr. John H. Muehlstein Ira                  06/05/96               100,000
Diane Wilson                                06/05/96                25,000
Ravinia Investors Llc                       06/13/96                50,000
William J. Mirch                            06/21/96               100,000
K. Reed Berkey                              06/26/96                50,000
Jerry Michelson Ira                         06/27/96                25,000
James Mchugh                                07/03/96               100,000
Jerry Michelson                             06/27/96                75,000
Thomas Philipsborn Ira                      06/25/96               100,000
Gibralt Holdings, Ltd.                      07/05/96               100,000
Howard Conant                               08/27/96               500,000
Emanuel Tarson                              09/13/96               250,000
Ronald Tarson                               09/13/96               250,000
Howard Conant                               01/15/97               300,000
R & J Lucas Revocable Trust                 01/15/97               300,000
Ezra Hamway                                 03/21/97               100,000
Levy S.D.                                   03/21/97               200,000
Howard Conant                               03/26/97             1,000,000
Stephalex International, Inc.               03/26/97             1,000,000


(1)      This table shows promissory  notes which the Registrant  treats as debt
         securities.   Notes  issued  to  banks  or  other  commercial   lending
         institutions are excluded.

(2) Certain of these notes have been amended, restated, or consolidated to, inter alia, (i) extend the maturity date and, in this connection, provide for the issuance of warrants to purchase shares of Registrant's Common Stock as consideration therefor, (ii) modify the interest rate or other terms of the note, (iii) capitalize unpaid interest or (iv) consolidate two ore more separate notes previously issued. The date shown, if the subject note has been amended, restated or consolidated, is the date the subject note was most recently amended, restated or consolidated. In such instances, the date that the subject note was originally issued is not shown.

(3) This amount represents the principal amount of the subject note (included capitalized interest, if any) as of the date issued, amended, restated or consolidated as shown in the prior column. Certain of these notes have been repaid or retired, including through the exchange of stock or other securities of Registrant.


         The Registrant contributed 100,000 shares, 65,000 shares, 15,000 shares and 8,750 shares of its Common Stock to the ARTRA GROUP Incorporated Employee Stock Ownership Plan (the "ESOP") effective as of December 31, 1992, 1993, 1994 and 1995 respectively. Insofar as the ESOP is a noncontributory plan, the Registrant has relied upon releases and no action letters of the Commission that provide that the issuance by a registrant of its stock in such circumstances does not constitute a "sale" subject to registration under the Securities Act of 1933. Effective August 1, 1995, the Company terminated the ESOP and completed the distribution of its ARTRA common shares to the participants in 1996.

Item 16.          Exhibits and Financial Statement Schedules.

            (a)   Exhibits

                        ** 2.1 Debtor's Amended Chapter 11 Plan of New Dimensions Accessories, Ltd. filed on February 16, 1993 in the United States Bankruptcy Court for the Southern District of New York filed as an exhibit to Registrant's Form 8-K dated February 18, 1993 and incorporated by reference herein.

                        ** 2.2 Voluntary Petition of New Dimensions Accessories, Ltd. (for reorganization under Chapter 11 of the Bankruptcy Code) filed February 5, 1993 in the United States Bankruptcy Court for the Southern District of New York filed as an exhibit to Registrant's Form 8-K dated February 18, 1993 and incorporated by reference herein.

                        ** 2.3 Debtor's Amended Chapter 11 Plan, As Modified, of New Dimensions Accessories, Ltd. dated March 9, 1993 With Proposed Modifications dated March 26, 1993, as filed in the United States Bankruptcy Court for the Southern District of New York, filed as an exhibit to Registrant's Form 8-K dated May 17, 1993 and incorporated by reference herein.

                        ** 2.4 Second Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code of New Dimensions Accessories, Ltd. filed as an exhibit to Registrant's Form 8-K dated May 17, 1993 and incorporated by reference herein.

                        ** 2.5 Notice of Entry of Order Confirming Second Amended Plan of Reorganization as Modified dated April 9, 1993 filed as an exhibit to Registrant's Form 8-K dated May 17, 1993 and incorporated by reference herein.

                        ** 2.6 Amended Disclosure Statement dated as February 16, 1993, of New Dimensions Accessories, Ltd.. Pursuant to Section 1125 of the Bankruptcy Code filed as an exhibit to Registrant's Form 8-K dated February 18, 1993 and incorporated by reference herein.

                        ** 3.1 Amended and Restated Articles of Incorporation of the Registrant as filed in the Department of State of Pennsylvania on December 21, 1990 filed as an exhibit to Registrant's Form 10-K for the year ended December 31, 1990 and incorporated herein by reference.

                        ** 3.2 Bylaws of the Registrant, amended as of July 24, 1990, filed as an exhibit to Registrant's Form 10-K for the year ended December 31, 1990 and incorporated by reference herein.

                        ** 3.3 Statement with Respect to Shares of Series A Preferred Stock of Registrant, filed as an exhibit to Registrant's Form 10-K for the year ended December 30, 1993 and incorporated by reference herein.

                         ** 3.4 Statement with Respect to Rights and Preferences Series B Preferred Stock of Registrant, filed as an exhibit to Registrant's Form 10-K for the year ended December 30, 1993 and incorporated by reference herein.

                         ** 4.1     Form     of   Registrant's   Common    Stock
                                    Certificate.

                         ** 4.2     Form of Registrant's Warrant.

                            5.1     Opinion of Kwiatt, Silverman & Ruben, Ltd.


                        ** 10.1 THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 17, 1997, by and between BAGCRAFT CORPORATION OF AMERICA, as Borrower and GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and as Lender.

                        ** 10.2 FOURTH AMENDMENT TO WARRANT dated as of July 17, 1997, by and between BAGCRAFT CORPORATION OF AMERICA and GENERAL ELECTRIC CAPITAL CORPORATION.

                        ** 10.3 FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 25, 1997, by and between BAGCRAFT CORPORATION OF AMERICA, as Borrower and GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and as Lender.

                        ** 10.4 TERM PROMISSORY NOTE , dated as of June 10, 1997, between ARTRA GROUP Incorporated and Howard R. Conant.

                        ** 10.5 WARRANT TO PURCHASE COMMON STOCK of ARTRA GROUP Incorporated, dated June 10, 1997, issued to Howard R. Conant.


                        ** 10.6 SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 15, 1997, by and between BAGCRAFT CORPORATION OF AMERICA, as Borrower and GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and as Lender.

                        ** 10.7 THIRD AMENDMENT TO WARRANT dated as of May 15, 1997, by and between BAGCRAFT CORPORATION OF AMERICA and GENERAL ELECTRIC CAPITAL CORPORATION.

                        ** 10.8 TERM PROMISSORY NOTE , dated as of April 21, 1997, between ARTRA GROUP Incorporated and Howard R. Conant.

                        ** 10.9 AMENDED AND RESTATED STOCK PLEDGE AGREEMENT, dated as of April 21, 1997, between Fill-Mor Holding, Inc., a wholly-owned subsidiary of ARTRA GROUP Incorporated and Howard R. Conant.

                        ** 10.10 WARRANT TO PURCHASE COMMON STOCK of ARTRA GROUP Incorporated, dated April 21, 1997, issued to Howard R. Conant.

                        ** 10.11 FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 5, 1997, by and between BAGCRAFT CORPORATION OF AMERICA, as Borrower and GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and as Lender.

                        ** 10.12 SECOND AMENDMENT TO WARRANT dated as of May 5, 1997, by and between BAGCRAFT CORPORATION OF AMERICA and GENERAL ELECTRIC CAPITAL CORPORATION.

                       ** 10.13    Term Promissory Note , dated as of March 26,
                                    1997,  between ARTRA GROUP  Incorporated and
                                    Howard R. Conant.

                        ** 10.14 Term Promissory Note, dated as of March 26, 1997, between ARTRA GROUP Incorporated and Stephalex International, Inc.

                        ** 10.15    Option  Agreement,  dated  as of  March  26,
                                    1997,    by   and   between    ARTRA   GROUP
                                    Incorporated and Howard R. Conant.

                        ** 10.16 Option Agreement, dated as of March 26, 1997, by and between ARTRA GROUP Incorporated and Stephalex International, Inc.

                        ** 10.17 AMENDED AND RESTATED CREDIT AGREEMENT, Dated as of December 30, 1996, by and among BAGCRAFT CORPORATION OF AMERICA, as Borrower and GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and as Lender.

                        ** 10.18 AMENDED AND RESTATED WARRANT To Purchase Common Stock of BAGCRAFT CORPORATION OF AMERICA (Warrant No. 2).

                        ** 10.19 SETTLEMENT AND RELEASE AGREEMENT, dated as of December 19, 1996, by and among ARTRA GROUP Incorporated, Fill-Mor Holding, Inc. and Peter R. Harvey, COMFORCE Corporation, James L. Paterek, Michael Ferrentino, Christopher P. Franco and Kevin W. Kiernan and Kwiatt, Silverman & Ruben, Ltd.

                        ** 10.20 LOCK-UP AGREEMENT, dated December 19, 1996, re. sale of COMFORCE common stock.

                        ** 10.21 Note Purchase Agreement dated February 20, 1996 by and among ARTRA Group Incorporated Fill-Mor Holding, Inc. and Westminster Capital, Inc. in the amount of $1,200,000.

                        ** 10.22 Note Purchase Agreement dated February 20, 1996 by and among ARTRA Group Incorporated, Fill-Mor Holding, Inc. and Norton Herrick in the amount of $1,200,000.

                        ** 10.23 Registration Rights Agreement dated February 20, 1996 by and among ARTRA Group Incorporated and Westminster Capital, Inc. re: Purchase of a Secured Convertible Promissory Note.

                        ** 10.24 Registration Rights Agreement dated February 20, 1996 by and among ARTRA Group Incorporated and Norton Herrick re: Purchase of a Secured Convertible Promissory Note.

                        ** 10.25 Form Of Promissory Note re: December 1995, Private Placement of twelve percent (12%) convertible subordinated promissory notes.

                        ** 10.25    Form Of Warrant To Purchase Common Stock re:
                                    July,  1996  Private   Placement  of  twelve
                                    percent (12%) promissory notes due April 15, 1997 for 378,750 ARTRA common shares.

                        ** 10.26 Form Of Promissory Note re: July, 1996 Private Placement of twelve percent (12%) promissory notes due April 15, 1997.

                        ** 10.27 Letter Agreement dated February 26, 1996 by and among ARTRA Group Incorporated, ARTRA Subsidiary, Inc., BCA Holdings, Inc., Peter and Jean Harvey, and Bank of America Illinois, re. certain Purchase and Sale
                                    Agreement and Assignment between the Bank and Arabella S.A., a Luxembourg holding company.

                        ** 10.28 Purchase and Sale Agreement and Assignment, dated as of February 26, 1996, by and between Bank of America Illinois (the "Seller") and Arabella S.A., a Luxembourg holding company (the "Purchaser").

                        ** 10.29 Letter Agreement dated February 26, 1996 by and among ARTRA Group Incorporated and Arabella S.A., a Luxembourg holding company, re. purchase of certain indebtedness by Arabella (the "Purchaser") from Bank of America Illinois (the "Seller").


                        ** 10.30 Amended and Restated Promissory Note, dated February 26, 1996 made by BCA Holdings, Inc. in favor of Arabella S.A.

                        ** 10.31 Option to Purchase Shares of Common Stock of Bagcraft Corporation of America sold by BCA Holdings, Inc. to Arabella S.A.

                        ** 10.32    Preferred   Stock   Agreement  made  by  and
                                    between  BCA  Holdings   Inc.  and  Bagcraft
                                    Corporation of America.

                        ** 10.33 Preferred Stock Exchange Agreement, dated as of January 31, 1996 by and between Ozite Corporation, BCA Holdings Inc. and Bagcraft Corporation of America.

                        ** 10.34 Limited Consent and Sixth Amendment to Credit Agreement, dated as of February 1, 1996 between Bagcraft Corporation of America and General Electric Capital Corporation.

                        ** 10.35 Asset Purchase Agreement made as of the 28th day of September, 1995, by and among Arcar Graphics, Inc., an Illinois corporation ("Arcar" or "Seller"), BCA Holdings, Inc., a Delaware corporation ("BCA"), Bagcraft Corporation of America, a Delaware corporation ("BCA" and, collectively with BCA, "Bagcraft"), ARTRA Group Incorporated, a Pennsylvania corporation ("ARTRA"), and Arcar Acquisition Corp., a Delaware corporation ("Buyer").

                        ** 10.36 Limited Release, dated October 30, 1995, between NatWest Bank N. A. ("Releasor"), and ARTRA Group Incorporated and Peter R. Harvey ("Releasee").

                        ** 10.37 Stock Purchase Agreement, Dated September 11, 1995 by and Among Spectrum Technologies, Inc., The Lori Corporation, COMFORCE Corp.; ARTRA Group Incorporated, Peter R. Harvey, Marc L. Werner, James L. Paterek, Michael Ferrentino, and Christopher P. Franco.

                        ** 10.38 Letter Agreement dated June 29, 1995, regarding employment or consulting services between The Lori Corporation, ARTRA Group Incorporated, James L. Paterek, Michael Ferrentino, and Christopher P. Franco.

                        ** 10.39 Assignment Agreement, dated and effective March 31, 1995, by and among IBJ Schroder Bank & Trust Company, The Lori Corporation, Lawrence Jewelry Co., Lawrence Jewelry Corporation, New Dimensions Accessories Ltd., Rosecraft, Inc., Fill-Mor Holding, Inc., ARTRA Group Incorporated and Alexander Verde.

                        ** 10.40 Registration and Settlement Agreement dated as of March 31, 1995 by and between ARTRA Group Incorporated and IBJ Schroder Bank &
                                    Trust   Company.

                        ** 10.41 Amended Settlement Agreement by and among The Lori Corporation, Lawrence Jewelry Co., Lawrence Jewelry Corporation, New Dimensions Accessories Ltd. (formerly known as R.N. Koch, Inc.), Rosecraft, Inc., Fill- Mor Holding, Inc., ARTRA Group Incorporated and IBJ Schroder Bank & Trust Company, dated as of December 23, 1994.

                        ** 10.42 Loan Agreement, dated as of December 23, 1994, by and among ARTRA Group Incorporated and McGoodwin James & Co.

                        ** 10.43 Settlement Agreement dated August 18, 1994 by among The Lori Corporation, Lawrence Jewelry Co., Lawrence Jewelry Corporation, New Dimensions Accessories, Ltd., Rosecraft, Inc., Fill-Mor Holding, Inc., ARTRA Group Incorporated and IBJ Schroder Bank & Trust Company, dated as of August 18, 1994.

                        ** 10.44 Pledge and Security Agreement between The Lori Corporation and IBJ Schroder Bank & Trust Company dated as of August 18, 1994.

                        ** 10.45 Pledge and Security Agreement between Lawrence Jewelry Co. and IBJ Schroder Bank & Trust Company dated as of August 18, 1994.

                        ** 10.46 Pledge and Security Agreement between Lawrence Jewelry Corporation and IBJ Schroder Bank & Trust Company dated as of August 18, 1994.

                        ** 10.47 Pledge and Security Agreement between New Dimensions Accessories, Ltd. and IBJ Schroder Bank & Trust Company dated as of August 18, 1994.

                        ** 10.48 Pledge and Security Agreement between Rosecraft, Inc. and IBJ Schroder Bank & Trust Company dated as of August 18, 1994.

                        ** 10.49 Pledge and Security Agreement between Fill-Mor Holding, Inc. and IBJ Schroder Bank & Trust Company dated as of August 18, 1994.

                        ** 10.50 Subordinated Promissory Note dated December 31, 1993 in the original principal amount of $3,000,000 from Registrant to the Research Center of Kabbalah.

                            23.1    Consent of Kwiatt, Silverman & Ruben, Ltd.

                            23.2    Consent of Coopers & Lybrand  L.L.P.


                         ** 11.1 Computation of earnings per share and equivalent share of common stock for each of the three years in the period ended December 26, 1996.

                         ** 11.2 Computation of earnings per share and equivalent share of common stock for the six months ended June 26, 1997 and June 27, 1997


                         ** 21.1    Subsidiaries.


                         ** 24.1 Powers of Attorney (included on page II-14 of this Registration Statement.)


                         ** 99.2 Fourth Amended Complaint filed July 18, 1995 in the case of ARTRA GROUP Incorporated v. Salomon Brothers Holding Company Inc., et al. in the Circuit Court of the Eighteenth Judicial Circuit for the State of Illinois.

                         ** 99.3 Joint Memorandum of Points and Authorities of Salomon Defendants sent to the Honorable Michael Galasso of the Circuit Court of the Eighteenth Judicial Circuit for the State of Illinois in the case of ARTRA GROUP Incorporated v. Salomon Brothers Holding Company Inc., et al.

                         ** 99.4 Complaint filed September 24, 1991 in the case of The Sherwin-Williams Company v. ARTRA GROUP Incorporated, et al. in the United States District Court for the District of Maryland.

                         ** 99.5 Answer, Counterclaim and Crossclaim of Registrant filed June 3, 1992 in the case of The Sherwin-Williams Company v. ARTRA GROUP Incorporated, et al.

                         ** 99.6 Second Amended Verified Complaint filed August 7, 1995 in the Supreme Court of New York in the case of Philip Elghanian v. Peter Harvey, Jeffrey Newman, Artra Group Inc., et al.

                          ** 99.7 Complaint dated June 14, 1995 filed in the United States District Court for the Northern District of Illinois in the case of Tartan Resources v. A. G. Holding Corp., et al.

                          ** 99.8 Complaint filed in the Circuit Court of Cook County, Illinois in the case of City of Chicago v. NL Industries, Inc. and ARTRA GROUP Incorporated.

                          ** 99.9   March 17, 1993 Judgment  against ARTRA GROUP
                                    Inc.   in  the   case  SW   Assoc.   Limited
                                    Partnership v. ARTRA GROUP Inc.

                          ** 99.10 Third-Party Complaint and Counterclaim of Registrant in the case of City of Chicago v. NL Industries, Inc. and ARTRA GROUP Incorporated.

                          ** 99.11 Complaint filed in the Circuit Court of Cook County, Illinois in the case of People of the State of Illinois v. NL Industries, Inc. and ARTRA GROUP Inc., et al.

                          ** 99.12 Notice of Potential Liability dated November 17, 1995 sent to ARTRA GROUP Inc. by the United States Environmental Protection Agency regarding the Dutch Boy facility in Chicago, Illinois.

                          ** 99.13 Notice of Potential Liability dated September 30, 1993 sent by the United States Environmental Protection Agency to James Doering, President of Fill- Mor Holdings Inc., regarding Harvel Industries Corp. disposal of waste to a PSC Resources Site in Palmer, Massachusetts.

                          ** 99.14 Subsequent Notice of Potential Liability regarding Harvel Industries Corp. dated April 18, 1994 and sent by the United States Environmental Protection Agency to John Conroy, Vice President of Registrant.

                          ** 99.15 Complaint filed December 6, 1994 in the U.S. District Court for the Northern District of Indiana (Ninth Ave Remedial Group v. Bagcraft et al).

                          ** 99.16 Notice of Violation dated November, 1995 issued by the U.S. EPA against Bagcraft regarding alleged violations of the Clean Air Act and related regulations at the Chicago Facility.
                                    ----------------------

                           * To be filed by amendment.
                           ** Previously filed

                           (b) Financial Statement Schedules. Set forth below is a list of the Financial Statement Schedules included as part of the Registration Statement. Schedules other than those listed are omitted as they are not applicable or required or equivalent information has been included in the financial statements or notes thereto. See "Index to Financial Statements" in the Prospectus.

                                          I.  Condensed  Financial   Information
                                              of Registrant

                                         II.  Valuation and Qualifying Accounts

Item 17. Undertakings.

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising  after  the  effective   date  of  this   Registration
                  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois, on August 29, 1997.


                                       ARTRA GROUP Incorporated
                                       (Registrant)

                                       By:  /s/ Peter R. Harvey
                                          ___________________________________
                                                Peter R. Harvey
                                                President and Chief Operating
                                                Officer




         Pursuant to the requirements of the Securities Act, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name/Signature             Title                                      Date
--------------             -----                                      ----

           *
______________________     Chairman and Chief Executive Officer
John Harvey                (Principal Executive Officer); Director


           *
______________________     Vice President and Chief Financial Officer
James D. Doering           (Principal Financial Officer)


           *
______________________
Lawrence D. Levin          Controller (Principal Accounting Officer)


           *
______________________
Peter R. Harvey             Director


           *
______________________
Gerard M. Kenny             Director





* By:  /s/ Lawrence D. Levin
       ______________________________
         Lawrence D. Levin
         Attorney-in-fact                                        August 29, 1997

                                                Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    EXHIBITS

                                   Filed With

                                    FORM S-1
                             REGISTRATION STATEMENT

                        Under The Securities Act of 1933

                              --------------------



                            ARTRA GROUP INCORPORATED
             (Exact name of registrant as specified in its charter)